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                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                            DATED AS OF JUNE 24, 2005

                                      AMONG

                           COVANTA ENERGY CORPORATION,

                         DANIELSON HOLDING CORPORATION,
                                 AS A GUARANTOR,

               CERTAIN SUBSIDIARIES OF COVANTA ENERGY CORPORATION,
                                 AS GUARANTORS,

                                VARIOUS LENDERS,

                                 CREDIT SUISSE,
                             CAYMAN ISLANDS BRANCH,
                AS JOINT LEAD ARRANGER AND CO-SYNDICATION AGENT,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                  AS JOINT LEAD ARRANGER, CO-SYNDICATION AGENT,
                   ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                              JPMORGAN CHASE BANK,
              AS CO-DOCUMENTATION AGENT, REVOLVING ISSUING BANK AND
                            A FUNDED LC ISSUING BANK,

                               UBS SECURITIES LLC
                            AS CO-DOCUMENTATION AGENT

                            UBS AG, STAMFORD BRANCH,
                           AS A FUNDED LC ISSUING BANK

                                       AND

                             CALYON NEW YORK BRANCH
                            AS CO-DOCUMENTATION AGENT

                  $715,000,000 SENIOR SECURED CREDIT FACILITIES

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                                TABLE OF CONTENTS
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                                                                                                                PAGE
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
SECTION 1. DEFINITIONS AND INTERPRETATION.....................................................................     2

           1.1. Definitions...................................................................................     2
           1.2. Accounting Terms..............................................................................    40
           1.3. Interpretation, etc...........................................................................    41

SECTION 2. LOANS AND LETTERS OF CREDIT........................................................................    41

           2.1. Term Loans....................................................................................    41
           2.2. Revolving Loans...............................................................................    41
           2.3. Swing Line Loans..............................................................................    43
           2.4. Issuance of Letters of Credit and Purchase of Participations Therein..........................    45
           2.5. Pro Rata Shares; Availability of Funds........................................................    55
           2.6. Use of Proceeds...............................................................................    55
           2.7. Evidence of Debt; Register; Lenders' Books and Records; Notes.................................    61
           2.8. Interest on Loans.............................................................................    57
           2.9. Conversion/Continuation.......................................................................    59
           2.10. Default Interest.............................................................................    59
           2.11. Fees.........................................................................................    60
           2.12. Scheduled Payments...........................................................................    61
           2.13. Voluntary Prepayments/Commitment Reductions..................................................    62
           2.14. Mandatory Prepayments/Commitment Reductions..................................................    64
           2.15. Application of Prepayments...................................................................    66
           2.16. General Provisions Regarding Payments........................................................    67
           2.17. Ratable Sharing..............................................................................    69
           2.18. Making or Maintaining Eurodollar Rate Loans..................................................    69
           2.19. Increased Costs; Capital Adequacy............................................................    71
           2.20. Taxes; Withholding, etc......................................................................    73
           2.21. Obligation to Mitigate.......................................................................    75
           2.22. Defaulting Lenders...........................................................................    76
           2.23. Removal or Replacement of a Lender...........................................................    77

SECTION 3. CONDITIONS PRECEDENT...............................................................................    78

           3.1. Closing Date..................................................................................    78
           3.2. Conditions to Each Credit Extension...........................................................    83

SECTION 4. REPRESENTATIONS AND WARRANTIES.....................................................................    84

           4.1. Organization; Requisite Power and Authority; Qualification....................................    84
           4.2. Capital Stock and Ownership...................................................................    84
           4.3. Due Authorization.............................................................................    85
           4.4. No Conflict...................................................................................    85
           4.5. Governmental Consents.........................................................................    85

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
           4.6. Binding Obligation............................................................................    85
           4.7. Historical Financial Statements...............................................................    85
           4.8. Projections...................................................................................    86
           4.9. No Material Adverse Change....................................................................    86
           4.10. No Restricted Junior Payments................................................................    86
           4.11. Adverse Proceedings, etc.....................................................................    86
           4.12. Payment of Taxes.............................................................................    86
           4.13. Properties...................................................................................    87
           4.14. Environmental Matters........................................................................    87
           4.15. No Defaults..................................................................................    88
           4.16. Material Contracts...........................................................................    88
           4.17. Governmental Regulation......................................................................    88
           4.18. Margin Stock.................................................................................    88
           4.19. Employee Matters.............................................................................    88
           4.20. Employee Benefit Plans.......................................................................    88
           4.21. Certain Fees.................................................................................    89
           4.22. Solvency.....................................................................................    89
           4.23. Related Agreements...........................................................................    89
           4.24. Disclosure...................................................................................    90
           4.25. Patriot Act..................................................................................    90
           4.26. Financing Statements.........................................................................    90

SECTION 5. AFFIRMATIVE COVENANTS..............................................................................    91

           5.1. Financial Statements and Other Reports........................................................    91
           5.2. Existence.....................................................................................    94
           5.3. Payment of Taxes and Claims...................................................................    94
           5.4. Maintenance of Properties.....................................................................    94
           5.5. Insurance.....................................................................................    95
           5.6. Inspections...................................................................................    95
           5.7. Lenders Meetings..............................................................................    95
           5.8. Compliance with Laws..........................................................................    96
           5.9. Environmental.................................................................................    96
           5.10. Subsidiaries.................................................................................    98
           5.11. Additional Material Real Estate Assets.......................................................    99
           5.12. Interest Rate Protection.....................................................................    99
           5.13. Further Assurances...........................................................................    99
           5.14. Miscellaneous Business Covenants.............................................................   100
           5.15. Cash Management Systems......................................................................   100
           5.16. Insurance Regulatory Account.................................................................   101
           5.17. Plan of Reorganization Account...............................................................   101
           5.18. Post Closing Matters.........................................................................   101

SECTION 6. NEGATIVE COVENANTS.................................................................................   101

           6.1.  Indebtedness.................................................................................   101
           6.2.  Liens........................................................................................   108

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
           6.3.  [Intentionally left blank]...................................................................    110
           6.4.  No Further Negative Pledges..................................................................    110
           6.5.  Restricted Junior Payments...................................................................    111
           6.6.  Restrictions on Subsidiary Distributions.....................................................    113
           6.7.  Investments..................................................................................    113
           6.8.  Financial Covenants..........................................................................    116
           6.9.  Fundamental Changes; Disposition of Assets; Acquisitions.....................................    122
           6.10. Disposal of Subsidiary Interests.............................................................    123
           6.11. Prohibition on Sales and Lease-Backs.........................................................    124
           6.12. Transactions with Shareholders and Affiliates................................................    124
           6.13. Conduct of Business..........................................................................    124
           6.14. Amendments or Waivers of Certain Related Agreements..........................................    125
           6.15. Amendments or Waivers with respect to MSW Notes, MSW Refinancing Notes, ARC Notes, ARC
                 Refinancing Notes, New MSW Notes and New ARC Notes...........................................    125
           6.16. Amendments or Waivers of the Second Lien Credit Agreement and Second Lien Notes Indenture....    125
           6.17. Fiscal Year..................................................................................    126

SECTION 7. GUARANTY...........................................................................................    126

           7.1. Guaranty of the Obligations...................................................................    126
           7.2. Contribution by Guarantors....................................................................    126
           7.3. Payment by Guarantors.........................................................................    127
           7.4. Liability of Guarantors Absolute..............................................................    127
           7.5. Waivers by Guarantors.........................................................................    129
           7.6. Guarantors' Rights of Subrogation, Contribution, etc..........................................    129
           7.7. Subordination of Other Obligations............................................................    130
           7.8. Continuing Guaranty...........................................................................    130
           7.9. Authority of Guarantors or Company............................................................    131
           7.10. Financial Condition of Company...............................................................    131
           7.11. Bankruptcy, etc..............................................................................    131
           7.12. Discharge of Guaranty Upon Sale of Guarantor.................................................    132

SECTION 8. EVENTS OF DEFAULT..................................................................................    132

           8.1. Events of Default.............................................................................    132

SECTION 9. AGENTS.............................................................................................    135

           9.1. Appointment of Agents.........................................................................    135
           9.2. Powers and Duties.............................................................................    136
           9.3. General Immunity..............................................................................    136
           9.4. Agents Entitled to Act as Lender..............................................................    138
           9.5. Lenders' Representations, Warranties and Acknowledgment.......................................    138
           9.6. Right to Indemnity............................................................................    138
           9.7. Successor Administrative Agent and Swing Line Lender..........................................    139

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
           9.8. Collateral Documents and Guaranty.............................................................    140

SECTION 10. MISCELLANEOUS.....................................................................................    140

           10.1. Notices......................................................................................    140
           10.2. Expenses.....................................................................................    141
           10.3. Indemnity....................................................................................    141
           10.4. Set-Off......................................................................................    142
           10.5. Amendments and Waivers.......................................................................    143
           10.6. Successors and Assigns; Participations.......................................................    145
           10.7. Independence of Covenants....................................................................    148
           10.8. Survival of Representations, Warranties and Agreements.......................................    149
           10.9. No Waiver; Remedies Cumulative...............................................................    149
           10.10. Marshalling; Payments Set Aside.............................................................    149
           10.11. Severability................................................................................    149
           10.12. Obligations Several; Independent Nature of Lenders' Rights..................................    149
           10.13. Headings....................................................................................    150
           10.14. APPLICABLE LAW..............................................................................    150
           10.15. CONSENT TO JURISDICTION.....................................................................    150
           10.16. WAIVER OF JURY TRIAL........................................................................    150
           10.17. Confidentiality.............................................................................    151
           10.18. Usury Savings Clause........................................................................    152
           10.19. Counterparts................................................................................    152
           10.20. Effectiveness...............................................................................    152
           10.21. Patriot Act.................................................................................    152
           10.22. Electronic Execution of Assignments.........................................................    153

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APPENDICES:   A-1       Term Loan Commitments
              A-2       Revolving Commitments
              A-3       Funded Letter of Credit Commitments
              B         Notice Addresses

SCHEDULES:    1.1(a)    Certain Adjustments to Financial Covenant Definitions
              1.1(b)    Closing Date Excluded Subsidiaries
              1.1(c)    Existing Letters of Credit
              1.1(d)    Closing Date Foreign Subsidiaries
              1.1(e)    Detroit Letters of Credit
              1.1(f)    Transition Costs
              2.4(f)    Allocation of Credit Linked Deposits
              3.1(d)    Certain Closing Date Indebtedness Events
              3.1(h)    Closing Date Mortgaged Properties
              4.1       Jurisdictions of Organization
              4.2       Capital Stock and Ownership
              4.13      Real Estate Assets
              4.17      Material Contracts
              5.15      Cash Management Systems
              5.18      Post Closing Matters
              6.1       Certain Indebtedness
              6.2       Certain Liens
              6.7       Certain Investments
              6.9-A     Certain Permitted Asset Sales
              6.9-B     Foreign Subsidiary Restructuring
              6.12      Certain Affiliate Transactions

EXHIBITS:     A-1       Funding Notice
              A-2       Conversion/Continuation Notice
              A-3       Issuance Notice
              B-1       Term Loan Note
              B-2       Revolving Loan Note
              B-3       Swing Line Note
              C         Compliance Certificate
              D-1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
              D-2       Opinion of LeBoeuf, Lamb, Greene & MacRae LLP
              D-3       Opinion of Mr. Timothy Simpson
              E         Assignment Agreement
              F         Certificate Re Non-bank Status
              G-1       Closing Date Certificate
              G-2       Solvency Certificate
              H         Counterpart Agreement
              I-1       Pledge and Security Agreement
              I-2       Holdings Pledge Agreement
              J         Mortgage
              K         Intercreditor Agreement

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                                CREDIT AGREEMENT

            This CREDIT AND GUARANTY AGREEMENT, dated as of June 24, 2005 is entered into by and among COVANTA ENERGY CORPORATION, a Delaware corporation ("COMPANY"), DANIELSON HOLDING CORPORATION, a Delaware corporation ("HOLDINGS"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP") and CREDIT SUISSE, CAYMAN ISLANDS BRANCH ("CREDIT SUISSE" together with GSCP, as Joint Lead Arrangers in such capacities, the "JOINT LEAD ARRANGERS"), as Joint Book Runners (in such capacities, "JOINT BOOK RUNNERS"), and as Co-Syndication Agents (in such capacities, "CO-SYNDICATION AGENTS"), GSCP, as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT") and as Collateral Agent (together with its permitted successor in such capacity, "COLLATERAL AGENT"), JPMORGAN CHASE BANK ("JPMC"), UBS SECURITIES LLC ("UBSS") and CALYON NEW YORK BRANCH ("CALYON" together with JPMC and UBSS as Co-Documentation Agents in such capacities, "CO-DOCUMENTATION AGENTS") and JPMC, as a Revolving Issuing Bank and a Funded LC Issuing Bank, and UBS AG, STAMFORD BRANCH ("UBS") as a Funded LC Issuing Bank.

                                    RECITALS:

      WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof.

      WHEREAS, Lenders have agreed to extend certain credit facilities to Company, in an aggregate amount not to exceed $715,000,000, consisting of (i) $275,000,000 in aggregate principal amount of Term Loans to be borrowed on the Closing Date and (ii) $100,000,000 in aggregate principal amount of Revolving Commitments and (iii) up to $340,000,000 in aggregate face amount of Funded Letters of Credit. The proceeds of the Term Loans will be used to fund, in part, the acquisition (the "ACQUISITION") of American Ref-Fuel Holdings Corp. (together with its Subsidiaries, the "ACQUIRED BUSINESS"), to refinance approximately $310,000,000 of the Existing Indebtedness of Company and its Subsidiaries (the "REFINANCING"), and to pay the related fees, commissions, premiums and expenses. The proceeds under the Revolving Loan will be used, after the Closing Date, for permitted Consolidated Capital Expenditures and Permitted Acquisitions to pay MSW Put-Related Costs (any such proceeds used for such purpose, the "PUT LOANS") in aggregate amount not to exceed $25,000,000, to fund Restricted Junior Payments permitted hereunder, for Permitted Acquisitions and to provide for ongoing working capital requirements of Company and its Subsidiaries and for general corporate purposes. The Funded Letters of Credit will be used to support obligations of Company and its Subsidiaries under waste-to-energy projects and other Contractual Obligations of Company and its Subsidiaries and for other general corporate purposes of Company and its Subsidiaries.

      WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including to the extent permitted by existing Contractual Obligations and regulatory limitations binding on Company or any of its Subsidiaries, a pledge of all of the Capital Stock of each of its Domestic Subsidiaries directly owned by it and 65% of all the Capital Stock of each

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of its Foreign Subsidiaries directly owned by it (except to the extent expressly provided in Section 3.1(i)(iv) and the Pledge and Security Agreement); and

      WHEREAS, Guarantors, have agreed to guarantee the obligations of Company hereunder and to the extent permitted by existing Contractual Obligations and regulatory limitations, binding on Company or any of its Subsidiaries, to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including (to the extent so permitted) a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries directly owned by them (including in the case of Holdings, Company) and 65% of all the Capital Stock of each of their respective Foreign Subsidiaries directly owned by them (except to the extent expressly provided in Section 3.1(i)(iv) and the Pledge and Security Agreement) and all intercompany debt.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

      1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

            "ACQUIRED BUSINESS" as defined in the Recitals.

            "ACQUISITION" as defined in the Recitals.

            "ACT" as defined in Section 4.25.

            "ADJUSTED COMPANY OPERATING CASH FLOW" means, for any Fiscal Quarter and without duplication, (a) Company Cash Flow for such Fiscal Quarter, minus, to the extent that each is reflected in such Company Cash Flow, (b), the sum of
(i) cash proceeds from Asset Sales, capital contributions or issuances of Capital Stock (or any other payments from Holdings) or the incurrence of Indebtedness or any proceeds otherwise attributable to extraordinary gains or other non-recurring items, plus (ii) Net Insurance/Condemnation Proceeds, plus
(iii) returns of invested capital upon liquidation, sale or other similar extraordinary return of an Investment, minus (c) any Cash or Cash Equivalents that are subject to a Lien (other than a Lien created under the Collateral Documents or the collateral documents relating to the Second Lien Notes Indenture or the Second Lien Credit Agreement), plus (d) payments (or intercompany loans) made by Company to or on behalf of its Subsidiaries for Investments incurred in connection with intercompany loans permitted under Sections 6.1(d), (e) (other than subsections (i)(A), (i)(B) and (i)(D) thereof) and (t) or Investments incurred pursuant to Sections 6.7(g) and (n)(ii), plus
(e) (but only to the extent that since the Closing Date the aggregate of all amounts added to pursuant to this clause (e) does not exceed by more than $75,000,000 the aggregate of all amounts deducted pursuant to clause (f) of this definition) to the extent permitted hereunder any out of pocket expenses, costs and other similar payments made by Company or its Subsidiaries to third parties in connection with the construction of any Expansion owned by a Subsidiary of Company, minus (f) any cash received in connection with the construction of any Expansion owned by a Subsidiary of Company, plus (g) payments made by Company or any of its

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Subsidiaries for MSW Put-Related Costs, plus (h) any payment of Company Cash
Interest Expense, plus (i) any payment of principal of Company Total Debt.

            "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan or Credit Linked Deposit, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Credit Suisse for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan or Credit Linked Deposit, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

            "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

            "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

            "AFFECTED ENTITIES" shall mean the collective reference to Covanta Warren Energy Resource Corp. L.P., Covanta Warren Holdings I, Inc., Covanta Warren Holdings II, Inc. (collectively the "COVANTA WARREN ENTITIES") and Magellan Cogeneration Inc. in each case only for so long as such Person continues to be the subject of a proceeding under applicable bankruptcy or insolvency law.

            "AFFECTED LENDER" as defined in Section 2.18(b).

            "AFFECTED LOANS" as defined in Section 2.18(b).

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            "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "AGENT" means each of the Co-Syndication Agents, Administrative Agent, Collateral Agent and Co-Documentation Agents.

            "AGGREGATE AMOUNTS DUE" as defined in Section 2.17.

            "AGGREGATE PAYMENTS" as defined in Section 7.2.

            "AGREEMENT" means this Credit and Guaranty Agreement, dated as of June 24, 2005, as it may be amended, supplemented or otherwise modified from time to time.

            "APPLICABLE MARGIN" means

            (i) with respect to Revolving Loans that are Eurodollar Rate Loans,
(a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the first full Fiscal Quarter ending after the Closing Date, 3.00% per annum; and (b) thereafter, a percentage per annum, determined by reference to Company Leverage Ratio in effect from time to time as set forth below:

COMPANY LEVERAGE              APPLICABLE MARGIN FOR REVOLVING LOANS
     RATIO                              (EURODOLLAR LOANS)
------------------            -------------------------------------
  > or = 4.25:1.00                            3.00%

  < 4.25:1.00
  > or = 3.50:1.00                            2.75%

  < 3.50:1.00                                 2.50%

and (ii) with respect to Swing Line Loans and Revolving Loans that are Base Rate Loans, an amount equal to the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus 1.00% per annum; and (iii) with respect to the Term Loans that are Eurodollar Rate Loans, and Funded Letters of Credit and Credit Linked Deposits, 3.00% per annum and (iv) with respect to Term Loans that are Base Rate Loans, 2.00% per annum. No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a

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Compliance Certificate pursuant to Section 5.1(d) calculating the Company
Leverage Ratio. At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Company Leverage Ratio were in excess of 4.25:1.00 until such time as each failure is cured. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

            "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Loan or a Credit Linked Deposit, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan or a Credit Linked Deposit shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans or a Credit Linked Deposit shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

            "ARC INDENTURE" means that certain Indenture, dated as of May 1, 2003, between American Ref-Fuel Company LLC and Wachovia Bank, National Association as supplemented by the First Supplemental Indenture, dated as of May 1, 2003 between American Ref-Fuel Company LLC and Wachovia Bank, National Association.

            "ARC LLC" means American Ref-Fuel Company LLC, a Delaware limited liability company.

            "ARC NOTES" means the "Notes" as defined in the ARC Indenture.

            "ARC REFINANCING INDENTURE" means a trust indenture in form and substance reasonably satisfactory to Administrative Agent pursuant to which any ARC Refinancing Notes may be issued in accordance with the terms of this Agreement, as such indenture may be further amended, restated, supplemented, modified, extended, renewed or replaced from time to time in accordance with
Section 6.15 of this Agreement.

            "ARC REFINANCING NOTES" as defined in Section 6.1(n).

            "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Company's or any of its Subsidiaries' businesses,

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assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible (other than Cash), whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Company's Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business, (excluding any such sales by operations or divisions discontinued), and (ii) Excluded Asset Sales.

            "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent and Company.

            "ASSIGNMENT EFFECTIVE DATE" as defined in Section 10.6(b).

            "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chief executive officer, general counsel, chief financial officer, chief accounting officer or treasurer.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

            "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

            "BENEFICIARY" means each Agent, Issuing Bank, Lender and Lender Counterparty.

            "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans or Credit Linked Deposit, the term "BUSINESS DAY" shall mean any day which is a Business Day described in clause
(i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

            "CALYON" as defined in the preamble hereto.

            "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent

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ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing from the issuer thereof.

            "CASH" means money, currency or a credit balance in any demand or Deposit Account.

            "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, and (b) has net assets of not less than $500,000,000; (vi) any repurchase agreement having a term of 30 days or less entered into with any commercial banking institution satisfying the criteria set forth in clause (iv) which is secured by a fully perfected security interest in any obligation of the type described in clause (i), above, (vii) securities and investments held by Foreign Subsidiaries pursuant to the requirements of Project documents to which they are a party, (viii) other investment-grade instruments and securities held by Foreign Subsidiaries, (ix) auction rate securities or auction rate preferred stock having a rate reset frequency of less than ninety (90) days and having, at the time of the acquisition thereof, a rating of at least A from S&P or from Moody's and (x) such other securities and investments held by Excluded Subsidiaries and Foreign Subsidiaries as Company and Administrative Agent may agree.

            "CASH FLOW COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) the sum of (A) Adjusted Company Operating Cash Flow (as calculated pursuant to the proviso below) plus (B) transition costs of the type and maximum aggregate amount set out on Schedule 1.1(f) incurred in connection with integration of the Acquired Business in such four Fiscal Quarter period to
(ii) Company Cash Interest Expense, in each case for the four Fiscal Quarters of Company ending on such date taken as a single accounting period; provided that Adjusted Company Operating Cash Flow for such four Fiscal Quarter period shall be calculated by adding (1) Adjusted Company Operating Cash Flow for the Fiscal Quarter ending on such date to the sum of (2) Adjusted Company Operating Cash Flow for each of the three Fiscal Quarters immediately prior to the Fiscal Quarter measured in (1) above, as set forth in the Compliance Certificate for each such Fiscal Quarter; provided further that with respect to any

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calculation period ending prior to the first anniversary of the Closing Date, the foregoing shall be subject to adjustment as set forth in Schedule 1.1(a).

            "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit F.

            "CHANGE OF CONTROL" means, at any time, (i) Holdings shall cease to beneficially own and control, directly or indirectly on a fully diluted basis, all of the economic and voting interests in the Capital Stock of Company; (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either (a) were members of the board of directors of Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors;
(iii) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than SZ Investments, LLC, Third Avenue Trust, LLC, D.E. Shaw Laminar Portfolios, LLC and EGI-FUND (05-07) Investors, L.L.C. or any of their Affiliates (a) shall have acquired beneficial ownership of 40% on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Holdings or (b) shall have obtained the power to control the board of directors (or similar governing body) of Holdings; or (iv) any "change of control" or similar event under (a) the MSW Notes, the MSW Refinancing Notes, the ARC Notes, the ARC Refinancing Notes, the New MSW Notes or the New ARC Notes that would require Company to tender for or otherwise give rise to an accelerated repayment of any such notes (except in the case of the MSW Notes to the extent directly resulting from the Acquisition) or (b) the Second Lien Credit Agreement or Second Lien Notes Indenture.

            "CLASS" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term Loan Exposure, (b) Lenders having Revolving Exposure (including Swing Line Lender) and (c) Lenders having Funded Letters of Credit Exposure, and (ii) with respect to Loans, each of the following classes of Loans: (a) Term Loans, and (b) Revolving Loans (including Swing Line Loans).

            "CLOSING DATE" means the date on which the Term Loans are made.

            "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit G-1.

            "CLOSING DATE MORTGAGED PROPERTY" as defined in Section 3.1(h).

            "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

            "COLLATERAL AGENT" as defined in the preamble hereto.

            "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Holdings Pledge Agreement, the Control Agreements, the Mortgages, the Intercreditor Agreement, and all other instruments, documents and agreements delivered by any Credit Party

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pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

            "COMMITMENT" means any Revolving Commitment, Term Loan Commitment or Funded Letter of Credit Commitment.

            "COMMODITIES AGREEMENT" means any long-term or forward purchase contract or option contract to buy, sell or exchange commodities or similar agreement or arrangement to which Company or any of its Subsidiaries is a party unless, under the terms of such ordinary course, non-speculative purchase contract, option contract agreement or arrangement Company expects to make or take delivery of all of the commodities which are the subject thereof.

            "COMPANY" as defined in the preamble hereto.

            "COMPANY CASH BALANCE" means, for the end of any Fiscal Quarter and without duplication, an amount determined for Company and its Subsidiaries in accordance with GAAP equal to (a) cash and cash equivalents reflected on the consolidated balance sheet of Company and its Subsidiaries, plus (b) Marketable Securities reflected on the consolidated balance sheet of Company and its Subsidiaries, minus (c) cash and cash equivalents of Foreign Subsidiaries of Company, minus (d) Marketable Securities of Foreign Subsidiaries of Company, minus (e) cash and cash equivalents of Domestic Subsidiaries of Company constituting part of the Acquired Business, minus (f) Marketable Securities of Domestic Subsidiaries of Company constituting part of the Acquired Business, minus (g) cash and cash equivalents of all Other Domestic Subsidiaries, minus
(h) Marketable Securities of all Other Domestic Subsidiaries. For the purposes of this definition, "cash and cash equivalents" in each of the above references shall be determined in accordance with GAAP and as set forth on the balance sheet of Company for the relevant period.

            "COMPANY CASH FLOW" means, for any Fiscal Quarter, (a) the Company Cash Balance for the end of such Fiscal Quarter minus (b) the Company Cash Balance for the end of the immediately preceding Fiscal Quarter.

            "COMPANY CASH INTEREST EXPENSE" means, for any period, the sum of
(i) total interest expense that was required to be paid in Cash by Company with respect to Company Total Debt during such period whether or not paid in such period, including all commissions, discounts and other fees and charges owed with respect to net costs under Interest Rate Agreements and (ii) other fees and charges owed with respect to letters of credit; provided that Company Cash Interest Expense shall not include Transaction Costs or Related Transaction Costs.

            "COMPANY LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) the aggregate amount of Company Total Debt at such date (other than intercompany Indebtedness that would be eliminated in consolidation) to (b) the Adjusted Company Operating Cash Flow (as calculated pursuant to the proviso below), plus transition costs of the type and maximum aggregate amount set out on Schedule 1.1(f) incurred in connection with integration of the Acquired Business for the four Fiscal Quarter period of Company ending on such date, taken

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as a single accounting period (or if such date of determination is not the last day of a Fiscal Quarter, for the four Fiscal Quarter period ending as of the last day of the most recently concluded Fiscal Quarter); provided that Adjusted Company Operating Cash Flow for such four Fiscal Quarter period shall be calculated by adding (i) Adjusted Company Operating Cash Flow for the Fiscal Quarter ending on such date to the sum of (ii) Adjusted Company Operating Cash Flow for each of the three Fiscal Quarters immediately prior to the Fiscal Quarter measured in (i) above, as set forth in the Compliance Certificate for each such Fiscal Quarter; provided further that with respect to any calculation period ending prior to the first anniversary of the Closing Date, the foregoing shall be subject to adjustment as set forth in Schedule 1.1(a).

            "COMPANY TOTAL DEBT" means, as of any date of determination, the aggregate stated balance sheet amount (but excluding unamortized premiums) of all Indebtedness of Company of the type identified in clauses (i) through (iv) of the definition of Indebtedness (other than Indebtedness owed by Company to its Subsidiaries) determined in accordance with GAAP. For the avoidance of doubt, Company Total Debt shall not include, without limitation, Performance Guarantees, Limited Recourse Debt, the MSW Notes, the ARC Notes, the New MSW Notes, the New ARC Notes, the ARC Refinancing Notes, the MSW Refinancing Notes and undrawn Letters of Credit.

            "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit C.

            "CONSOLIDATED ADJUSTED EBITDA" means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes, (d) total depreciation expense, (e) total amortization expense, (f) changes in unbilled service receivables, (g) minority interests (h) non-Cash compensation expense from the issuance of restricted stock and stock options, (i) all legal, accounting and other expenses incurred in connection with the Transactions or the Related Transactions to the extent deducted in determining Consolidated Net Income for such period and (j) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (ii) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period); provided that with respect to any calculation period ending prior to the first anniversary of the Closing Date, the foregoing shall be subject to adjustment as set forth in Schedule 1.1(a).

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "additions to plant, property and equipment" or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries. The following expenditures shall not constitute Consolidated Capital Expenditures: (i) expenditures that are to be reimbursed by the client (to the extent actually subsequently reimbursed) of a Project under the principal lease, service or operating agreement relating to such Project pursuant to a Contractual Obligation on the part of

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                                       10
such client to reimburse such expenditures, (ii) expenditures incurred for the development, construction or acquisition of Projects after the Closing Date and expenditures on Projects existing on the Closing Date for the purpose of increasing waste through-put or power output, in each case, to the extent financed with the proceeds of Limited Recourse Debt expressly permitted pursuant to Section 6.1(p) or Investments expressly permitted pursuant to Section 6.7(j),
(iii) expenditures made with Net Asset Sale Proceeds permitted to be retained by Company and its Subsidiaries for investment in long-term productive assets under
Section 2.14(a) and (iv) expenditures that are made or committed to be made within three hundred sixty days of receipt of such proceeds from (or reimbursed through) Net Insurance/Condemnation Proceeds.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding (to the extent otherwise included), however, (x) any amounts referred to in Section 2.11(f) of this Agreement or Section 2.11 of the Second Lien Credit Agreement payable on or before the Closing Date, (y) interest that is capitalized in connection with construction financing and (z) all Transaction Costs or Related Transaction Costs.

            "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus, to the extent otherwise included and without duplication, (ii) (a) the income (or loss) of any Person (other than the Acquired Business) accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (b) (or plus) any after-tax gains (or losses) attributable to Asset Sales or returned surplus assets of any Pension Plan, and (c) (to the extent not included in clauses (a) and (b) above) any net extraordinary gains or (plus) net extraordinary losses.

            "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

            "CONTROL AGREEMENTS" means each control agreement to be executed and delivered by Collateral Agent, a securities intermediary or depositary bank and Company or a Guarantor Subsidiary pursuant to the terms of the Pledge and Security Agreement with such modifications as Collateral Agent may reasonably approve.

            "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

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            "CONVERSION/CONTINUATION NOTICE" means a Conversion/Continuation
Notice substantially in the form of Exhibit A-2.

            "CORPORATE SERVICES REIMBURSEMENT AGREEMENT" means the corporate services and expense reimbursement agreement entered into by Holdings and Company on March 10, 2004, as such agreement may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted thereunder and under Section 6.14.

            "CO-DOCUMENTATION AGENTS" as defined in the preamble hereto.

            "CO-SYNDICATION AGENTS" as defined in the preamble hereto.

            "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Subsidiary of Company pursuant to
Section 5.10.

            "COVANTA WARREN DEBT" as defined in the definition of Restricted Junior Payments.

            "COVANTA WARREN ENTITIES" as defined in the definition of Affected Entities.

            "CREDIT DATE" means the date of a Credit Extension.

            "CREDIT DOCUMENT" means any of this Agreement, the Notes, if any, the Collateral Documents, any letter of credit applications or reimbursement agreements or other documents or certificates requested by an Issuing Bank executed by Company in favor of an Issuing Bank relating to Letters of Credit, and all other certificates, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith.

            "CREDIT EXTENSION" means and includes the making (but not the conversion or continuation) of a Loan, the funding of Credit Linked Deposit on the Closing Date and the issuance, amendment, extension or renewal of a Letter of Credit.

            "CREDIT LINKED DEPOSIT" means with respect to each Lender, the cash deposit, if any, made by such Lender pursuant to Section 2.4(j), as the same may be (a) reduced from time to time pursuant to Sections 2.4(f) and (h) or 2.13(b)(iii) or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.6.

            "CREDIT LINKED DEPOSIT ACCOUNT" means one or more operating and/or investment accounts established by Administrative Agent that shall be used for the purposes set forth in Section 2.4.

            "CREDIT PARTY" means Company and each Guarantor and any other Subsidiary of Company which is a party to a Credit Document.

            "CREDIT SUISSE" as defined in the preamble hereto.

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            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company's and its Subsidiaries' operations and not for speculative purposes.

            "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

            "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

            "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.13 or Section
2.14 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

            "DEFAULTED LOAN" as defined in Section 2.22.

            "DEFAULTING LENDER" as defined in Section 2.22.

            "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "DETROIT LETTERS OF CREDIT" means any Funded Letter of Credit as described on Schedule 1.1(e) in an aggregate amount no greater than the amount set forth thereon, requested by Company to be issued hereunder and having an expiration date no later than the date which is three years and thirty-five days from the date of issuance.

            "DEVELOPMENT SUBSIDIARY" means, solely for the purpose of excluding such Subsidiary from Company's obligation to comply with Section 5.10 with respect to such Subsidiary, a Subsidiary established by Company or any of its Subsidiaries for the sole purpose of bidding on a prospective Project; provided that (i) any equity Investment in such Subsidiary by Company or another Subsidiary of Company in aggregate when taken together with all other equity Investments in Development Subsidiaries shall not exceed $1,000,000 at any one time outstanding; (ii) such Subsidiary shall have no assets other than Cash pursuant to clause (i) of this definition and intercompany Indebtedness permitted hereunder and the agreements to which

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                                       13
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it is party and which are entered into in the ordinary course of business and are necessary for it to develop or bid on prospective Projects and (iii) such Subsidiary's sole business shall be limited to those actions necessary to develop or bid on prospective Projects. At such time, if any, as such Subsidiary shall incur any Indebtedness (other than intercompany Indebtedness permitted hereunder), grant any Liens or make any Investment or Restricted Junior Payment or carry on any activity after then that expressly permitted by sub-clause (iii) above, such Subsidiary shall cease to become a Development Subsidiary.

            "DHC TAX SHARING AGREEMENT" means the tax sharing agreement among Holdings, Company and CPIH dated as of March 10, 2004, as amended by Amendment No. 1 thereto dated as of the Closing Date, as such agreement may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted thereunder and under Section 6.14.

            "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

            "DOMESTIC SUBSIDIARY" means any Subsidiary of Company organized under the laws of the United States of America, any State thereof or the District of Columbia.

            "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, that in the case of any assignee of any Revolving Commitment, such Person extends credit on a revolving basis as one of its businesses and provided, further, no Affiliate of Company or Holdings shall be an Eligible Assignee.

            "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

            "ENVIRONMENTAL CLAIM" means any investigation, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive, by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Release or threatened Release of Hazardous Material; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Release or threatened Release of Hazardous Materials; (ii) the generation, use, storage, transportation, treatment, processing, removal, remediation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human,

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

plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

            "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

            "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential material liability therefore, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under

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Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c),
(i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan;
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

            "EVENT OF DEFAULT" means each of the conditions or events set forth in Section 8.1.

            "EXCESS CASH FLOW" means, for any Fiscal Year of Company, an amount equal to:

                  (a) Adjusted Company Operating Cash Flow for such Fiscal Year, (calculated by adding Adjusted Company Operating Cash Flow for four Fiscal Quarters of such Fiscal Year, as set forth in the Compliance Certificate for each such Fiscal Quarter); less

                  (b) (to the extent otherwise reflected in (a) above) the sum (determined without duplication) of:

                        (i) payments in respect of Company Cash Interest Expense made by Company during the Fiscal Year;

                        (ii) any payment (other than voluntary prepayments and prepayments made pursuant to Section 2.14(e)) of principal of Company Total Debt; and

                        (iii) (A) Investments constituting intercompany loans permitted under Sections 6.1(d), (e) (other than subsections (i)(A), (i)(B) and (i)(D) thereof) and (t), and (B) Investments incurred pursuant to Sections 6.7(g), (j) and (n)(ii).

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "EXCLUDED ASSET SALES" means the collective reference to (i) any sale or discount, in each case without recourse, of notes or accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof or to resolve disputes that occur in the ordinary course of business, (ii) any exchange of specific items of equipment

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between Company and any of its Subsidiaries or among any Subsidiaries of
Company, so long as the purpose of each such exchange is to acquire replacement items of equipment which are the functional equivalent of the item of equipment so exchanged, (iii) disposals of obsolete, worn out or surplus property in the ordinary course of business, (iv) the sale, lease, license, transfer or other disposition of equipment, materials and other tangible assets by Company or any Subsidiary of Company to any Subsidiary of Company; provided, however, that the aggregate fair market value of all such equipment, materials and other tangible assets sold, leased, licensed, transferred or otherwise disposed of pursuant to this clause (iv) does not exceed $5,000,000 in any Fiscal Year or $10,000,000 in the aggregate since the Closing Date, (v) sales of other assets for aggregate consideration of less than $500,000 with respect to any transaction or series of related transactions and less than $2,000,000 in the aggregate and (vi) any license (other than an exclusive license) of intellectual property owned by Company or its Subsidiaries in the ordinary course of business at fair market value, if any.

            "EXCLUDED SUBSIDIARY" means each (i) Domestic Subsidiary of Company or of any Subsidiary of Company for which becoming a Credit Party would constitute a violation of (a) a Contractual Obligation existing on the Closing Date or thereafter, a bona fide Contractual Obligation (the prohibition contained in which was not entered into in contemplation of this provision), in favor of a Person (other than Company or any of its Subsidiaries or Affiliates) for which the required consents have not been obtained or (b) applicable law affecting such Subsidiary, provided, that any such Subsidiary of Company or of another Subsidiary shall cease to be covered under this clause at such time as such Subsidiary's becoming a Credit Party would no longer constitute a violation of such Contractual Obligation or applicable law, whether as a result of obtaining the required consents or otherwise and (ii) each Domestic Subsidiary of Company identified on Schedule 1.1(b)-1. The Excluded Subsidiaries, as of the Closing Date, by virtue of clause (i), above, are listed on Schedule 1.1(b)-2.

            "EXISTING INDEBTEDNESS" means the Indebtedness under (i) that certain Credit Agreement dated as of March 10, 2004 among Covanta Energy Corporation, Bank of America, N.A., as Administrative Agent, Deutsche Bank Securities, Inc., as Documentation Agent, Bank of America, N.A. and Deutsche Bank Securities, Inc., as Co-Lead Arrangers, (ii) that certain Credit Agreement dated as of March 10, 2004 among Covanta Power International Holdings, Inc. and Deutsche Bank AG, New York Branch, as Administrative Agent, (iii) that certain Credit Agreement dated as of March 10, 2004 among Covanta Power International Holdings, Inc. and Bank of America, N.A., as Administrative Agent, Deutsche Bank Securities, Inc., as Documentation Agent, Bank of America, N.A. and Deutsche Bank Securities, Inc., as Co-Lead Arrangers, (iv) that certain Credit Agreement dated as of March 10, 2004 among Covanta Energy Corporation and Bank One, N.A., as Administrative Agent, (v) that certain Indenture, dated as of March 10, 2004, among Covanta Energy Corporation and the guarantors named therein and U.S. Bank Trust National Association as Trustee in respect of the 8.25% Senior Secured Notes due 2011, (vi) the Indenture, dated as of March 10, 2004, between Covanta Energy Corporation and U.S. Bank Trust National Association as Trustee in respect of the 7.5% Subordinated Unsecured Notes due 2012 and (vii) the Amended and Restated Credit Agreement dated as of May 1, 2003 among American Ref-Fuel Company LLC and Citicorp North America, Inc, as Administrative Agent and (viii) the Reimbursement Agreements relating to the ARC Equity Contribution Agreement Letters of Credit with Hypobank.

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            "EXISTING LETTERS OF CREDIT" means those letters of credit, listed on Schedule 1.1(c), outstanding on the Closing Date under, (i) that certain Credit Agreement dated as of March 10, 2004 among Covanta Energy Corporation, JPMorgan Chase Bank, N.A., as successor by merger to Bank One, N.A., as Administrative Agent, and (ii) that certain Credit Agreement dated as of March 10, 2004 among Covanta Energy Corporation, Bank of America, N.A., as Administrative Agent, Deutsche Bank Securities, Inc., as Documentation Agent, Bank of America, N.A. and Deutsche Bank Securities, Inc., as Co-Lead Arrangers.

            "EXPANSION" means, with respect to any Project related to Company's and its Subsidiaries waste disposal business in the United States of America in existence as of the date hereof, additions or improvements to the existing facilities of such Projects.

            "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates of Company, any of its Subsidiaries, or any such predecessors.

            "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

            "FAIR SHARE" as defined in Section 7.2.

            "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations received by Administrative Agent from three federal funds broker of recognized standing selected by Administrative Agent.

            "FINANCIAL PLAN" as defined in Section 5.1(i).

            "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

            "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

            "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

            "FLOOD HAZARD PROPERTY" means any Real Estate Asset subject to a Mortgage in favor of Collateral Agent, for the benefit of the Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

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            "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic
Subsidiary. The Foreign Subsidiaries of Company, as of the Closing Date, are listed on Schedule 1.1(d).

            "FUNDED LC ISSUING BANK" means initially each of JPMC and UBS and thereafter with respect to any Funded Letter of Credit, any Lender (including any Person who is a Lender as of the Closing Date but subsequently, after agreeing to become a Funded LC Issuing Bank, ceases to be a Lender) which, at the request of Company, and with the consent of Administrative Agent (not to be unreasonably withheld), agrees in such Lender's sole discretion to become a Funded LC Issuing Bank for the purposes of issuing such Funded Letter of Credit, together with its permitted successors and assigns in such capacity.

            "FUNDED LC PARTICIPATION INTERESTS" means the right of any Funded Letter of Credit Participant to receive any payments contemplated by this Agreement in respect of such Funded Letter of Credit Participant's Pro Rata Share of the Credit Linked Deposits in accordance with this Agreement.

            "FUNDED LETTER OF CREDIT" as defined in Section 2.4(b).

            "FUNDED LETTER OF CREDIT COMMITMENT" means the commitment of a Lender to make or otherwise fund a Credit Linked Deposit and "FUNDED LETTER OF CREDIT COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Funded Letter of Credit Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Funded Letter of Credit Commitments as of the Closing Date is $340,000,000.

            "FUNDED LETTER OF CREDIT COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Funded Letter of Credit Termination Date.

            "FUNDED LETTER OF CREDIT EXPOSURE" means with respect to any Lender, at any time, the sum of (a) the amount of any Unpaid Drawings in respect of which payments from such Lender's Credit Linked Deposit have been made (or were required to be made) to a Funded LC Issuing Bank pursuant to Section 2.4(f) at such time and (b) such Lender's Pro Rata Share of the Funded Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which payments from such Lender's Credit Linked Deposit have been made (or were required to be made) to a Funded LC Issuing Bank pursuant to Section 2.4(f)); provided that at any time when the Funded Letters of Credit Outstanding is zero, the Funded Letter of Credit Exposure of any Lender shall be equal to such Lender's Funded Letter of Credit Commitment.

            "FUNDED LETTER OF CREDIT FEE" as defined in Section 2.11(b)(i).

            "FUNDED LETTER OF CREDIT PARTICIPANT" means each Lender having a Funded Letter of Credit Commitment.

            "FUNDED LETTER OF CREDIT PARTICIPATION" as defined in Section
2.4(h).

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            "FUNDED LETTER OF CREDIT TERMINATION DATE" means the earliest to occur of (i) August 31, 2005, if the Term Loans are not made on or before that date; (ii) the seventh anniversary of the Closing Date; (iii) the date on which the Credit Linked Deposits have been reduced to zero pursuant to Section 2.13(b)(iii); and (iv) the date of the termination of the Funded Letter of Credit Commitments pursuant to Section 8.1.

            "FUNDED LETTERS OF CREDIT OUTSTANDING" means at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Funded Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Funded Letters of Credit.

            "FUNDING DEFAULT" as defined in Section 2.22.

            "FUNDING GUARANTORS" as defined in Section 7.2.

            "FUNDING NOTICE" means a notice substantially in the form of Exhibit A-1.

            "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

            "GOVERNMENTAL ACTS" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

            "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality, political subdivision or any entity or officer thereof exercising executive, legislative, judicial, regulatory or administrative functions of any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

            "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

            "GRANTOR" as defined in the Pledge and Security Agreement.

            "GSCP" as defined in the preamble hereto.

            "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

            "GUARANTOR" means Holdings and each Domestic Subsidiary of Company (other than Excluded Subsidiaries).

            "GUARANTOR SUBSIDIARY" means each Guarantor other than Holdings.

            "GUARANTY" means the guaranty of each Guarantor set forth in Section 7.

            "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could

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                                       20
pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

            "HEDGE AGREEMENT" means (i) an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Company's or any of its Subsidiaries' businesses or (ii) a forward agreement or arrangement designed to hedge against fluctuation in electricity rates pertaining to electricity produced by a Project, so long as the contractual arrangements relating to such Project contemplate that Company or its Subsidiaries shall deliver such electricity to third parties.

            "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

            "HISTORICAL FINANCIAL STATEMENTS" means (x) for the purposes of
Section 1.2 hereof, the audited financial statements of Holdings and Company as at December 31, 2004, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years then ended, together with such changes to accounting principles and policies as Holdings and Company may make during their 2005 Fiscal Year in connection with the consolidating of the Acquired Business, which changes are concurred with by their independent public accountant and (y) for all other purposes as of the Closing Date, (i) the audited financial statements of Holdings and Company for the immediately preceding three Fiscal Years, and the audited financial statements of the Acquired Business for the fiscal year ending December 31, 2004 consisting of balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Holdings, Company and the Acquired Business as at the most recently ended Fiscal Quarter (if any) ending after the date of the most recent financial statements referenced in clause (i) hereof, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-, six-or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), (with respect to the financial statements of Holdings and Company) certified by the chief financial officer or chief accounting officer of Company that they fairly present, in all material respects, the financial condition of Holdings and Company and the Acquired Business at the dates indicated and the results of their operations and their cash flows for the periods ended. as indicated, subject to changes resulting from audit and year-end adjustments.

            "HOLDINGS" as defined in the preamble hereto.

            "HOLDINGS PLEDGE AGREEMENT" means the Pledge Agreement to be executed by Holdings in favor of the Collateral Agent on the Closing Date substantially in the form of Exhibit I-2, as it may be amended, supplemented or otherwise modified from time to time.

            "INCREASED-COST LENDERS" as defined in Section 2.23.

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            "INDEBTEDNESS", as applied to any Person, means, without
duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business, having a term of less than 12 months and payable in accordance with customary trade practices), which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof; (v) all Indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement (and Hedge Agreements that protect against fluctuations in electricity rates), whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreement be deemed "Indebtedness" for any purpose under Section 6.8.

            "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), reasonable out-of-pocket costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Release or threatened Release of Hazardous Materials), and reasonable out-of-pocket expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on or incurred by any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or

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                                       22
thereby (including the Lenders' agreement to make the Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Holdings with respect to the transactions contemplated by this Agreement; or
(iii) any Environmental Claim or any Release or threatened Release of Hazardous Materials arising from any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries, except to the extent, in any such case, that any liability, obligation, loss, damage, penalty, claim, costs, expense or disbursement results from the gross negligence, willful misconduct or bad faith of such Indemnified Person.

            "INDEMNITEE" as defined in Section 10.3.

            "INSTALLMENT" as defined in Section 2.12.

            "INSTALLMENT DATE" as defined in Section 2.12.

            "INSURANCE DEPOSIT AMOUNT" as defined in Section 3.1(o).

            "INSURANCE PREMIUM FINANCERS" means Persons who are non-Affiliates of Company that advance insurance premiums for Company and its Subsidiaries pursuant to Insurance Premium Financing Arrangements.

            "INSURANCE PREMIUM FINANCING ARRANGEMENTS" means, collectively, such agreements with Insurance Premium Financers pursuant to which such Insurance Premium Financers advance insurance premiums for Company and its Subsidiaries. Such Insurance Premium Financing Arrangements (i) shall provide for the benefit of such Insurance Premium Financers a security interest in no property of Company or any of its Subsidiaries other than gross unearned premiums for the insurance policies and related rights, (ii) shall not purport to prohibit any portion of the Liens created in favor of Collateral Agent (for the benefit of Secured Parties) pursuant to the Collateral Documents, and (iii) shall not contain any provision or contemplate any transaction prohibited by this Agreement and shall otherwise be in form and substance reasonably satisfactory to Administrative Agent.

            "INSURANCE REGULATORY ACCOUNT" as defined in Section 3.1(o).

            "INSURANCE SUBSIDIARIES" means Danielson Indemnity Company and its Subsidiaries.

            "INTERCOMPANY MASTER NOTE" means a promissory note evidencing Indebtedness of Company and each of its Subsidiaries which (a) to the extent the Indebtedness evidenced thereby is owed to any Credit Party, is pledged pursuant to the Collateral Documents, and (b) to the extent the Indebtedness evidenced thereby is owed by a Subsidiary of Company, is senior Indebtedness of such Subsidiary (except to the extent that requiring such Indebtedness to be senior would breach a Contractual Obligation binding on such Subsidiary), except that any such Indebtedness owed by any Credit Party to any Subsidiary which is not a Credit Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of such note.

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            "INTERCREDITOR AGREEMENT" means an Intercreditor Agreement substantially in the form of Exhibit K, as it may be amended, supplemented or otherwise modified from time to time.

            "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

            "INTEREST PERIOD" means, (i) in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires and (ii) in connection with a Credit Linked Deposit, each period, the first commencing on or following the Closing Date in accordance with Section 2.4(j)(ii) and thereafter commencing on the day on which the immediately preceding Interest Period expires and ending on the numerically corresponding day in the calendar month that is three months thereafter; provided that a single Interest Period shall at all times apply to all Credit Linked Deposits; provided, in each case (1) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (3) and (4) of this definition, end on the last Business Day of a calendar month; (3) no Interest Period with respect to any portion of Term Loan shall extend beyond the Term Loan Maturity Date, and
(4) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

            "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Company's and its Subsidiaries' operations and not for speculative purposes.

            "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption,

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retirement, purchase or other acquisition for value, by any Subsidiary of
Company from any Person (other than Company or any Guarantor Subsidiary), of any Capital Stock of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, relocation, business, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than Company or any Guarantor Subsidiary), including all Indebtedness and accounts receivable from that other Person but only to the extent that the same are not current assets or did not arise from sales to that other Person in the ordinary course of business and
(iv) Commodities Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "ISSUANCE NOTICE" means an Issuance Notice substantially in the form of Exhibit A-3.

            "ISSUING BANK" means each of a Funded LC Issuing Bank and a Revolving Issuing Bank.

            "JOINT LEAD ARRANGERS" as defined in the preamble hereto.

            "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in partnership or other legal form.

            "JPMC" as defined in the preamble hereto.

            "LENDER" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

            "LENDER COUNTERPARTY" means each Joint Lead Arranger, each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with Collateral Agent.

            "LETTER OF CREDIT" means a Revolving Letter of Credit or a Funded Letter of Credit.

            "LIEN" means any lien, mortgage, pledge, collateral assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

            "LIMITED RECOURSE DEBT" means, with respect to any Subsidiary of Company, Indebtedness of such Subsidiary with respect to which the recourse of the holder or obligee of such Indebtedness is limited to (i) assets associated with the Project (which in any event shall not include assets held by any Guarantor Subsidiary other than a Guarantor Subsidiary, if any, whose

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sole business is the ownership and/or operation of such Project and substantially all of whose assets are associated with such Project) in respect of which such Indebtedness was incurred and/or (ii) such Subsidiary or the equity interests in such Subsidiary, but in the case of clause (ii) only if such Subsidiary's sole business is the ownership and/or operation of such Project and substantially all of such Subsidiary's assets are associated with such Project. For purposes of this Agreement, Indebtedness of a Subsidiary of Company shall not fail to be Limited Recourse Debt solely by virtue of the fact that the holders of such Limited Recourse Debt have recourse to Company or another Subsidiary of Company pursuant to a contingent obligation supporting such Limited Recourse Debt or a Performance Guaranty, so long as such contingent obligation or Performance Guaranty is unsecured and permitted under Section 6.1.

            "LOAN" means a Term Loan, a Revolving Loan, and a Swing Line Loan.

            "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "MARKETABLE SECURITIES" means auction rate securities or auction rate preferred stock having a rate reset frequency of less than ninety (90) days and having, at the time of the acquisition thereof, a rating of at least A from S&P or from Moody's.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, assets, liabilities or financial condition of Holdings and its Subsidiaries taken as a whole; (ii) the ability of the Credit Parties as a whole to perform their respective Obligations; (iii) the rights, remedies and benefits available to, or conferred upon, the Secured Parties under any Credit Document.

            "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Credit Documents, the Second Lien Credit Agreement and Second Lien Notes Indenture, the MSW Indenture, the MSW Refinancing Indenture, the New MSW Indenture, the ARC Indenture, the ARC Refinancing Indenture, the New ARC Indenture and the principal agreements and instruments entered into in connection with any refinancing thereof) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

            "MATERIAL REAL ESTATE ASSET" means any fee-owned Real Estate Asset having a fair market value in excess of $2,000,000 as of the date of the acquisition thereof .

            "MATERIAL SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person now existing or hereafter acquired or formed by such Person which, on a consolidated basis for such Subsidiary and all of its Subsidiaries, (i) for the most recent fiscal year of such Person accounted for more than 2% of the consolidated revenues of such Person and its Subsidiaries, or (ii) as at the end of such fiscal year, was the owner of more than 2% of the consolidated assets of such Person and its Subsidiaries.

            "MOODY'S" means Moody's Investor Services, Inc.

            "MORTGAGE" means a Mortgage substantially in the form of Exhibit J, as it may be amended, supplemented or otherwise modified from time to time.

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            "MSW I" means MSW Energy Holdings LLC, a Delaware corporation, and
MSW Energy Finance Co., Inc. "MSW II" means MSW Energy Holdings II LLC, a Delaware corporation, and MSW Energy Finance Co. II, Inc.

            "MSW I INDENTURE" means that certain Indenture in respect of the Series A and Series B 8 1/2% Senior Secured Notes due 2010, dated as of June 25, 2003, among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee, as such indenture may be further amended, restated, supplemented, refinanced, replaced or modified from time to time in accordance with Section 6.15.

            "MSW II INDENTURE" means that certain Indenture in respect of the Series A and Series B 7 3/8% Senior Secured Notes due 2010, dated as of November 24, 2003, among MSW Energy Holdings II LLC, MSW Energy Finance Co. II, Inc., the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee, as such indenture may be further amended, restated, supplemented, refinanced, replaced or modified from time to time in accordance with Section 6.15.

            "MSW I NOTES" means the Series A and Series B 8 1/2% Senior Secured Notes due 2010 of MSW I.

            "MSW II NOTES" means the Series A and Series B 7 3/8% Senior Secured Notes due 2010 of MSW II.

            "MSW INDENTURES" means the MSW I Indenture and the MSW II Indenture.

            "MSW NOTES" means the MSW I Notes and the MSW II Notes.

            "MSW PUT-RELATED COSTS" means any principal, premium, accrued interest, fees, costs and expenses (in each case to the date of redemption in respect of the notes redeemed) owed by MSW I and/or MSW II to holders of the MSW Notes in connection with any valid exercise of the mandatory redemption right arising from the Acquisition.

            "MSW REFINANCING INDENTURE" means a trust indenture in form and substance reasonably satisfactory to Administrative Agent pursuant to which any MSW Refinancing Notes may be issued in accordance with the terms of this Agreement, as such indenture may be further amended, restated, supplemented, modified, extended, renewed or replaced from time to time in accordance with
Section 6.15 of this Agreement.

            "MSW REFINANCING NOTES" as defined in Section 6.1(n).

            "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

            "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

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            "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Company or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale (or if such costs have not then been incurred or invoiced, Company's good faith estimate thereof), including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans and, to the extent permitted under the Intercreditor Agreement, the Second Lien Term Loans and the Second Lien Notes) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) other taxes actually payable (to the extent actually subsequently so paid) upon or in connection with the closing of such Asset Sale (including any transfer taxes or taxes on gross receipts), (d) any taxes payable or reasonably estimated to be payable in connection with any transactions effected (or deemed effected) to make prepayments (e.g., taxes payable upon repatriation of funds from Subsidiaries),
(e) actual, reasonable and documented out-of-pocket fees and expenses (including legal fees, fees to advisors and severance costs that are due (pursuant to a Contractual Obligation, or pursuant to a written employment policy applicable to terminated employees generally, of Company or any of its Subsidiaries in effect prior to such Asset Sale or pursuant to applicable law) and payable to employees of Company and its Subsidiaries that are terminated as a result thereof) paid to Persons other than Company and its Subsidiaries and their respective Affiliates in connection with such Asset Sale (including fees necessary to obtain any required consents of such Persons to such Asset Sale), (f) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Subsidiaries in connection with such Asset Sale and (g) amounts required to be paid to holders of "Allowed Class 6 Claims" (as such term is defined in the Plan of Reorganization) and other entitled claimants with respect to the "CPIH Participation Interest" (as such term is defined in the Plan of Reorganization) in an aggregate amount not to exceed $4,000,000; provided, however, that Net Asset Sale Proceeds shall be reduced in an amount equal to the amount of proceeds Subsidiaries of Company are legally bound or required, pursuant to (i) agreements in effect on the Closing Date, or which were entered into after the Closing Date with respect to the financing or acquisition of a Project, and/or (ii) the ARC Indenture, ARC Refinancing Indenture, New ARC Indenture, the MSW Indentures, MSW Refinancing Indentures or the New MSW Indentures to use for prepayment thereunder (including any premium, penalty and interest due in connection with such prepayment).

            "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by Company or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder (other than payments for business interruption) occurring after the Closing Date or (b) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof, and (b) any bona fide direct costs

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incurred in connection with any adjustment or settlement or any such sale as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith and any actual, reasonable and documented out-of-pocket fees and expenses (including legal fees, fees to advisors and severance costs that are due (pursuant to a Contractual Obligation, or pursuant to a written employment policy applicable to terminated employees generally, of Company or any of its Subsidiaries in effect prior to such event or pursuant to applicable law) and payable to employees of Company and its Subsidiaries that are terminated as a result thereof) paid to Persons other than Company and its Subsidiaries and their respective Affiliates in connection with such event; provided, that if any costs, fees or expenses that may be deducted under this clause (ii) have not been incurred or invoiced at the time of any determination of Net Insurance/Condemnation Proceeds, Company may deduct its good faith estimate thereof to the extent actually subsequently so paid; provided, however, that Net Insurance/Condemnation Proceeds shall be reduced in an amount equal to the amount of proceeds Subsidiaries of Company are legally bound or required, pursuant to (i) agreements in effect on the Closing Date, or which were entered into after the Closing Date with respect to the financing or acquisition of a Project, and (ii) the ARC Indenture, ARC Refinancing Indenture, New ARC Indenture, MSW Indentures, MSW Refinancing Indentures or New MSW Indentures to use for prepayment thereunder (including any premium, penalty and interest due in connection with such prepayment).

            "NEW ARC INDENTURE" means a trust indenture in form and substance reasonably satisfactory to Administrative Agent pursuant to which any New ARC Notes may be issued in accordance with the terms of this Agreement, as such indenture may be further amended, restated, supplemented, modified, extended, renewed or replaced from time to time in accordance with Section 6.15 of this Agreement.

            "NEW ARC NOTES" means the notes issued by ARC LLC in accordance with
Section 6.1(n)(iii).

            "NEW MSW I INDENTURE" means a trust indenture in form and substance reasonably satisfactory to Administrative Agent pursuant to which any New MSW I Notes may be issued in accordance with the terms of this Agreement, as such indenture may be further amended, restated, supplemented, modified, extended, renewed or replaced from time to time in accordance with Section 6.15 of this Agreement.

            "NEW MSW I NOTES" means the notes issued by MSW I in accordance with
Section 6.1(n)(ii).

            "NEW MSW II INDENTURE" means a trust indenture in form and substance reasonably satisfactory to Administrative Agent pursuant to which any New MSW II Notes may be issued in accordance with the terms of this Agreement, as such indenture may be further amended, restated, supplemented, modified, extended, renewed or replaced from time to time in accordance with Section 6.15 of this Agreement.

            "NEW MSW II NOTES" means the notes issued by MSW II in accordance with Section 6.1(n)(ii).

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            "NEW MSW INDENTURES" means the New MSW I Indenture and the New MSW
II Indenture.

            "NEW MSW NOTES" means the New MSW I Notes and the New MSW II Notes.

            "NEW TERM LOANS" as defined in Section 2.4(f).

            "NON-US LENDER" means (a) each Lender (or Administrative Agent) and each Issuing Bank that is a foreign person as defined in Treasury Regulations section 1.1441-1(c)(2) or (b) each Lender (or Administrative Agent) and each Issuing Bank that is a wholly-owned domestic entity that is disregarded for United States federal tax purposes under Treasury Regulations section 301.7701-2(c)(2) as an entity separate from its owner and whose single owner is a foreign person within the meaning of Treasury Regulations section 1.1441-1(c)(2).

            "NOTE" means a Term Loan Note, a Revolving Loan Note or a Swing Line Note.

            "NOTICE" means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

            "OBLIGATIONS" means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them, the Issuing Banks and Lender Counterparties, under any Credit Document or Hedge Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

            "OBLIGEE GUARANTOR" as defined in Section 7.7.

            "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

            "OTHER DOMESTIC SUBSIDIARIES" means Domestic Subsidiaries of Company other than Subsidiaries constituting part of the Acquired Business.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

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

            "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

            "PERFORMANCE GUARANTY" means any performance guaranty agreement entered into by Company or any of its Subsidiaries under which Company or any such Subsidiary (i) guarantees the performance of a Subsidiary of Company under a principal lease, service, construction or operating agreement relating to a Project or (ii) is otherwise obligated to provide support in connection with Projects.

            "PERMITTED ACQUISITION" means any acquisition by Company or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

                  (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

                  (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Guarantor Subsidiary thereof (except that Capital Stock Permitted Acquisitions, the consideration for which constitutes less than $5,000,000 in the aggregate from the Closing Date may be made by Subsidiaries of Company which are not Guarantor Subsidiaries), and, to the extent a Guarantor Subsidiary is then acquired, Company shall have taken, or caused to be taken, as of the date such Person becomes a Guarantor Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable, unless, following a request by Company, such actions are not required by Administrative Agent;

                  (iv) Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended;

                  (v) Company shall have delivered to Administrative Agent (A) at least 10 Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8; and

                  (vi) any Person or assets or division as acquired in accordance herewith (y) shall be in same business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date or in which Company and/or its Subsidiaries are expressly permitted hereunder to engage in and (z) shall have generated

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      positive cash flow for the four quarter period most recently ended prior to the date of such acquisition.

            "PERMITTED LIENS" means each of the Liens permitted pursuant to
Section 6.2.

            "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

            "PHASE I ENVIRONMENTAL ASSESSMENT" means, with respect to any Facility, a report that (i) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527-00, or, if reasonably requested by Administrative Agent, the USEPA's standards for all appropriate inquiry, (ii) was conducted no more than six months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, and (iii) shall expressly specify, or shall be accompanied by a letter stating, in form and substance reasonably satisfactory to Administrative Agent, that the report may be relied on by Administrative Agent and the Lenders or Administrative Agent shall have received a letter so stating in form and substance reasonably satisfactory to Administrative Agent.

            "PLAN OF REORGANIZATION" as defined in Section 6.2(t).

            "PLAN OF REORGANIZATION ACCOUNT" as defined in Section 3.1(p).

            "PLAN OF REORGANIZATION INITIAL DEPOSIT AMOUNT" as defined in
Section 3.1(p).

            "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement to be executed by Company and each Guarantor Subsidiary on the Closing Date substantially in the form of Exhibit I-1, as it may be amended, supplemented or otherwise modified from time to time.

            "PRIME RATE" means the rate of interest quoted in The Wall Street Journal Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "PRINCIPAL OFFICE" means, for each of Administrative Agent, Swing Line Lender and the Issuing Banks, such Person's "Principal Office" as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

            "PROJECT" means any waste-to-energy facility, waste disposal or collection facility and facilities related or ancillary thereto, electrical generation plant, cogeneration plant, water treatment facility or other facility for the generation of electricity or engaged in another

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line of business in which Company and its Subsidiaries are permitted to be engaged hereunder for which a Subsidiary or Subsidiaries of Company was, is or will be (as the case may be) an owner, operator, manager or builder, provided, however, that a Project shall cease to be a Project of Company and its Subsidiaries at such time that Company or any of its Subsidiaries ceases to have any existing or future rights or obligations (whether direct or indirect, contingent or matured) associated therewith.

            "PROJECTIONS" as defined in Section 4.8.

            "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Revolving Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing
(a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders; and (iii) with respect to all payments, computations and other matters relating to Funded Letters of Credit or Credit Linked Deposit or Funded Letter of Credit Participations of any Lender, the percentage obtained by dividing (a) the Funded Letter of Credit Exposure of that Lender by (b) the aggregate Funded Letter of Credit Exposure of all Lenders. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure, the Revolving Exposure and Funded Letter of Credit Exposure of that Lender, by
(B) an amount equal to the sum of the aggregate Term Loan Exposure, the aggregate Revolving Exposure and the aggregate Funded Letter of Credit Exposure of all Lenders.

            "PUT LOANS" as defined in the Recitals.

            "PUT-RELATED EQUITY OFFERING" means the offering of preferred stock (such securities having no mandatory redemption, repurchase, repayment or similar requirements prior to the date which occurs six (6) months after the Termination Date and upon which all dividends or distributions shall be payable in additional shares of such securities) of Holdings to all or any of its shareholders within 120 days of the Closing Date.

            "PUT-RELATED EQUITY OFFERING AGREEMENT" means the subscription agreement, by and among Holdings and certain of its shareholders relating to the Put-Related Equity Offering, as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions of
Section 6.14 hereof.

            "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by Company or any Guarantor Subsidiary in any real property.

            "REFINANCING" as defined in the Recitals.

            "REFUNDED SWING LINE LOANS" as defined in Section 2.3(b)(iv).

            "REGISTER" as defined in Section 2.7(b).

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            "REGULATION D" means Regulation D of the Board of Governors of the
Federal Reserve System, as in effect from time to time.

            "REIMBURSEMENT DATE" as defined in Section 2.4(e).

            "RELATED AGREEMENTS" means, collectively, (i) the Stock Purchase Agreement; (ii) the MSW Indentures, the MSW Refinancing Indentures, the ARC Indenture, the ARC Refinancing Indenture, the New MSW Indentures and the New ARC Indenture; (iii) the Second Lien Credit Agreement and Second Lien Notes Indenture and all collateral documents related thereto; (iv) the Rights Offering Agreement; (v) the Corporate Services Reimbursement Agreement; (vi) DHC Tax Sharing Agreement; and (vii) the Put-Related Equity Offering Agreement and the documents evidencing the terms of the preferred stock related thereto.

            "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "RELATED TRANSACTION COSTS" means the fees, costs and expenses payable by Company or its Subsidiaries in connection with the Related Transactions within 180 days of the Closing Date.

            "RELATED TRANSACTIONS" means each of (i) the issuance of the Second Lien Notes within 120 days of the Closing Date and the use of the proceeds thereof to prepay the Second Lien Term Loans, (ii) the issuance of New MSW Notes, (iii) any refinancings of the MSW Notes in connection with the valid exercise by holders of the MSW Notes of mandatory redemption rights caused by the Acquisition (and any refinancing of any bridge loans incurred, or remarketing of securities undertaken, in connection therewith), (iv) issuance of New ARC Notes and (v) the Put-Related Equity Offering.

            "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

            "REPLACEMENT LENDER" as defined in Section 2.23.

            "REQUISITE CLASS LENDERS" means, at any time of determination, (i) for the Class of Lenders having Term Loan Exposure, Lenders holding more than 50% of the aggregate Term Loan Exposure of all Lenders; (ii) for the Class of Lenders having Revolving Exposure, Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders, and (iii) for the Class of Lenders having Funded Letter of Credit Exposure, Lenders holding more than 50% of the aggregate Funded Letter of Credit Exposure of all Lenders.

            "REQUISITE LENDERS" means one or more Lenders having or holding Term Loan Exposure, Revolving Exposure and Funded Letter of Credit Exposure and representing more than 50% of the sum of (i) the aggregate Term Loan Exposure of all Lenders, (ii) the aggregate

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Revolving Exposure of all Lenders, and (iii) the aggregate Funded Letter of
Credit Exposure of all Lenders.

            "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding; (iv) management or similar fees payable to Holdings or any of its Affiliates (other than Company or Guarantor Subsidiary); (v) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to the MSW Notes, the MSW Refinancing Notes, the New MSW Notes, any Indebtedness outstanding under the Second Lien Credit Agreement, Second Lien Notes Indenture, ARC Notes, ARC Refinancing Notes and the New ARC Notes and (vi) any payment or prepayment of principal of, premium, if any, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Indebtedness for borrowed money of any Covanta Warren Entity (the "COVANTA WARREN DEBT").

            "REVOLVING COMMITMENT" means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Revolving Letters of Credit and Swing Line Loans hereunder and "REVOLVING COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Revolving Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $100,000,000.

            "REVOLVING COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

            "REVOLVING COMMITMENT TERMINATION DATE" means the earliest to occur of (i) August 31, 2005, if the Term Loans are not made on or before that date;
(ii) the sixth anniversary of the Closing Date, (iii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14, and (iv) the date of the termination of the Revolving Commitments pursuant to
Section 8.1.

            "REVOLVING EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender's Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of any Issuing Bank, the aggregate Revolving Letter of Credit Usage in respect of all Revolving Letters of Credit issued by that Lender (net of any participations by Lenders in such Revolving Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Revolving Letters of Credit or any unreimbursed drawing under any Revolving Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal

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amount of all Swing Line Loans (net of any participations therein by other
Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

            "REVOLVING ISSUING BANK" means with respect to any Revolving Letter of Credit, any Lender (including any Person who is a Lender as of the Closing Date but subsequently, after agreeing to become a Revolving Issuing Bank, ceases to be a Lender) which, at the request of Company, and with the consent of Administrative Agent (not to be unreasonably withheld), agrees in such Lender's sole discretion to become a Revolving Issuing Bank for the purposes of issuing such Revolving Letter of Credit, together with its permitted successors and assigns in such capacity. As of the Closing Date, JPMC shall be a Revolving Issuing Bank.

            "REVOLVING LENDER" means a Lender having a Revolving Commitment.

            "REVOLVING LETTER OF CREDIT" means a commercial or standby letter of credit issued or to be issued by an Issuing Bank pursuant to Section 2.4(a) of this Agreement.

            "REVOLVING LETTER OF CREDIT PARTICIPANT" as defined in Section
2.4(g).

            "REVOLVING LETTER OF CREDIT SUBLIMIT" means the lesser of (i) $75,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

            "REVOLVING LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the aggregate Stated Amount of all outstanding Revolving Letters of Credit, and (ii) the aggregate amount of all drawings under Revolving Letters of Credit honored by an Issuing Bank and not theretofore reimbursed by or on behalf of Company.

            "REVOLVING LOAN" means a Loan made by a Lender to Company pursuant to Section 2.2(a) and/or 2.22.

            "REVOLVING LOAN NOTE" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

            "RIGHTS OFFERING" means the offering of common stock of Holdings to its shareholders on the Closing Date.

            "RIGHTS OFFERING AGREEMENT" means the subscription agreement, dated as of the Closing Date, by and among Holdings and certain of its shareholders relating to the Rights Offering, as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions of
Section 6.14 hereof.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

            "SECOND LIEN CREDIT AGREEMENT" means the Second Lien Credit and Guaranty Agreement dated as of the Closing Date among Company, Holdings, GSCP as a joint lead arranger, a joint bookrunner and co-syndication agent, Credit Suisse, as a joint lead arranger, a joint bookrunner, co-syndication agent, administrative agent, paying agent and collateral agent

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and the other and lenders party thereto, as it may be amended, modified, renewed, refunded, replaced or refinanced from time to time in accordance with
Section 6.16.

            "SECOND LIEN NOTES" means the Second Lien Notes to be issued under the Second Lien Notes Indenture as they may be amended, modified, renewed, refunded, replaced or refinanced from time to time in accordance with Section
6.16 to the extent the proceeds of such Second Lien Notes are used solely to promptly prepay the Second Lien Term Loans in accordance with the provisions of the Second Lien Credit Agreement.

            "SECOND LIEN NOTES INDENTURE" means the Indenture in respect of the Second Lien Notes, between Company and the trustee thereunder as it may be amended, modified, renewed, refunded, replaced or refinanced from time to time in accordance with Section 6.16.

            "SECOND LIEN TERM LOANS" means the Second Lien Term Loans in an aggregate principal amount of $400,000,000 made on the Closing Date under the Second Lien Credit Agreement.

            "SECURED PARTIES" has the meaning assigned to that term in the Pledge and Security Agreement.

            "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "SERIES" as defined in Section 2.4(f).

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit G-2.

            "SOLVENT" means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party's, debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party's and its Subsidiaries, present assets; (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected

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to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

            "STATED AMOUNT" of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

            "STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement, dated as of February 1, 2005, among the Acquired Business, the sellers party thereto and Holdings, as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions of
Section 6.14 hereof.

            "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding; and provided further, that in no event shall any Affected Entity constitute a Subsidiary of Company or any of its Subsidiaries for so long as such Person remains an Affected Entity, except that with respect to the Covanta Warren Entities at any time after any payment is made pursuant to Section 6.5(h) such Person shall be a Subsidiary.

            "SWING LINE LENDER" means GSCP in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

            "SWING LINE LOAN" means a Loan made by the Swing Line Lender to Company pursuant to Section 2.3.

            "SWING LINE NOTE" means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

            "SWING LINE SUBLIMIT" means the lesser of (i) $10,000,000, and (ii) the aggregate unused amount of Revolving Commitments then in effect.

            "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or

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gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

            "TERM LOAN" means a Term Loan made by a Lender to Company on the Closing Date pursuant to Section 2.1(a) and a New Term Loan subsequently deemed made pursuant to Section 2.4(f).

            "TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Term Loan and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $275,000,000.

            "TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender's Term Loan Commitment.

            "TERM LOAN MATURITY DATE" means the earlier of (i) the seventh anniversary of the Closing Date, and (ii) the date that all the Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

            "TERM LOAN NOTE" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

            "TERMINATION DATE" means the first date on which (i) each Commitment has expired or been terminated, (ii) the principal amount of all Loans and all other Obligations then due and payable have been paid in full, (iii) all Letters of Credit have been cancelled or have expired or have been cash collateralized or otherwise secured to the satisfaction of the Issuing Bank thereof and (iv) the Funded LC Issuing Banks have repurchased all outstanding Funded LC Participation Interests with the remaining Credit Linked Deposits and deposited such purchase price with the Administrative Agent to be repaid to the Funded Letter of Credit Participants according to their Pro Rata Shares of the Credit Linked Deposits.

            "TERMINATED LENDER" as defined in Section 2.23.

            "TITLE POLICY" as defined in Section 3.1(h)(iv).

            "TOTAL CREDIT LINKED DEPOSIT" means, at any time, the sum of all Credit Linked Deposits at such time, as the same may be reduced from time to time pursuant to Section 2.4(f) or 2.13(b)(iii).

            "TOTAL FUNDED LETTER OF CREDIT COMMITMENT" shall mean the sum of the Funded Letter of Credit Commitments of all the Lenders.

            "TOTAL UTILIZATION OF REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans

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(other than Revolving Loans made for the purpose of repaying any Refunded Swing
Line Loans or reimbursing an Issuing Bank for any amount drawn under any Revolving Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Revolving Letter of Credit Usage.

            "TRANSACTION COSTS" means the fees, costs and expenses payable by Company in connection with the Transactions within 180 days of the Closing Date.

            "TRANSACTIONS" means the Acquisition, the Refinancing, the entering into this Agreement, the Second Lien Credit Agreement and the Rights Offering.

            "TREASURY REGULATIONS" means the final and temporary (but not proposed) income tax regulations promulgated under the Internal Revenue Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "TYPE OF LOAN" means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

            "UBS" as defined in the preamble hereto.

            "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

            "UNADJUSTED EURODOLLAR RATE COMPONENT" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

            "UNPAID DRAWING" as defined in Section 2.4(e).

      1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Sections 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP (subject, in the case of Section 5.1(b), to final year-end adjustments and the absence of footnotes) as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions used in Section 6.8 hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Company or Administrative Agent shall so request, Administrative Agent and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements provided for in
Section 5.1(e).

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      1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The use herein of the word "issue" or "issuance" with respect to any Letter of Credit shall be deemed to include any amendment, extension or renewal thereof.

SECTION 2. LOANS AND LETTERS OF CREDIT

      2.1. Term Loans.

            (a) Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Term Loan to Company in an amount equal to such Lender's Term Loan Commitment.

Company may make only one borrowing under the Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender's Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Term Loan Commitment on such date.

            (b) Borrowing Mechanics for Term Loans.

                  (i) Company shall deliver to Administrative Agent a fully executed Funding Notice no later than one day prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Certificate, Administrative Agent shall notify each Lender of the proposed borrowing.

                  (ii) Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Principal Office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Company.

      2.2. Revolving Loans.

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            (a) Revolving Commitments. During the Revolving Commitment Period,
subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in an aggregate amount up to but not exceeding such Lender's Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

            (b) Borrowing Mechanics for Revolving Loans.

                  (i) Except pursuant to Section 2.4(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount.

                  (ii) Whenever Company desires that Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

                  (iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile or electronic transmission means with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Notice from Company.

                  (iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Company as may be designated in writing to Administrative Agent by Company.

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      2.3. Swing Line Loans.

            (a) Swing Line Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to Company in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period. Swing Line Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.

            (b) Borrowing Mechanics for Swing Line Loans.

                  (i) Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount.

                  (ii) Whenever Company desires that Swing Line Lender make a Swing Line Loan, Company shall deliver to Administrative Agent a Funding Notice no later than 12:00 p.m. (New York City time) on the proposed Credit Date.

                  (iii) Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 p.m.(New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Company as may be designated in writing to Administrative Agent by Company.

                  (iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to Section 2.13, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Company) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to Company on such Credit Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line

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   Lender to Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans to Company and shall be due under the Revolving Loan Note issued by Company to Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent of the proceeds of such Revolving Loans made by Lenders, including the Revolving Loans deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

                  (v) If for any reason Revolving Loans are not made pursuant to
   Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

                  (vi) Notwithstanding anything contained herein to the contrary, (1) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever;
   (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing;

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      provided that such obligations of each Lender are subject to the condition that Swing Line Lender believed in good faith that all conditions under
      Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by the Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default exists unless Swing Line Lender has entered into arrangements satisfactory to it and Company to eliminate Swing Line Lender's risk with respect to the Defaulting Lender's participation in such Swing Line Loan, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the outstanding Swing Line Loans.

            2.4. Issuance of Letters of Credit and Purchase of Participations Therein.

            (a) Revolving Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Revolving Issuing Bank agrees to issue Revolving Letters of Credit for the account of Company and for the benefit of Company or any of its Subsidiaries in the aggregate amount up to but not exceeding the Revolving Letter of Credit Sublimit; provided, (i) each Revolving Letter of Credit shall be denominated in Dollars; (ii) the Stated Amount of each Revolving Letter of Credit shall not be less than $5,000 or such lesser amount as is acceptable to the applicable Revolving Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Revolving Letter of Credit Usage exceed the Revolving Letter of Credit Sublimit then in effect; (v) in no event shall any standby Revolving Letter of Credit have an expiration date later than the earlier of (1) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Revolving Letter of Credit; (vi) in no event shall any commercial Revolving Letter of Credit (x) have an expiration date later than the earlier of (1) the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Revolving Letter of Credit or (y) be issued if such commercial Revolving Letter of Credit is otherwise unacceptable to the applicable Revolving Issuing Bank in its reasonable discretion, and (vii) regarding Revolving Letters of Credit issued by JPMC, the same shall be subject to the terms of letter of credit documentation executed by Company in connection therewith (it being agreed and understood that in the event of any conflict or inconsistency between the provisions of such documentation and the provisions of this Agreement, the provisions of this Agreement shall govern and control in all respects). Subject to the foregoing, a Revolving Issuing Bank may agree that a standby Revolving Letter of Credit will automatically be extended for one or more successive periods each not to exceed one year each, unless such Revolving Issuing Bank elects not to extend for any such additional period; provided, a Revolving Issuing Bank shall not extend any such Revolving Letter of Credit if it has received written notice from Administrative Agent not to do so and that an Event of Default has occurred and is continuing at the time such Revolving Issuing Bank must elect to allow such extension; provided, further, in the event a Funding Default exists, a Revolving Issuing Bank shall not be required to issue any Revolving Letter of Credit unless Revolving Issuing Bank has entered into arrangements reasonably

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satisfactory to it and Company to eliminate such Revolving Issuing Bank's risk with respect to the participation in Revolving Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Revolving Letter of Credit Usage.

            (b) Funded Letters of Credit. Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and during the Funded Letter of Credit Commitment Period, Company may request that a Funded LC Issuing Bank issue for the account of Company a commercial or standby letter of credit or letters of credit under the Funded Letter of Credit Commitment (each, a "FUNDED LETTER OF CREDIT"), provided that each Funded Letter of Credit shall be used by Company solely to support the obligations of Company and its Subsidiaries under Projects and other Contractual Obligations of Company and its Subsidiaries and for other general corporate uses of Company and its Subsidiaries. Notwithstanding the foregoing, (i) each Funded Letter of Credit shall be denominated in Dollars; (ii) the Stated Amount of each Funded Letter of Credit shall not be less than $5,000 or such lesser amount as is acceptable to such Funded LC Issuing Bank issuing the same; (iii) no Funded Letter of Credit shall be issued the Stated Amount of which, (x) when added to all other Funded Letters of Credit Outstanding at such time, would exceed the Total Funded Letter of Credit Commitment or the Total Credit Linked Deposit then in effect (with such Funded LC Issuing Bank being entitled to rely on a certificate from Company as to this item) or (y) when added to all other Funded Letters of Credit Outstanding at such time issued by such Funded LC Issuing Bank, would exceed the amount corresponding to such Funded LC Issuing Bank that is set forth in Schedule 1.1(c) (as each amount may be adjusted pursuant to Section 2.4(n)) or the amount of the Credit Linked Deposits held by such Funded LC Issuing Bank at such time; (iv) in no event shall any standby Funded Letter of Credit have an expiration date later than the earlier of (1) the date that is five (5) Business Days prior to the Funded Letter of Credit Termination Date and
(2) (other than in respect of Detroit Letters Of Credit, which shall initially and upon each renewal thereof, each be available for a term of up to three years and thirty-five days) the date which is one year from the date of issuance of such standby Funded Letter of Credit; (v) in no event shall any commercial Funded Letter of Credit (x) have an expiration date later than the earlier of
(1) the Funded Letter of Credit Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Funded Letter of Credit or (y) be issued if such commercial Funded Letter of Credit is otherwise unacceptable to such Funded LC Issuing Bank in its reasonable discretion; (vi) the Letters of Credit specified on Schedule 1.1(c)(1) shall in accordance with Section 2.4(m) be deemed Funded Letters of Credit issued by JPMC and the Letters of Credit specified on Schedule 1.1(c)(2) shall be deemed Funded Letters of Credit issued by UBS, each in its capacity as a Funded LC Issuing Bank hereunder; and (vii) regarding Funded Letters of Credit issued by JPMC, the same shall be subject to the terms of letter of credit documentation executed by Company in connection therewith (it being agreed and understood that in the event of any conflict or inconsistency between the provisions of such documentation and the provisions of this Agreement, the provisions of this Agreement shall govern and control in all respects). Subject to the foregoing, a Funded LC Issuing Bank may (but shall not be obligated to) agree that a standby Funded Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (other than in respect of Detroit Letters Of Credit), unless such Funded LC Issuing Bank elects not to extend for any such additional period; provided, a Funded LC Issuing Bank shall not extend any such Funded Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Funded LC Issuing Bank must elect to

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allow such extension. The Total Funded Letter of Credit Commitment shall terminate on the Funded Letter of Credit Termination Date.

            (c) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent and to the relevant Issuing Bank, an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days (in the case of standby letters of credit) or five Business Days (in the case of commercial letters of credit), or in each case such shorter period as may be agreed to by an Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, an Issuing Bank shall issue the requested Letter of Credit only in accordance with such Issuing Bank's standard operating procedures. Upon the issuance of any Revolving Letter of Credit or amendment or modification to a Revolving Letter of Credit, the applicable Issuing Bank shall promptly notify each Revolving Lender of such issuance, which notice shall be accompanied by a copy of such Revolving Letter of Credit or amendment or modification to a Revolving Letter of Credit and the amount of such Revolving Lender's respective participation in such Revolving Letter of Credit pursuant to Section 2.4(g). Upon the issuance of any Funded Letter of Credit or amendment or modification to a Funded Letter of Credit, the applicable Funded LC Issuing Bank shall promptly notify the Administrative Agent of such issuance and the Administrative Agent shall notify each Funded Letter of Credit Participant of such issuance, which notice shall be accompanied by a copy of such Funded Letter of Credit or amendment or modification to a Funded Letter of Credit and the amount of such Funded Letter of Credit Participant's respective participation in such Funded Letter of Credit pursuant to Section 2.4(h).

            (d) Responsibility of Issuing Banks With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, such Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Company and such Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, but subject to the first sentence of this subsection (d), such Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting

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of, any of such Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by such Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of such Issuing Bank to Company. Notwithstanding anything to the contrary contained in this Section 2.4(d), Company shall retain any and all rights it may have against an Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Bank.

            (e) Reimbursement by Company of Amounts Drawn or Paid Under Letters of Credit. (i) In the event an Issuing Bank has determined to honor a drawing under a Letter of Credit (each such amount so paid until reimbursed, an "UNPAID DRAWING"), it shall promptly notify Company and Administrative Agent, and Company may reimburse such Issuing Bank on or before the Business Day immediately following the date on which such notice of such drawing is provided (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Bank prior to 10:00 a.m. (New York City time) on or before the Business Day immediately following the date such drawing is honored that Company intends to reimburse such Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans with respect to any Revolving Letter of Credit, Company shall be deemed, in the case of any Revolving Letters of Credit, to have given a timely Funding Notice to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) provided no Event of Default under Sections 8.1(a), (f) or (g) shall have occurred and be continuing, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Revolving Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by such Revolving Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Revolving Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.4(e) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(e).

            (f) Repayment by Funded Letter of Credit Participants of Amounts Drawn or Paid Under Funded Letters of Credit. In the event that a Funded LC Issuing Bank makes any payment under any Funded Letter of Credit and Company shall not have repaid such amount in full to such Funded LC Issuing Bank pursuant to Section 2.4(e), such Funded LC Issuing Bank shall notify Administrative Agent and Administrative Agent shall notify each Funded Letter of Credit Participant of such failure, and such Funded LC Issuing Bank shall apply from the Credit Linked Deposits held by such Funded LC Issuing Bank toward the reimbursement of such payment each Funded Letter of Credit Participant's Pro Rata Share of such unreimbursed payment from the Credit Linked Deposit Account held by such Funded LC Issuing Bank. In the event a Funded LC Issuing Bank applies the Credit Linked Deposits held by such Funded LC

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Issuing Bank to an unreimbursed disbursement under a Funded Letter of Credit pursuant to the preceding sentence, Company shall have the right, one time only following the Closing Date (provided no Default or Event of Default shall have occurred and be continuing), within 5 Business Days of the Reimbursement Date, to pay over to Administrative Agent in reimbursement thereof an amount equal to the full amount of such unreimbursed disbursement, and such payment shall be applied by Administrative Agent in accordance with clause (ii) of the immediately following sentence. Promptly following receipt by Administrative Agent of any payment by Company in respect of any disbursement under a Funded Letter of Credit, Administrative Agent shall distribute such payment (i) to the Funded LC Issuing Bank that issued such Funded Letters of Credit or (ii) subject to the immediately preceding sentence, to the extent payments have been made from the Credit Linked Deposits, to the Credit Linked Deposit Account with respect to such Funded Letter of Credit to be added to the Credit Linked Deposits held by such Funded LC Issuing Bank. Company acknowledges that each payment made pursuant to this paragraph in respect of any unreimbursed payment is required to be made for the benefit of the Funded LC Issuing Bank indicated in the immediately preceding sentence. Provided no Event of Default under
Section 8.1(f) or (g) shall have occurred and be continuing, any payment made from the Credit Linked Deposit Account (except to the extent of a one-time repayment by Company within 5 Business Days of the Reimbursement Date as expressly permitted above) pursuant to this paragraph to reimburse a Funded LC Issuing Bank for any unreimbursed payment shall be deemed an extension of Term Loans made on such date by the Funded Letter of Credit Participants ratably in accordance with their Pro Rata Share of the Total Credit Linked Deposit, and the amount so funded shall permanently reduce the Total Credit Linked Deposit; any amount so funded pursuant to this paragraph shall, on and after the funding date thereof, be deemed to be Term Loans for all purposes hereunder and have the same terms as other Terms Loans hereunder (such deemed Term Loan, a "NEW TERM LOAN"). Any New Term Loans deemed made on the same day shall be designated a separate series (a "SERIES") of New Term Loans for all purposes of this Agreement. In the event that Company is required to reimburse a Funded LC Issuing Bank for any disbursement under a Funded Letter of Credit issued by such Funded LC Issuing Bank, for a period of 91 days following such reimbursement payment by Company, the Funded Letter of Credit Exposures shall be deemed to include (as if such Funded Letter of Credit were still outstanding) for purposes of determining availability for the issuance of any new Funded Letter of Credit during such period, the amount of such reimbursement payment until the end of such 91-day period.

            (g) Lenders' Purchase of Participations in Revolving Letters of Credit. Immediately upon the issuance of each Revolving Letter of Credit, each Lender having a Revolving Commitment (each, a "REVOLVING LETTER OF CREDIT PARTICIPANT") shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Revolving Issuing Bank a participation in such Revolving Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse a Revolving Issuing Bank as provided in Section 2.4(e), such Revolving Issuing Bank shall promptly notify each Revolving Letter of Credit Participant of the unreimbursed amount of such honored drawing and of such Revolving Letter of Credit Participant's respective participation therein based on such Revolving Letter of Credit Participant's Pro Rata Share of the Revolving Commitments. Each Revolving Letter of Credit Participant shall make available to such

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Revolving Issuing Bank an amount equal to its respective participation, in
Dollars and in same day funds, at the office of such Revolving Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Revolving Issuing Bank is located) after the date notified by such Revolving Issuing Bank. In the event that any Revolving Letter of Credit Participant fails to make available to such Revolving Issuing Bank on such business day the amount of such Revolving Letter of Credit Participant's participation in such Revolving Letter of Credit as provided in this Section 2.4(g), the applicable Revolving Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by such Revolving Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.4(g) shall be deemed to prejudice the right of any Revolving Letter of Credit Participant to recover from a Revolving Issuing Bank any amounts made available by such Revolving Letter of Credit Participant to a Revolving Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Revolving Letter of Credit in respect of which payment was made by such Revolving Letter of Credit Participant constituted gross negligence or willful misconduct on the part of such Revolving Issuing Bank. In the event a Revolving Issuing Bank shall have been reimbursed by other Revolving Letter of Credit Participants pursuant to this Section 2.4(g) for all or any portion of any drawing honored by such Revolving Issuing Bank under a Revolving Letter of Credit, such Revolving Issuing Bank shall distribute to each Revolving Letter of Credit Participant which has paid all amounts payable by it under this Section 2.4(g) with respect to such honored drawing such Revolving Letter of Credit Participant's Pro Rata Share of all payments subsequently received by such Revolving Issuing Bank from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Letter of Credit Participant at its primary address set forth below its name on Appendix B or at such other address as such Revolving Letter of Credit Participant may request.

            (h) Funded Letter of Credit Participant's Purchase of Participations in Funded Letters of Credit. On the Closing Date, without any further action on the part of the Funded LC Issuing Banks or the Lenders, the Funded LC Issuing Banks hereby grant to each Funded Letter of Credit Participant, and each such Funded Letter of Credit Participant shall be deemed irrevocably and unconditionally to have purchased and received from each Funded LC Issuing Bank that has issued any Funded Letter of Credit, without recourse or warranty, an undivided interest and participation (each, a "FUNDED LETTER OF CREDIT PARTICIPATION"), in each Funded Letter of Credit that may be issued pursuant to
Section 2.4(b) or deemed issued pursuant to Section 2.4(m) equal to such Funded Letter of Credit Participant's Pro Rata Share of the aggregate amount available to be drawn under each such Funded Letter of Credit and the Funded LC Participation Interests in respect thereof together with rights to receive payments under Section 2.4(j)(iv). The aggregate purchase price for the Funded Letter of Credit Participations of each Funded Letter of Credit Participant shall equal the amount of the Funded Letter of Credit Commitment of such Funded Letter of Credit Participant paid to the Administrative Agent on the Closing Date pursuant to the next sentence, and, unless and until the Funded Letter of Credit Termination Date has occurred and all Funded Letters of Credit issued by a Funded LC Issuing Bank have expired without draw, or to the extent of any draws, have been reimbursed in full, or are cash collateralized by Company pursuant to Section 2.4(j)(iv),each such Credit Linked Deposit held by a Funded LC Issuing Bank shall be the property of such Funded LC Issuing

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Bank as the consideration paid by each such Funded Letter of Credit Participant for such purchase price as it relates to any Funded Letters of Credit issued or deemed issued by such Funded LC Issuing Bank. Each Funded Letter of Credit Participant shall pay to Administrative Agent in full on the Closing Date an amount equal to such Funded Letter of Credit Participant's Funded Letter of Credit Commitment, and Administrative Agent shall immediately transfer and allocate such Credit Linked Deposits to each Funded LC Issuing Bank in the amounts set forth on Schedule 2.4(f). Each Funded Letter of Credit Participant hereby absolutely and unconditionally agrees that if a Funded LC Issuing Bank makes a disbursement in respect of any Funded Letter of Credit issued by such Funded LC Issuing Bank which is not reimbursed by Company on the date due pursuant to Section 2.4(e), or is required to refund any reimbursement payment in respect of any Funded Letter of Credit issued or deemed issued by such Funded LC Issuing Bank to Company for any reason, the amount of such disbursement shall be satisfied, ratably as among the Funded Letter of Credit Participants in accordance with their Pro Rata Share (with the Administrative Agent having the responsibility to determine and keep record of the Pro Rata Shares of the Funded Letter of Credit Participants for this purpose and all other purposes hereunder) of the Total Credit Linked Deposit from the Credit Linked Deposit on deposit with the Funded LC Issuing Bank. Without limiting the foregoing, each Funded Letter of Credit Participant irrevocably authorizes the Administrative Agent and each Funded LC Issuing Bank, as applicable, to apply amounts of the Credit Linked Deposits as provided in this paragraph.

      (i) [Intentionally left blank].

      (j) Credit Linked Deposit Accounts.

                  (i) Subject to the terms and conditions hereof, each Funded Letter of Credit Participant severally agrees to make, on the Closing Date, a payment to Administrative Agent in an amount equal to such Funded Letter of Credit Participant's Funded Letter of Credit Commitment and Administrative Agent shall use such payments to establish a Credit Linked Deposit Account at each Funded LC Issuing Bank and deposit with each such Funded LC Issuing Bank an amount as set forth on Schedule 2.4(f). The Credit Linked Deposits paid to a Funded LC Issuing Bank shall be held by such Funded LC Issuing Bank in its Credit Linked Deposit Account, and no party other than the Funded LC Issuing Bank shall have a right of withdrawal from the Credit Linked Deposit Account, or any other right power or interest in or with respect to the Credit Linked Deposits, except as expressly set forth in Sections 2.4(f), (h), (j) and
   Section 2.13(b)(iii). Notwithstanding any provision in this Agreement to the contrary, the sole funding obligation of each Funded Letter of Credit Participant in respect of its Funded Letter of Credit Commitment and Funded Letter of Credit Participation shall be satisfied in full upon the payment of its purchase price on the Closing Date.

                  (ii) Each of Company, Administrative Agent, each Funded LC Issuing Bank and each Funded Letter of Credit Participant hereby acknowledges and agrees that each Funded Letter of Credit Participant is making its payment on the Closing Date pursuant to Section 2.4(j)(i) to be paid into the Credit Linked Deposit Account for application in the manner contemplated by Sections 2.4(f) and (h). Regarding the Credit Linked Deposits to be held by JPMC in its capacity as a Funded LC Issuing Bank, JPMC has agreed (except during

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   periods when such Credit Linked Deposits, or funds applied by or on behalf of
   JPMC against such Credit Linked Deposits, are used to cover Unpaid Drawings under Funded Letters of Credit) to direct the investment of the Credit Linked Deposits as follows: (1) Company shall advise such Funded LC Issuing Bank (in writing copied at the same time to the Administrative Agent) at least two Business Days prior to the commencement of each Interest Period of the first and last Business Day of such Interest Period (it being understood, without the requirement for any further notification, that the first Business Day of the first Interest Period shall be the Closing Date; (2) on the first
   Business Day of each Interest Period, JPMC in its capacity as Funded LC Issuing Bank shall invest the Credit Linked Deposits held by it in a JPMC Certificate of Deposit having a rate that is identified to the Administrative Agent by JPMC in its capacity as Funded LC Issuing Bank on such Business Day for the period commencing on the first day of such Interest Period and ending on the last day of such Interest Period and (3) on the last Business Day of such Interest Period JPMC in its capacity as a Funded LC Issuing Bank shall disburse to the Administrative Agent (for further distribution to the Funded Letter of Credit Participants in accordance with their Pro Rata Shares) the amount of the earnings for such Interest Period on the Credit Linked Deposits held by it at the rate identified pursuant to the foregoing clause (2) (the "JPMC RELEVANT RETURN"). Regarding the Credit Linked Deposits to be held by UBS in its capacity as a Funded LC Issuing Bank, UBS has agreed (except during periods when such Credit Linked Deposits, or funds applied by or on behalf of UBS against such Credit Linked Deposits, are used to cover Unpaid Drawings under Funded Letters of Credit) to direct the investment of the Credit Linked Deposits as follows: (1) Company shall advise such Funded LC Issuing Bank (in writing copied at the same time to the Administrative Agent) at least two Business Days prior to the commencement of each Interest Period of the first and last Business Day of such Interest Period (it being understood, without the requirement for any further notification, that the first Business Day of such Interest Period shall be the Closing Date); (2) on the first Business Day of each Interest Period, UBS in its capacity as Funded LC Issuing Bank shall invest the Credit Linked Deposits held by it in a UBS time deposit (or in respect of the first Interest Period from the Closing
   Date to June 27th in overnight time deposits) having a rate that is identified to the Administrative Agent by UBS in its capacity as Funded LC Issuing Bank on such Business Day for the period commencing or the first day of such Interest Period and ending on the last day of such Interest Period and (3) on the last Business Day of each Interest Period UBS in its capacity as a Funded LC Issuing Bank shall disburse to the Administrative Agent (for further distribution to the Funded Letter of Credit Participants in accordance with their Pro Rata Shares) the amount of the earnings for such Interest Period on the Credit Linked Deposits held by it (the "UBS RELEVANT RETURN" and together with the JPMC Relevant Return, the "RELEVANT RETURN").
   In addition to the foregoing payments by or on behalf of Administrative
   Agent, Company agrees to make payments to each Funded Letter of Credit Participant in accordance with its Pro Rata Share when payments of the Relevant Return are made as above on the last day of each Interest Period
   (and made together with such payments) in an amount equal to the amount by which the Relevant Return for such Interest Period is less than the amount which would have been earned on the total aggregate Credit Linked Deposits held by all Funded LC Issuing Banks for such Interest Period had such Credit Linked Deposits earned a return equal to the Adjusted Eurodollar Rate for such Interest Period (such Adjusted Eurodollar Rate shall be calculated as if in respect of a Eurodollar Rate Loan hereunder for such Interest Period).

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

                  (iii) Company shall have no right, title or interest in or to the Credit Linked Deposits and no obligations with respect thereto (except for the reimbursement obligations in respect of Funded Letters of Credit provided in Sections 2.4(f) and (h)), it being acknowledged and agreed by the parties hereto that the making of the Credit Linked Deposits by the Funded Letter of Credit Participants, the payments to the Funded Letter of Credit Participants contemplated in Section 2.4(j)(ii), the provisions of this
   Section 2.4(j)(iii) and the application of the Credit Linked Deposits in the manner contemplated by Sections 2.4(f) and (h) constitute agreements among Administrative Agent, the Funded LC Issuing Banks and the Funded Letter of Credit Participants with respect to payments of each Funded Letter of Credit Participant in respect of its Funded Letter of Credit Participation and do not constitute any loan or extension of credit to Company.

                  (iv) Following the occurrence of any of the events identified in clauses (i), (ii) or (iii) of the definition of Funded Letter of Credit Termination Date (but solely in the case of clause (ii), only to the extent at such time Company shall have paid all outstanding obligations then due and payable under this Agreement), and subject to Company's cash collateralization to the extent of a Funded LC Issuing Bank's outstanding Funded Letters of Credit, in an amount (but in no event greater than 105% of the aggregate undrawn face amount) and manner reasonably satisfactory to the Collateral Agent and the Funded LC Issuing Bank that issued such Funded Letters of Credit (which cash collateralization is hereby expressly required of Company on any Funded Letter of Credit Termination Date), each Funded LC Issuing Bank shall repurchase the Funded Letter of Credit Participation Interests from the Funded Letter Credit Participants with the remaining Credit Linked Deposits held by it at such time according to each Funded Letter of Credit Participant's Pro Rata Share (whereupon such remaining amount that has been so paid shall no longer be considered the property of the Funded LC Issuing Banks).

            (k) Obligations Absolute. The obligation of Company to reimburse each Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.4(e) and the obligations of Lenders under Sections 2.4(f) and (h) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), such Issuing Bank, Lender or any other Person or, in the case of a Lender, against Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);
(iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by such Issuing Bank under any Letter of Credit against presentation of a draft or other document which substantially complies with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (v) any breach hereof or any other Credit Document by any party thereto; (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (vii) the fact that an Event of Default or a Default shall

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

have occurred and be continuing; provided, in each case, that payment by an Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Bank under the circumstances in question.

            (l) Indemnification. Without duplication of any obligation of Company under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, reasonable costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of, such Issuing Bank under the circumstances in question or (2) the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

            (m) Existing Letters of Credit. On the Closing Date, (i) each Existing Letter of Credit, to the extent outstanding, shall automatically and without further action by the parties thereto be deemed converted to Funded Letters of Credit issued pursuant to this Section 2.4 for the account of Company and subject to the provisions hereof, and for this purpose the fees payable with respect to such Funded Letters of Credit issued hereunder pursuant to Section 2.11(b)(i) and 2.11(c) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit, except to the extent that such fees are of the type payable hereunder pursuant to Section 2.11(c)(iii), in which event such fees shall be payable without duplication) as if such Funded Letters of Credit had been issued on the Closing Date, and (ii) each of the Issuing Banks listed on Schedule 1.1(c) with respect to its respective Existing Letter Credit shall be deemed to be a Funded LC Issuing Bank hereunder with respect to its Funded Letters of Credit, but UBS shall not be an Issuing Bank except as to the Detroit Letters of Credit. UBS and Company agree for the sake of clarity that the references to the "Credit Agreement" in the Detroit Letters of Credit are intended to mean the Credit Agreement under which the Detroit Letters of Credit are deemed issued (as such Credit Agreement may be amended or replaced from time to time).

            (n) Upon the prior written consent of JPMC and at least 3 Business Days' prior written notice to Administrative Agent and UBS, Company may request the transfer of all or a portion of the Credit Linked Deposit held by UBS at such time from UBS to JPMC (each such institution in its capacity as a Funded LC Issuing Bank) on the last day of any Interest Period relating to the Credit Linked Deposits (the date of such transfer being a "TRANSFER DATE") in an amount not to exceed, at such time, the difference between (i) the Credit Linked Deposits held by UBS at such time minus (ii) the Funded Letters of Credit Outstanding at such time in respect of Funded Letters of Credit issued by UBS (or, if greater, the amount to which such Funded Letters of Credit by their terms permit the Stated Amount thereof to be increased to) (such difference being the "UBS EXCESS TRANSFER AMOUNT"). No later than 12:00 noon on such Transfer Date, UBS shall transfer to such Credit Linked Deposit Account as JPMC may designate, an amount equal to the UBS Excess Transfer Amount in immediately available funds. Upon such transfer (i) the Credit Linked Deposit held by JPMC, and (without further action) the amount corresponding to JPMC on Schedule 1.1(c), shall each be increased in an amount equal to the

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                                       54

UBS Excess Transfer Amount and (ii) the Credit Linked Deposit held by UBS, and (without further action) the amount corresponding to UBS on Schedule 1.1(c), shall be reduced by an amount equal to the UBS Excess Transfer Amount.

      2.5. Pro Rata Shares; Availability of Funds.

            (a) Pro Rata Shares. All Loans and Credit Linked Deposits shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment, Funded Letter of Credit Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan or Credit Linked Deposit requested hereunder or purchase a participation required hereby.

            (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

      2.6. Use of Proceeds. The proceeds of the Term Loan shall be applied by Company to fund the Acquisition, the Refinancing and to pay the related fees, commissions, premiums and expenses. The proceeds of the Revolving Loans and Swing Line Loans made after the Closing Date shall be applied by Company for working capital and general corporate purposes of Company and its Subsidiaries, including permitted Consolidated Capital Expenditures and Permitted Acquisitions and to (in an aggregate amount not to exceed $25,000,000) pay MSW Put-Related Costs. The proceeds of the Funded Letters of Credit and Revolving Letters of Credit shall be used by Company to support Company's and its Subsidiaries' obligations under the Projects and other Contractual Obligations of Company and its Subsidiaries and other general corporate purposes, but shall in no event be used to make or facilitate any Investment or Restricted Junior Payment not otherwise permitted hereunder. No portion of the proceeds of any

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                                       56

Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

      2.7. Evidence of Debt; Register; Lenders' Books and Records; Notes.

            (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Loans and the Credit Linked Deposits made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or Company's Obligations in respect of any applicable Loans or Credit Linked Deposits; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

            (b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments, Loans and the Credit Linked Deposits of each Lender from time to time (the "REGISTER"). The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments, the Loans and the Credit Linked Deposits in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans or the Credit Linked Deposits, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or Company's Obligations in respect of any Loan or the Credit Linked Deposits. The Administrative Agent shall correct any failures to record or errors in recording in the Register reasonably promptly after discovery of such failure or error. Company hereby designates GSCP to serve as Company's agent solely for purposes of maintaining the Register as provided in this Section 2.7, and Company hereby agrees that, to the extent GSCP serves in such capacity, GSCP and its officers, directors, employees, agents, sub-agents and affiliates shall constitute "Indemnitees." The Obligations are registered obligations and the right, title and interest of any Lender or Issuing Bank and/or its assignees in and to such Obligations shall be transferable only upon notation of such transfer in the Register. This Section 2.7(b) shall be construed so that the Obligations are at all times maintained in "registered form" within the meaning of sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related Treasury Regulations.

            (c) Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after

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

Company's receipt of such notice) a Note or Notes to evidence such Lender's Term Loan, Revolving Loan or Swing Line Loan, as the case may be.

      2.8. Interest on Loans.

            (a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                        (1) if a Base Rate Loan, at the Base Rate plus the
            Applicable Margin; or

                        (2) if a Eurodollar Rate Loan, at the Adjusted
            Eurodollar Rate plus the Applicable Margin.

            (b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, in respect of Term Loans requested on the Closing Date such Term Loans initially shall be made as Eurodollar Rate Loans with an interest period of three months. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

            (c) In connection with Eurodollar Rate Loans there shall be no more than eight (8) Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

            (d) Interest payable pursuant to Section 2.8(a) shall be computed
(i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or,

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                                       57
with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

            (e) Except as otherwise set forth herein, interest on each Loan (i) with respect to Revolving Loans, shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) with respect to Term Loans, shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date; (iii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iv) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

            (f) Company agrees to pay to each Revolving Issuing Bank, with respect to drawings honored under any Revolving Letter of Credit issued by such Revolving Issuing Bank, interest on the amount paid by such Revolving Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company (including any such reimbursement out of the proceeds of any Revolving Loans), at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

            (g) Company agrees to pay to such Funded LC Issuing Bank, with respect to drawings honored under any Funded Letter of Credit issued by such Funded LC Issuing Bank, interest on the amount paid by such Funded LC Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company or from Credit Linked Deposits at a rate equal to the rate of interest otherwise payable hereunder with respect to Term Loans that are Base Rate Loans.

            (h) Interest payable pursuant to Sections 2.8(f) or (g) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by an Issuing Bank of any payment of interest pursuant to Section 2.8(f) or (g), such Issuing Bank shall distribute to each Letter of Credit Participant, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Letter of

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

Credit Participant would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event an Issuing Bank shall have been reimbursed by Letter of Credit Participants for all or any portion of such honored drawing, such Issuing Bank shall distribute to each Letter of Credit Participant which has paid all amounts payable by it under Section 2.4(h) with respect to such honored drawing such Letter of Credit Participant's Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by Letter of Credit Participants for the period from the date on which such Issuing Bank was so reimbursed by Letter of Credit Participants to but excluding the date on which such portion of such honored drawing is reimbursed by Company.

      2.9. Conversion/Continuation.

            (a) Subject to Section 2.18 and (with respect to continuations of, or conversions into, Eurodollar Rate Loans) so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

                  (i) to convert at any time all or any part of any Term Loan or Revolving Loan equal to $500,000 and integral multiples of $250,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.18 in connection with any such conversion; or

                  (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $250,000 in excess of that amount as a Eurodollar Rate Loan.

            (b) Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

      2.10. Default Interest. The principal amount of all Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder but not paid when due, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the highest interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the highest interest rate otherwise then payable hereunder for Base Rate Loans); provided, in the case of

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

Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the highest interest rate otherwise then payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

      2.11. Fees.

            (a) Company agrees to pay to Administrative Agent for the ratable benefit of each Lender having Revolving Exposure:

                  (i) commitment fees equal to (1) the average of the daily difference between (a) the Revolving Commitments, and (b) the Total Utilization of Revolving Commitments (disregarding item (ii) of the definition thereof), times (2) 0.50% per annum; and

                  (ii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Revolving Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

            (b) Company agrees to pay to Administrative Agent for the ratable benefit of each Lender having Funded Letter of Credit Exposure, a fee in respect of such Lender's Pro Rata Share of the Credit Linked Deposits (the "FUNDED LETTER OF CREDIT FEE"), for the period from and including the Closing Date to but excluding the date on which final payment made to such Lender pursuant to
Section 2.4(j)(iv), computed at the per annum rate for each date equal to (x) the Applicable Margin for Credit Linked Deposits then in effect for Funded Letters of Credit times (y) the average daily amount of such Credit Linked Deposit.

            (c) Company agrees to pay directly to each Issuing Bank, for its own account, the following fees:

                  (i) a fronting fee equal to 0.125%, per annum, times the average aggregate daily maximum amount available to be drawn under all Revolving Letters of Credit issued by such Issuing Bank (determined as of the close of business on any date of determination);

                  (ii) a fronting fee equal to 0.125%, per annum, times the average aggregate daily maximum amount available to be drawn under all Funded Letters of Credit issued by such Issuing Bank (determined as of the close of business on any date of determination); and

                  (iii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank's standard schedule for such charges and as in effect (and delivered to Company) at the time of such issuance, amendment, transfer or payment, as the case may be.

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

                  (d) All fees referred to in Sections 2.11(a) and (b) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

                  (e) All fees referred to in Sections 2.11(a), (b), (c) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period or the Funded Letter of Credit Commitment Period, as applicable, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date or the Funded Letter of Credit Termination Date and with respect to Section 2.11(b) on the date of return to any Funded Letter of Credit Participant of any of such Funded Letter of Credit Participant's Credit Linked Deposits in respect of the amount so returned, as applicable.

                  (f) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

      2.12. Scheduled Payments. The principal amounts of the Term Loans (other than New Term Loans, the repayment of which shall be governed by the proviso below) shall be repaid in consecutive quarterly installments (each, an "INSTALLMENT") in the aggregate amounts set forth below on the last day of each Fiscal Quarter (each, an "INSTALLMENT DATE"), commencing September 30, 2005:

       Dates                        Amount
------------------               ----------
September 30, 2005               $  687,500
 December 31, 2005               $  687,500
  March 31, 2006                 $  687,500
   June 30, 2006                 $  687,500
September 30, 2006               $  687,500
 December 31, 2006               $  687,500
  March 31, 2007                 $  687,500
   June 30, 2007                 $  687,500
September 30, 2007               $  687,500
 December 31, 2007               $  687,500
  March 31, 2008                 $  687,500
   June 30, 2008                 $  687,500
September 30, 2008               $  687,500
 December 31, 2008               $  687,500
  March 31, 2009                 $  687,500
   June 30, 2009                 $  687,500
September 30, 2009               $  687,500
 December 31, 2009               $  687,500
  March 31, 2010                 $  687,500
   June 30, 2010                 $  687,500

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
Date                             Amounts
September 30, 2010               $   687,500
 December 31, 2010               $   687,500
  March 31, 2011                 $   687,500
   June 30, 2011                 $   687,500
September 30, 2011               $64,625,000
 December 31, 2011               $64,625,000
  March 31, 2012                 $64,625,000
   June 30, 2012                 $64,625,000

;provided, that in the event any New Term Loans are deemed made, such New Term Loans shall be repaid on each Installment Date occurring on or after the date on which such New Term Loans are deemed made pursuant to Section 2.4(f) in an amount equal to (i) the aggregate principal amount of such New Term Loans, times
(ii) the ratio (expressed as a percentage) of (y) the amount of all other Term Loans being repaid on such date on which such New Term Loans are deemed made pursuant to Section 2.4(f) and (z) the total aggregate principal amount of all other Term Loans outstanding on such deemed date of making of such New Term Loans.

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loan in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and (y) and the Term Loan, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date.

      2.13. Voluntary Prepayments/Commitment Reductions.

            (a) Voluntary Prepayments.

                  (i) Any time and from time to time:

                        (1) with respect to Base Rate Loans, Company may prepay
            any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount;

                        (2) with respect to Eurodollar Rate Loans, Company may
            prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount; and

                        (3) with respect to Swing Line Loans, Company may prepay
            any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000, and in integral multiples of $250,000 in excess of that amount.

                  (ii) All such prepayments shall be made:

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                        (1) upon not less than one Business Day's prior written
            or telephonic notice in the case of Base Rate Loans;

                        (2) upon not less than three Business Days' prior
            written or telephonic notice in the case of Eurodollar Rate Loans;
            and

                        (3) upon written or telephonic notice on the date of
            prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

            (b) Voluntary Commitment Reductions.

                  (i) Company may, upon not less than one Business Day's prior written or telephonic notice promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

                  (ii) Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

                  (iii) Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to Administrative Agent at Administrative Agent's Principal Office (which notice Administrative Agent shall promptly transmit to each of the Funded LC Issuing Banks and each of the Lenders), Company shall have the right, without premium or penalty, on any day, permanently to reduce the Credit Linked Deposits in whole or in part, provided that (i) any partial reduction pursuant to this Section 2.13(b)(iii) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall be allocated among the Credit Linked Deposits held by the Funded LC Issuing Banks on a pro rata basis and (ii) after giving effect to such reduction and

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      to any cancellation or cash collateralization of Funded Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders' Funded Letter of Credit Exposures (after giving effect to any required increase in the Stated Amount of any Funded Letters of Credit) shall not exceed the Total Credit Linked Deposit. In the event the Credit Linked Deposits shall be reduced as provided in the immediately preceding sentence, each Funded LC Issuing Bank shall repurchase the Funded LC Participation Interests in respect of such reduced Credit Linked Deposits held by the Funded Letter of Credit Participants with the Credit Linked Deposits held by such Funded LC Issuing Bank in an amount that corresponds to the portion of such reduction allocable to such Funded LC Issuing Bank (such repurchase price to be deposited by such Funded LC Issuing Bank with Administrative Agent) and Administrative Agent shall repay such amount to the Funded Letter of Credit Participants ratably in accordance with their Pro Rata Shares of the Total Credit Linked Deposit (as determined immediately prior to such reduction).

         2.14. Mandatory Prepayments/Commitment Reductions.

            (a) Asset Sales. No later than the fifth Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds (or, in the event such Net Asset Sale Proceeds are subject to distribution limitations contained in the ARC Indenture, any ARC Refinancing Indenture, any New ARC Indenture, either MSW Indenture, any MSW Refinancing Indenture, any New MSW Indenture or any Project document or any instrument or agreement governing the terms of any permitted refinancing thereof, no later than the fifth Business Day after the last of such distribution limitations (as the same relates to such Net Asset Sale Proceeds) expires), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such Net Asset Sale Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing on the date of the related Asset Sale, and (ii) to the extent that aggregate of such Net Asset Sale Proceeds from the Closing Date through the applicable date of determination do not exceed $5,000,000 in any Fiscal Year or $10,000,000 in the aggregate since the Closing Date (excluding, but only for the purposes of calculating such cap and not the reinvestment provision itself, Net Asset Sale Proceeds from the sale or other disposition of those assets identified on Schedule 6.9-A), Company shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Asset Sale Proceeds within three hundred sixty days of receipt thereof in long-term productive assets of the general type used in the business of Company and its Subsidiaries; provided further, pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments).

            (b) Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by Company or any of its Subsidiaries, or Collateral Agent or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds (or, in the event such Net Insurance/Condemnation Proceeds are subject to distribution limitations contained in the ARC Indenture, any ARC Refinancing Indenture, New ARC Indenture, either MSW Indenture, any MSW Refinancing Indenture and New MSW Indenture or any Project document or any instrument or agreement governing the terms of any permitted refinancing thereof, no later than the fifth Business Day after the last of such distribution limitations (as the same relates to such Net Insurance/Condemnation Proceeds) expires), Company shall prepay the

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Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing on the date of such receipt, Company shall have the option, directly or through one or more of its Subsidiaries to invest or commit to reinvest such Net Insurance/Condemnation Proceeds within three hundred sixty days of receipt thereof in long term productive assets of the general type used in the business of Company and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof (or to reimburse Company and its Subsidiaries for costs incurred in respect of such loss); provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments).

            (c) Issuance of Equity Securities. On the fifth Business Day following date of receipt by Company of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Company or any of its Subsidiaries (other than (i) the Rights Offering and any equity contribution or investment made by Holdings in Company with the proceeds thereof, (ii) the Put-Related Equity Offering and any equity contribution or investment made by Holdings in Company with the proceeds thereof, (iii) an equity contribution from Holdings to Company to occur within 120 days of the Closing Date in an aggregate amount not to exceed $25,000,000, the proceeds of which are on-lent pursuant to
Section 6.1(e) or invested pursuant Section 6.7(n)(iii) to pay MSW Put-Related Costs, (iv) proceeds received by a Subsidiary of Company from Company or another Subsidiary of Company and (v) pursuant to any employee and/or director stock or stock option compensation plan), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 50% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses provided, that if any such commissions, costs or expenses have not been incurred or invoiced at such time, Company may deduct its good faith estimate thereof to extent subsequently paid; provided, further, that the amount of such proceeds required to be prepaid shall be reduced in an amount equal to the amount of proceeds Subsidiaries of Company are legally bound, or required, pursuant to the ARC Indenture, the ARC Refinancing Indenture, any New ARC Indenture, the MSW Indentures, MSW Refinancing Indenture, MSW Refinancing Notes, any New MSW Indenture or any refinancings thereof to use for prepayments thereunder.

            (d) Issuance of Debt. No later than the fifth Business Day following the date of receipt by Company or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness for borrowed money of Company or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, that if any such commissions, costs or expenses have not been incurred or invoiced at such time, Company may deduct its good faith estimate thereof to the extent subsequently paid.

            (e) Excess Cash Flow. In the event that there shall be Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2005, but for Fiscal Year 2005 calculated solely for

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

the period from July 1, 2005 to the end of such Fiscal Year), Company shall, no later than ninety days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in
Section 2.15(b) in an aggregate amount equal to 50% of such Excess Cash Flow; provided, during any period in which the Company Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Company Leverage Ratio) shall be 4.00:1.00 or less, Company shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 25% of such Excess Cash Flow. In calculating amounts owing under this clause (e), credit shall be given for any voluntary prepayments of the Loans (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) and, to the extent expressly permitted by the Intercreditor Agreement, the Second Lien Term Loans made during the applicable Fiscal Year.

            (f) Revolving Loans and Swing Loans. Company shall from time to time prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

            (g) Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.14(a) through 2.14(e), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Excess Cash Flow, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

            (h) Second Lien Debt Override. Notwithstanding anything to the contrary contained in this Section 2.14, Company shall not be required to repay any of the Loans with proceeds, from any source, that are required to be applied to a reduction of the loans under the Second Lien Credit Agreement and/or the Second Lien Notes both under the terms thereof and the Intercreditor Agreement.

      2.15. Application of Prepayments.

            (a) Application of Voluntary Prepayments by Type of Loans. Subject to Section 4.1 of the Intercreditor Agreement, any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by Company in the applicable notice of prepayment; provided, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

                  first, to repay outstanding Swing Line Loans to the full extent thereof;

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                  second, to repay outstanding Revolving Loans to the full
extent thereof; and

                  third, to reduce on a pro rata basis the next four scheduled Installments of principal on the Term Loans and thereafter on a pro rata basis to the remaining scheduled Installments of principal on the Term Loans.

            (b) Application of Mandatory Prepayments by Type of Loans. Subject to Section 4.1(a) of the Intercreditor Agreement and Section 2.14(h) hereof, any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied as follows:

                  first, to prepay Term Loans on a pro rata basis to the remaining scheduled Installments of principal of Term Loans;

                  second, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Commitments by the amount of such prepayment;

                  third, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment;

                  fourth, to prepay outstanding reimbursement obligations with respect to Revolving Letters of Credit and to further permanently reduce the Revolving Commitments by the amount of such prepayment;

                  fifth, to cash collateralize Revolving Letters of Credit and to further permanently reduce the Revolving Commitments by the amount of such cash collateralization; and

                  sixth, to further permanently reduce the Revolving Commitments to the full extent thereof.

            (c) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.18(c).

      2.16. General Provisions Regarding Payments.

            (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

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            (b) All payments in respect of the principal amount of any Loan
(other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

            (c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

            (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            (e) Subject to the provisos set forth in the definition of "Interest Period" as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

            (f) Company hereby authorizes Administrative Agent to charge Company's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

            (g) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

            (h) If an Event of Default shall have occurred and not otherwise been cured or waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

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      2.17. Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

      2.18. Making or Maintaining Eurodollar Rate Loans.

            (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

            (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with

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

Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the relevant Interest Periods, then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). If Company does not rescind such Funding Notice or Conversion/Continuation Notice, the Affected Lender's Pro-Rata Share of such Loan shall constitute a Base Rate Loan. Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

            (c) Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender and each Funded LC Issuing Bank, upon written request by such Lender or such Funded LC Issuing Bank, as the case may be (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including (x) the difference between any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans or make its Credit Linked Deposits and the Adjusted Eurodollar Rate such Lender would receive in connection with the liquidation or re-employment of such funds and (y) any expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds) which such Lender or such Funded LC Issuing Bank may sustain: (i) if for any reason (other than a default by any such Lender or Funded LC Issuing Bank) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified

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therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company; (iv) if any Credit Linked Deposit is reduced prior to the last day of the Interest Period applicable thereto (including as a result of an Event of Default) or any Credit Linked Deposit is not reduced on the date specified in any notice delivered pursuant hereto or (v) if any Credit Linked Deposit held by such Funded LC Issuing Bank is reduced in order to reimburse such Funded LC Issuing Bank pursuant to Sections 2.4(f) or 2.4(h); provided, Company shall not be obligated to compensate any Lender or Funded LC Issuing Bank for any such losses, expenses or liabilities attributable to any such circumstance occurring prior to the date that is 90 days prior to the date on which such Lender or Funded LC Issuing Bank requested such compensation from Company.

            (d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

            (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under Section 2.18(c) shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under Section 2.18(c).

      2.19. Increased Costs; Capital Adequacy.

            (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include each Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or

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other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans or Credit Linked Deposits that are reflected in the definition of Adjusted Eurodollar Rate, or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans or Credit Linked Deposits hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then (A) as necessary, the Credit Linked Deposits shall be invested so as to earn a return equal to the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules in interbank compensation and (B) in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided, Company shall not be obligated to pay such Lender any compensation attributable to any period prior to the date that is 180 days prior to the date on which such Lender gave notice to Company of the circumstances entitling such Lender to compensation. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a) and in the calculation thereof, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

            (b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include each Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or change in applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans, Revolving Commitments, Letters of Credit or Credit Linked Deposits, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, change in applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided, Company shall not be obligated to pay such Lender any compensation attributable to any period prior to the date that is 180 days prior to the date on which such Lender gave notice to Company of the circumstances entitling such Lender to compensation. Such Lender shall deliver

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to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b) and in the calculation thereof, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      2.20. Taxes; Withholding, etc.

            (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender (which term shall include each Issuing Bank for purposes of this Section 2.20(a)) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party.

            (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include each Issuing Bank for purposes of this Section 2.20(b)) under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement reasonably promptly after Company becomes aware of it; (ii) Company shall pay or cause to be paid any such Tax before the date on which penalties attach thereto; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to Administrative Agent or any Lender under clause (iii) above except to the extent that any change in any applicable law, treaty or governmental rule, regulation, or order or, or any change in the interpretation, administration or application thereof, after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing
Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to Administrative Agent or such Lender.

            (c) Evidence of Exemption From U.S. Withholding Tax. Each Non-US Lender shall deliver to Administrative Agent and Company, on or prior to the Closing Date (in the case of each Lender (which term shall include each Issuing Bank for purposes of this Section 2.20(c)) listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other

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Lender), and at such other times as may be necessary in the determination of
Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (including therewith any withholding certificates and withholding statements required under applicable Treasury Regulations) (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and the applicable Treasury Regulations and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and the applicable Treasury Regulations and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent and Company two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (including therewith any withholding certificates and withholding statements required under applicable Treasury Regulations), or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and the applicable Treasury Regulations and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Each Lender that is organized under the laws of the United States or any State or political subdivision thereof and that is not an "exempt recipient" (as defined in Treasury Regulations section 1.6049-4(c)) with respect to which no backup withholding is required shall, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date), or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender) provide Administrative Agent and Company with two original copies of Internal Revenue Service Form W-9 (certifying that such Person is entitled to an exemption from United States backup withholding tax) or any successor form, and each such Lender shall thereafter provide Administrative Agent and Company with such supplements and amendments thereto and such additional forms, certificates, statements or documents as may from time to time be required by applicable law. Company shall not be required to pay any additional amount to any Lender under
Section 2.20(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in this Section 2.20(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such

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forms, certificates or other evidence, as the case may be; provided, if such
Lender shall have satisfied the requirements of the first sentence or third sentence, as applicable, of this Section 2.20(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of this Section 2.20(c) shall relieve Company of its obligation to pay any additional amounts pursuant to Section 2.20(b)(iii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer legally entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

            (d) If any Lender (which term shall include each Issuing Bank for purposes of this Section 2.20(d)) or Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes paid by Company or as to which it has received additional amounts under Section 2.20(b)(iii), it shall promptly notify Company of the availability of such refund and shall, within ninety days after receipt of a request by Company, apply for such refund at Company's expense. If any Lender or Administrative Agent actually receives a refund in respect of any Taxes paid by Company or as to which it has received additional amounts under Section 2.20(b)(iii), it shall promptly notify Company of such refund and shall, within ninety days after receipt of a request by Company (or promptly upon receipt, if Company has requested application for such refund pursuant hereto), repay such refund to Company (to the extent of amounts that have been paid by Company under Section 2.20(b)(iii) with respect to such refund plus interest that is received by such Lender or Administrative Agent as part of the refund), net of all reasonable out-of-pocket expenses of such Lender or Administrative Agent and without additional interest thereon; provided, that Company, upon the request of such Lender or Administrative Agent, agrees to return such refund to such Lender or Administrative Agent in the event such Lender or Administrative Agent is required to repay such refund. Nothing contained in this Section 2.20(d) shall require any Lender or Administrative Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

      2.21. Obligation to Mitigate. Each Lender (which term shall include each Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may in good faith deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such

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Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

      2.22. Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(b)(iv) or 2.4(e) or to fund its Credit Linked Deposit (in each case, a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c)(i) such Defaulting Lender's Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Revolving Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to
Section 2.11 with respect to such Defaulting Lender's Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender and (ii) such Defaulting Lender shall not be entitled to receive any Funded Letter of Credit Fees pursuant to Section 2.11 with respect to such Lenders' Credit Linked Deposit in respect of any Default Period with respect to such Default under; and
(d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment or Credit Linked Deposit of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.22. The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

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      2.23. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or (b)
(i) any Lender shall become a Defaulting Lender (or any Lender at the direction or request or any regulatory agency or authority shall default in its obligation to fund, for the purposes of this Section 2.23 only, such Lender also a "Defaulting Lender"), (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained, but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign all or any part of its outstanding Loans, its Revolving Commitments and Credit Linked Deposits, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans and Credit Linked Deposits of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to
Section 2.18(c), 2.19 or 2.20; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Company may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused each outstanding
Letter of Credit issued thereby to be cancelled, fully cash collateralized or supported by a "back-to-back" Letter of Credit reasonably satisfactory to such Terminated Lender. In connection with any such replacement, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance reflecting such replacement within a period of time deemed reasonable by the Administrative Agent, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Acceptance. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments and Credit Linked Deposits, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

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SECTION 3. CONDITIONS PRECEDENT

      3.1. Closing Date. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions on or before the Closing Date:

            (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by Holdings, Company and each of its Subsidiaries, as applicable, for each Lender.

            (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document of Holdings, Company and each Guarantor Subsidiary, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of Holdings, Company and each Guarantor Subsidiary approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority (A) of the jurisdiction of incorporation, organization or formation of Holdings, Company and each Guarantor Subsidiary, (B), with respect to Company, of each jurisdiction in which it is qualified as a foreign corporation or other entity to do business and (C), with respect to Holdings and each Guarantor Subsidiary, of each jurisdiction in which each such entity has its principal assets, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

            (c) Organizational and Capital Structure. The organizational structure and capital structure of Holdings, Company and its Subsidiaries, both before and after giving effect to the Transactions, shall be as set forth on
Schedule 4.1.

            (d) Consummation of Transactions.

                  (i) Company shall have received the gross proceeds from the borrowings of the Second Lien Term Loans in an aggregate amount in cash of not less than $400,000,000;

                  (ii) Company shall have delivered to Administrative Agent complete, correct and conformed copies of the Second Lien Credit Agreement.

                  (iii) Administrative Agent shall have received a fully executed or conformed copy of each Related Agreement (except the Second Lien Notes Indenture, the MSW Refinancing Indentures, the New MSW Indentures, the ARC Refinancing Indenture, the New ARC Indenture and the Put-Related Equity Offering Agreement and all collateral documents related to each) executed on or prior to the Closing Date and each such Related Agreement shall be in full force and effect.

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                  (iv) Since the date of execution thereof, there shall have been no amendment, restatement, or other modification or waiver of the terms and conditions of the Stock Purchase Agreement which, in the reasonable opinion of Administrative Agent, is in any manner materially adverse to the Lenders without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld).

                  (v) Holdings shall have completed the Rights Offering and Company shall have received at least $399,000,000 from (i) the cash contribution to Company by Holdings of the proceeds of the Rights Offering, (ii) the cash contribution to Company by Holdings of unrestricted cash on hand at Holdings and/or (iii) no more than $25,000,000 in cash from pro forma consolidated cash on hand at Company.

                  (vi) There shall not exist, after giving effect to the Transactions, any default or potential event of default under the Second Lien Credit Agreement, or any Credit Document or (except to the extent expressly described as Schedule 3.1(d)) any material Indebtedness of Holdings and its Subsidiaries including, without limitation, the MSW Indentures and the ARC Indenture.

            (e) Existing Indebtedness. On the Closing Date, Company and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit under Existing Indebtedness, (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Company and its Subsidiaries thereunder being repaid on the Closing Date or otherwise made arrangements reasonably satisfactory to Administrative Agent with respect thereto, and (iv) made arrangements reasonably satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the deemed issuance of such letters of credit as Funded Letters of Credit under Section 2.4(m) or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto.

            (f) Transaction Costs. On or prior to the Closing Date, Company shall have delivered to Administrative Agent Company's estimate of the Transactions Costs.

            (g) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Credit Documents and the Related Agreements to be entered into on or prior to the Closing Date and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

            (h) Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein,

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perfected First Priority security interest in certain Real Estate Assets,
Collateral Agent shall have received from Company and each applicable Guarantor
Subsidiary:

                  (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(h) (each, a "CLOSING DATE MORTGAGED PROPERTY");

                  (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

                  (iii) (a) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Closing Date Mortgaged Property (each, a "TITLE POLICY"), in amounts not less than the fair market value of each Closing Date Mortgaged Property or such other amount reasonably required by Collateral Agent, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and
      (B) evidence satisfactory to Collateral Agent that Company or such Guarantor Subsidiary has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records;

                  (iv) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent; and

                  (v) ALTA surveys of all Closing Date Mortgaged Properties, certified to Collateral Agent with a form of certification reasonably satisfactory to Collateral Agent and dated not more than thirty days prior to the Closing Date (each a "SURVEY").

               (i) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

                  (i) evidence satisfactory to Collateral Agent of the compliance by Holdings with the Holdings Pledge Agreement and by Company or each Guarantor Subsidiary of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute and/or deliver UCC financing

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      statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

                  (ii) (A) the results of a recent search, by a Person reasonably satisfactory to Collateral Agent, of the UCC filing offices in the jurisdictions specified by Company, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

                  (iii) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which Company or any Guarantor Subsidiary is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

                  (iv) evidence that Company or each Guarantor Subsidiary shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b) including, without limitation, the Intercompany Master Note) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent to create or perfect a First Priority Lien on the personal property Collateral, in each case except for matters contemplated in Section 5.18.

            (j) Environmental Reports. Administrative Agent shall have received reports and other information, in form and substance satisfactory to Administrative Agent, regarding environmental matters relating to the Facilities.

            (k) Financial Statements; Projections. Administrative Agent shall have received from Holdings, Company and Acquired Business (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets of Holdings, Company and Acquired Business as at December 31, 2004, and reflecting the consummation of the Transactions, the related financings, which pro forma financial statements shall be in form and substance reasonably satisfactory to Administrative Agent, and (iii) the Projections.

            (l) Evidence of Insurance. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to
Section 5.5 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of Lenders, as additional insured and loss payee thereunder to the extent required under Section 5.5.

            (m) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Credit Parties, (ii) LeBoeuf, Lamb, Greene &

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MacRae LLP, and (iii) and Timothy Simpson as general counsel to Company, in the form of Exhibit D1, Exhibit D-2 and Exhibit D-3, respectively, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

            (n) Chief Financial Officer Certificate. Company shall have delivered to Administrative Agent and Lenders an originally executed chief financial officer certificate certifying that the pro forma Consolidated Adjusted EBITDA of Company and its Subsidiaries for the twelve-month period ended December 31, 2004 and for the latest twelve-month period for which financial statements are available (which pro forma ratio shall be calculated reflecting the Transactions on a pro forma basis and reflecting the methodology set forth in Exhibit 1 to the commitment letter delivered by GSCP and Credit Suisse to Holdings with respect to the transactions contemplated by this Agreement) is not less than $485,000,000.

            (o) Holdings Restricted Account. Administrative Agent shall be satisfied that Holdings has funded a segregated account in an amount not less than $6,471,000 (the "INSURANCE DEPOSIT AMOUNT") for the sole purpose of funding any regulatory capital or other requirements relating to the Insurance Subsidiaries of Holdings (the "INSURANCE REGULATORY ACCOUNT").

            (p) Plan of Reorganization Restricted Account. Administrative Agent shall be satisfied that Company has established and funded a segregated account in an amount not less than $4,000,000 (the "PLAN OF REORGANIZATION INITIAL DEPOSIT AMOUNT") for the sole purpose of satisfying the "Class 4 Claims" (as such term is defined in the Plan of Reorganization) (the "PLAN OF REORGANIZATION ACCOUNT"), and shall have paid to U.S. Bank Trust National Association as Trustee under the Indenture dated as of March 10, 2004, between Company and U.S. Bank Trust National Association in respect of the 7.5% Subordinated Unsecured Notes due 2012 an amount sufficient to discharge all obligations under all notes issued under such indenture.

            (q) Fees. Company shall have paid to Co-Syndication Agents, Joint Lead Arrangers, Administrative Agent and Co-Documentation Agents, the fees payable on the Closing Date referred to in Section 2.11(f).

            (r) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from Holdings dated the Closing Date and addressed to Administrative Agent and Lenders, and in the form of Exhibit G-2 hereto demonstrating that after giving effect to the consummation of the Acquisition, the Refinancing, the Rights Offering and the borrowings under this Agreement and the Second Lien Credit Agreement, Holdings and its Subsidiaries on a consolidated basis are Solvent.

            (s) Closing Date Certificate. Holdings and Company shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

            (t) Credit Rating. The credit facilities provided for under this Agreement shall have been assigned a credit rating by each of S&P and Moody's.

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            (u) Closing Date. Lenders shall have made the Term Loans to Company.

            (v) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority, singly or in the aggregate, that seeks to prohibit the Transactions, the financing thereof or any of the other transactions contemplated by the Credit Documents or that has had or could reasonably be expected to have a Material Adverse Effect.

            (w) Completion of Proceedings. All partnership, corporate and other similar proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form and substance to Administrative Agent, and Administrative Agent shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Each Lender, by delivering its signature page to this Agreement and funding a Loan or funding a Credit Linked Deposit on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

      3.2. Conditions to Each Credit Extension.

            (a) Conditions Precedent. The obligation of each Lender to make any Loan on any Credit Date or fund its Credit Linked Deposit on the Closing Date, or any Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions precedent:

                  (i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

                  (ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

                  (iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                  (iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

                  (v) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice,

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      and such other documents or information as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

            (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

      In order to induce Lenders and Issuing Banks to enter into this Agreement and to make each Credit Extension to be made thereby, Company represents and warrants to each Lender and each Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Transactions contemplated hereby):

      4.1. Organization; Requisite Power and Authority; Qualification. Each of Holdings, Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents, if any, to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

      4.2. Capital Stock and Ownership. The Capital Stock of each of Company and its Subsidiaries the shares of which are pledged under the Pledge and Security Agreement has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which, Company or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Company or any of its Subsidiaries of any additional membership interests or other Capital Stock of Company or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Company or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings, Company and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date both before and

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after giving effect to the Transactions. Each Domestic Subsidiary of Company
which is not identified on Schedule 1.1(b)-1 or Schedule 1.1(b)-2 is a Guarantor as of the Closing Date.

      4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

      4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings, Company or any of its Subsidiaries, any of the Organizational Documents of Holdings, Company or any of its Subsidiaries, or any order, judgment (other than de minimis judgments) or decree of any court or other agency of government binding on Holdings, Company or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings, Company or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings, Company or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties, and Liens securing the obligations under the Second Lien Credit Agreement and the Second Lien Notes Indenture pursuant to Section 6.2(o)); or
(d) require any material approval of stockholders, members or partners or any approval or material consent of any Person under any material Contractual Obligation of Holdings, Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed to Administrative Agent.

      4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as contemplated in Section 3.1 or as otherwise set forth in the Related Agreements, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent and to the agent under the Second Lien Credit Agreement and Second Lien Notes Indenture for filing and/or recordation, as of the Closing Date.

      4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles (whether enforcement is sought in equity or at law).

      4.7. HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of

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the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of foot notes. As of the Closing Date, none of Holdings, Company or any of Company's Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, assets, liabilities or financial condition of Holdings, Company and its Subsidiaries taken as a whole.

      4.8. Projections. On and as of the Closing Date, the Projections of Company and its Subsidiaries for the period Fiscal Year 2005 through and including Fiscal Year 2012 (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of Company believed by management to have been reasonable at the time made; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.

      4.9. No Material Adverse Change. Since December 31, 2004, no event, circumstance or change has occurred that has caused a Material Adverse Effect.

      4.10. NO RESTRICTED JUNIOR PAYMENTS. Since December 31, 2004, and prior to the Closing Date neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment of the type identified in clauses (i) through
(iv) of the definition thereof in excess of $10,000,000 or agreed to do so.

      4.11. Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      4.12. Payment of Taxes. Except as otherwise permitted under Section 5.3, all income and other material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no material tax assessment that has been proposed in writing against Holdings or any of its Subsidiaries as of the Closing Date which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

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      4.13. Properties.

            (a) Title. Each of Company and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leased personal property), and
(iii) good title to or rights in (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

            (b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of Company or any of its Guarantor Subsidiaries, regardless of whether Company or such Guarantor Subsidiary is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.

      4.14. Environmental Matters. Neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Release or threatened Release of Hazardous Materials that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law, except, with respect to matters that either have been fully resolved or matters that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. To Company's and its Subsidiaries' knowledge, there are and have been, no conditions or occurrences, including any Release, threatened Release, use, generation, storage, treatment, transportation, processing, disposal, removal or remediation of Hazardous Materials, which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any Subsidiary has been issued or required to obtain a permit for the treatment, storage or disposal of hazardous waste for any of its currently owned or operated Facilities, pursuant to the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq. and its implementing regulations ("RCRA"), or any equivalent State law, nor are any such Facilities regulated as "interim status" facilities required to undergo corrective action pursuant to RCRA, except in either case to the extent that such Facilities' obligations pursuant to RCRA, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Compliance with all current requirements of Environmental Law or, to Company's and its Subsidiaries' knowledge reasonably likely future requirements arising from (i) existing environmental regulations or (ii) environmental regulations that have been formally proposed but have not been finalized could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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      4.15. No Defaults. Neither Company nor any of its Subsidiaries is in
default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

      4.16. Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, and to the knowledge of Company as of the Closing Date all such Material Contracts are in full force and effect and no defaults currently exist thereunder by Company and/or its Subsidiaries party thereto.

      4.17. Governmental Regulation. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Company nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

      4.18. Margin Stock. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans or the Credit Linked Deposits made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation U or X of said Board of Governors.

      4.19. Employee Matters. Neither Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Company or any of its Subsidiaries, or to the best knowledge of Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Company or any of its Subsidiaries or to the best knowledge of Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of Company, no union representation question existing with respect to the employees of Company or any of its Subsidiaries and, to the best knowledge of Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

      4.20. Employee Benefit Plans. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published

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interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan which the failure to perform would result in a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and, to the knowledge of Company, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Company, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan by more than $2,000,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is not greater than $5,000,000. Company, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

      4.21. Certain Fees. Except as disclosed to Administrative Agent, no broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

      4.22. Solvency. Each Credit Party and its Subsidiaries on a consolidated basis, are Solvent on the Closing Date, and Company and its Subsidiaries on a consolidated basis will, upon the date of each Credit Extension, be Solvent.

      4.23. Related Agreements.

            (a) Delivery. Company has delivered to Administrative Agent complete and correct copies of each Related Agreement and of all exhibits and schedules thereto as of the date hereof as in effect on the date hereof.

            (b) Representations and Warranties. Except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Credit Party in the Stock Purchase Agreement and in any other Related Agreement entered into on the Closing Date is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates).

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            (c) Governmental Approvals. As of the Closing Date, Governmental
Authorizations and all other authorizations, approvals and consents of any other Person required by the Related Agreements in effect on such date or to consummate the Transactions have been obtained and are in full force and effect.

            (d) Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the Transactions set forth in the Related Agreements in effect on such date have been duly satisfied or, with the consent of Administrative Agent, waived, and (ii) the Transactions being consummated on or prior to the Closing Date have been consummated in accordance with the Related Agreements in effect on such date and all applicable laws.

      4.24. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby contains, when taken as a whole with other representations, warranties, documents, certificates and statements, any untrue statement of a material fact or omits to state a material fact (known to the Credit Parties, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material. There are no facts known to the Credit Parties (other than matters of a general economic nature) as of the Closing Date that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

      4.25. Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the "ACT"). No part of the proceeds of the Loans or Credit Linked Deposits will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

      4.26. Financing Statements. Other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law which is effective to perfect a security interest under the UCC as in effect on the Closing Date in all or any part of the Collateral is on file in any filing or recording office on the Closing Date or has been authorized by such Grantor at any time thereafter except for (x) financing statements or other instruments similar in effect for which

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proper termination statements or releases have been delivered to the Collateral
Agent for filing and (y) financing statements or other instruments similar in effect filed in connection with Permitted Liens.

SECTION 5. AFFIRMATIVE COVENANTS

      Each of Company and each Guarantor Subsidiary covenants and agrees that until the Termination Date each of Company and each Guarantor Subsidiary shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section.

      5.1. Financial Statements and Other Reports. Company will deliver to Administrative Agent and Lenders (which delivery to Lenders may be satisfied by the posting of relevant documents to Intralinks or other similar service reasonably satisfactory to Administrative Agent):

            (a) Monthly Reports. As soon as available, and in any event within 30 days after the end of each month ending after the Closing Date (commencing in respect of August 2005) (or, for any month which is the end of a Fiscal Quarter or a Fiscal Year, no later than the date on which the financial statements for any such Fiscal Quarter or Fiscal Year are due pursuant to Section 5.1(b) or
(c), as applicable), the unaudited consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month (in each case, without footnotes), setting forth in each case in comparative form the corresponding figures from the Financial Plan for the current Fiscal Year (commencing in respect of January 2006); provided that any cash flow reports delivered pursuant to this Section 5.1(a) shall be in a form consistent with the form presented to the Lenders prior to the Closing Date with such non-material changes thereto as Company shall adopt in connection with its internal board and management reporting and such other changes as to which the Administrative Agent may consent;

            (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, (in each case, without footnotes) setting forth in each case, commencing with the 2006 Fiscal Year, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year all in reasonable detail, together with a copy of Holdings' Form 10-Q for such period;

            (c) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case, commencing with the 2006 Fiscal Year, in comparative form the corresponding figures for the previous Fiscal Year in reasonable detail, together with a copy of Holdings' Form 10-K for such period; and (ii) with respect to such consolidated financial

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statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit) a written statement by the independent certified public accountants stating that in connection with their audit, nothing came to their attention that caused them to believe that Company failed to comply with the terms and provisions of Section 6.8, insofar as they relate to accounting matters, or, if such a failure to comply has come to their attention, specifying the nature and, if readily discernable from the information gathered during the audit, period of existence thereof (it being understood that their audit is not directed primarily toward obtaining knowledge of non-compliance and that such accountants shall not be liable by reason of any failure to obtain knowledge of any such non-compliance that would not be disclosed in the course of their audit);

            (d) Compliance Certificate. Together with each delivery of financial statements of Company and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

            (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statement after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

            (f) Notice of Default. Promptly upon any Authorized Officer of Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

            (g) Notice of Litigation. Promptly upon any Authorized Officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other non-privileged information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

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            (h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and
(ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

            (i) Financial Plan. As soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, the following projections (the "FINANCIAL PLAN") a consolidated plan and financial forecast consisting of
(i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for the then current Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (ii) a forecasted consolidated statement of income and (in a form consistent with the form presented to the Lenders prior to the Closing Date with such non-material changes thereto as Company shall adopt in connection with its internal board and management reporting and such other changes as to which the Administrative Agent may consent) cash flows of Company and its Subsidiaries for each month of such Fiscal Year, and (iii) forecasted consolidated annual statements of income and cash flows of Company and its Subsidiaries for each Fiscal Year (or portion thereof) after the current Fiscal Year through the final maturity date of the Loans, which information shall be accompanied by a certificate from the chief financial officer of Company certifying that the projections contained therein are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made;

            (j) Insurance Report. As soon as practicable and in any event by the thirtieth day of each Fiscal Year, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained for such Fiscal Year by Company and its Subsidiaries; and

            (k) MSW Put-Related Costs Certificate. As soon as practicable and in no event later than two (2) Business Days prior to payment in full of the MSW Put-Related Costs, a certificate in form and substance reasonably satisfactory to Administrative Agent certifying as to the total amount of the principal, interest and premiums comprised in the MSW Put-Related Costs and a good faith estimate of the reasonable costs and expenses directly incurred in connection therewith.

            (l) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings (other than Project specific information delivered to holders of Limited Recourse Debt or other Project participants),

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(ii) all regular and periodic reports and all registration statements (other than on Form S-8 or similar forms) and prospectuses, if any, filed by Holdings or any of its Subsidiaries (other than Project specific information) with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) such other information and data promptly upon request with respect to Holdings or any of its Subsidiaries (including, without limitation, with respect to compliance with Sections 5.15 and 6.1) as from time to time may be reasonably requested by Administrative Agent or any Lender.

      5.2. Existence. Except as otherwise permitted under Section 6.9, each of Holdings, Company and its Subsidiaries will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, neither Company nor any Subsidiary of Company shall be required to preserve (a) any such existence of any Subsidiary of Company if such Persons board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders or (b) any such rights franchises, licenses or permits except to the extent that failure to do so could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

      5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to pay all income and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for material sums that have become due and payable and that by law have or may become a Lien (other than a Permitted Lien) upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral (other than a de minimis portion of the Collateral) to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

      5.4. Maintenance of Properties. Each of Company and its Subsidiaries will, and will cause each of their Subsidiaries to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except that Company and its Subsidiaries shall not be required to perform the foregoing obligations (i) with respect to Subsidiaries or assets to which Persons other than Company and its Subsidiaries have recourse under Limited Recourse Debt owed to such Persons where the amount of such Limited Recourse Debt exceeds the fair market value of such property (ii) to the extent that failure to perform such

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obligations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.5. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons except, in the case of Projects owned by Foreign Subsidiaries, to the extent not commercially available at a reasonable cost. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance (other than business interruption insurance) shall with respect to Company and each Guarantor Subsidiary (i) in the case of liability insurance name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders as the loss payee thereunder, and (iii) provides for at least thirty days' prior written notice to Collateral Agent of any cancellation or non-renewal of such policy except as the result of non-payment of premiums, in which case ten days' prior written notice will be provided.

      5.6. Inspections. Each of Company and its Subsidiaries will, and will cause each of their Subsidiaries to permit any authorized representatives designated by (i) Administrative Agent (prior to an Event of Default at Administrative Agent's expense to the extent Administrative Agent visits more than once per year) or (ii) any Lender (at such Lender's expense) to visit and inspect any of the properties of any of Company and its Subsidiaries and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided, that Company may, if it so chooses, be present and participate in any such discussion), in each case all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

      5.7. Lenders Meetings. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

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      5.8. Compliance with Laws. Each Credit Party will comply, and shall use all reasonable efforts to cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      5.9. ENVIRONMENTAL.

            (a) Environmental Disclosure. Company will deliver to Administrative Agent and Lenders:

               (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to environmental matters at any Facility or to any Environmental Claims that could be reasonably expected to give rise to liability or expenses of Company or any of its Subsidiaries in excess of $2,000,000;

               (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under applicable Environmental Laws that could reasonably be expected to result in Environmental Claims or other liability or expenses of Company or any of its Subsidiaries in excess of $2,000,000, (2) any remedial action taken by Company or any other Person in response to (A) any Release or threatened Release of Hazardous Materials, which has a reasonable possibility of resulting in one or more Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (3) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material legal restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

               (iii)as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to either (1) any Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (2) any Release required to be reported to any federal, state or local governmental or regulatory agency that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (A) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations

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   required under any Environmental Laws for their respective operations and (2)
   any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

               (v) with reasonable promptness, such other material and relevant documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this
   Section 5.9(a).

            (b) Hazardous Materials Activities, Etc. Each of Company and its Subsidiaries shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (c) Right of Access and Inspection. With respect to any event described in Section 5.9(a), or if an Event of Default has occurred and is continuing, or if Administrative Agent reasonably believes that Company or any Subsidiary has breached any representation, warranty or covenant related to environmental matters (including those contained in Sections 4.11, 4.14, 5.8 or 5.9):

               (i) Administrative Agent and its representatives shall have the right, but not the obligation or duty, to enter the Facilities at reasonable times for the purposes of observing the Facilities. Such access shall include, at the reasonable request of Administrative Agent, access to relevant documents and employees of Company and its Subsidiaries and to their outside representatives, to the extent necessary to obtain necessary information related to the event at issue. If an Event of Default has occurred and is continuing, the Credit Parties shall conduct such tests and investigations on the Facilities or relevant portion thereof, as reasonably requested by Administrative Agent, including the preparation of a Phase I Environmental Assessment or such other sampling or analysis as determined to be necessary under the circumstances by a qualified environmental engineer or consultant. If an Event of Default has occurred and is continuing, and if a Credit Party does not undertake such tests and investigations in a reasonably timely manner following the request of Administrative Agent, Administrative Agent may hire an independent engineer, at the Credit Parties' expense, to conduct such tests and investigations. Administrative Agent will make all reasonable efforts to conduct any such tests and investigations so as to avoid interfering with the operation of the Facility

               (ii) Any observations, tests or investigations of the Facilities by or on behalf of Administrative Agent shall be solely for the purpose of protecting the Lenders' security interests and rights under the Credit Documents. The exercise of Administrative Agent's rights under this Subsection (c) shall not constitute a waiver of any default of any Credit Party or impose any liability on Administrative Agent or any of the Lenders. In no event will any observation, test or investigation by or on behalf of Administrative Agent be a

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   representation that Hazardous Materials are or are not present in, on or under any of the Facilities, or that there has been or will be compliance with any Environmental Law and Administrative Agent shall not be deemed to have made any representation or warranty to any party regarding the truth, accuracy or completeness of any report or findings with regard thereto. Neither any Credit Party nor any other party is entitled to rely on any observation, test or investigation by or on behalf of Administrative Agent. Administrative Agent and the Lenders owe no duty of care to protect any Credit Party or any other party against, or to inform any Credit Party or any other party of, any Hazardous Materials or any other adverse condition affecting any of the Facilities. Administrative Agent may, in its sole discretion, disclose to the applicable Credit Party, or to any other party if so required by law, any report or findings made as a result of, or in connection with, its observations, tests or investigations. If a request is made of Administrative Agent to disclose any such report or finding to any third party, then Administrative Agent shall endeavor to give the applicable Credit Party prior notice of such disclosure and afford such Credit Party the opportunity to object or defend against such disclosure at its own and sole cost; provided, that the failure of Administrative Agent to give any such notice or afford such Credit Party the opportunity to object or defend against such disclosure shall not result in any liability to Administrative Agent. Each Credit Party acknowledges that it may be obligated to notify relevant Governmental Authorities regarding the results of any observation, test or investigation disclosed to such Credit Party, and that such reporting requirements are site and fact-specific and are to be evaluated by such Credit Party without advice or assistance from Administrative Agent.

            (d) If counsel to Company or any of its Subsidiaries reasonably determines (1) that provision to Administrative Agent of a document otherwise required to be provided pursuant to this Section 5.9 (or any other provision of this Agreement or any other Credit Document relating to environmental matters) would jeopardize an applicable attorney-client or work product privilege pertaining to such document, then Company or its Subsidiary shall not be obligated to deliver such document to Administrative Agent but shall provide Administrative Agent with a notice identifying the author and recipient of such document and generally describing the contents of the document. Upon request of Administrative Agent, Company and its Subsidiaries shall take all reasonable steps necessary to provide Administrative Agent with the factual information contained in any such privileged document.

      5.10. Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of Company (other than an Excluded Subsidiary or a Development Subsidiary) or any Domestic Subsidiary of Company ceases to be an Excluded Subsidiary or a Development Subsidiary, then in each case, Company shall, within twenty days of such event (a) cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(h) (to the extent applicable), 3.1(i), and 3.1(m). In the event that any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are directly owned by Company or by any Domestic Subsidiary thereof (other than an Excluded Subsidiary), Company shall or shall cause such Domestic Subsidiary to, deliver all such documents, instruments, agreements, and certificates as

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
\
are similar to those described in Sections 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in
Section 3.1(i)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of such ownership interests. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

      5.11. Additional Material Real Estate Assets. In the event that Company or any Guarantor Subsidiary acquires a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then Company or such Guarantor Subsidiary, as soon as practicable after acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(h), 3.1(i) and 3.1(j) and a Phase I Environmental Assessment with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, First Priority Lien in such Material Real Estate Assets. In addition to the foregoing, Company shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a lien

      5.12. Interest Rate Protection. No later than the earlier of (i) 90 days following the date of the issuance of the Second Lien Notes and (ii) 270 days following the Closing Date and at all times thereafter, Company shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term of not less than three (3) years and otherwise in form and substance reasonably satisfactory to Administrative Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component of the interest costs to Company with respect to an aggregate notional principal amount of not less than an amount equal to (a) $337,500,000 less (b) the aggregate principal amount of the Second Lien Notes, to a rate reasonably acceptable to Administrative Agent.

      5.13. Further Assurances. At any time or from time to time at the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things, as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents that do not involve material expansion of any Credit Party's obligations or duties under the Credit Documents from those originally mutually intended or contemplated. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by the Collateral (subject to limitations contained in the Credit Documents).

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      5.14. Miscellaneous Business Covenants. Unless otherwise consented to by
Agents or Requisite Lenders:

            (a) Non-Consolidation. Company will and will cause each of its Subsidiaries to: (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity; (ii) not commingle its funds (other than consistent with Company's cash management requirements as permitted hereunder) or assets with those of any other entity which is an Affiliate of such entity; and (iii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity's actions, which meetings will be separate from those of other entities.

            (b) Filing of Agreement. No later than the earlier of the next filing of a quarterly report on Form 10Q or annual report on Form 10K, provided that Holdings or any of its Subsidiaries is otherwise required to file periodic reports with the Securities and Exchange Commission, Holdings or such Subsidiaries shall file a copy of this Agreement and the schedules hereto as a material contract with the Securities and Exchange Commission.

      5.15. CASH MANAGEMENT SYSTEMS. Company and its Subsidiaries' cash management systems on the Closing Date are outlined on Schedule 5.15. Company and its Subsidiaries may make such modifications to its cash management system as it may deem appropriate (subject to the requirements of this Section 5.15) provided that to the extent any such modification would (i) affect attributes of the cash management system described in paragraphs 5, 6, 7, 8, 11, 12, 13, 14, 15 and 19 of Part A of Schedule 5.15 and paragraphs 3, 4 and 5 of Part B of
Schedule 5.15 or (ii) otherwise be material and adverse to the Secured Parties, such modifications shall have been approved by Administrative Agent. Company and each of its Guarantor Subsidiaries shall at all times after the Closing Date ensure that all Cash and Cash Equivalents held by it are subject to a valid and perfected First Priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties; provided that (i) Cash and Cash Equivalents maintained in the deposit accounts and investment accounts identified on
Schedule 2.2 of the Pledge and Security Agreement in respect of "Class 4 Claims" (as such term is defined in the Plan of Reorganization) and or in payroll, trusts and similar accounts (ii) other Cash and Cash Equivalents of up to $2,000,000 in the aggregate at any one time for Company and all Guarantor Subsidiaries shall not in either case be required to be maintained in deposit accounts or investments accounts subject to Control Agreements; provided further that Company and each of its Guarantor Subsidiaries shall at all times thereafter ensure that no funds accumulate at any Excluded Subsidiary, except
(a) in the case of any Excluded Subsidiary owning an interest in a Project, funds required to be accumulated pursuant to restrictions in effect on the date hereof or in respect of Indebtedness permitted under Section 6.1(l), imposed under the documentation for the financing or operation of such Project and required for such financing or operation, (b) as required by any applicable requirement of law, (c) as required by Contractual Obligations in effect as of the date hereof or entered into after the date hereof in accordance with the provisions of this Agreement, (d) until the date that is six months after the Closing Date and in an amount (net of amounts held against uncleared drafts or wire payments) not to exceed $35,000,000, funds on deposit on the Closing Date in accounts in the name of Subsidiaries of Company constituting part of the Acquired Business, or (e) in an amount (net of amounts held against uncleared drafts or wire payments and in addition to amounts referred to in clause (d) above) not

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to exceed $5,000,000, funds in accounts in the name of Subsidiaries of Company constituting part of the Acquired Business.

      5.16. INSURANCE REGULATORY ACCOUNT. Until the later of the fourth anniversary of the Closing Date and such time as the net operating loss of Holdings and its Subsidiaries is less than $50,000,000, Holdings shall maintain Cash and Cash Equivalents of not less than the Insurance Deposit Amount (less amounts applied from such account to the capitalization of the Insurance Subsidiaries) in the Insurance Regulatory Account.

      5.17. PLAN OF REORGANIZATION ACCOUNT. Until all "Class 4 Claims" (as such term is defined in the Plan of Reorganization) have been satisfied and discharged as evidenced by a certificate delivered to Administrative Agent by Company, Company shall maintain in the Plan of Reorganization Account Cash of not less than the Plan of Reorganization Initial Deposit Amount minus the amount of any "Class 4 Claims" (as such term is defined in the Plan of Reorganization) which have been satisfied and discharged. Company shall maintain such account and shall not make distributions from such account other than to make payments of amounts due with regard to Class 4 Claims in accordance with the Plan of Reorganization until all Class 4 Claims have been satisfied and discharged.

      5.18. POST CLOSING MATTERS. Holdings and Company shall, and shall cause each of its Subsidiaries to, satisfy the requirements set forth on Schedule 5.18 on or before the date specified for such requirement or such later date to be determined by Administrative Agent.

SECTION 6. NEGATIVE COVENANTS

      Each of Company and Guarantor Subsidiaries covenants and agrees that, until the Termination Date, Company and its Guarantor Subsidiaries shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

      6.1. Indebtedness. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

            (a) the Obligations;

            (b) Indebtedness of any Guarantor Subsidiary to Company or to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary; provided,
(x) all such Indebtedness shall be evidenced by the Intercompany Master Note and
(y) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Guarantor Subsidiary to Company or to any of its Guarantor Subsidiaries for whose benefit such payment is made;

            (c) Subject to continued compliance with Sections 5.15 and 5.1(k)(B) Indebtedness of any Subsidiary of Company other than the Guarantor Subsidiaries to Company or any Guarantor Subsidiary so long as the proceeds of such Indebtedness are applied to current requirements in respect of working capital, maintenance capital expenditures, operation or payroll in the ordinary course of business of such Subsidiary incurring such Indebtedness or to

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make payments of debt service in connection with the Alexandria, Virginia and
Fairfax, Virginia facilities to the extent that such obligor with respect to such debt service does not otherwise have funds available to make such payments and lease payments in connection with the Delaware County, Pennsylvania facility, in each case to the extent that the obligor with respect to such debt service or lease payments is required to make such payments and payment of such debt service or lease payments would not be prohibited under Section 6.5; provided, that following the occurrence of and continuance of an Event of Default (without prejudicing or impairing any of the Secured Parties' rights, privileges, powers and remedies with respect thereto, which rights, privileges, powers and remedies are reserved in full) no such Indebtedness may be incurred to make maintenance capital expenditures other than those that, if not made, would materially compromise the ability of a Subsidiary to operate and maintain one or more of the Projects in compliance with law, all such intercompany Indebtedness shall be evidenced by the Intercompany Master Note;

            (d) Indebtedness of Foreign Subsidiaries of Company to Company or any Guarantor Subsidiary in an amount not to exceed (i) $3,000,000 incurred in any Fiscal Year (with any unused amounts accumulating on a cumulative basis to each subsequent Fiscal Year) or (ii) $15,000,000 in the aggregate at any one time outstanding which is incurred after the Closing Date (plus the principal amount of any Indebtedness repaid by a Foreign Subsidiary to Company or any Guarantor Subsidiary after the Closing Date), provided, that (A) the proceeds of such Indebtedness are used to finance the development, construction or capital improvements to renewable energy or waste-to-energy Projects, (B) no more than $2,000,000 of such Indebtedness incurred in any Fiscal Year may be incurred with respect to Projects located in jurisdictions outside of the United Kingdom or Europe, (C) no such Indebtedness may be incurred at any time that Company and its Subsidiaries are not in compliance with Section 6.8, (D) no such Indebtedness may be incurred to make capital expenditures if after giving effect to such expenditures Company and its Subsidiaries would not be in pro forma compliance with Section 6.8(d) and (E) all such intercompany Indebtedness shall be evidenced by the Intercompany Master Note;

            (e) (i) Indebtedness of MSW I and/or MSW II to Company with respect to the on-lending of (A) Put Loans in an aggregate principal amount not to exceed $25,000,000, (B) the proceeds of the Put-Related Equity Offering (less the amount of any Investment made pursuant to Section 6.7(n)(i)), (C) Cash and Cash Equivalents from Company's operations, provided that after giving effect to the incurrence of such Indebtedness and any Investment made pursuant to Section 6.7(n)(ii), unrestricted Cash and Cash Equivalents of Company and the Acquired Business shall not be less than $50,000,000 (provided that for the purposes of calculating such amount, no more than $5,000,000 of Marketable Securities shall be included in such calculation) and/or (D) an equity contribution from Holdings to Company to occur within 120 days of the Closing Date in an aggregate amount not to exceed $25,000,000 (less the amount of any equity Investment made pursuant to Section 6.7(n)(iii)), provided that the amounts on-lent to MSW I and/or MSW II pursuant to clauses (A) through (D) immediately above shall be used to pay MSW Put-Related Costs and when added to the equity Investments made pursuant to Section 6.7(n) shall not exceed in the aggregate the amount set forth on the certificate delivered pursuant to Section 5.1(k), (ii) Indebtedness of MSW I and/or MSW II to ARC LLC with respect to the on-lending of the proceeds of the New ARC Notes by ARC LLC to fund MSW Put-Related Costs, (iii) Indebtedness of MSW I and/or MSW II to ARC LLC with respect to the on-lending

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of the proceeds of the ARC Refinancing Notes by ARC LLC to redeem, refinance, replace, renew or extend the MSW Notes in accordance with clause (n)(i) below,
(iv) Indebtedness of ARC LLC to MSW I and/or MSW II with respect to the on-lending of the proceeds of the MSW Refinancing Notes by MSW I and/or MSW II to redeem, refinance, replace, renew or extend the ARC Notes in accordance with clause (n)(i) below, and (v) additional Indebtedness of Excluded Subsidiaries to Company or any Guarantor Subsidiary in an amount not to exceed (A) $10,000,000 incurred in any Fiscal Year (with any unused amounts accumulating on a cumulative basis to each subsequent Fiscal Year) or (B) $30,000,000 in the aggregate at any one time outstanding which is incurred after the Closing Date, provided, that in each case (1) no such Indebtedness may be incurred at any time such that Company and its Subsidiaries would not be in compliance with Section 6.8, (2) no such Indebtedness may be incurred to make capital expenditures if after giving effect to such expenditures Company and its Subsidiaries would not be in pro forma compliance with Section 6.8(d), and (3) all such intercompany Indebtedness shall be evidenced by the Intercompany Master Note, and provided further that notwithstanding anything to contrary in this Agreement, no Credit Party shall cancel any Indebtedness owed to it by any Subsidiary of Company (other than among Credit Parties) except (a) in connection with the Foreign Subsidiary restructuring disclosed on Schedule 6.9-B, (b) to the extent such cancellation directly results in material savings (taking into consideration any tax savings) to Company and its Subsidiaries on a group-wide basis and is not done in contemplation of any event which would give rise to an Event of Default under Sections 8.1(f) or 8.1(g), or (c) for adequate consideration and in the ordinary course of business;

            (f) Indebtedness of any Excluded Subsidiary to another Excluded Subsidiary which is its direct or indirect parent or Subsidiary and Indebtedness for any Foreign Subsidiary to another Foreign Subsidiary;

            (g) Indebtedness incurred by Company or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with Permitted Acquisitions;

            (h) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal, bid, payment (other than payment of Indebtedness) or similar obligations (including any bonds or Letters of Credit issued with respect thereto and all reimbursement and indemnity agreements entered into in connection therewith) incurred in the ordinary course of business;

            (i) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

            (j) performance guaranties in the ordinary course of business and consistent with historic practices of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries;

            (k) Indebtedness of any Subsidiary of Company to Company or any other Subsidiary of Company, so long as the proceeds are used to fund capital expenditures relating to the modifications to Projects, to the extent required by applicable legal requirements; provided that if and to the extent that such additional capital expenditures are estimated by Company to

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exceed $40,000,000 in the aggregate during the term of this Agreement, and are not otherwise reimbursable by third parties, Company shall provide such estimate to Administrative Agent for its review, and shall not incur such capital expenditures in excess of $10,000,000 in connection with any such modification until Administrative Agent has had an opportunity to review and provide its comments, except to the extent failure to incur such capital expenditures would in Company's reasonable judgment either (i) materially compromise its present ability to continue to operate and maintain one or more of its Projects in compliance with law or (ii) expose it or its Affiliates to material liability;

            (l) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals, refinancings, replacements and extensions expressly provided for in, or contemplated by, the agreements relating to any such Indebtedness (or the related Projects) as the same are in effect on the date of this Agreement and (ii) refinancings, renewals, replacements and extensions of any such Indebtedness in whole or in part at the then prevailing market rates if the non-economic terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being renewed, refinanced, replaced or extended, taken as a whole (considering the economic benefits and disadvantages to Company and its Subsidiaries from such refinancing, replacement, renewal or extension, as well as the economic benefits and disadvantages to Company and its Subsidiaries of the Project to which such Indebtedness relates); provided, that the average life to maturity of such Indebtedness is greater than or equal to that of the Indebtedness being refinanced, replaced, renewed or extended (unless the client with respect thereto undertakes to service such principal through the lease, service or operating agreement of the applicable Project), and provided further, that such Indebtedness permitted under the immediately preceding clause
(i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed, replaced or refinanced, (B) exceed the principal amount of the Indebtedness being renewed, extended, replaced or refinanced plus any reasonable and customary transaction costs and fees and any premium on the Indebtedness required to be paid in connection with such repayment unless the increase in the principal amount of such Indebtedness is permitted under another subsection of this Section 6.1 (provided that such limitation shall not apply with respect to Indebtedness that a client of a Project undertakes to service through the lease, service or operating agreement of the applicable Project) or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

            (m) (i) Indebtedness of Company or its Subsidiaries with respect to Capital Leases entered into after the Closing Date and (ii) purchase money Indebtedness of Subsidiaries of Company (including any Indebtedness acquired in connection with a Permitted Acquisition) in an aggregate amount in the case of
(i) and (ii) together not to exceed $15,000,000 at any time; provided that any purchase money Indebtedness (A) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, and (B) shall constitute not less than 85% of the aggregate consideration paid with respect to such asset;

            (n) (i) any debt securities issued by MSW I, MSW II and/or ARC LLC in a combined aggregate principal amount not to exceed $665,000,000 plus any accrued interest and senior subordinated debt securities or other indebtedness issued by MSW I, MSW II and/or ARC LLC to redeem, refinance, replace, renew or extend any of the MSW I Notes, the MSW II Notes

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and/or ARC Notes in full, in an amount of up to the then aggregate outstanding principal amount of the MSW I Notes or the MSW II Notes (in each case, for the avoidance of doubt, after giving effect to any redemption, refinancing or replacement thereof pursuant to the Indebtedness permitted under 6.1(n)(ii)), or ARC Notes, as applicable in each case, plus any reasonable and customary transaction costs and fees and required premium and debt service reserve requirements in connection therewith (any such debt securities issued by MSW I and/or MSW II, the "MSW REFINANCING NOTES" and any such debt securities issued by ARC LLC, the "ARC REFINANCING NOTES") and guaranties related thereto; provided that the proceeds thereof are used in each case to prepay or redeem the MSW Notes and/or ARC Notes so redeemed, refinanced, replaced, renewed or extended and reasonable and customary fees, commissions, legal fees and other costs and expenses incurred in connection with such issuance and redemption or prepayment; provided further that (A) (1) the terms of such additional Indebtedness shall not contain any cross-default provisions (other than for material non-payment, and may include a cross-acceleration provision), (2) the terms of such additional Indebtedness shall not contain any financial maintenance covenants, (3) such additional Indebtedness shall not be secured by any asset of Company or any of its Subsidiaries (other than restricted Cash or Cash Equivalents allocated from the funds representing such Indebtedness securing principal and interest payments to the extent required pursuant to the terms of such additional Indebtedness) that do not, in the case of MSW Refinancing Notes, secure the MSW Notes and in the case of ARC Refinancing Notes, secure the ARC Notes, (4) no portion of the principal of such additional Indebtedness shall be scheduled to be redeemed, repurchased or otherwise repaid or prepaid (other than as a result of a change of control, asset sales, receipt of equity and indebtedness proceeds, condemnation and eminent domain, change of control events, acceleration or such other provision as shall be customary for comparable high-yield debt securities) prior to the earlier of (x) the date on which the corresponding portion of the refinanced Indebtedness would be payable under, for MSW Refinancing Notes, the MSW Notes, or for ARC Refinancing Notes, the ARC Notes, and (y) the date that is six months after the Term Loan Maturity Date, and (5) such Indebtedness shall otherwise, taken as a whole, be on non-financial terms no less favorable to the obligors thereon, in any material respects, than the terms of, for MSW Refinancing Notes, the MSW Notes, or for ARC Refinancing Notes, the ARC Notes, taken as a whole (considering the economic benefits and disadvantages of such refinancing, replacement, renewal or extension); and (B) after giving effect to the incurrence of such Indebtedness,
(1) Company and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 6.8 and (2) no Default or Event of Default shall exist or would result therefrom, (ii) any debt securities issued by MSW I and/or MSW II to finance MSW Put-Related Costs, in an aggregate amount up to $425,000,000, plus any reasonable and customary transaction costs and fees and required premium in connection therewith (the "NEW MSW NOTES"); provided that the proceeds thereof are used to pay MSW Put-Related Costs and reasonable and customary fees, commissions, legal fees and other costs and expenses incurred in connection with such issuance and payment; provided further that (A)
(1) the terms of such additional Indebtedness shall not contain cross-default provisions to the MSW Indentures, (2) such additional Indebtedness shall not be secured by any assets (other than Cash or Cash Equivalents allocated from the funds representing such Indebtedness securing principal and interest payments to the extent required pursuant to the terms of such additional Indebtedness) that do not secure the MSW Notes, and (3) no portion of the principal of such additional Indebtedness shall be scheduled to be redeemed, repurchased or otherwise repaid or prepaid

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(other than as a result of a change of control, asset sales, receipt of equity and indebtedness proceeds, condemnation and eminent domain, change of control events, acceleration or such other provision as shall be customary for comparable high-yield debt securities) prior to the earlier of (x) the date on which the corresponding portion of the Indebtedness would be payable under the MSW Notes and (y) the date that is six months after the Maturity Date; and (B) after giving effect to the incurrence of such Indebtedness, (1) Company and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 6.8 and (2) no Default or Event of Default shall exist or would result therefrom, and (iii) any debt securities issued by ARC LLC to finance MSW Put-Related Costs, in an amount up to $425,000,000, plus any reasonable and customary transaction costs and fees and required premium in connection therewith (the "NEW ARC NOTES"); provided that the proceeds thereof are used to pay MSW Put-Related Costs and reasonable and customary fees, commissions, legal fees and other costs and expenses incurred in connection with such issuance and payment; provided further that (A) (1) the terms of such additional Indebtedness shall not contain cross-default provisions to the ARC Indenture, (2) such additional Indebtedness shall not be secured by any assets (other than Cash or Cash Equivalents allocated from the funds representing such Indebtedness securing principal and interest payments to the extent required pursuant to the terms of such additional Indebtedness) that do not secure the ARC Notes, and (3) no portion of the principal of such additional Indebtedness shall be scheduled to be redeemed, repurchased or otherwise repaid or prepaid (other than as a result of a change of control, asset sales, receipt of equity and indebtedness proceeds, condemnation and eminent domain, change of control events, acceleration or such other provision as shall be customary for comparable high-yield debt securities) prior to the earlier of (x) the date on which the corresponding portion of the Indebtedness would be payable under the ARC Notes and (y) the date that is six months after the Maturity Date; and (B) after giving effect to the incurrence of such Indebtedness, (1) Company and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Section 6.8 and (2) no Default or Event of Default shall exist or would result therefrom;

            (o) the Second Lien Term Loans owed under the Second Lien Credit Agreement in an aggregate principal amount not to exceed $400,000,000 and the Second Lien Notes owed under the Second Lien Notes Indenture in an aggregate principal amount not to exceed $400,000,000 plus any accrued interest, and guaranties related thereto, and any Indebtedness incurred to refinance, renew, extend or replace such Indebtedness in whole or in part at the then-prevailing market rates, and guaranties related thereto; provided that, (i) the non-economic terms and conditions of such Indebtedness, taken as a whole (considering the economic benefits and disadvantages of such refinancing, replacement, renewal or extension), are no less favorable in any material respect to the obligors thereon than the Second Lien Credit Agreement or Second Lien Notes Indenture, as applicable, (ii) such refinancing, renewal, extension or replacement is incurred only by the Person who is the obligor on the Second Lien Term Loans or Second Lien Notes, as applicable, being refinanced, renewed, extended or replaced and guaranties related thereto and (iii) the average life to maturity thereof is greater than or equal to that of the Second Lien Term Loans and Second Lien Notes, as applicable;

            (p) to the extent no Default or Event of Default shall have occurred and be continuing or shall be caused thereby at the time of the incurrence thereof, Limited Recourse Debt, the proceeds of which are applied to make Expansions, incurred after the Closing Date in an aggregate amount not to exceed the greater of (i) $60,000,000 and (ii) 50% of the principal

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amount of Limited Recourse Debt of Subsidiaries of Company outstanding as of the
Closing Date which has been permanently repaid (and not otherwise renewed, refinanced, replaced or extended pursuant to Section 6.1(l) or otherwise) since the Closing Date (up to a maximum principal amount under this clause (p) of $250,000,000;

            (q) Company and its Subsidiaries may become and remain liable with respect to their obligations to pay for services rendered by Holdings to them under and in accordance with the Corporate Services Reimbursement Agreement;

            (r) Company and its Subsidiaries may become and remain liable with respect to usual and customary contingent obligations incurred in connection with insurance deductibles or self-insurance retentions required by third party insurers in connection with insurance arrangements entered into by Company and its Subsidiaries with such insurers in compliance with Section 5.5;

            (s) Company and its Subsidiaries may become and remain liable with respect to Performance Guaranties supporting Projects, provided, that (a) the terms of any such Performance Guaranty shall be generally consistent with past practice of Company and its Subsidiaries, (b) in no event shall any such Performance Guaranty be secured by collateral, and (c) after the occurrence and during the continuation of an Event of Default, neither Company nor any if its Subsidiaries shall enter into any such Performance Guaranty or enter into a contractual commitment to provide any such Performance Guaranty;

            (t) Indebtedness of any Covanta Warren Entity to Company or any of its Subsidiaries to the extent the proceeds thereof are immediately used to make the Restricted Junior Payment expressly permitted pursuant to Section 6.5(h) or to make the payments contemplated under Section 6.7(l)(ii);

            (u) Company may become and remain liable with respect to Indebtedness consisting solely of its obligations under Insurance Premium Financing Arrangements, which obligations shall not exceed at any time $40,000,000 in the aggregate;

            (v) Company and its Subsidiaries may become and remain liable with respect to Hedge Agreements and with respect to long-term or forward purchase contracts and option contracts to buy, sell or exchange commodities and similar agreements or arrangements, so long as such contracts, agreements or arrangements do not constitute Commodities Agreements;

            (w) Company and its Subsidiaries may become and remain liable with respect to contingent obligations incurred in exchange (or in consideration) for
(a) the release of cash collateral pledged by Company or its Subsidiaries or (b) the return and cancellation of undrawn letters of credit for which Company or its Subsidiaries are liable for reimbursement;

            (x) Indebtedness of any Subsidiary of Company to Company reflecting non-cash intercompany allocations of overhead and other parent-level costs in accordance with its customary allocation practices; and

            (y) Additional unsecured Indebtedness of Company and its Guarantor Subsidiaries in an amount not to exceed $10,000,000 in the aggregate since the Closing Date.

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                                      107

      To the extent that the creation, incurrence or assumption of any Indebtedness could be attributable to more than one subsection of this Section 6.1, Company may allocate such Indebtedness to any one or more of such subsections and in no event shall the same portion of Indebtedness be deemed to utilize or be attributable to more than one item.

      6.2. Liens. Neither Company nor any Guarantor Subsidiary shall, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

            (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

            (b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

            (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401
(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or
(ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of ten days) are being diligently contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

            (d) Liens incurred and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, performance, bid, payment and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof and Liens securing, or arising in connection with the establishment of, required debt service reserve funds, provided that in the case of Liens securing debt service reserve funds, completion obligations and similar accounts and obligations (other than Indebtedness) of Subsidiaries of Company to Persons other than Company and its Subsidiaries and their respective Affiliates, so long as (a) each such obligation is associated with a Project, (b) such Lien is limited to (1) assets associated with such Project (which in any event shall not include assets held by Company or any of its Subsidiaries other than a Subsidiary whose sole business is the ownership and/or operation of such Project and substantially all of whose assets are associated with such Project) and/or
(2) the equity interests in such Subsidiary, but in the case of clause (2) only if such Subsidiary's sole business is the ownership and/or operation of such Project and substantially all of such Subsidiary's assets are associated with such Project, and (c) such obligation is otherwise permitted under this Agreement;

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                                      108

            (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere with the ordinary conduct of the business of Company or any of its Subsidiaries;

            (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

            (g) Liens solely on any cash earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

            (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

            (i) Lien on Cash or Cash Equivalents to the extent used to secure principal and interest payments to the extent required pursuant to indentures otherwise permitted hereunder and funded with the proceeds of the issuance of notes thereunder;

            (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (k) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, in each case which do not and will not interfere with or affect in any material respect the use, value or operations of any Closing Date Mortgaged Property or Material Real Estate Asset or the ordinary conduct of the business of Company or any of its Subsidiaries;

            (l) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

            (m) Liens described in Schedule 6.2 or on a Title Policy delivered pursuant to Section 3.1(h)(iv);

            (n) Liens (i) arising under Capital Leases entered into after the Closing Date and (ii) securing purchase money Indebtedness in an aggregate amount in the case of (i) and (ii) together not to exceed at any time $15,000,000; provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

            (o) Liens on the Collateral securing obligations under the Second Lien Credit Agreement and/or Second Lien Notes and all collateral documents related to either of them including permitted refinancings, renewals, extensions, refundings and replacements thereof; provided that such Liens are subordinated to the Liens securing the Obligations in accordance with the terms of the Intercreditor Agreement;

            (p) Liens on assets of any Subsidiary of Company and/or on the stock or other equity interests of such Subsidiary, in each case to the extent such Liens secure Limited

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Recourse Debt of such Subsidiary permitted by Section 6.1(p) and Liens on assets of any Foreign Subsidiary of Company constituting equity interests in a Joint Venture to the extent such Liens secure Indebtedness of such Joint Venture in respect of a Project;

            (q) Liens created pursuant to Insurance Premium Financing Arrangements otherwise permitted under this Agreement, so long as such Liens attach only to gross unearned premiums for the insurance policies and related rights;

            (r) Liens securing refinancing Indebtedness permitted by Section 6.1(l), provided that in each case the Liens securing such refinancing Indebtedness shall attach only to the assets that were subject to Liens securing the Indebtedness so refinanced;

            (s) Liens securing Indebtedness permitted by Section 6.1(n)(i) and
Section 6.1(n)(ii);

            (t) rights and claims of creditors of Company and its Subsidiaries to the bankruptcy reserve funds established in connection with the plan of reorganization in the bankruptcy cases of Company and its Subsidiaries that became effective on March 10, 2004 (the "PLAN OF REORGANIZATION") and held in the designated account permitted under Section 5.17 and indicated on Schedule
5.15 and paid into such account prior to the Closing Date pursuant to such plan of reorganizations);

            (u) Liens on cash collateral of Company and its Subsidiaries securing insurance deductibles or self-insurance retentions required by third party insurers in connection with (i) workers' compensation insurance arrangements entered into by Company and its Subsidiaries with such insurers and
(ii) other insurance arrangements entered into by Company and its Subsidiaries with such insurers in an amount not to exceed $2,000,000 in the aggregate;

            (v) Liens on assets acquired (or on the assets of Persons acquired) in a Permitted Acquisition that existed at the time of such acquisition and that were not created in contemplation of such acquisition; and

            (w) other Liens on assets other than the Collateral securing Indebtedness in an aggregate amount not to exceed $2,500,000 at any time outstanding.

      6.3. [Intentionally left blank].

      6.4. No Further Negative Pledges. Except with respect to (a) property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an asset sale permitted hereunder, (b) restrictions contained in the MSW Indentures, (c) restrictions contained in leases and licenses that relate only to the property or rights leased or licensed thereunder, (d) restrictions contained in the MSW Refinancing Indenture or the New MSW Indentures and in any documents, instruments or agreements pursuant to which the MSW Refinancing Notes or New MSW Notes may be refinanced or replaced that are no more restrictive than those contained in the MSW Indentures or the New MSW Indentures, as applicable, (e) restrictions contained in the Second Lien Credit Agreement and all collateral documents related thereto as of the Closing Date and in Second Lien Notes Indenture, (f) restrictions contained in any documents, instruments or agreements pursuant to which the

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

Second Lien Notes or Second Lien Term Loans may be refinanced or replaced that are no more restrictive than those contained in the Second Lien Credit Agreement or the Second Lien Notes Indenture as applicable, (g) restrictions contained in the ARC Indenture, (h) restrictions contained in any documents, instruments or agreements pursuant to which the ARC Notes or the New ARC Notes may be refinanced or replaced (including any ARC Refinancing Indenture) that are no more restrictive than those contained in the ARC Indenture, (i) restrictions contained in any instrument, document or agreement to which any Person acquired by Company or a Subsidiary in a Permitted Acquisition is a party, provided that such restrictions (A) were not created in contemplation of such acquisition and
(B) are not applicable to any Person, property or assets other than the Persons so acquired (and its Subsidiaries), (j) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) and (k) provisions in the principal lease, service and operating agreements pertaining to Projects or the partnership and financing agreements relating to Projects, or any extension, renewal or replacement thereof so long as in each case such lease, service, operating, partnership or financing agreement is in effect as of the Closing Date, is otherwise permitted to be entered into hereunder and, in the case of any extension, renewal or replacement, such agreement contains no more restrictive provisions relating to prohibiting the creation or assumption of any Lien upon the properties or assets of the relevant Subsidiary than the lease, service, operating, partnership or financing agreement so extended, renewed or replaced, Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

      6.5. Restricted Junior Payments. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that (a) MSW I, MSW II and ARC LLC may make regularly scheduled payments of interest in respect of the MSW Notes, any MSW Refinancing Notes, the ARC Notes, any ARC Refinancing Notes, the New MSW Notes, the New ARC Notes and any instrument or agreement in respect of any permitted refinancing thereof, and may make regularly scheduled payments of principal, mandatory prepayments and redemptions (including payment of premium) of, or repay at maturity, the MSW Notes, the ARC Notes, the New MSW Notes, the ARC Refinancing Notes, the New ARC Notes and any instrument or agreement in respect of any permitted refinancing thereof, all in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions, if any, contained in the MSW Indentures, MSW Refinancing Indentures, the ARC Indentures, the ARC Refinancing Indentures, the New MSW Indentures, the New ARC Indenture and any instrument or agreement in respect of any permitted refinancing thereof;
(b) Company may make required payments of principal and interest in respect of the Indebtedness incurred under the Second Lien Credit Agreement and Second Lien Notes Indenture and any refinancing thereof permitted hereunder and thereunder and pursuant to the Intercreditor Agreement; (c) so long as no Event of Default pursuant to Section 8.1(a) shall have occurred and be continuing, Company may make payments to Holdings to the extent required under the Corporate Services Reimbursement Agreement and Company may reimburse Holdings for the fees and reasonable costs and expenses paid or payable by Holdings within 180 days of the Closing Date in

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

connection with the Transactions and the Related Transactions; (d) Company and its Subsidiaries may make payments required under the DHC Tax Sharing Agreement; provided, that in no event shall the amount paid by Company and its Subsidiaries exceed the lesser of (i) the consolidated tax liabilities that would be payable if Company and its Subsidiaries filed a consolidated tax return with Company as the parent company and (ii) the consolidated tax liabilities of Holdings and its Subsidiaries; (e) Company may make Restricted Junior Payments to Holdings in order to allow Holdings to fund regulatory capital or other requirements relating to the Insurance Subsidiaries of Holdings in an aggregate amount not to exceed $3,000,000 in any Fiscal Year; provided that (i) no Default or Event of Default shall have occurred and be continuing or shall be caused thereby and
(ii) Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such payment as of the last day of the Fiscal Quarter most recently ended; (f) so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, Company may make additional Restricted Junior Payments to Holdings, the proceeds of which may be utilized by Holdings to make additional Restricted Junior Payments, in an aggregate amount not to exceed $10,000,000; provided, that notwithstanding the foregoing, until (i) such time as the Company Leverage Ratio determined on a pro forma basis is less than 4.25:1.00 at any date of determination, (ii) no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (iii) Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such payment as of the last day of the Fiscal Quarter most recently ended and (iv) at the time of such payment and after giving effect thereto, the sum of (y) the amount, if any, by which (i) the Revolving Commitment exceeds (ii) the sum of the Total Utilization of Revolving Commitments plus (z) the aggregate amount of unrestricted Cash and Cash Equivalents of Company at such time, shall not be less than $50,000,000; (g) so long as no Event of Default shall have occurred and be continuing, Subsidiaries of Company may and (with respect to Second Lien Credit Agreement, the Second Lien Notes Indenture and any refinancing thereof permitted thereunder) Company may, at the time Indebtedness is refinanced or replaced as permitted under Section 6.1 by other Indebtedness permitted under such section, pay principal, accrued interest and other amounts owing on the Indebtedness being refinanced at such time, provided, that such payments may be made with respect to Limited Recourse Debt during the continuance of an Event of Default so long as such payments are from the proceeds of Limited Recourse Debt permitted to be incurred hereunder and such proceeds are required to be applied to make such payments under a binding Contractual Obligation to a third party and ARC LLC may make regularly scheduled payments of interest in respect of the notes issued under the ARC Indenture and under any Indebtedness incurred to refinance the same and in respect of principal of such notes only mandatorily prepay or redeem (including payment of any premium) or repay at maturity, all in accordance with the terms of the ARC Indenture and any Indebtedness incurred to refinance the same, and only to the extent required by the ARC Indenture or terms of such refinancing Indebtedness; and (h) so long as no Event of Default shall have occurred and be continuing, Company or any of its Subsidiaries may repay the outstanding Covanta Warren Debt pursuant to a confirmed plan of reorganization up to an aggregate amount not to exceed $18,000,000; provided that each Covanta Warren Entity immediately thereafter ceases to be an Affected Entity, becomes a Guarantor hereunder and a Grantor under the Pledge and Security Agreement and complies with Section 5.10.

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

      6.6. Restrictions on Subsidiary Distributions. Except as provided herein, in the Second Lien Credit Agreement, the Second Lien Notes Indenture, the ARC Indentures, the ARC Refinancing Indenture, the New ARC Indenture, the MSW Indentures, MSW Refinancing Indentures or the New MSW Indentures or any document, instrument or agreement entered into in connection with a replacement or refinancing of any of the foregoing permitted hereunder, neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company,
(b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing Indebtedness permitted by Sections 6.1(j) or (m) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements, (iii) by reason of provisions in the principal lease, service or operating agreements, partnership agreements and financing agreements pertaining to Projects, so long as such lease, service or operating agreements, partnership agreements and financing agreements are extensions, renewals or replacements of such agreements are in effect as of the Closing Date, are otherwise permitted to be entered into hereunder and, in each case of any extensions, renewals or replacements, contain no more restrictive provisions relating to the ability of the relevant Subsidiary to take the actions described in clauses (a) through (d) than the agreement so extended, renewed or replaced, (iv) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement (v) that are of the type set forth in clause (d) above contained in agreements relating to an asset sale permitted hereunder (or to which Requisite Lenders have consented) (provided that such restrictions only apply to the assets that are the subject of such a sale), (vi) that are of the type set forth in clauses (a) through (d) above contained in agreements relating the sale or disposition of all of the equity interests of a Subsidiary permitted hereunder (or to which the Requisite Lenders have consented) (provided that such restrictions only apply to the Subsidiary being sold or disposed of and its Subsidiaries), and (vii) by reason of provisions in any instrument, document or agreement to which any Person acquired by Company or a Subsidiary in a Permitted Acquisition is a party, provided that such restrictions (A) were not created in contemplation of such acquisition and (B) are not applicable to any Person, property or assets other than the Person (and such Person's Subsidiaries) so acquired and their respective properties and assets. No Credit Party shall, nor shall it permit any of its Subsidiaries, to enter into any immaterial Contractual Obligation on or after the Closing Date which would prohibit a Subsidiary of Company becoming a Credit Party.

      6.7. Investments. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

            (a) Investments in Cash and Cash Equivalents and, to the extent made in connection therewith, Investments permitted or imposed under the terms of any cash collateral or

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

debt service reserve agreement (including pursuant to the terms of any Project bond indenture and the MSW Indentures) permitted hereunder;

            (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in any wholly-owned Guarantor Subsidiaries of Company;

            (c) Investments (i) in any Securities or instruments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, (ii) received in settlement of disputes or as consideration in any asset sale or other disposition permitted hereunder and (iii) constituting deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Company and its Subsidiaries;

            (d) intercompany loans and advances to the extent permitted under
Section 6.1(b), (c), (d), (e), (f) or (k);

            (e) Investments by a Subsidiary of Company constituting Consolidated Capital Expenditures by such Subsidiary permitted by Section 6.8(d);

            (f) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9;

            (g) Investments described in Schedule 6.7;

            (h) Company and its Subsidiaries may become and remain liable with respect to contingent obligations consisting of long-term or forward purchase contracts and option contracts to buy, sell or exchange commodities and similar agreements or arrangements, so long as such contracts, agreements or arrangements do not constitute Commodities Agreements;

            (i) Foreign Subsidiaries may make equity Investments in other Foreign Subsidiaries (including without limitation, Investments made in connection with the Foreign Subsidiary restructuring as expressly set forth in
Schedule 6.9-B) and Excluded Subsidiaries may make equity Investments in other Excluded Subsidiaries which are their direct or indirect Subsidiaries;

            (j) to the extent no Default or Event of Default shall have occurred and be continuing at the time the same are made or shall be caused thereby, equity Investments in Foreign Subsidiaries and Excluded Subsidiaries by Company or any Guarantor Subsidiary to provide such Subsidiary with equity capitalization necessary or advisable in connection with an Expansion of a Project of such Subsidiary in an amount not to exceed 30% of the amount of Limited Recourse Debt that such Subsidiary is permitted to incur under (or has already incurred in reliance on) Section 6.1(p);

            (k) Investments of Persons acquired in a Permitted Acquisition that existed at the time of such acquisition;

            (l) (i) for so long as the Covanta Warren Entities remain Affected Entities, loans and advances by Company to the Covanta Warren Entities in an aggregate principal amount not

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                                      114
to exceed $3,000,000 pursuant to debtor-in-possession financing provided to the Covanta Warren Entities by Company and (ii) Investments made by Company in the Covanta Warren Entities, in an amount not exceed $18,000,000 when aggregated with payments permitted under Section 6.5(h), on or after the effective date of the confirmation of a plan of reorganization of the Covanta Warren Entities in connection with such reorganization;

            (m) equity investments arising from or as a part of (i) the Foreign Subsidiary Restructuring as expressly set forth in Schedule 6.9-B and (ii) the cancellation of intercompany indebtedness described in clause (b) of the second proviso to Section 6.1(e)(v);

            (n) equity Investments in MSW I and/or MSW II; provided that such Investments shall be made from

                  (i) the proceeds of the Put-Related Equity Offering (less the amount of any intercompany loans made pursuant to Section 6.1(e)(i)(B)),

                  (ii) Cash and Cash Equivalents from Company's operations;
            provided that after giving effect to such Investment and any Indebtedness incurred pursuant to Section 6.1(e)(i)(C) unrestricted Cash and Cash Equivalents of Company and the Acquired Business shall not be less than $50,000,000 (provided further that for the purposes of calculating such amount, no more than $5,000,000 of Marketable Securities shall be included in such calculation), and

                  (iii) the proceeds of an equity contribution from Holdings to
            Company to occur with 120 days of the Closing Date in an aggregate amount not to exceed $25,000,000 (less the amount of any intercompany loans made pursuant to Section 6.1(e)(i)(D));

provided further that Investments in MSW I and/or MSW II pursuant to clauses (i) through (iii) immediately above shall be used to solely pay MSW Put-Related Costs and when added to Indebtedness on-lent pursuant to Section 6.1(e)(i) shall not exceed in the aggregate the amount set forth on the certificate delivered pursuant to Section 5.1(k);

            (o) a one-time Investment in American Ref-Fuel Holdings Corp in an aggregate amount not to exceed the difference between (x) $740,000,000 and (y) the amount paid in Cash by Company to purchase the Acquired Business; provided that such Investment will be used solely to pay transition costs of the type set out on Schedule 1.1(f) incurred in connection with integration of the Acquired Business; and

            (p) other Investments in an aggregate amount not to exceed at any time $5,000,000.

      Notwithstanding the foregoing, in no event shall any of Company or any of its Subsidiaries make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of
Section 6.5.

      To the extent that the making of any Investment could be deemed a use of more than one subsection of this Section 6.7, Company may select the subsection to which such Investment will

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                                      115
be deemed a use and in no event shall the same portion of an Investment be deemed a use of more than one subsection.

      6.8. Financial Covenants.

            (a) Cash Flow Coverage Ratio. Company shall not permit the Cash Flow Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2005, to be less than the correlative ratio indicated:

                       CASH FLOW
  FISCAL QUARTER     COVERAGE RATIO
------------------   --------------
September 30, 2005      1.5:1.00

December 31, 2005       1.5:1.00

  March 31, 2006        1.5:1.00

  June 30, 2006         1.5:1.00

September 30, 2006      1.5:1.00

 December 31, 2006      1.5:1.00

  March 31, 2007       1.55:1.00

   June 30, 2007       1.55:1.00

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                                      116

                       CASH FLOW
  FISCAL QUARTER     COVERAGE RATIO
------------------   --------------
September 30, 2007     1.55:1.00

December 31, 2007      1.55:1.00

  March 31, 2008       1.55:1.00

  June 30, 2008        1.55:1.00

September 30, 2008     1.55:1.00

December 31, 2008      1.55:1.00

  March 31, 2009        1.7:1.00

  June 30, 2009         1.7:1.00

September 30, 2009      1.7:1.00

December 31, 2009       1.7:1.00

  March 31, 2010        1.7:1.00

  June 30, 2010         1.7:1.00

September 30, 2010      1.7:1.00

December 31, 2010       1.7:1.00

  March 31, 2011        1.7:1.00

  June 30, 2011         1.7:1.00

September 30, 2011      1.7:1.00

December 31, 2011       1.7:1.00

    Thereafter         2.00:1.00

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

            (b) Company Leverage Ratio. Company shall not permit the Company Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2005, to exceed the correlative ratio indicated:

                     COMPANY LEVERAGE
FISCAL QUARTER             RATIO
------------------   ----------------
September 30, 2005      6.00:1.00

December 31, 2005       6.00:1.00

  March 31, 2006        6.00:1.00

  June 30, 2006         6.00:1.00

September 30, 2006      6.00:1.00

December 31, 2006       6.00:1.00

  March 31, 2007        5.50:1.00

  June 30, 2007         5.50:1.00

September 30, 2007      5.50:1.00

December 31, 2007       5.50:1.00

  March 31, 2008        5.25:1.00

  June 30, 2008         5.25:1.00

September 30, 2008      5.25:1.00

December 31, 2008       5.25:1.00

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                                      118

                     COMPANY LEVERAGE
FISCAL QUARTER             RATIO
------------------   ----------------
  March 31, 2009        5.00:1.00

  June 30, 2009         5.00:1.00

September 30, 2009      5.00:1.00

December 31, 2009       5.00:1.00

  March 31, 2010        4.75:1.00

  June 30, 2010         4.75:1.00

September 30, 2010      4.75:1.00

December 31, 2010       4.75:1.00

  March 31, 2011        4.75:1.00

  June 30, 2011         4.75:1.00

September 30, 2011      4.75:1.00

December 31, 2011       4.75:1.00

    Thereafter          4.00:1.00

            (c) Consolidated Adjusted EBITDA. Company shall not permit the Consolidated Adjusted EBITDA as at the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2005, for the four Fiscal Quarter period then ended, taken as a single accounting period, to be less than the correlative amount indicated:

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
                     CONSOLIDATED ADJUSTED
  FISCAL QUARTER             EBITDA
------------------   ---------------------
September 30, 2005       $425,000,000

December 31, 2005        $425,000,000

  March 31, 2006         $425,000,000

  June 30, 2006          $425,000,000

September 30, 2006       $425,000,000

December 31, 2006        $425,000,000

  March 31, 2007         $425,000,000

  June 30, 2007          $425,000,000

September 30, 2007       $425,000,000

December 31, 2007        $425,000,000

  March 31, 2008         $425,000,000

  June 30, 2008          $425,000,000

September 30, 2008       $425,000,000

December 31, 2008        $425,000,000

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

                     CONSOLIDATED ADJUSTED
  FISCAL QUARTER             EBITDA
------------------   ---------------------
  March 31, 2009         $425,000,000

  June 30, 2009          $425,000,000

September 30, 2009       $425,000,000

December 31, 2009        $425,000,000

  March 31, 2010         $425,000,000

  June 30, 2010          $425,000,000

September 30, 2010       $425,000,000

December 31, 2010        $425,000,000

  March 31, 2011         $425,000,000

  June 30, 2011          $425,000,000

September 30, 2011       $425,000,000

December 31, 2011        $425,000,000

    Thereafter           $425,000,000

            (d) Maximum Consolidated Capital Expenditures. Company shall not make or incur any Consolidated Capital Expenditures at all after the Closing Date, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Subsidiaries of Company in excess of the corresponding amount set forth below opposite such Fiscal Year; provided, such amount for any Fiscal Year

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

shall be increased by an amount (up to a maximum amount of $65,000,000), equal to 50% of the excess, if any, of such amount for the previous Fiscal Year (after giving effect to any adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year:

              CONSOLIDATED CAPITAL
FISCAL YEAR       EXPENDITURES
-----------   --------------------
   2005            $65,000,000

   2006            $65,000,000

   2007            $65,000,000

   2008            $65,000,000

   2009            $65,000,000

   2010            $65,000,000

   2011            $65,000,000

Thereafter         $65,000,000

      6.9. Fundamental Changes; Disposition of Assets; Acquisitions. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Consolidated Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

            (a) any Subsidiary of Company may be merged with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business,

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

property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; provided, in the case of such a merger, Company or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person. In addition, any Subsidiary of Company that is not a Guarantor may be merged with or into any other Subsidiary of Company that is not a Guarantor which is its direct parent or Subsidiary, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Subsidiary of Company that is not a Guarantor and which is its direct parent or Subsidiary;

            (b) sales or other dispositions of assets that do not constitute Asset Sales; and

            (c) Asset Sales, the Net Asset Sale Proceeds of which when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, do not exceed $7,500,000 and the sale or other dispositions of those assets identified on Schedule 6.9-A; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company or the relevant Subsidiary (or similar governing body)), (2) no less than 80% thereof shall be paid in Cash (which limitation shall not apply to the sale or offer disposition of assets identified on Schedule 6.9-A), and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a) to the extent required thereby;

            (d) Excluded Asset Sales;

            (e) (i) Permitted Acquisitions to the extent, the consideration for which constitutes less than $15,000,000 in the aggregate from the Closing Date to the date of determination and (ii) acquisitions by Company of assets contributed to it by Holdings as equity capital contributions;

            (f) acquisitions of real property that is contiguous to real property owned by Company or its Subsidiaries at such time; so long as such acquisition is either (i) by Company or any Guarantor Subsidiary, or (ii) if not within clause (i) of this provision, is either (A) financed with the proceeds of Limited Recourse Debt and/or the proceeds of an Investment pursuant to Section 6.7(j) or (B) consummated for consideration in an aggregate amount (together with any other acquisitions made in reliance on this Section 6.9(f)(ii)(B) following the Closing Date) not to exceed $3,000,000;

            (g) acquisitions and the Foreign Subsidiary restructuring in each case to the extent expressly identified on Schedule 6.9-B; and

            (h) Investments permitted under Section 6.7.

      6.10. Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, and except as provided in the Second Lien Credit Agreement or the Second Lien Notes Indenture and related documentation (including permitted refinancings thereof), neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its

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

Guarantor Subsidiaries, except to qualify directors if required by applicable law; or (b) directly or indirectly to sell or otherwise dispose of any Capital Stock of any of its Subsidiaries, except to Company or Guarantor Subsidiary (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law. Notwithstanding the foregoing, (a) Excluded Subsidiaries may transfer Capital Stock in any of its Subsidiaries to other wholly-owned Excluded Subsidiaries, (b) Foreign Subsidiaries may transfer Capital Stock in any of its Subsidiaries to other wholly-owned Foreign Subsidiaries and (c) Company and its Subsidiaries may consummate the Foreign Subsidiary restructuring identified on Schedule 6.9-B.

      6.11. Prohibition on Sales and Lease-Backs. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which any of Company or its Subsidiaries has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries).

      6.12. Transactions with Shareholders and Affiliates. Neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any Guarantor Subsidiary;
(b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Company and its Subsidiaries; (c) compensation arrangements for officers and other employees of Company and its Subsidiaries entered into in the ordinary course of business; (d) payments (and other transactions) made in accordance with the terms of the DHC Tax Sharing Agreement, and the Corporate Services Reimbursement Agreement; (e) the Rights Offering; (f) the Put-Related Equity Offering; (g) transactions described in
Schedule 6.12; (h) the Foreign Subsidiary restructuring identified on Schedule 6.9-B and any Indebtedness, Investments, dispositions of assets and other transactions permitted hereunder among Company and its Subsidiaries or among Subsidiaries of Company and (i) reasonable and customary indemnifications and insurance arrangements for the benefit of Persons that are officers or members of the boards of directors (or similar governing bodies) of Company and its Subsidiaries, whether such Persons are current or former officers or members at the time such indemnifications or arrangements are entered into, provided that such indemnifications and arrangements are entered into at arms' length and on terms that are no less favorable to Company or that Subsidiary, as the case may be, than those that would have been obtained at the relevant time from Persons who are not Affiliates.

      6.13. Conduct of Business. From and after the Closing Date, neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company or such Subsidiary on the Closing Date and similar or related businesses (including the establishment, construction, acquisition and operation of Projects and ash recycling, scrap metal processing, waste haulings collection and landfills in connection therewith) and (ii) such other lines of business as may be consented to by Requisite Lenders.

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

      6.14. Amendments or Waivers of Certain Related Agreements. Except as set forth in Section 6.15 and Section 6.16, neither Company nor any Guarantor Subsidiary shall, nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any (i) Related Agreement or (ii) the principal documents relating to Limited Recourse Debt with respect to a Project after the Closing Date if such amendment, restatement, modification or waiver under clauses (i) or (ii), together with all other amendments, restatements, modifications and waivers made, would reasonably be expected to have a Material Adverse Effect; without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

      6.15. Amendments or Waivers with respect to MSW Notes, MSW Refinancing Notes, ARC Notes, ARC Refinancing Notes, New MSW Notes and New ARC Notes. Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, amend or otherwise change the terms of any MSW Notes, MSW Refinancing Notes, ARC Notes, ARC Refinancing Notes, New MSW Notes or New ARC Notes, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such MSW Notes, MSW Refinancing Notes, ARC Notes, ARC Refinancing Notes, New MSW Notes or New ARC Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof or otherwise make such event of default or condition less restrictive or burdensome on Company, or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such MSW Notes, MSW Refinancing Notes, ARC Notes, ARC Refinancing Notes, New MSW Notes or New ARC Notes (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders; provided however, that for the avoidance of doubt this Section 6.15 shall not prohibit the initial issuance of any of the MSW Refinancing Notes, ARC Refinancing Notes, New MSW Notes or New ARC Notes, each in accordance with the terms and conditions of
Section 6.1(n).

      6.16. Amendments or Waivers of the Second Lien Credit Agreement and Second Lien Notes Indenture. Company and its Subsidiaries shall not, and shall not permit any of their Subsidiaries to, amend or otherwise change the terms of the Second Lien Credit Agreement or Second Lien Notes Indenture or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate applicable thereto, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto or otherwise make such event of default or condition less restrictive or burdensome on Company), change the prepayment provisions thereof, or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the lenders under the Second Lien Credit Agreement or Second Lien Notes Indenture, as applicable, (or a representative on their

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

behalf) which would be adverse to any Credit Party or Lenders, in each case except as otherwise expressly permitted by the Intercreditor Agreement.

      6.17. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

SECTION 7. GUARANTY

      7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "GUARANTEED OBLIGATIONS").

      7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2

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shall not be construed in any way to limit the liability of any Contributing
Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

      7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

      7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

            (a) this Guaranty is a guaranty of payment when due and not of collectibility. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

            (b) Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

            (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

            (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

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            (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

            (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
(iv) the application of payments received from any source (other than payments received pursuant to the Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Beneficiary

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

might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations;
(vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

      7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and
(g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

      7.6. Guarantors' Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may

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hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

      7.7. Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after receipt of notice of an Event of Default (which has occurred and is continuing) by Administrative Agent shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

      7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

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      7.9. Authority of Guarantors or Company. It is not necessary for any
Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

      7.10. Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

      7.11. Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any involuntary bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

            (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above against Company (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

            (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are

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rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

      7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale or disposition.

SECTION 8. EVENTS OF DEFAULT

      8.1. Events of Default. If any one or more of the following conditions or events shall occur:

            (a) Failure to Make Payments When Due. Failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to an Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due; or

            (b) Default in Other Agreements. (i) Failure of any of Company or its Subsidiaries or Holdings to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a) and other than Limited Recourse Debt permitted to be incurred hereunder and incurred in connection with one or more Projects to which less than $5,000,000 in the aggregate of the operating income of Company and its Subsidiaries (on a consolidated basis) is attributable for the 12-month period immediately preceding the failure to pay such interest, principal or other amounts) in an individual principal amount of $10,000,000 or more or with an aggregate principal amount of $10,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any of Company or its Subsidiaries or Holdings with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable), or to require the prepayment, redemption, repurchase or defeasance of, or to cause Company or any of its Subsidiaries or Holdings to make any offer to prepay, redeem, repurchase or defease that Indebtedness (other than an offer under the MSW Notes, MSW Refinancing Notes or the New MSW Notes or as required under the ARC Indenture, the ARC Refinancing Indenture or the New ARC Indenture with the proceeds of asset sales, debt and equity insurances and insurance casualty and condemnation and to the extent required in connection with changes in control directly resulting from the Acquisition), prior to its stated maturity or the stated maturity of any

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underlying obligation, as the case may be; or (iii) any Event of Default (under and as defined in the MSW I Indenture, MSW II Indenture, MSW Refinancing Indentures, New MSW I Indenture, New MSW II Indenture, ARC Indenture, ARC Refinancing Indenture or the New ARC Indenture), shall occur; or (iv) any Event of Default (as defined in the Second Lien Credit Agreement and the Second Lien Notes) shall occur; or

            (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, Section 5.2, Section 5.15, Section 5.16 or Section 6; or

            (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

            (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other provision of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an Authorized Officer becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

            (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings, Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings, Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, Company or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

            (g) Voluntary Bankruptcy; Appointment of Receiver, etc.. (i) Holdings, any Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession

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by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, Company or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings, Company or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body of Holdings, Company or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

            (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

            (i) Dissolution. Any order, judgment or decree shall be entered against any Material Subsidiary of Company decreeing the dissolution or split up of such Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

            (j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term hereof; or

            (k) Change of Control. A Change of Control shall occur; or

            (l) Net Operating Losses. If, based on (A) a final, non-appealable determination by a court, (B) a closing agreement between Holdings and/or any of its Subsidiaries and the Internal Revenue Service or (C) a transaction or event occurring after the Closing Date (e.g., ownership change or deconsolidation), the net operating losses available to Holdings or Company to offset taxable income are less than $315,000,000 (which amount shall be reduced by net operating losses used by Holdings to reduce taxable income of Holdings or Company after December 31, 2004); provided, that in determining the amount of net operating losses available or used for purposes of this default, the principles applied in any final determination or closing agreement shall be applied to any similar items in other open tax years that were not the subject of such determination or closing agreement solely as a result of not being included in the tax years at issue; or

            (m) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the

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terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any de minimis portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party, or (iv) the Loans shall cease to constitute First Priority secured Indebtedness under the intercreditor provisions of the Second Lien Term Loans or Second Lien Notes or the Intercreditor Agreement or, in any case, such intercreditor provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms.

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence and continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of an Issuing Bank to issue any Revolving Letter of Credit or Funded Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(iv) or Section 2.4(e); (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence and continuance of any Event of Default specified in Section 8.1(f) and (g)(i) to pay) to Administrative Agent such additional amounts of cash, to be held as security for Company's reimbursement Obligations in respect of Revolving Letters of Credit then outstanding, equal to the Revolving Letter of Credit Usage at such time.

SECTION 9. AGENTS

      9.1. Appointment of Agents. GSCP and Credit Suisse are hereby appointed Co-Syndication Agents hereunder, and each Lender hereby authorizes Co-Syndication Agents to act as its agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents.

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Each of JPMC, UBS and Calyon is hereby appointed Co-Documentation Agent hereunder, and each Lender hereby authorizes Co-Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Credit Parties. Each of the Co-Syndication Agents and each of the Co-Documentation Agents, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, neither GSCP nor Credit Suisse, each in its capacity as a Co-Syndication Agent, nor any of JPMC, UBS nor Calyon each in its capacity as Co-Documentation Agent, shall have any obligations but shall be entitled to all benefits of this Section 9.

      9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

      9.3. General Immunity.

            (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party, to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or Letters of Credit or the component amounts thereof.

            (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent

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under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent, in the case of any Agent other than Collateral Agent, shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) or, in the case of Collateral Agent, in accordance with the Pledge and Security Agreement, Intercreditor Agreement or other applicable Collateral Document, and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), or in accordance with the Pledge and Security Agreement, Intercreditor Agreement or other applicable Collateral Document, as the case may be, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Credit Parties), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents, in the case of any Agent other than Collateral Agent, in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) or, in the case of the Collateral Agent, in accordance with the Pledge and Security Agreement, Intercreditor Agreement or other applicable Collateral Document.

            (c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and

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not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

      9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

      9.5. Lenders' Representations, Warranties and Acknowledgment.

            (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Credit Parties in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

            (b) Each Lender, by delivering its signature page to this Agreement (and funding its Term Loan or Credit Linked Deposit on the Closing Date,) shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

      9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for

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additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

      9.7. Successor Administrative Agent and Swing Line Lender Administrative Agent may resign at any time by giving thirty days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company; provided that Company shall have the right to approve (such approval not to be unreasonably withheld) any such successor Administrative Agent unless an Event of Default then exists, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any resignation or removal of GSCP or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of GSCP or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (a) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and
(c) Company shall issue, if so requested by successor Administrative Agent and Swing Line Loan Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions.

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      9.8. Collateral Documents and Guaranty.

            (a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to (i) be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents and (ii) enter into the Intercreditor Agreement, and each Lender agrees to be bound by the terms of the Intercreditor Agreement. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or
(ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

            (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

SECTION 10. MISCELLANEOUS

      10.1. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, either Co-Syndication Agent, Collateral Agent, Administrative Agent, Swing Line Lender, an Issuing Bank or any Co-Documentation Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing (which, in the case of any Notice, shall include notice by electronic mail or other electronic means agreed to between Company and Administrative Agent) and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no

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notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Administrative Agent from time to time.

      10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses incurred by each Agent of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Administrative Agent and Collateral Agent, and JPMC in its capacity as a Funded LC Issuing Bank and a Lender, in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions required hereunder; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers (prior to any Default or Event of Default subject to the consent of Company); (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments; and
(h) after the occurrence of an Event of Default and during its continuance, all costs and expenses, including reasonable attorneys' fees costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings. The agreements in this Section 10.2 shall survive repayment of the Loans and all other amounts payable hereunder and the return of the Credit Linked Deposits to the applicable Lenders.

      10.3. Indemnity.

            (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent, Lender and Issuing Bank and the officers, partners, directors, trustees, employees, agents, sub-agents and Affiliates of each Agent, each Lender and each Issuing Bank (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of that Indemnitee and, provided further, that neither Credit Suisse nor any of

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its officers, partners, directors, trustees, employees, agents, sub-Agents or
Affiliates shall be entitled to any indemnification or contribution hereunder except to the extent of losses, claims, damages or liabilities suffered as a result of Credit Suisse acting as Joint Lead Arranger, a Lender or an Agent hereunder. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

            (b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents, Issuing Banks and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor provided, that Credit Suisse and it officers, partners, directors, trustees, employees, agents, sub-agents and Affiliates shall be entitled to the benefits of this paragraph for claims arising out of the Credit Documents or its acting as Joint Lead Arranger, a Lender or an Agent hereunder.

      The agreements in this Section 10.3 shall survive repayment of the Loans and all other amounts payable hereunder and the return of the Credit Linked Deposits to the applicable Lenders.

      10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender and each Funded LC Issuing Bank is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or Funded LC Issuing Bank to or for the credit or the account of any Credit Party (other than Holdings) against and on account of the obligations and liabilities of any Credit Party to such Lender or Funded LC Issuing Bank hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender or Funded LC Issuing Bank shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 2 and although such obligations and liabilities, or

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any of them, may be contingent or unmatured. The Funded LC Issuing Banks agree that payments from the Credit Linked Deposits shall be made only to the extent expressly provided for under this Agreement.

      10.5. Amendments and Waivers.

            (a) Requisite Lenders' Consent. Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

            (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

               (i) extend the scheduled final maturity of any Loan or Note of such Lender;

               (ii) extend the date on which the Funded LC Participation Interests must be repurchased in full from such Lender or any Lender's Pro Rate Share of the Credit Linked Deposits is required to be paid to such Lender in full (it being acknowledged that any such repurchase or payment is subject to the express provisions of Section 2.4);

               (iii)waive, reduce or postpone any scheduled repayment of principal on the Term Loans under Section 2.12 due such Lender (but not prepayment);

               (iv) extend the stated expiration date of any Revolving Letter of Credit beyond the Revolving Commitment Termination Date;

               (v) extend the stated expiration date of any Funded Letter of Credit beyond the Funded Letter of Credit Termination Date;

               (vi) reduce the rate of interest on any Loan of such Lender (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or other payment obligations (including without limitation with respect to Funded LC Participation Interests) payable hereunder to such Lender;

               (vii) extend the time for payment of any such interest or fees to such Lender;

               (viii) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit due to such Lender or (except as expressly provided for herein) any Credit Linked Deposit funded by such Lender;

               (ix) amend, modify, terminate or waive any provision of this
   Section 10.5(b) or Section 10.5(c);

               (x) amend the definition of "REQUISITE LENDERS" or "PRO RATA SHARE"; provided, with the consent of Requisite Lenders additional extensions of credit pursuant hereto may be included in the determination of "REQUISITE LENDERS" or "PRO RATA SHARE"

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   on substantially the same basis as the Term Loan Commitments, the Term Loan, the Revolving Commitments, the Revolving Loans, the Funded Letter of Credit Commitments, and the Funded Letters of Credit are included on the Closing Date;

               (xi) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

               (xii)consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

            (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

               (i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

               (ii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

               (iii)amend the definition of "REQUISITE CLASS LENDERS" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "REQUISITE CLASS LENDERS" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments, the Revolving Loans, the Funded Letter of Credit Commitments, and the Funded Letters of Credit are included on the Closing Date;

               (iv) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

               (v) amend, modify, terminate or waive any obligation of Lenders or Company (as the same applies to its obligation to any Funded LC Issuing
   Bank) or any Funded LC Issuing Bank as provided in Section 2.4 directly relating to Funded Letters of Credit and the Credit Linked Deposits (and definitions used in Section 2.4 that relate specifically to Funded Letters of Credit and Credit Linked Deposits) without the written consent of Company, Administrative Agent and each Funded LC Issuing Bank; or

               (vi) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

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               (vii) amend, modify or waive any condition precedent in Section
   3.2 to the making of any Revolving Loan without the consent of Requisite Class Lenders having Revolving Credit Exposure (it being understood that no waiver of any Default or Event of Default by Requisite Lenders, nor any waiver or amendment of any covenant, representation, or other provision not in Section 3.2 shall constitute an amendment, modification or waiver).

            (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

      10.6. Successors and Assigns; Participations.

            (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. No Lender may assign, sell, participate or otherwise transfer any of its rights under the Credit Documents except as set forth in this Section
10.6 and the penultimate sentence of Section 2.23. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments, Loans and Funded Letter of Credit Participations listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, in each case, as provided in
Section 10.6(d). Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by Administrative Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice thereof shall be provided to Company and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the "ASSIGNMENT EFFECTIVE DATE." Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

            (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without

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limitation, all or a portion of its Commitment, Funded Letter of Credit
Participations or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Funded Letter of Credit Participations, Loan and any related Commitments):

               (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and Administrative Agent; and

               (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee", consented to by each of Company and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Company, required at any time an Event of Default shall have occurred and then be continuing); provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $5,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent (it being agreed that Company shall not unreasonably withhold its consent to assignments in an amount of not less than $2,500,000) or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans, (B) $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Funded Letter of Credit Commitments and Funded Letter of Credit Participations of the assigning Lender) with respect to the assignment of the Funded Letter of Credit Commitments and Funded Letter of Credit Participations, and (C) $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of Term Loans.

   Anything in the foregoing to the contrary notwithstanding, no assignment of any Revolving Commitment (except in the case of an assignment to a Revolving Lender or an Affiliate thereof) shall be effective unless and until consented to in writing by the Revolving Issuing Bank (such consent not to be unreasonably withheld)

            (d) Mechanics. Assignments and assumptions of Loans, Commitments and Credit Linked Deposits shall only be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent and Company such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c). Without the consent of Company (which consent shall not be unreasonably withheld), each Funded LC Issuing Bank and Administrative Agent, no Credit Linked Deposit shall be released in connection with any assignment by a Funded Letter of Credit Participant, but the Funded LC Participation Interests shall instead be purchased by the relevant assignee and the Credit Linked Deposits continue to be held by the Funded LC Issuing Banks for application (to the extent not already applied) in accordance with Sections 2.4(f) and (h).

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            (e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments, Credit Linked Deposits or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments, Funded Letter of Credit Participations or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments, Funded Letter of Credit Participations or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Revolving Commitments, Funded Letter of Credit Participations or Loans or any interests therein shall at all times remain within its exclusive control).

            (f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the "Assignment Effective Date" (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a "Lender" for all purposes hereof;
(ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) an assigning Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder to the extent provided hereunder);
(iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company, at its expense, shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

            (g) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Funded Letter of Credit Participations, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date or the

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Funded Letter of Credit Termination Date, as applicable) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment, Funded Letter of Credit Participations or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans and Funded Letter of Credit Participations hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Sections 2.18(c), 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company's prior written consent and (ii) a participant that would be a Non-US Lender (or that would otherwise be required to deliver a form referred to in Section 2.20(c) to avoid deduction or withholding of United States federal income tax with respect to payments made by a Credit Party under any of the Credit Documents) if it were a Lender shall not be entitled to the benefits of Section 2.20 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to be subject to Section 2.20 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender.

            (h) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Loans, Funded Letter of Credit Participations, the other Obligations owed by or to such Lender, and its Notes (excluding in all instances the Credit Linked Deposits, which shall be held as the property of the Funded LC Issuing Banks as provided for in Section 2.4), if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank or any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender as collateral security for such obligations or securities, or to any trustee for, or any other representative of, such holders as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of,

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                                      148
another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit, the reimbursement of any amounts drawn thereunder, the final payment made to Lenders pursuant to Section 2.4(j)(iv), and the termination hereof.

      10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

      10.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

      10.11. Severability. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      10.12. Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to

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                                      149
constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.8(b), each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

      10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER

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                                      150

COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY THE PARTY AGAINST WHICH ENFORCEMENT IS SOUGHT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      10.17. Confidentiality. Each Lender shall hold all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature and in accordance with sound industry practice, it being understood and agreed by Company that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents, employees, officers, directors, trustees, attorneys, accountants and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such bona fide or potential assignee, transferee or Participant and counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17),
(iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax

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

structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates' directors and employees to comply with applicable securities laws. For this purpose, "tax structure" means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

      10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

      10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      10.20. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written, electronic or telephonic notification of such execution and authorization of delivery thereof.

      10.21. Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Company that pursuant to the requirements of the Act, it is REQUIRED to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow such Lender or Administrative Agent, as applicable, to identify Company in accordance with the Act.

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                                      152

      10.22. ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                  [Remainder of page intentionally left blank]

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                                      153

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                COVANTA ENERGY CORPORATION, A DELAWARE
                                CORPORATION, AND EACH OF ITS SUBSIDIARIES LISTED ON EXHIBIT A HERETO

                                By: /s/ ANTHONY ORLANDO
                                    --------------------------------------------
                                    Name: Anthony Orlando
                                    Title: President

                                DANIELSON HOLDING CORPORATION, A DELAWARE
                                CORPORATION

                                By: /s/ ANTHONY ORLANDO
                                    --------------------------------------------
                                    Name: Anthony Orlando
                                    Title: Chief Financial Officer and President

Execution Copy

                            GOLDMAN SACHS CREDIT PARTNERS L.P.,
                            as Joint Lead Arranger, Co-Syndication Agent, Administrative Agent, Collateral Agent, and a Lender

                            By: /s/
                                -------------------------------
                                     Authorized Signatory

Execution Copy

                                 CREDIT SUISSE, Cayman Islands Branch
                                 as Joint Lead Arranger and Co-Syndication Agent

                                 By: /s/
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 By: /s/
                                     -------------------------------------------
                                     Name:
                                     Title:

Execution Copy

                                    JPMORGAN CHASE BANK, N.A.
                                    as Co-Documentation Agent, Revolving Issuing
                                    Bank and a Funded LC Issuing Bank

                                    By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title:

Execution Copy

                                    UBS SECURITIES LLC
                                    as Co-Documentation Agent

                                    By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    UBS AG, STAMFORD BRANCH,
                                    as a Funded LC Issuing Bank

                                    By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title:

Execution Copy

                                    CALYON NEW YORK BRANCH,
                                    as Co-Documentation Agent

                                    By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    By: /s/
                                        ----------------------------------------
                                        Name:
                                        Title

Execution Copy

                                    EXHIBIT A

                                  SUBSIDIARIES

      Name
      ----
2.    8309 Tujunga Avenue Corp., a California corporation

3.    Amor 14 Corporation, a Delaware corporation

4.    Burney Mountain Power, a California corporation

5.    Covanta Acquisition, Inc., a Delaware corporation

6.    Covanta Bessemer, Inc.,a Delaware corporation

7.    Covanta Cunningham Environmental Support, Inc., a New York corporation

8.    Covanta Energy Americas, Inc., a Delaware corporation

9.    Covanta Energy Construction, Inc.,a Delaware corporation

10.   Covanta Energy Group, Inc., a Delaware corporation

11.   Covanta Energy International, Inc.,a Delaware corporation

12.   Covanta Energy Resource Corp., a Delaware corporation

13.   Covanta Energy Services, Inc., a Delaware corporation

14.   Covanta Energy West, Inc., a Delaware corporation

15.   Covanta Engineering Services, Inc., a New Jersey corporation

16.   Covanta Geothermal Operations Holdings, Inc., a Delaware corporation

17.   Covanta Geothermal Operations, Inc., a Delaware corporation

18.   Covanta Haverhill Properties, Inc., a Massachusetts corporation

19.   Covanta Heber Field Energy, Inc., a Delaware corporation

20.   Covanta Hennepin Energy Resource Co., Limited Partnership, a
      Delaware limited partnership
           By: Covanta Energy Resource Corp., its General
               Partner

Execution Copy

                                 APPENDIX A-1-1

      Name
      ----
21.   Covanta Hillsborough, Inc., a Florida corporation

22.        Covanta Honolulu Resource Recovery Venture, a Hawaii
           General Partnership
                By: Covanta Oahu Waste Energy Recovery, Inc.,
                    its General Partner
                By: Covanta Projects of Hawaii, Inc., its General Partner

23.   Covanta Huntsville, Inc., an Alabama corporation

24.   Covanta Hydro Energy, Inc., a Delaware corporation

25.   Covanta Hydro Operations West, Inc., Delaware corporation

26.   Covanta Hydro Operations, Inc., a Tennessee corporation

27.   Covanta Imperial Power Services, Inc., a California corporation

28.   Covanta Kent, Inc.,a Michigan corporation

29.   Covanta Lancaster, Inc., a Pennsylvania corporation

30.   Covanta Lee, Inc., a Florida corporation

31.   Covanta Long Island, Inc., a Delaware corporation

32.   Covanta Marion Land Corp., an Oregon corporation

33.   Covanta Marion, Inc., an Oregon corporation

34.   Covanta Mid-Conn, Inc., a Connecticut corporation

35.   Covanta Montgomery, Inc., Maryland corporation

36.   Covanta New Martinsville Hydroelectric Corporation, a Delaware corporation

37.   Covanta New Martinsville Hydro-Operations Corporation, a West Virginia corporation

38.   Covanta Oahu Waste Energy Recovery, Inc., a California corporation

39.   Covanta Onondaga Operations, Inc., a Delaware corporation

40.   Covanta Operations of Union, LLC, a New Jersey limited liability company

41.   Covanta OPW Associates, Inc., a  Connecticut corporation

Execution Copy

                                 APPENDIX A-1-2

      Name
      ----
42.   Covanta OPWH, Inc., a Delaware corporation

43.   Covanta Otay 3 Company, a California corporation

44.   Covanta Pasco, Inc., a Florida corporation

45.   Covanta Plant Services of New Jersey, Inc., a New Jersey corporation

46.   Covanta Power Equity Corporation, a Delaware corporation

47.   Covanta Power International Holdings, Inc., a Delaware corporation

48.   Covanta Power Pacific, Inc., a California corporation

49.   Covanta Power Plant Operations, a California corporation

50.   Covanta Projects of Hawaii, Inc., a Hawaii corporation

51.   Covanta Projects, Inc., a Delaware corporation

52.   Covanta RRS Holdings, Inc., a Delaware corporation

53.   Covanta Secure Services, Inc., a Delaware corporation

54.   Covanta SIGC Energy II, Inc., a California corporation

55.   Covanta SIGC Energy, Inc., a Delaware corporation

56.   Covanta SIGC Geothermal Operations, Inc., a California corporation

57.   Covanta Systems, LLC, a Delaware limited liability company

58.   Covanta Tampa Bay, Inc., a Florida corporation

59.   Covanta Tampa Construction, Inc., a Delaware corporation

60.   Covanta Wallingford Associates, Inc., a Connecticut corporation

61.   Covanta Waste to Energy, LLC, a Delaware limited liability company

62.   Covanta Water Holdings, Inc., a Delaware corporation

63.   Covanta Water Systems, Inc., a Delaware corporation

64.   Covanta Water Treatment Services, Inc., a Delaware corporation

Execution Copy

                                 APPENDIX A-1-3

      Name
      ----
65.   DSS Environmental, Inc., a New York corporation

66.   ERC Energy II, Inc., a Delaware corporation

67.   ERC Energy, Inc., a Delaware corporation

68.   Heber Field Energy II, Inc., a Delaware corporation

69.   Heber Loan  Partners, a California general partnership
           By: ERC Energy, Inc., its General Partner
           By: ERC Energy II, Inc., its General Partner

70.   LMI, Inc., a Massachusetts corporation

71.   Mammoth Geothermal Company, a California corporation

72.   Mammoth Power Company, a California corporation

73.   Michigan Waste Energy, Inc., a Delaware corporation

74.   Mt. Lassen Power, a California corporation

75.   Pacific Geothermal Company, a California corporation

76.   Pacific Oroville Power, Inc., a California corporation

77.   Pacific Recovery Corporation, a California corporation

78.   Pacific Wood Fuels Company, a California corporation

79.   Three Mountain Operations, Inc., a Delaware corporation

80.   Three Mountain Power, LLC, a Delaware corporation

81.   American Ref-Fuel Holdings Corp., a Delaware corporation

82.   Ref-Fuel Corp., a Delaware corporation

83.   Ref-Fuel LLC, a Delaware limited liability company

84.   UAH Management Corp., a New York corporation

Execution Copy

                                 APPENDIX A-1-4

                                                                    APPENDIX A-1
                                                TO CREDIT AND GUARANTY AGREEMENT

                              TERM LOAN COMMITMENTS

                                                               PRO
              LENDER                 TERM LOAN COMMITMENT   RATA SHARE
----------------------------------   --------------------   ----------
Goldman Sachs Credit Partners L.P.     $275,000,000.00         100.0%
                                       ---------------         -----
                   TOTAL               $275,000,000.00         100.0%
                                       ===============         =====

Execution Copy

                                 APPENDIX A-1-5

                                                                    APPENDIX A-2
                                                TO CREDIT AND GUARANTY AGREEMENT

                              REVOLVING COMMITMENTS

               LENDER                REVOLVING COMMITMENT   PRO RATA SHARE
----------------------------------   --------------------   --------------
Goldman Sachs Credit Partners L.P.     $100,000,000.00          100.0%
                                       ---------------          -----
                    TOTAL              $100,000,000.00          100.0%
                                       ===============          =====

Execution Copy

                                 APPENDIX A-2-1

                                                                    APPENDIX A-3
                                                TO CREDIT AND GUARANTY AGREEMENT

                            FUNDED LETTERS OF CREDIT

                                     FUNDED LETTER OF CREDIT
              LENDER                       COMMITMENT          PRO RATA SHARE
----------------------------------   -----------------------   --------------
Goldman Sachs Credit Partners L.P.       $340,000,000.00          100.0%
                                         ---------------          -----
               TOTAL                     $340,000,000.00          100.0%
                                         ===============          =====

Execution Copy

                                 APPENDIX A-3-1

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                                NOTICE ADDRESSES

COVANTA ENERGY CORPORATION
         40 Lane Road
         Fairfield, New Jersey  07004
         Attention: Chief Financial Officer
         CC: General Counsel
         Telecopier: (973) 882-7357

DANIELSON HOLDING CORPORATION
         40 Lane Road
         Fairfield, New Jersey  07004
         Attention: Chief Financial Officer
         CC: General Counsel
         Telecopier: (973) 882-7357

CERTAIN SUBSIDIARIES OF COVANTA ENERGY
CORPORATION, AS GUARANTORS:
         Care of: Covanta Energy Corporation
         40 Lane Road
         Fairfield, New Jersey 07004
         Attention: Chief Financial Officer
         CC: General Counsel
         Telecopier: (973) 882-7357

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Joint Lead Arranger, Co-Syndication Agent
Administrative Agent, Collateral Agent and a Lender
         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York  10004
         Attention: Pedro Ramirez
         Telecopier: (917) 343-8319

Administrative Agent's Principal Office:

Execution Copy

                                  Appendix B-1

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York  10004
         Attention: Lawrence Writer
         Telecopier: (212) 902-7862

Swing Line Lender's Principal Office:
         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York  10004
         Attention: Pedro Ramirez
         Telecopier: (917) 343-8319

Administrative Agent's Principal Office:
         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York  10004
         Attention: Lawrence Writer
         Telecopier: (212) 902-7862

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
as Joint Lead Arranger, Co-Syndication Agent, and a Lender

Issuing Bank's Principal Office:
         Credit Suisse First Boston
         Eleven Madison Avenue
         New York, New York 10010
         Attention: Ronald Davis
         Telecopier: (212) 325-8320

JPMORGAN CHASE BANK,
as Co-Documentation Agent, Revolving
Issuing Bank and a Funded LC Issuing Bank
         JPMorgan Chase Bank
         120 S. LaSalle
         Chicago, IL 60603
         Attention: Douglas P. Boersma
         Telecopier: (312) 661-3566

with a copy to:
         JPMorgan Chase Bank
         120 S. LaSalle
         Chicago, IL 60603

Execution Copy

                                  Appendix B-2

         Attention: Brady B. Bird
         Telecopier: (312) 661-3566

         JPMorgan Chase Bank
         120 S. LaSalle
         Chicago, IL 60603
         Attention: Christina M. Lowe
         Telecopier: (312) 661-1862

UBS SECURITIES LLC
as Co-Documentation Agent
         UBS Securities LLC
         677 Washington Boulevard
         Stamford, CT 06901
         Attention: Marie Haddad
         Telecopier: (203) 719-3888

UBS AG, STAMFORD BRANCH,
as Funded LC Issuing Bank
         UBS AG, Stamford Branch
         677 Washington Boulevard
         Stamford, CT 06901
         Attention: Marie Haddad
         Telecopier: (203) 719-3888

CALYON, NEW YORK BRANCH,
as Co-Documentation Agent
         Calyon, New York Branch
         85 Broad Street, 29th Floor
         New York, NY 10004
         Attention: Shonda Fisher
         Telecopier: (917) 849-5456

with a copy to:
         Calyon, New York Branch
         85 Broad Street, 29th Floor
         New York, NY 10004
         Attention: Anne LeGoulven
         Telecopier: (212) 261-3375

Execution Copy

                                  Appendix B-3

                                 SCHEDULE 1.1(a)

              CERTAIN ADJUSTMENTS TO FINANCIAL COVENANT DEFINITIONS

In determining the Cash Flow Coverage Ratio, the Company Leverage Ratio and Consolidated Adjusted EBITDA with respect to any calculation period ending prior to the first anniversary of the Closing Date, Consolidated Adjusted EBITDA, Adjusted Company Operating Cash Flow and Company Cash Interest Expense for each Fiscal Quarter ending on the dates set forth below shall be the amounts identified under such period:

                                   Fiscal Quarter            Fiscal Quarter             Fiscal Quarter
                                    ending on on               ending on                   ending on
                                 December 31, 2004            March 31, 2005             June 30, 2005
---------------------------- -------------------------- -------------------------- --------------------------
Consolidated Adjusted              $143,831,000                $92,587,000               $126,953,000
EBITDA

Adjusted Company Operating          $33,456,000                $50,193,000                $24,881,000
Cash Flow

Company Cash Interest               $16,717,000                $16,717,000                $16,717,000
Expense

                                 SCHEDULE 1.1(b)

                       CLOSING DATE EXCLUDED SUBSIDIARIES

                  Schedule 1.1(b) - 1:

                         OPI Quezon, Inc.
                         Pacific Energy Resources Incorporated
                         Pacific Hydropower Company
                         Penstock Power Company
                         UAH Groveville Hydro Associates


                  Schedule 1.1(b) - 2:

                         American Ref-Fuel Company LLC
                         ARC Ref-Fuel Management LLC
                         ARC Ref-Fuel Management II, Inc.
                         American Ref-Fuel Company (a general partnership)
                         ARC Hempstead LLC
                         ARC Hempstead II, Inc.
                         American Ref-Fuel Company of Hempstead
                         ARC Essex LLC
                         ARC Essex II, Inc.
                         American Ref-Fuel Company of Essex County
                         ARC SECONN LLC
                         ARC of Connecticut (S.E.), Inc.
                         ARC of Southeastern Connecticut, L.P.
                         American Ref-Fuel Company of Southeastern Connecticut
                         ARC Niagara LLC
                         ARC Niagara II, Inc.
                         American Ref-Fuel Company of Niagara, L.P.
                         ARC Operations of SEMASS LLC
                         ARC Operations of SEMASS II, Inc.
                         American Ref-Fuel Operations of SEMASS, L.P.
                         American Ref-Fuel Company of SEMASS, L.P.
                         ARC SEMASS LLC
                         ARC SEMASS II, Inc.
                         SEMASS Partnership
                         ARC Delaware Valley LLC
                         ARC Delaware Valley II, Inc.
                         American Ref-Fuel Company of Delaware Valley, L.P.
                         ARC TransRiver LLC
                         ARC TransRiver II, Inc.
                         TransRiver Marketing Company, L.P.
                         ARC Transfer Systems LLC
                         ARC Waste LLC
                         ARC Capital District LLC

                         ARC Capital District II LLC
                         American Ref-Fuel Company of the Capital District, L.P.
                         ARC II Corp.
                         Ref-Fuel Holdings LLC
                         MSW Energy Holdings LLC
                         MSW Energy Holdings II LLC
                         MSW Energy Finance Co., Inc.
                         MSW Energy Finance Co. II, Inc.
                         MSW Energy Hudson LLC
                         MSW I Sub, Inc.
                         American Ref-Fuel Company of Camden LLC
                         Covanta Alexandria/Arlington, Inc.
                         Covanta Babylon, Inc.
                         Covanta Bristol, Inc.
                         Covanta Fairfax, Inc.
                         Covanta Haverhill, Inc.
                         Covanta Haverhill Associates
                         Covanta Huntington Limited Partnership
                         Covanta Huntington Resource Recovery One Corp.
                         Covanta Huntington Resource Recovery Seven Corp.
                         Covanta Indianapolis, Inc.
                         Covanta Lake II, Inc.
                         Covanta Omega Lease, Inc.
                         Covanta Onondaga Five Corp.
                         Covanta Onondaga Four Corp.
                         Covanta Onondaga Three Corp.
                         Covanta Onondaga Two Corp.
                         Covanta Onondaga, Inc.
                         Covanta Onondaga, LP
                         Covanta Power Development of Bolivia, Inc.
                         Covanta Power Development, Inc.
                         Covanta Projects of Wallingford, LP
                         Covanta SBR Associates
                         Covanta Stanislaus, Inc.
                         Covanta Union, Inc.
                         Covanta Warren Energy Resource Co., Limited Partnership
                         Covanta Warren Holdings I, Inc.
                         Covanta Warren Holdings II, Inc.
                         Covanta Waste to Energy of Italy, Inc.
                         Haverhill Power, LLC.
                         Ogden HCI Services(1)
                         Pacific Energy Operating Group, L.P.
                         Generating Resource Recovery Partners L.P.

----------
(1) Entity is inactive and is believed to be dissolved.

                                 SCHEDULE 1.1(c)

                           EXISTING LETTERS OF CREDIT

                                                                                                    Req'd Extension
   Project             Type                    Amount          Maturity            Issuing Bank          Date
 -------------      -----------            --------------      --------            ------------     ---------------
   Hennepin           Standby              $17,000,000.00      03/31/06              Bank One              01/30/06
 Quezon DSRF          Standby              $11,773,298.00      03/31/06              Bank One              03/01/06
   Fairfax          Performance               $900,000.00      03/31/06              Bank One              03/01/06
   Haripur            Standby                 $676,500.00      03/31/06              Bank One              03/31/06
  Montgomery          Standby               35,000,000.00      03/31/06              Bank One              03/31/06
   Workers            Standby               $3,000,000.00      03/31/06              Bank One              01/30/06
 Compensation
    (ACE)
   Workers
 Compensation         Standby               $2,600,000.00      03/31/06              Bank One               03/01/06
    (AIG)
 Detroit (PMCC)       Standby              $76,151,141.46       7/01/09                UBS AG                3/10/07
 Detroit (GECC)       Standby              $32,637,502.36       7/01/09                UBS AG                3/10/07

                               SCHEDULE 1.1(c)(1)

                          JPMC FUNDED LETTERS OF CREDIT





            Applicant/Type                      Amount        Maturity                   Beneficiary
-----------------------------------------     -----------     ---------     -----------------------------------
American Ref-Fuel Company                     $   200,000     6/24/2006        National Union Fire Insurance
LLC/Performance Bond                                                        Company of Pittsburgh, PA (AIG) and
Collateral                                                                       certain of its affiliates

American Ref-Fuel Company                     $   650,000     6/24/2006      Zurich American Insurance Company
LLC/Workers' Comp Collateral

American Ref-Fuel Company LLC                 $700,000.00     6/24/2006      Liberty Mutual Insurance Company
Workers' Comp Collateral

American Ref-Fuel Company                     $25,000,000     6/24/2006                Viacom, Inc.
LLC/Credit Support

American Ref-Fuel Company                     $ 8,011,770     7/2/2006             Bank of America, N.A.
LLC/Master Letter of Credit

MSW Energy Holdings LLC                       $50,000,000.00  6/24/06         American Ref-Fuel Company, LLC

Ref-Fuel Corp.                                $50,000,000.00  6/24/06         American Ref-Fuel Company, LLC

                               SCHEDULE 1.1(c)(2)

                          UBS FUNDED LETTERS OF CREDIT

                                                                                                               Req'd Extension
       Project             Type                    Amount           Maturity            Issuing Bank                Date
    --------------        -------              --------------       --------            ------------           ---------------
    Detroit (PMCC)        Standby              $76,151,141.46       7/01/09                UBS AG                3/10/07

    Detroit (GECC)        Standby              $32,637,502.36       7/01/09                UBS AG                3/10/07

                                 SCHEDULE 1.1(d)

                        CLOSING DATE FOREIGN SUBSIDIARIES

1.       Edison (Bataan) Cogeneration Corporation (Philippines)

2.       Hidro Operaciones Don Pedro S.A. (Costa Rica)

3.       Covanta Energy India (Balaji) Limited (Mauritius)

4.       Covanta Energy India Investments, Ltd.(Mauritius)

5.       Covanta Energy India (Samalpatti) Ltd.(Mauritius)

6.       Covanta Energy Philippine Holdings, Inc.(Philippines)

7.       Ogden Power Development-Cayman, Inc.(Cayman Islands)

8.       Covanta Philippines Operating, Inc.(Cayman Islands)

9.       Madurai Power Corporation Pvt. Ltd. (India)

10.      Covanta Bangladesh Operating Ltd. (Bangladesh)

11.      Covanta Chinese Investments Ltd. (Mauritius)

12.      Covanta Energy China (Alpha) Ltd. (Mauritius)

13.      Linan Ogden-Jinjiang Cogeneration Co. Ltd. (China)

14.      Covanta Energy China (Beta) Ltd. (Mautitius)

15.      Zibo Ogden Bohui Cogeneration Co. Ltd. (China)

16.      Covanta Energy China (Delta) Ltd. (Mauritius)

17.      Ogden-Yanjiang Cogeneration Co. Ltd. (China)

18.      Covanta Energy China (Gamma) Ltd. (Mauritius)

19.      Covanta One Ltd. (Mauritius)

20.      Covanta Five Ltd. (Mauritius)

21.      Covanta Samalpatti Operating Pvt. Ltd. (India)

22.      Covanta Madurai Operating Pvt. Ltd. (India)

23.      Goa Holdings Ltd.(Mauritius)

24.      Magellan Cogeneration, Inc. (Philippines)

25.      El Gorguel Energia S.L. (Spain)

26.      Covanta Operaciones LICA S.L. (Spain)

27.      Ogden Energy of Bongaigon Pvt. Ltd. (India)

28.      Enereurope Holdings III, B.V. (Netherlands)

29.      Ogden Energy (Gulf) Limited (Mauritius)

30.      Ogden Energy India (Bakreshwar) Ltd. (Mauritius)

31.      Bal-Sam India Holdings, Ltd. (Mauritius)

32.      Covanta Energy India (CBM) Ltd. (Mauritius)

33.      Covanta Two Ltd. (Mauritius)

34.      Covanta Cayman (Sahacogen) Ltd. (Cayman Islands)

35.      Covanta Three Ltd. (Mauritius)

36.      Covanta Cayman (Rojana) Ltd. (Cayman Islands)

37.      Covanta Four Ltd. (Mauritius)

38.      Power Operations and Maintenance Ltd. (Bermuda)

39.      Covanta India Operating Pvt. Ltd. (India)

40.      Ogden Taiwan Investments Ltd. (Mauritius)

41.      OPDB, Ltd. (Cayman Islands)

42.      Covanta Energy India Pvt. Ltd. (India)

43.      Covanta Energy (Thailand) Ltd. (Thailand)

44.      Covanta Energy Asia Pacific Ltd. (Hong Kong)

45.      Covanta Waste to Energy Asia Investments (Mauritius)

46.      Olmec Insurance Ltd. (Bermuda)

47.      OPI Carmona Limited (Cayman Islands)

48.      OPI Carmona One Limited (Cayman Islands)

49.      Covanta Energy Europe Limited (UK)

                                 SCHEDULE 1.1(e)

                            DETROIT LETTERS OF CREDIT

                                                                                                                     Req'd Extension
             Project             Type                 Amount(1)             Maturity             Issuing Lender           Date
          --------------        -------             --------------          --------             --------------      ---------------
          Detroit (PMCC)        Standby             $76,151,141.46          7/01/09                  UBS AG              3/10/07
          Detroit (GECC)        Standby             $32,637,502.36          7/01/09                  UBS AG              3/10/07

                                 SCHEDULE 1.1(f)

                                TRANSITION COSTS

The following represent categories of transition costs, which transition costs for the purposes of calculating the Cash Flow Coverage Ratio and Company Leverage Ratio shall not exceed $22,000,000 in the aggregate for Items 1 through 4 below:

1. Consulting costs (including travel and meals) related to the integration such as:

    o   Accounting

    o   Information Technology

    o   Human Resources

    o   Purchasing

    o   Inventory Management

    o   Billing

    o   Payroll

    o   Outage Planning

    o   Safety

    o   Environmental

2.  Termination of employment costs such as:

    o   Severances for Senior Managers

    o   Severances for all other terminated employees

    o   MIP & LTC plan payouts

    o   Supplemental Retirement Savings Plan payouts

    o   Retention payments

    o   Retention extended severances

    o   Outplacement services

3.  Costs of Headquarters consolidation such as:

    o   Moving costs

    o   Office modification at Fairfield

    o   Lease termination/payout on Montvale office

    o   Lease termination/payout on Woodcliff Lake office

4.  Other costs:

    o   Duplicate insurance already paid

    o Costs related to putting the Acquired Business and its entities, employees, properties, plants, etc. on Covanta insurance policies

    o   New signs, flags, uniforms, hardhats, stationary, business cards, etc.

    o Filing and legal costs to change names of the Acquired Business companies

5.  Transaction Costs

6.  Related Transaction Costs

                                 SCHEDULE 2.4(f)

                      ALLOCATION OF CREDIT LINKED DEPOSITS



                    JPMC                                    UBS
               ---------------                        ---------------
               $231,211,356.20                        $108,788,643.80

                                 SCHEDULE 3.1(d)

                    CERTAIN CLOSING DATE INDEBTEDNESS EVENTS


o Madurai Project (India): Madurai Power Corporation Pvt. Ltd., a Subsidiary, is currently in technical default on its limited recourse project debt due to the failure of the project power purchase agreement off-taker to fund a required escrow account and post a required letter of credit.

                                 SCHEDULE 3.1(h)

                        CLOSING DATE MORTGAGED PROPERTIES


FEE INTERESTS IN REAL PROPERTY ASSETS

    o Parcel of approximately 5.6 acres located at 40 Lane Road, Township of Fairfield, Essex County, New Jersey, owned by Covanta Projects, Inc.

    o Parcel of approximately 43.29 acres situated in the City of Oroville, County of Butte, California, owned by Pacific Oroville Power, Inc.

    o Parcel of approximately 59 acres situated in County of Lassen, California, owned by Mt. Lassen Power.

                                  SCHEDULE 4.1

                          JURISDICTIONS OF ORGANIZATION

                COMPANY NAME                                                             JURISDICTION OF
                                                                                         INCORPORATION
                8309 Tujunga Avenue Corp.                                                California
                Amor 14 Corporation                                                      Delaware
                Burney Mountain Power                                                    California
                Covanta Acquisition, Inc.                                                Delaware
                Covanta Alexandria /Arlington, Inc.                                      Virginia
                Covanta Babylon, Inc.                                                    New York
                Covanta Bessemer, Inc.                                                   Delaware
                Covanta Bristol, Inc.                                                    Connecticut
                Covanta Cunningham Environmental Support, Inc.                           New York
                Covanta Energy Americas, Inc.                                            Delaware
                Covanta Energy Construction, Inc                                         Delaware
                Covanta Energy Corporation                                               Delaware
                Covanta Energy Group, Inc.                                               Delaware
                Covanta Energy International, Inc.                                       Delaware
                Covanta Energy Resource Corp.                                            Delaware
                Covanta Energy Services, Inc.                                            Delaware
                Covanta Energy West, Inc.                                                Delaware
                Covanta Engineering Services, Inc.                                       New Jersey
                Covanta Fairfax, Inc.                                                    Virginia
                Covanta Geothermal Operations Holdings, Inc.                             Delaware
                Covanta Geothermal Operations, Inc.                                      Delaware
                Covanta Haverhill Associates                                             Massachusetts
                Covanta Haverhill Properties, Inc.                                       Massachusetts
                Covanta Haverhill, Inc.                                                  Massachusetts
                Covanta Heber Field Energy, Inc.                                         Delaware
                Covanta Hennepin Energy Resource Co., Limited Partnership                Delaware
                Covanta Hillsborough, Inc.                                               Florida
                Covanta Honolulu Resource Recovery Venture                               Hawaii
                Covanta Huntington Limited Partnership                                   Delaware
                Covanta Huntington Resource Recovery One Corp.                           Delaware
                Covanta Huntington Resource Recovery Seven Corp.                         Delaware
                Covanta Huntsville, Inc.                                                 Alabama
                Covanta Hydro Energy, Inc.                                               Delaware
                Covanta Hydro Operations West, Inc.                                      Delaware
                Covanta Hydro Operations, Inc.                                           Tennessee
                Covanta Imperial Power Services, Inc.                                    California
                Covanta Indianapolis, Inc.                                               Indiana
                Covanta Kent, Inc.                                                       Michigan

                COMPANY NAME                                                             JURISDICTION OF
                                                                                         INCORPORATION
                Covanta Lake II, Inc.                                                    Florida
                Covanta Lancaster, Inc.                                                  Pennsylvania
                Covanta Lee, Inc.                                                        Florida
                Covanta Long Island, Inc.                                                Delaware
                Covanta Marion Land Corp.                                                Oregon
                Covanta Marion, Inc.                                                     Oregon
                Covanta Mid-Conn, Inc.                                                   Connecticut
                Covanta Montgomery, Inc.                                                 Maryland
                Covanta New Martinsville Hydroelectric Corporation                       Delaware
                Covanta New Martinsville Hydro-Operations Corporation                    West Virginia
                Covanta Oahu Waste Energy Recovery, Inc.                                 California
                Covanta Omega Lease, Inc.                                                Delaware
                Covanta Onondaga Five Corp.                                              Delaware
                Covanta Onondaga Four Corp.                                              Delaware
                Covanta Onondaga, Limited Partnership                                    Delaware
                Covanta Onondaga Operations, Inc.                                        Delaware
                Covanta Onondaga Three Corp.                                             Delaware
                Covanta Onondaga Two Corp.                                               Delaware
                Covanta Onondaga, Inc.                                                   New York
                Covanta Operations of Union, LLC                                         New Jersey
                Covanta OPW Associates, Inc.                                             Connecticut
                Covanta OPWH, Inc.                                                       Delaware
                Covanta Pasco, Inc.                                                      Florida
                Covanta Plant Services of New Jersey, Inc.                               New Jersey
                Covanta Power Development of Bolivia, Inc.                               Delaware
                Covanta Power Development, Inc.                                          Delaware
                Covanta Power Equity Corporation                                         Delaware
                Covanta Power International Holdings, Inc.                               Delaware
                Covanta Power Pacific, Inc.                                              California
                Covanta Power Plant Operations                                           California
                Covanta Projects of Hawaii, Inc.                                         Hawaii
                Covanta Projects of Wallingford, L.P.                                    Delaware
                Covanta Projects, Inc.                                                   Delaware
                Covanta RRS Holdings, Inc.                                               Delaware
                Covanta SBR Associates                                                   Massachusetts
                Covanta Secure Services, Inc.                                            Delaware
                Covanta SIGC Energy II, Inc.                                             California
                Covanta SIGC Energy, Inc.                                                Delaware
                Covanta SIGC Geothermal Operations, Inc.                                 California
                Covanta Stanislaus, Inc.                                                 California
                Covanta Systems, LLC                                                     Delaware
                Covanta Tampa Bay, Inc.                                                  Florida

                COMPANY NAME                                                             JURISDICTION OF
                                                                                         INCORPORATION
                Covanta Tampa Construction, Inc.                                         Delaware
                Covanta Union, Inc.                                                      New Jersey
                Covanta Wallingford Associates, Inc.                                     Connecticut
                Covanta Warren Energy Resource Co., Limited Partnership                  Delaware
                Covanta Warren Holdings I, Inc.                                          Virginia
                Covanta Warren Holdings II, Inc.                                         California
                Covanta Waste to Energy of Italy, Inc.                                   Delaware
                Covanta Waste to Energy, LLC                                             Delaware
                Covanta Water Holdings, Inc.                                             Delaware
                Covanta Water Systems, Inc.                                              Delaware
                Covanta Water Treatment Services, Inc.                                   Delaware
                DSS Environmental, Inc.                                                  New York
                ERC Energy II, Inc.                                                      Delaware
                ERC Energy, Inc.                                                         Delaware
                Generating Resource Recovery Partners L.P.                               California
                Great River Insurance Company                                            California
                Haverhill Power, LLC                                                     Massachusetts
                Heber Field Energy II, Inc.                                              Delaware
                Heber Loan Partners                                                      California
                LMI, Inc.                                                                Massachusetts
                Mammoth Geothermal Company                                               California
                Mammoth Power Company                                                    California
                Michigan Waste Energy, Inc.                                              Delaware
                Mt. Lassen Power                                                         California
                OPI Quezon, Inc.                                                         Delaware
                Pacific Energy Operating Group, L.P.                                     California
                Pacific Energy Resources Incorporated                                    California
                Pacific Geothermal Company                                               California
                Pacific Hydropower Company                                               California
                Pacific Oroville Power, Inc.                                             California
                Pacific Recovery Corporation                                             California
                Pacific Wood Fuels Company                                               California
                Covanta Otay 3 Company                                                   California
                Penstock Power Company                                                   California
                Three Mountain Operations, Inc.                                          Delaware
                Three Mountain Power, LLC                                                Delaware
                American Ref-Fuel Holdings Corp.                                         Delaware
                American Ref-Fuel Company LLC                                            Delaware
                ARC Ref-Fuel Management LLC                                              Delaware
                ARC Ref-Fuel Management II, Inc.                                         Delaware
                American Ref-Fuel Company (a general partnership)                        Delaware

                COMPANY NAME                                                             JURISDICTION OF
                                                                                         INCORPORATION
                ARC Hempstead LLC                                                        Delaware
                ARC Hempstead II, Inc.                                                   Delaware
                American Ref-Fuel Company of Hempstead                                   New York
                ARC Essex LLC                                                            Delaware
                ARC Essex II, Inc.                                                       Delaware
                American Ref-Fuel Company of Essex County                                New Jersey
                ARC SECONN LLC                                                           Delaware
                ARC of Connecticut (S.E.), Inc.                                          Delaware
                ARC of Southeastern Connecticut, L.P.                                    Delaware
                American Ref-Fuel Company of Southeastern Connecticut                    Connecticut
                ARC Niagara LLC                                                          Delaware
                ARC Niagara II, Inc.                                                     Delaware
                American Ref-Fuel Company of Niagara, L.P.                               Delaware
                ARC Operations of SEMASS LLC                                             Delaware
                ARC Operations of SEMASS II, Inc.                                        Delaware
                American Ref-Fuel Operations of SEMASS, L.P.                             Delaware
                American Ref-Fuel Company of SEMASS, L.P.                                Delaware
                ARC SEMASS LLC                                                           Delaware
                ARC SEMASS II, Inc.                                                      Delaware
                SEMASS Partnership                                                       Massachusetts
                ARC Delaware Valley LLC                                                  Delaware
                ARC Delaware Valley II, Inc.                                             Delaware
                American Ref-Fuel Company of Delaware Valley, L.P.                       Delaware
                ARC TransRiver LLC                                                       Delaware
                ARC TransRiver II, Inc.                                                  Delaware
                TransRiver Marketing Company, L.P.                                       Delaware
                ARC Transfer Systems LLC                                                 Delaware
                ARC Waste LLC                                                            Delaware
                ARC Capital District LLC                                                 Delaware
                ARC Capital District II LLC                                              Delaware
                American Ref-Fuel Company of the Capital District, L.P.                  Delaware
                Ref-Fuel Corp.                                                           Delaware
                UAH-Groveville Hydro Associates                                          New York
                UAH Management Corp.                                                     New York
                Ref-Fuel LLC                                                             Delaware
                ARC II Corp.                                                             Delaware
                Ref-Fuel Holdings LLC                                                    Delaware
                MSW Energy Holdings LLC                                                  Delaware
                MSW Energy Holdings II LLC                                               Delaware
                MSW Energy Finance Co., Inc.                                             Delaware
                MSW Energy Finance Co. II, Inc.                                          Delaware
                MSW Energy Hudson LLC                                                    Delaware

                COMPANY NAME                                                             JURISDICTION OF
                                                                                         INCORPORATION
                MSW I Sub, Inc.                                                          Delaware
                American Ref-Fuel Company of Camden LLC                                  Delaware
                Ogden HCI Services                                                       N/A(1)
                Edison (Bataan) Cogeneration Corporation                                 Philippines
                Hidro Operaciones Don Pedro S.A.                                         Costa Rica
                Covanta Energy India (Balaji) Limited                                    Mauritius
                Covanta Energy India Investments, Ltd.                                   Mauritius
                Covanta Energy India (Samalpatti) Ltd.                                   Mauritius
                Covanta Energy Philippine Holdings, Inc.                                 Philippines
                Ogden Power Development-Cayman, Inc.                                     Cayman Islands
                Covanta Philippines Operating, Inc.                                      Cayman Islands
                Madurai Power Corporation Pvt. Ltd.                                      India
                Covanta Bangladesh Operating Ltd.                                        Bangladesh
                Covanta Chinese Investments Ltd.                                         Mauritius
                Covanta Energy China (Alpha) Ltd.                                        Mauritius
                Linan Ogden-Jinjiang Cogeneration Co. Ltd.                               China
                Covanta Energy China (Beta) Ltd.                                         Mauritius
                Zibo Ogden Bohui Cogeneration Co. Ltd.                                   China
                Covanta Energy China (Delta) Ltd.                                        Mauritius
                Taixing Ogden-Yanjiang Cogeneration Co. Ltd.                             China
                Covanta Energy China (Gamma) Ltd.                                        Mauritius
                Covanta One Ltd.                                                         Mauritius
                Covanta Five Ltd.                                                        Mauritius
                Covanta Samalpatti Operating Pvt. Ltd.                                   India
                Covanta Madurai Operating Pvt. Ltd.                                      India
                Goa Holdings Ltd.                                                        Mauritius
                Magellan Cogeneration, Inc.                                              Philippines
                El Gorguel Energia S.L.                                                  Spain
                Covanta Operaciones LICA S.L.                                            Spain
                Ogden Energy of Bongaigon Pvt. Ltd.                                      India
                Enereurope Holdings III, B.V.                                            Netherlands
                Ogden Energy (Gulf) Limited                                              Mauritius
                Ogden Energy India (Bakreshwar) Ltd.                                     Mauritius
                Bal-Sam India Holdings, Ltd.                                             Mauritius
                Covanta Energy India (CBM) Ltd.                                          Mauritius
                Covanta Two Ltd.                                                         Mauritius
                Covanta Cayman (Sahacogen) Ltd.                                          Cayman Islands
                Covanta Three Ltd.                                                       Mauritius
                Covanta Cayman (Rojana) Ltd.                                             Cayman Islands
                Covanta Four Ltd.                                                        Mauritius

-----------
(1) Entity inactive and jurisdiction of formation is not determinable

                COMPANY NAME                                                             JURISDICTION OF
                                                                                         INCORPORATION
                Power Operations and Maintenance Ltd.                                    Bermuda
                Covanta India Operating Pvt. Ltd.                                        India
                Ogden Taiwan Investments Ltd.                                            Mauritius
                OPDB, Ltd.                                                               Cayman Islands
                Covanta Energy India Pvt. Ltd.                                           India
                Covanta Energy (Thailand) Ltd.                                           Thailand
                Covanta Energy Asia Pacific Ltd.                                         Hong Kong
                Covanta Waste to Energy Asia Investments                                 Mauritius
                Olmec Insurance Ltd.                                                     Bermuda
                OPI Carmona Limited                                                      Cayman Islands
                OPI Carmona One Limited                                                  Cayman Islands
                Covanta Energy Europe Limited                                            United Kingdom

                                  SCHEDULE 4.2

                           CAPITAL STOCK AND OWNERSHIP


(A) Covanta and Certain of its Domestic Subsidiaries

                        NAME                                                                              DESCRIPTION OF
                                                                                                           ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------
1.         8309 Tujunga Avenue Corp.            Issued: 10 shares
           (California)                                                                           100% owned by Covanta Power
                                                                                                  Pacific, Inc.

2.         AMOR 14 Corporation (Delaware)       Issued:  5,000 shares
                                                                                                  100% owned by Covanta SIGC
                                                                                                  Energy Inc.

3.         Burney Mountain Power                Issued: 10 shares
           (California)                                                                           100% owned by Covanta Power
                                                                                                  Pacific, Inc.

4.         Covanta Acquisition, Inc.            Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta Water
                                                                                                  Systems, Inc.

5.         Covanta Alexandria/Arlington,        Issued: 1,000 shares
           Inc.                                                                                   100% owned by Covanta
           (Virginia)                                                                             Systems, LLC.

6.         Covanta Babylon, Inc.                Issued: 100 shares
           (New York)                                                                             100% owned by Covanta
                                                                                                  Systems, LLC

7.         Covanta Bessemer, Inc. (Delaware)    Issued: 100 shares
                                                                                                  100% owned by Covanta Water
                                                                                                  Systems, Inc.

8.         Covanta Bristol, Inc.                Issued: 100 shares
           (Connecticut)                                                                          100% owned by Covanta
                                                                                                  Systems, LLC

9.         Covanta Cunningham                   Issued: 10 shares issued; no par value
           Environmental Support                                                                  100% owned by Covanta
           Services, Inc.                                                                         Acquisition, Inc.
           (New York)

10.        Covanta Energy Americas, Inc.        Issued: 1,000 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Energy West, Inc.

                        NAME                                                                              DESCRIPTION OF
                                                                                                           ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------
11.        Covanta Energy Construction, Inc.    Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Energy Americas, Inc.

12.        Covanta Energy Europe Limited        Issued: 1,000,000 shares
           (UK)
                                                                                                  100% owned by Covanta Energy
                                                                                                  West, Inc.

13.        Covanta Energy Group, Inc.           Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Energy Corporation

14.        Covanta Energy International,        Issued: 100 shares
           Inc.                                                                                   100% owned by Covanta
           (Delaware)                                                                             Projects, Inc.

15.        Covanta Energy Resource Corp.        Issued: 1,000 shares
           (Delaware)                                                                             100% owned by Covanta Waste
                                                                                                  to Energy, LLC

16.        Covanta Energy Services, Inc.        Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta Waste
                                                                                                  to Energy, LLC

17.        Covanta Energy West, Inc.            Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Energy International, Inc.

18.        Covanta Engineering Services,        Issued: 100 shares
           Inc.                                                                                   100% owned by Covanta
           (New Jersey)                                                                           Systems, LLC

19.        Covanta Warren Holdings, Inc.        Issued: 100 shares
           (f/k/a Covanta Equity of                                                               100% owned by Covanta
           Arlington/Alexandria, Inc.)                                                            Systems, LLC
           (Virginia)

20.        Covanta Warren Holdings II, Inc.     Issued: 100 shares
           (f/k/a Covanta Equity of                                                               100% owned by Covanta
           Stanislaus, Inc.)                                                                      Systems, LLC
           (California)

21.        Covanta Fairfax, Inc.                Issued: 100 shares
           (Virginia)                                                                             100% owned by Covanta
                                                                                                  Systems, LLC

                        NAME                                                                              DESCRIPTION OF
                                                                                                           ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------
22.        Covanta Geothermal Operations        Issued: 100 shares
           Holdings, Inc.                                                                         100% owned by Covanta
           (Delaware)                                                                             Energy Americas, Inc.

23.        Covanta Geothermal Operations,       Issued: 1,500 shares
           Inc.                                                                                   100% owned by Covanta
           (Delaware)                                                                             Energy Americas, Inc.

24.        Covanta Haverhill Properties,        Issued: 100 shares
           Inc.                                                                                   100% owned by Covanta
           (Massachusetts)                                                                        Systems, LLC

25.        Covanta Haverhill, Inc.              Issued: 100 shares
           (Massachusetts)                                                                        100% owned by Covanta
                                                                                                  Systems, LLC

26.        Covanta Heber Field Energy, Inc.     Issued: 1500 shares
           (Delaware)                                                                             100% owned by Covanta Power
                                                                                                  Equity Corporation

27.        Covanta Hillsborough, Inc.           Issued:  100 shares
           (Florida)                                                                              100% owned by Covanta
                                                                                                  Systems, LLC

28.        Covanta Huntington Resource          Issued:  1,000 shares
           Recovery One Corp.                                                                     100% owned by Covanta
           (Delaware)                                                                             Systems, LLC

29.        Covanta Huntington Resource          Issued: 100 shares
           Recovery Seven Corp.                                                                   100% owned by Covanta
           (Delaware)                                                                             Systems, LLC

30.        Covanta Huntsville, Inc.             Issued: 100 shares
           (Alabama)                                                                              100% owned by Covanta
                                                                                                  Systems, LLC

31.        Covanta Hydro Energy, Inc.           Issued: 1,500 shares
           (Delaware)                                                                             100% owned by Covanta Power
                                                                                                  Equity Corporation

32.        Covanta Hydro Operations             Issued: 100 shares
           West, Inc.                                                                             100% owned by Covanta
           (Delaware)                                                                             Energy Americas, Inc.

                        NAME                                                                              DESCRIPTION OF
                                                                                                           ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------
33.        Covanta Hydro Operations, Inc.       Issued: 100 shares
           (Tennessee)                                                                            100% owned by Covanta
                                                                                                  Energy Americas, Inc.

34.        Covanta Imperial Power               Issued: 1,000 shares
           Services, Inc.                                                                         100% owned by Covanta
           (California)                                                                           Energy Americas, Inc.

35.        Covanta Indianapolis, Inc.           Issued: 100 shares
           (Indiana)                                                                              100% owned by Covanta
                                                                                                  Systems, LLC

36.        Covanta Kent, Inc.                   Issued: 100 shares
           (Michigan)                                                                             100% owned by Covanta
                                                                                                  Systems, LLC

37.        Covanta Lake II, Inc.                Issued: 750 shares common
           (Florida)                                                                              75% owned by Covanta
                                                Issued: 250 shares preferred                      Systems, LLC

38.        Covanta Lancaster, Inc.              Issued: 100 shares
           (Pennsylvania)                                                                         100% owned by Covanta
                                                                                                  Systems, LLC

39.        Covanta Lee, Inc.                    Issued: 100 shares
           (Florida)                                                                              100% owned by Covanta
                                                                                                  Systems, LLC

40.        Covanta Long Island, Inc.            Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Systems, LLC

41.        Covanta Marion Land Corp.            Issued to Covanta: 1000 common shares
           (Oregon)                                                                               76.923% owned by Covanta
                                                                                                  Systems, LLC


                                                                                                  23.177% owned by a third
                                                                                                  party

42.        Covanta Marion, Inc.                 Issued: 10 shares
           (Oregon)                                                                               100% owned by Covanta
                                                                                                  Systems, LLC

43.        Covanta Mid-Conn, Inc.               Issued: 1,000 shares
           (Connecticut)
                                                                                                  100% owned by Covanta RRS
                                                                                                  Holdings, Inc.

                        NAME                                                                              DESCRIPTION OF
                                                                                                           ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------
44.        Covanta Montgomery, Inc.             Issued: 100 shares
           (Maryland)                                                                             100% owned by Covanta
                                                                                                  Systems, LLC

45.        Covanta New Martinsville             Issued: 10 shares
           Hydroelectric Corporation                                                              100% owned by Covanta Power
           (Delaware)                                                                             Equity Corporation

46.        Covanta New Martinsville             Issued: 400 shares
           Hydro-Operations Corporation                                                           100% owned by Covanta
           (West Virginia)                                                                        Energy Americas, Inc.

47.        Covanta Oahu Waste Energy            Issued: 1,000 shares
           Recovery Inc.                                                                          100% owned by Covanta RRS
           (California)                                                                           Holdings, Inc.

48.        Covanta Omega Lease, Inc.
           (Delaware)                                                                             100% owned by Covanta
                                                Issued: 1,000 shares                              Haverhill, Inc.

49.        Covanta Onondaga Five Corp.          Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Systems, LLC

50.        Covanta Onondaga Four Corp.          Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Systems, LLC

51.        Covanta Onondaga Operations, Inc.    Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Systems, LLC

52.        Covanta Onondaga Three Corp.         Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Systems, LLC

53.        Covanta Onondaga Two Corp.           Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Systems, LLC

54.        Covanta Onondaga, Inc.               Issued: 100 shares
           (New York)                                                                             100% owned by Covanta
                                                                                                  Systems, LLC

55.        Covanta OPW Associates, Inc.         Issued: 100 shares
           (Connecticut)                                                                          100% owned by Covanta Waste
                                                                                                  to Energy, LLC

                        NAME                                                                              DESCRIPTION OF
                                                                                                           ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------
56.        Covanta OPWH, Inc.                   Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta Waste
                                                                                                  to Energy, LLC

57.        Covanta Pasco, Inc.                  Issued: 100 shares
           (Florida)                                                                              100% owned by Covanta
                                                                                                  Systems, LLC

58.        Covanta Plant Services of New        Issued: 100 shares
           Jersey, Inc.                                                                           100% owned by Covanta
           (New Jersey)                                                                           Energy Services, Inc.

59.        Covanta Power Equity                 Issued: 1,000 shares of Common Class A
           Corporation                                                                            100% owned by Covanta
           (Delaware)                                                                             Energy Americas, Inc.

60.       Covanta Power International           Issued:  1,000 shares
          Holdings, Inc.                                                                          100% owned by Covanta
           (Delaware)                                                                             Energy Americas, Inc.

61.        Covanta Power Pacific, Inc.          Issued: 10 shares
           (California)                                                                           100% owned by Covanta
                                                                                                  Energy Americas, Inc.

62.        Covanta Power Plant                  Issued: 10 shares
           Operations                                                                             100% owned by Covanta Power
           (California)                                                                           Pacific, Inc.

63.        Covanta Projects of Hawaii, Inc.     Issued: 1,000 shares
           (Hawaii)
                                                                                                  100% owned by Covanta RRS
                                                                                                  Holdings, Inc.

64.        Covanta Projects, Inc.               Issued: 1,000 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Energy Group, Inc.

65.        Covanta RRS Holdings Inc.            Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta Waste
                                                                                                  to Energy, LLC

66.        Covanta Secure Services, Inc         Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta Waste
                                                                                                  to Energy, LLC

67.        Covanta SIGC Energy, Inc.            Issued:  1,000 shares
           (California)                                                                           100% owned by Covanta
                                                                                                  Energy Americas, Inc.

                        NAME                                                                              DESCRIPTION OF
                                                                                                           ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------

68.        Covanta SIGC Energy II, Inc.         Issued:  1,000 shares
           (California                                                                            100% owned by Covanta
                                                                                                  Energy Americas, Inc.

69.        Covanta SIGC Geothermal              Issued: 500 shares
           Operations, Inc.                                                                       100% owned by Covanta
           (Delaware)                                                                             Energy Americas, Inc.

70.        Covanta Stanislaus, Inc.             Issued: 100 shares
           (California)                                                                           100% owned by Covanta
                                                                                                  Systems, LLC

71.        Covanta Systems LLC                  Limited Liability Company
           (Delaware)                                                                             100% owned by Covanta Waste
                                                                                                  to Energy, LLC

72.        Covanta Tampa Bay, Inc.              Issued: 100 shares
           (Florida)                                                                              100% owned by Covanta Water
                                                                                                  Systems, Inc.

73.        Covanta Tampa Construction, Inc.     Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta Water
                                                                                                  Systems, Inc.

74.        Covanta Union, Inc.                  Issued: 100 shares                                100% owned by Covanta
           (New Jersey)                                                                           Systems, LLC.

75.        Covanta Wallingford Associates,      Issued: 100 shares
           Inc.                                                                                   100% owned by Covanta Waste
           (Connecticut)                                                                          to Energy, LLC

76.        Covanta Waste to Energy Asia         Issued: 2 shares issued at $1.00
           Investments*                         par value                                         100% owned by Covanta Waste
           (Mauritius)                                                                            to Energy, LLC

77.        Covanta Waste to Energy LLC          Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Projects, Inc.

78.        Covanta Water Holdings, Inc.         Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Projects, Inc.

79.        Covanta Water Systems, Inc.          Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta Water
                                                                                                  Holdings, Inc.

                        NAME                                                                              DESCRIPTION OF
                                                                                                           ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------
80.        Covanta Water Treatment              Issued: 100 shares
           Services, Inc.                                                                         100% owned by Covanta Water
           (Delaware)                                                                             Holdings, Inc.

81.        ERC Energy II, Inc.                  Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta Power
                                                                                                  Equity Corporation

82.        ERC Energy, Inc.                     Issued: 1,000 shares
           (Delaware)                                                                             100% owned by Covanta Power
                                                                                                  Equity Corporation

83.        Haverhill Power LLC                  Issued: 10,000 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Haverhill, Inc.

84.        Heber Field Energy II, Inc.          Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta Power
                                                                                                  Equity Corporation

85.        LMI, Inc.                            Issued:  10,000 shares
           (Massachusetts)                                                                        100% owned by Haverhill
                                                                                                  Power,LLC

86.        Mammoth Geothermal Company           Issued: 10 shares
           (California)                                                                           100% owned by Covanta Power
                                                                                                  Pacific, Inc.

87.        Mammoth Power Company                Issued: 10 shares
           (California)                                                                           100% owned by Covanta Power
                                                                                                  Pacific, Inc.

88.        Michigan Waste Energy, Inc.          Issued: 1,000 shares
                                                                                                  100% owned by Covanta RRS
                                                                                                  Holdings, Inc.

89.        Mt. Lassen Power                     Issued: 10 shares
           (California)                                                                           100% owed by Covanta
                                                                                                  Power Pacific, Inc.

90.        Olmec Insurance, Ltd. (Bermuda)      Issued: 1,000,000 common shares
                                                                                                  100% owned by Covanta
                                                                                                  Energy Group, Inc.

91.        OPI Carmona Limited                  Issued: 100 shares issued at $1.00 par value
           (Cayman Islands)                                                                       100% owned by Covanta Waste
           (To be dissolved)                                                                      to Energy, LLC

                        NAME                                                                              DESCRIPTION OF
                                                                                                           ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------

92.        OPI Carmona One Limited              Issued: 100 shares issued $1.00 par value
           (Cayman Islands)                                                                       100% owned by Covanta Waste
           (To be dissolved)                                                                      to Energy, LLC

93.        Pacific Energy Resources             Issued: 10 shares
           Incorporated                                                                           100% owned by Covanta Power
           (California)                                                                           Pacific, Inc.

94.        Pacific Geothermal Company           Issued: 10 shares
           (California)                                                                           100% owned by Covanta Power
                                                                                                  Pacific, Inc.

95.        Pacific Hydropower Company           Issued: 10 shares
           (California)                                                                           100% owned by Covanta Power
                                                                                                  Pacific, Inc.

96.        Pacific Oroville Power, Inc.         Issued: 1,000 shares
           (California)                                                                           100% owned by Covanta Power
                                                                                                  Pacific, Inc.

97.        Pacific Recovery Corporation         Issued: 10 shares
           (California)                                                                           100% owned by Covanta Power
                                                                                                  Pacific, Inc.

98.        Pacific Wood Fuels Company           Issued: 10 shares
           (California)                                                                           100% owned by Covanta Power
                                                                                                  Pacific, Inc.

99.        Covanta Otay 3 Company (fka          Issued: 10 shares
           Pacific Wood Services                                                                  100% owned by Covanta Power
           Company)                                                                               Pacific, Inc.
           (California)

100.       Penstock Power Company               Issued: 10 shares
           (California)                                                                           100% owned by Covanta Power
                                                                                                  Pacific, Inc.

101.       Three Mountain Operations, Inc.      Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Energy Americas, Inc.

102.       Three Mountain Power, LLC            Issued: 100 shares
           (Delaware)                                                                             100% owned by Covanta
                                                                                                  Energy Americas, Inc.


(B) Subsidiaries of American Ref-Fuel Holding Corp.

                          NAME                                                                             DESCRIPTION OF
                                                                                                             ANTICIPATED
                    (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                      ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------
1.        American Ref-Fuel Company of          General Partnership
          Hempstead (New York)                                                                    100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

2.        American Ref-Fuel Company of          General Partnership
          Essex County (New Jersey)                                                               100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

3.        American Ref-Fuel Company of          Limited Partnership
          Niagara, L.P. (Delaware)                                                                100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

4.        American Ref-Fuel Company of          General Partnership
          Southeastern Connecticut                                                                100% directly and/or
          (Connecticut)                                                                           indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

5.        American Ref-Fuel Company of          Limited Partnership
          Delaware Valley, L.P. (Delaware)                                                        100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

6.        American Ref-Fuel Operations of       Limited Partnership
          SEMASS, L.P. (Delaware)                                                                 100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

7.        SEMASS Partnership                    Limited Partnership
          (Massachusetts)                                                                         90% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

8.        American Ref-Fuel Company of          Limited Partnership
          SEMASS, L.P. (Delaware)                                                                 100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

                          NAME                                                                             DESCRIPTION OF
                                                                                                             ANTICIPATED
                    (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                      ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------
9.        American Ref-Fuel Company of the      Limited Partnership
          Capital District, L.P.                                                                  100% directly and/or
          (Delaware)                                                                              indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

10.       American Ref-Fuel Company             General Partnership
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

11.       TransRiver Marketing Company,         Limited Partnership
          L.P.  (Delaware)                                                                        100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

12.       ARC Waste LLC                         Limited Liability Company
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

13.       ARC Transfer Systems LLC              Limited Liability Company
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

14.       ARC Hempstead LLC                     Limited Liability Company
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

15.       ARC Hempstead II, Inc.                Issued:           100 Shares
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

16.       ARC Essex LLC                         Limited Liability Company
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

                          NAME                                                                             DESCRIPTION OF
                                                                                                             ANTICIPATED
                    (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                      ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------
17.       ARC Essex II, Inc.                                  Issued: 100 Shares
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

18.       ARC Niagara LLC                                 Limited Liability Company
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

19.       ARC Niagara II, Inc. (Delaware)                     Issued: 100 Shares
                                                                                                  100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

20.       ARC SECONN LLC                                  Limited Liability Company
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

21.       ARC of Connecticut (S.E.), Inc.                     Issued: 100 Shares
           (Delaware)                                                                             100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

22.       ARC of Southeastern Connecticut,                   Limited Partnership
          L.P. (Delaware)                                                                         100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

23.       ARC Delaware Valley LLC                         Limited Liability Company
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

24.       ARC Delaware Valley II, Inc.                        Issued: 100 Shares
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

                          NAME                                                                             DESCRIPTION OF
                                                                                                             ANTICIPATED
                    (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                      ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------

25.       ARC Operations of SEMASS                        Limited Liability Company
          LLC (Delaware)                                                                          100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

26.       ARC SEMASS LLC                                  Limited Liability Company
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

27.       ARC SEMASS II, Inc.                                 Issued: 100 Shares
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

28.       ARC Operations of SEMASS II, Inc.                   Issued: 100 Shares
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

29.       ARC Capital District LLC                        Limited Liability Company
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

30.       ARC Capital District II LLC                     Limited Liability Company
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

31.       ARC Ref-Fuel Management LLC                     Limited Liability Company
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

32.       ARC Ref-Fuel Management II, Inc.                    Issued: 100 Shares
          (Delaware)                                                                              100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Company
                                                                                                  LLC

                          NAME                                                                             DESCRIPTION OF
                                                                                                             ANTICIPATED
                    (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                      ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------
33.       American Ref-Fuel Company LLC                   Limited Liability Company
          (Delaware)                                                                              100% directly or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

34.       Ref-Fuel Holdings LLC                           Limited Liability Company
          (Delaware)                                                                              100% directly or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

35.       MSW Energy Hudson LLC                           Limited Liability Company
          (Delaware)                                                                              100% directly or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

36.       MSW Energy Holdings LLC                         Limited Liability Company
          (Delaware)                                                                              100% directly or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

37.       MSW Energy Finance Co., Inc.                          Uncertificated
          (Delaware)                                                                              100% directly or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

38.       ARC II Corp.                                       Issued: 1,000 Shares
          (Delaware)                                                                              100% directly or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

39.       MSW Energy Holdings II LLC                      Limited Liability Company
          (Delaware)                                                                              100% directly or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

40.       MSW Energy Finance Co. II, Inc.                       Uncertificated
          (Delaware)                                                                              100% directly or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

41.       Ref-Fuel LLC                                    Limited Liability Company
          (Delaware)                                                                              100% directly or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

42.       Ref-Fuel Corp.                                        Uncertificated
          (Delaware)                                                                              100% directly or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

                          NAME                                                                             DESCRIPTION OF
                                                                                                             ANTICIPATED
                    (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                      ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
          ----------------------------------- ------------------------------------------------- -------------------------------

43.       American Ref-Fuel Holdings Corp.
          (Delaware)                                                                                 Prior to closing: See
                                                                                                            Annex A

                                                                                                     After closing: Covanta
                                                                                                       Energy Corporation

44.       MSW I Sub, Inc.                                     Issued: 100 Shares
                                                                                                  100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Holdings
                                                                                                  Corp.

45.       UAH Management Corp.                                  Uncertificated
                                                                                                  100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Holdings
                                                                                                  Corp.

46.       ARC TransRiver (Delaware) II, Inc.                  Issued: 100 Shares
                                                                                                  100% directly and/or
                                                                                                  indirectly owned by
                                                                                                  American Ref-Fuel Holdings
                                                                                                  Corp.

47.       ARC TransRiver LLC                              Limited Liability Company
          (Delaware)                                                                              100% directly and/or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

48.       American Ref-Fuel Company of                    Limited Liability Company
          Camden LLC                                                                              100% directly and/or
          (Delaware)                                                                              indirectly owned by
                                                                                                  American Ref-Fuel Holdings
                                                                                                  Corp.

49.       UAH Groveville                                    Limited Liability Company
          Hydro Associates                                                                        100% directly and/or indirectly
                                                                                                  owned by American Ref-Fuel
                                                                                                  Holdings Corp.

(C) Certain Partnerships, Limited Liability Companies and Joint Ventures

                        NAME                                                                             DESCRIPTION OF
                                                                                                           ANTICIPATED
                  (JURISDICTION OF                                                                     OWNERSHIP AS OF THE
                    ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
         ------------------------------------ ------------------------------------------------- -------------------------------
1.         Covanta Haverhill Associates         Covanta Haverhill, Inc., General Partner - 88%
           (Massachusetts)                                                                        Covanta Haverhill, Inc.
                                                Haverhill Power, LLC, General Partner - 12%       88% General Partner
                                                                                                  Interest; Haverhill Power,
                                                                                                  LLC, 12% Limited Partner
                                                                                                  Interest

2.         Covanta Hennepin Energy Resource     Covanta Energy Resource Corp., General
           Co., Limited Partnership             Partner - 99%                                     Covanta Energy Resource
           (Delaware)                                                                             Corp. 99% General Partner
                                                Covanta OPWH, Inc, Limited Partner - 1%           Interest; Covanta OPWH 1%
                                                                                                  Limited Partner Interest

3.         Covanta Honolulu Resource            Covanta Projects of Hawaii, Inc., General
           Recovery Venture                     Partner - 50%                                     Covanta Projects of
           (Hawaii)                                                                               Hawaii, Inc. 50% GP
                                                Covanta Oahu Waste Energy Recovery, Inc.,         Interest; Covanta Oahu
                                                General Partner - 50%                             Waste Energy Recovery,
                                                                                                  Inc. 50% GP Interest

4.         Covanta Huntington Limited           Covanta Huntington Resource Recovery One          Covanta Huntington Resource
           Partnership                          Corp., Managing General Partner; Covanta          Recovery One Corp. and
           (Delaware)                           Huntington Resource Recovery Seven Corp.,         Covanta Huntington Resource
                                                General Partner; Mission Funding Zeta,            Recovery Seven Corp.
                                                Limited Partner; Pitney Bowes Credit              collectively, General
                                                Corporation, Limited Partner; Allstate            Partners; Mission Funding
                                                Insurance Company, Limited Partner                Zeta, Limited Partner;
                                                                                                  Pitney Bowes Credit Corporation,
                                                                                                  Limited Partner; Allstate
                                                                                                  Insurance Company, Limited
                                                                                                  Partner. Interests of each
                                                                                                  partner varies from time to time
                                                                                                  depending upon type of interest.

                        NAME                                                                             DESCRIPTION OF
                                                                                                           ANTICIPATED
                  (JURISDICTION OF                                                                     OWNERSHIP AS OF THE
                    ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
         ------------------------------------ ------------------------------------------------- -------------------------------
5.         Covanta Onondaga Limited             Covanta Onondaga, Inc., General Partner;          Covanta Onondaga, Inc.
           Partnership                          Covanta Onondaga Two Corp., General Partner;      Covanta Onondaga Two Corp.;
           (Delaware)                           Covanta Onondaga Three Corp., General             Covanta Onondaga Three
                                                Partner; Covanta Onondaga Four Corp., General     Corp.; Covanta Onondaga
                                                Partner; Covanta Onondaga Five Corp., General     Four Corp.; and Covanta
                                                Partner; Ford Motor Credit Company, Limited       Onondaga Five collectively
                                                Partner; Mariner Investment Strategies, Inc.,     own all General Partnership
                                                Limited Partner; IEA-COV. LLC, a Limited          interests; Ford Motor
                                                Partner                                           Credit Company is a limited
                                                                                                  partner; Mariner Investment
                                                                                                  Strategies, Inc. is a
                                                                                                  Limited Partner; IEA-COV,
                                                                                                  LLC is a limited partner.
                                                                                                  Limited partners get
                                                                                                  certain tax, income, and
                                                                                                  residual interests but
                                                                                                  Covanta subsidiaries own
                                                                                                  100% of GP interest.

6.         Covanta Operations of Union LLC      Covanta Projects, Inc. owns 99%                   Covanta Projects, Inc.
           (New Jersey)                         Covanta Waste to Energy, LLC owns 1%              99% Covanta Waste to
                                                                                                  Energy, LLC, 1% Interest.

7.         Covanta Projects of Wallingford,     Covanta OPW Associates, Inc., 2% General          Covanta OPW Associates,
           L.P.                                 Partner interest                                  Inc. 2% General Partner
           (Delaware)                           Covanta Wallingford Associates, Inc., 98%         Interest; Covanta
                                                Limited Partner interest                          Wallingford Associates,
                                                                                                  Inc. 98% Limited Partner
                                                                                                  Interest

8.         Covanta SBR Associates               Covanta Haverhill, Inc., 35% General Partner      Covanta Haverhill, Inc.
           (Massachusetts)                      Covanta Omega Lease, Inc., 65% General Partner    34.7% General Partner
                                                                                                  Interest; Covanta Omega
                                                                                                  Lease, Inc. 65.3% General
                                                                                                  Partner Interest

9.         Covanta Warren Energy Resource       Covanta Equity of Alexandira/Arlington, Inc.,     Covanta Equity of
           Co., Limited Partnership             99% General Partner                               Alexandira/Arlington, Inc.,
           (Delaware)                           Covanta Covanta Equity of Stanislaus, Inc.,       99% General Partner
                                                1% Limited Partner                                Covanta Covanta Equity of
                                                                                                  Stanislaus, Inc., 1%
                                                                                                  Limited Partner

                        NAME                                                                             DESCRIPTION OF
                                                                                                           ANTICIPATED
                  (JURISDICTION OF                                                                     OWNERSHIP AS OF THE
                    ORGANIZATION)                      CAPITAL STOCK OR EQUITY INTERESTS                  CLOSING DATE
         ------------------------------------ ------------------------------------------------- -------------------------------
10.        DSS Environmental, Inc.              Issued: 100 shares                                90% owned by Covanta Water
           (New York)                                                                             Systems, Inc. and 10% owned
                                                                                                  by individual shareholders.

11.
           Generating Resource Recovery         Pacific Recovery Corporation (a California        Pacific Recovery
           Partners L.P.                        Corporation), General Partner - 50%               Corporation 50% General
           (California)                                                                           Partner Interest; Covanta
                                                                                                  Power Pacific, Inc., 50% LP
                                                Covanta Power Pacific, Inc., Limited Partner      Interest
                                                - 50%

12.        Heber Loan Partners                  ERC Energy, Inc. - 50%                            ERC Energy, Inc. has a 50%
           (California)                         ERC Energy II, Inc. - 50%                         GP interest;
                                                                                                  ERC Energy II, Inc. has a
                                                                                                  50% GP interest.

13.
           Pacific Energy Operating Group LP    Pacific Recovery Corporation, General Partner     Pacific Recovery
           (California)                         - 50%                                             Corporation - 50% General
                                                                                                  Partner Interest; Covanta
                                                                                                  Power Pacific, Inc., - 50%
                                                Covanta Power Pacific, Inc., Limited Partner      Limited Partner
                                                - 50%

14.
           Ogden HCI Services                                                                     60% directly or indirectly
           (jurisdiction not determinable;                                                        owned by Covanta Energy
           entity believed to be dissolved)                                                       Corporation

                                                                                                  40% owned by third
                                                                                                  party(ies)

(D) Subsidiaries of Covanta Power International Holdings Inc.


                                                                                                        DESCRIPTION OF
                         NAME                                                                             ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
         ------------------------------------ ------------------------------------------------- -------------------------------
1.       Bal-Sam India Holdings Limited       Issued: 2 shares                                  100% owned by Covanta
         (Mauritius)                                                                            Energy India Investments
                                                                                                Ltd.

                                                                                                        DESCRIPTION OF
                         NAME                                                                             ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
         ------------------------------------ ------------------------------------------------- -------------------------------
2.       Covanta Bangladesh Operating         Issued:  96 shares                                100% owned by Covanta Energy
         Limited                                                                                India Investments, Ltd.*
         (Bangladesh)                                                                           (*per Bangladeshi law each
                                                                                                Covanta director holds 1
                                                                                                share)

3.       Covanta Two Ltd.                     Issued: 2 shares                                  100% owned by Covanta Energy
         (Mauritius)                                                                            India Investments, Ltd.

4.       Covanta Cayman (Rojana) Ltd.         Issued: 3 shares issued at $1.00 par value        100% owned by Covanta Three
         (Cayman Islands)                                                                       Ltd.

5.       Covanta Cayman (Sahacogen) Ltd.      Issued: 3 shares issued at $1.00 par value        100% owned by Covanta Two Ltd.
         (Cayman Islands)

6.       Covanta Chinese Investments          Issued: 42,822,195 shares at U.S. $1.00 par       100% owned by Covanta Energy
         Ltd.                                 value                                             India Investments, Ltd.
         (Mauritius)

7.       Covanta Energy (Thailand) Ltd.       Issued:                                           100%* owned by Covanta Power
         (Thailand)                           9,800 ordinary shares (100 Baht ea.)              International Holdings,
                                              10,200 preferred shares (100 Baht ea.)            Inc.(*per Thai law 7 Covanta
                                              (Per Thai law 7 Covanta employees hold 1 share    employees hold 1 share each)
                                              each)

8.       Covanta Energy Asia Pacific Limited  Issued: 100 shares each at HK $10.00 par value    50% owned by Covanta Power
         (Hong Kong)                                                                            Development Inc. and 50%
                                                                                                owned by Covanta Power
                                                                                                International Holdings, Inc.

9.       Covanta Energy China (Alpha) Ltd.    Issued: 9,460,002 shares at $1.00 par value       100% owned by Covanta Chinese
         (Mauritius)                                                                            Investments Ltd.

10.      Covanta Energy China (Beta)          Issued: 12,000,002 shares issued at $1.00 par     100% owned by Covanta Chinese
         Ltd.                                 value                                             Investments Ltd.
         (Mauritius)

11.      Covanta Energy China (Delta)         Issued: 12,150,002 shares issued at $1.00 par     100% owned by Covanta Chinese
         Ltd.                                 value                                             Investments Ltd.
         (Mauritius)

12.      Covanta Energy China                 Issued: 7,350,002 shares issued at $1.00 par      100% owned by Covanta Chinese
         (Gamma) Ltd.                         value                                             Investments Ltd.
         (Mauritius)

                                                                                                        DESCRIPTION OF
                         NAME                                                                             ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
         ------------------------------------ ------------------------------------------------- -------------------------------
13.      Covanta Energy India (Balaji)        Issued: 100,000 shares.                           100% owned by Covanta
         Ltd.                                                                                   Power International
         (Mauritius)                                                                            Holdings, Inc.

14.      Covanta Energy India (CBM) Limited   Issued: 2 shares issued at U.S. $1.00 par value   100% owned by Covanta
         (Mauritius)                                                                            Energy India Investments
                                                                                                Ltd.

15.      Covanta Energy India Pvt. Ltd.       Issued:                                           99% owned by Covanta Five
         (India)                              Covanta Five Ltd. - 9,900 shares;                 Ltd., 1% owned by Covanta One
                                              Covanta One Ltd. - 100 shares                     Ltd.

16.      Covanta Energy India                 Issued: 15 shares                                 100% owned by Covanta
         (Samalpatti) Limited                                                                   Power International
         (Mauritius)                                                                            Holdings, Inc.

17.      Covanta Energy India                 Issued: 2 shares                                  100% owned by Covanta
         Investments Ltd.                                                                       Power International
         (Mauritius)                                                                            Holdings, Inc.

18.      Covanta Energy Philippines           Issued: 52,605 shares at Php 100 par value        100%* owned by Covanta
         Holdings, Inc.                       (Per Philippine law each Covanta director holds   Power International
         (Philippines)                        1 share)                                          Holdings, Inc. (*per
                                                                                                Philippine law each Covanta
                                                                                                director holds 1 share)

19.      Covanta Five Ltd.                    Issued: 2 shares                                  100% owned by Covanta
         (Mauritius)                                                                            Energy India Investments
                                                                                                Ltd.

20.      Covanta Four Ltd.                    Issued: 2 shares                                  100% owned by Covanta
         (Mauritius)                                                                            Energy India Investments
                                                                                                Ltd.

21.      Covanta India Operating Pvt. Ltd.    Issued:  Covanta Four Ltd.: 13,410 shares; Mr.    90% owned by Covanta Four
         (India)                              S. Ramesh (Covanta India employee) holds 1,480    Ltd., remainder held by
                                              shares and his wife, Mrs. Usha Ramesh, holds 10   Covanta Indian employee S.
                                              shares                                            Ramesh and wife, Usha Ramesh,
                                                                                                in their personal capacities

22.      Covanta Madurai Operating Pvt.       Issued:  Covanta Five Ltd.: 10,426 shares;        99.8085% owned by Covanta
         Ltd. (India)                         Covanta One Ltd.: 20 shares                       Five Ltd.;
                                                                                                0.1915% owned by Covanta One
                                                                                                Ltd.

                                                                                                        DESCRIPTION OF
                         NAME                                                                             ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
         ------------------------------------ ------------------------------------------------- -------------------------------

23.      Covanta One Ltd.                                                                       100% owned by Covanta Energy
         (Mauritius)                          Issued:  2 shares issued at $11.00 par value      India Investments Ltd.

24.      Covanta Philippines Operating, Inc.  Issued:  2 shares                                 100% owned by Covanta Power
         (Cayman Islands)                                                                       International Holdings, Inc.

25.      Covanta Power Development of         Issued:  100 shares                               100% owned by Covanta Power
         Bolivia, Inc.                                                                          International Holdings, Inc.
         (Delaware)

26.      Covanta Power Development, Inc.      Issued:  100 shares                               100% owned by Covanta Power
                                                                                                International Holdings, Inc.
         (Delaware)

27.      Covanta Samalpatti                   Issued: Covanta Five Ltd.: 10,420 shares;         99.9808% owned by Covanta One
         Operating Pvt. Ltd.                  Covanta One Ltd.: 2 shares                        Ltd; 0.0192% held by Covanta
         (India)                                                                                One Ltd.

28.      Covanta Three Limited                Issued: 2 shares                                  100% owned by Covanta Energy
         (Mauritius)                                                                            India Investments Ltd.

29.      Covanta Waste to Energy of Italy,    Issued:  100 shares                               100% owned by Covanta Power
         Inc. (Delaware)                                                                        International Holdings, Inc.

30.      Edison (Bataan) Cogeneration         Issued:  4,800,000 common stock                   100%* owned by Covanta
         Corporation                           (Per Philippine law each Covanta director        Power International
         (Philippines)                        holds 1 share)                                    Holdings, Inc. (*per
                                                                                                Philippine law each Covanta
                                                                                                director holds 1 share)

31.      El Gorguel Energia S.L.              Issued: 15,027                                    100% owned by Enereurope
         (Spain) (in liquidation)                                                               Holdings III B.V.

32.      Enereurope Holdings III B.V.         Issued: EUR 20,000 and NLG 44,074.20              100% owned by Covanta Power
         (Netherlands)                                                                          International Holdings, Inc.


                                                                                                        DESCRIPTION OF
                         NAME                                                                             ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
         ------------------------------------ ------------------------------------------------- -------------------------------
33.      Goa Holdings, Ltd.                   Issued: 10,000 shares; 34,852 convertible         100% owned by Covanta Energy
         (Mauritius)                          debentures                                        India (Samalpatti) Ltd.
                                              (Per the terms of issuance, the
                                              convertible debentures
                                              automatically converted to shares
                                              upon the commercial operation date
                                              of the Samalpatti Project, but,
                                              the company has not yet effected
                                              the necessary recapitalization
                                              with the Mauritius authorities.)

34.      Hidro Operaciones Don Pedro                                                            100% owned by Covanta
         S.A.                                                                                   Power International
         (Costa Rica)                                                                           Holdings, Inc.

35.      Linan Ogden-Jinjiang                 Covanta Energy China (Alpha) Ltd. - 63.85%        63.85% owned by Covanta
         Cogeneration Co., Ltd.               interest                                          Energy China (Alpha) Ltd.;
         (People's Republic of China)         local private Chinese interests - 36.15%          36.15% is owned by local
                                              Authorized: Capital of $14,800,000                private Chinese interests.
                                              Issued: All issued

36.      Madurai Power Corporation Pvt. Ltd.  Issued: Covanta Energy India (Balaji) Ltd.--      Covanta Energy India (Balaji)
         (India)                              15,506,033 shares (76.643%);                      Ltd. (76.643%); Samayanallur
                                              Samayanallur Power Investments Pvt. Ltd.          Power Investments Pvt. Ltd.
                                              (Indian developer) -  4,725,482 shares (23.357%)  (Indian developer) (23.357%)

37.      Magellan Cogeneration, Inc.          Issued: 659,000 at Php 100 par value              100% owned by Covanta
         (Philippines)                        (Per Philippine law each Covanta director holds   Energy Philippine
                                              1 share)                                          Holdings, Inc. (*per
                                                                                                Philippine law each Covanta
                                                                                                director holds 1 share)

38.      Ogden Energy (Gulf) Limited          Issued: 2 shares issued at $1.00 par value        100% owned by Covanta
         (Mauritius)                                                                            Power International
                                                                                                Holdings, Inc.

39.      Ogden Energy India                   Issued: 2 shares                                  100% owned by Covanta
         (Bakreshwar) Ltd.                                                                      Power International
         (Mauritius)                                                                            Holdings, Inc.

40.      Ogden Energy of Bongaigaon Pvt.      Issued: twenty shares issued at Rs. 10/- to       100% held by nominee outside
         Ltd.                                 nominee outside attorneys subject to Covanta      attorneys subject to Covanta
         (in liquidation)                     direction                                         direction
         (India)

41.      Ogden Power Development              Issued:  75 A shares at $1.00 par value and 2     100% owned by OPI Quezon, Inc.
         Cayman, Inc.                         non-voting redeemable shares at $.01 par value
         (Cayman Islands)


                                                                                                        DESCRIPTION OF
                         NAME                                                                             ANTICIPATED
                   (JURISDICTION OF                                                                    OWNERSHIP AS OF THE
                     ORGANIZATION)                    CAPITAL STOCK OR EQUITY INTERESTS                   CLOSING DATE
         ------------------------------------ ------------------------------------------------- -------------------------------
42.      Ogden Taiwan Investments Limited     Issued:  2 shares issued at $1.00 par value       100% owned by Covanta Energy
         (Mauritius)                                                                            India Investments Ltd.

43.      OPDB, Ltd. (Cayman Islands)          Issued:  2 shares issued at $1.00 par value       100% owned by Covanta Power
                                                                                                Development of Bolivia, Inc.

44.      Covanta Operaciones LICA S.L.        Issued: 3,006                                     100% owned by
         (Spain) (in liquidation)                                                               Enereurope Holdings III
                                                                                                B.V.

45.      OPI Quezon, Inc.                     Issued: 100 shares                                100% owned by Covanta
         (Delaware)                                                                             Power International
                                                                                                Holdings, Inc.

46.      Power Operations and Maintenance     Issued: 12,000 issued at $1.00 par value          100% owned by Covanta Four
         Ltd.                                                                                   Ltd.
         (Bermuda)

47.      Taixing Ogden-Yanjiang               Covanta Energy China (Delta) Ltd. - 60% interest  60% owned by Covanta Energy
         Cogeneration Co., Ltd.               Covanta Energy China (Gamma) Ltd. - 36.3%         China (Delta) Ltd.; 36.3%
         (People's Republic of China)         interest                                          owned by Covanta Energy China
                                              Local Chinese government controlled entity  -     (Gamma) Ltd.; 3.7% owned by
                                              3.7% interest                                     local Chinese government
                                              Authorized: Registered capital of $20,250,000     controlled entity
                                              Issued: All issued

48.      Zibo Ogden-Bohui Cogeneration Co.,   Covanta Energy China (Beta) Ltd. - 60% interest   60% owned by Covanta Energy
         Ltd.                                 Local private Chinese interests - 40%             China (Beta) Ltd; 40% is
         (People's Republic of China)         Authorized: Registered Capital of $20,000,000     owned by local private
                                              Issued: All issued                                Chinese interests.

49.

                             ANNEX A TO SCHEDULE 4.2

    The stockholders of American Ref-Fuel Holdings Corp. and their respective outstanding shares of American Ref-Fuel Holdings Corp. Common Stock owned immediately prior to the Closing Date are listed below:

                        HOLDER                                NO. OF SHARES
---------------------------------------------------------     -------------
DLJ Merchant Banking III, L.P.                                       610.44
DLJ Merchant Banking Partners III, L.P.                           66,451.05
DLJ Offshore Partners III, C.V                                     3,274.39
DLJ Offshore Partners III-1, C.V                                   1,086.01
DLJ Offshore Partners III-2, C.V                                     773.64
DLJMB Partners III GmbH & Co. KG                                     513.23
Millenium Partners II, L.P.                                          684.80
MBP III Plan Investors, L.P.                                      25,672.82
UXT Holdings (Offshore) Ltd.                                      11,092.59
UXT AIV, L.P.                                                     48,233.30
AIG Highstar Capital II, L.P.                                     21,835.82
AIG Highstar Capital II Prism Fund, L.P.                          38,190.52
AIG Highstar Capital II Overseas Investors, L.P.                   1,207.70
AIG Highstar Capital II Ref-Fuel Co-Investment Fund, L.P.          3,064.45
AIG Highstar Capital, L.P.                                        41,296.24
         TOTAL                                                   263,987.00

                                  SCHEDULE 4.13

                               REAL ESTATE ASSETS

I.  FEE INTERESTS

    A.  OFFICE LOCATIONS

    Fairfield, New Jersey Corporate Headquarters

        o 40 Lane Road, Township of Fairfield, Essex County, New Jersey 07007, owned by Covanta Projects, Inc.

    B.  PROJECT LOCATIONS

    Marion County WTE Project, Oregon

        o Ground Lease between Covanta Marion Land Corp. and Covanta Marion, Inc., dated November 1, 1986.

        o Special Warranty Deed from Covanta Marion, Inc. to Covanta Marion Land Corp., dated as of December 11, 1986.

        o Commercial Deeds of Trust and Security Agreements, dated as of September 1, 1984 and February 15, 1985.

    Mount Lassen Biomass Project, California

        o 59 acre parcel situated in County of Lassen, California, owned by Mt. Lassen Power

    Pacific Oroville Biomass Project, California

        o 43.29 acre parcel situated in the City of Oroville, County of Butte, California, owned by Pacific Oroville Power, Inc.

    C.  OTHER

        o 83 acres of undeveloped desert land situated between Sidewinder Road and Ogilby Road in the Imperial Valley, California, owned by Covanta Secure Services, Inc.

II.      LEASEHOLD INTERESTS

    A. OFFICE LOCATIONS

        o Lease Agreement, dated February 5, 1998, between Covanta Power Pacific, Inc., Patrician Associates, Inc. and RR&C Development Company for office space located at 13181 Crossroads Parkway North, Suite 180, City of Industry, California 91746.

        o Lease Agreement, dated November 1, 2004, between Brian S. Baas and Wesley J. Sphar, and Covanta Power Pacific, Inc. for office space located at 2825 and 2829 Childress Drive, Anderson, CA 96007.

    B. PROJECT LOCATIONS

    Burney Mountain Power Biomass Project, California

        o Ground Lease between Fruit Growers Supply Company and Ultrapower I, dated as of December 1, 1982, as amended November 9, 1983.

        o Sublease between Burney Mountain Power and Three Mountain Power, LLC, dated January 1, 2005.

    Detroit WTE Project, Michigan

        o Lease Agreement between Michigan Waste Energy, Inc. and Resource Recovery Business Trust 1991-A, as amended and supplemented, dated October 23, 1991.

        o Sublease Agreement between the Greater Detroit Resource Recovery Authority and Michigan Waste Energy, Inc., dated September 10, 1986.

        o Lease Agreement between Michigan Waste Energy Inc. and Resource Recovery Business Trust-B, dated October 23, 1991, as amended.

    Gude Biogas Project, Maryland

        o Landfill Gas Lease and Operating Agreement For Conversion Systems Between Central Plants, Inc. and Montgomery County, Maryland, dated December 15, 1983.

        o Assignment of Lease, dated June 20, 1984, between Central Plants, Inc. and Pacific Lighting Energy Systems, Inc.

        o Lease Amendment No. 1 among Montgomery County, Maryland, Central Plants, Inc. and Pacific Lighting Energy Systems, dated October 30, 1984.

        o Memorandum and Second Amendment of Lease between Pacific Lighting Energy Systems and Montgomery County, Maryland, dated October 24, 1985.

        o Amendment No. 3 between Montgomery County, Maryland and Pacific Energy, dated December 19, 1988.

        o Sublease between Pacific Lighting Energy Systems and Pacific Lighting Bio-Energy Producing Partners I, dated November 15, 1985.

        o Amendment to Sublease between Pacific Lighting Energy Systems and Pacific Lighting Bio-Energy Producing Partners, dated December 13, 1985.

    Honolulu WTE Project, Hawaii

        o Lease Agreement between State Street Bank and Trust Company and Covanta Honolulu Resource Recovery Venture (f/k/a Honolulu Resource Recovery Venture), dated July 7, 1993.

    Indianapolis WTE Project, Indiana

        o Facility Site Lease between City of Indianapolis and Massburn, Inc. (Covanta Indianapolis, Inc.'s successor in interest by merger to Massburn, Inc.), dated as of December 1, 1985.

    Marion County WTE Project, Oregon

        o Ground Lease between Covanta Marion Land Corp. and Covanta Marion, Inc., dated November 1, 1986.

    Montgomery County WTE Project, Maryland

        o Facility Site Lease between Potomac Electric Power Company and the Northeast Maryland Waste Disposal Authority (assumed by Covanta Montgomery, Inc), dated as of October 5, 1989.

    Otay Biogas Project, California

        o Operating Agreement and Subpermit for Conversion Systems, dated June 27, 1984, between Cambrian Energy Systems, Inc. and Herzog Construction Corp.

        o Assignment of Lease between Cambrian Energy Systems, Inc. and Central Plants, Inc., dated June 11, 1982.

    Oxnard Biogas Project, California

        o Assignment of Landfill Gas Lease among Ventura Regional Sanitation District and various individuals and entities, dated August 5, 1998.

        o Third Amendment to Landfill Gas Lease and Operating Agreement for Conversion Systems between Pacific Recovery Corporation and Cambrian Energy Systems and the City of Oxnard, dated June 23, 1992.

        o Landfill Gas Lease and Operating Agreement for Conversion Systems between Cambrian Energy Systems, Inc. and The City of Oxnard, dated November 25, 1981.

        o Ratification of Landfill Gas Lease between City of Oxnard and Oxnard Landfill Associates, dated January 2, 1986.

        o Memorandum of Lease between Cambrian Energy Systems, Inc. and The City of Oxnard, dated November 25, 1981.

        o Assignment of Lease between Cambrian Energy Systems, Inc. and Central Plants, Inc., dated December 1, 1981.

        o Memorandum of Assignment of Lease between Cambrian Energy Systems, Inc. and Central Plants, Inc., dated December 1, 1981.

        o Memorandum of Assignment of Lease between Pacific Lighting Energy Systems and Oxnard Landfill Associates, dated January 25, 1985.

        o Landfill Gas Lease, and Operating Agreement for Conversion Systems among Cambrian Energy Systems and Jack Martin Roth, Geraldine K. Roth, Gerald K. Roth, Harold W. Muckenthaler, Beverly A. Baier, Robert W. Baier, R. Jane Baier, Eleanor F Bailard, Jeanne B. Ware, Bank of California, N.A., as Executor of the Estate of Louis T. Kraemer, Deceased, and Stacy H. Dobrzensky and Bank of California, N.A., as Executors of the Estate of W. R. Bailard, Deceased, and Ventura Regional County Sanitation District, dated December 1, 1983.

        o Memorandum of Lease among Cambrian Energy Systems, L.P., Jack Martin Roth, Geraldine K. Roth, Gerald K. Roth, Harold W. Muckenthaler, Beverly A. Baier, Robert W. Baier, R. Jane Baier, Eleanor F. Bailard, Jeanne B. Ware, Bank of California, N.A., as Executor of the Estate of Louis T. Kraemer, Deceased, and Stacy H. Dobrzensky and Bank of California, N.A., as Executors of the Estate of W. R. Bailard, Deceased, and Ventura Regional County Sanitation District, dated December 1, 1983.

        o Assignment of Lease between Cambrian Energy Systems and Pacific Lighting Energy Systems, dated March 14, 1984.

        o Memorandum of Assignment of Lease between Cambrian Energy Systems and Pacific Lighting Energy Systems, dated March 14, 1984.

        o Assignment, Assumption and Consent to Assignment between Pacific Lighting Energy Systems and Oxnard Landfill Associates, dated January 25, 1985.

        o Memorandum of Assignment of Lease between Pacific Lighting Energy Systems and Oxnard Landfill Associates, dated January 25, 1985 (refers to Landfill Gas Lease, dated November 25, 1981).

        o Assignment, Assumption and Consent to Assignment between Pacific Lighting Energy Systems and Oxnard Landfill Associates, dated January 25, 1985 (Refers to Landfill Gas Lease, dated April 22,
            1983).

        o Assignment of Lease between Central Plants, Inc. and Pacific Lighting Energy Systems, dated March 14, 1984.

        o Amendment to Landfill Gas Lease and Operating Agreement for Conversion Systems between Central Plants, Inc. and City of Oxnard, dated November 23, 1983 (Amendment to Landfill Gas Lease, dated November 25, 1981).

        o Amendment to Landfill Gas Lease and Operating Agreement for Conversion Systems between Pacific Lighting Energy Systems and City of Oxnard, dated June 26, 1984 (Amendment to Landfill Gas Lease, dated November 25, 1981).

        o Landfill Gas Lease and Operating Agreement for Conversion Systems among Cambrian Energy Systems, Inc., Ventura Coastal Corporation, and Ventura Regional County Sanitation District, dated April 22, 1983.

        o Assignment of Lease between Cambrian Energy Systems and Central Plants, Inc., dated June 3, 1983.

        o Memorandum of Assignment of Lease between Cambrian Energy Systems, Inc. and Central Plants, Inc., dated June 3, 1983.

        o Memorandum of Lease among Cambrian Energy Systems, Ventura Coastal Corporation and Ventura Regional County Sanitation District, dated April 22, 1983 (Rerecorded March 13, 1985).

        o Memorandum of Assignment of Lease between Central Plants, Inc. and Pacific Lighting Energy Systems, dated March 14, 1984 (Rerecorded December 14, 1984).

        o Memorandum of Assignment of Lease between Pacific Lighting Energy Systems and Oxnard Landfill Associates, dated January 25, 1985.

        o First Amendment to Landfill Gas Lease and Operating Agreement for Conversion Systems between Oxnard Landfill Associates and Ventura Regional Sanitation District, dated April 18, 1991.

        o Landfill Gas Lease and Operating Agreement for Conversion Systems among Cambrian Energy Systems, J.H.&R. Properties, C.H.F&S. Properties, J.&C. Properties, and Ventura Regional County Sanitation District, dated November 30, 1983.

        o Memorandum of Lease among Cambrian Energy Systems, J.H.&R. Properties, C.H.F.&S. Properties, J.& C. Properties, and Ventura Regional Sanitation District, dated November 30, 1983.

        o Memorandum of Lease among Cambrian Energy Systems, Jack Martin Roth, Geraldine K. Roth, Gerald K. Roth, Harold W. Muchethaler, Beverly A. Baier, Robert W. Baier, R. Jane Baier, Eleanor F. Bailard, Jeanne B. Ware, Bank of California, N.A., as Executor of Estate of Louis T. Kraemer, and Stacy H. Dobrzensky, dated December 1, 1983.

        o Assignment of Lease between Cambrian Energy Systems and Pacific Lighting Energy Systems, dated December 21, 1983.

        o Memorandum of Assignment of Lease between Cambrian Energy Systems and Pacific Lighting Energy Systems, dated December 21, 1983.

        o Memorandum of Assignment of Lease between Cambrian Energy Systems and Pacific Lighting Energy Systems, dated March 14, 1984.

        o Assignment of Lease between Cambrian Energy Systems and Pacific Lighting Energy Systems, dated May 22, 1984.

        o Memorandum of Assignment of Lease between Cambrian Energy Systems and Pacific Lighting Energy Systems, dated May 22, 1984.

        o Memorandum of Lease among Cambrian Energy Systems, L.P., Jack Martin Roth, Geraldine K. Roth, Gerald K. Roth, Harold W. Muckenthaler, Beverly A. Baier, Robert W. Baier, R. Jane Baier, Eleanor F. Bailard, Jeanne B. Ware, Bank of California, N.A., as Executor of the Estate of Louis T. Kraemer, Deceased, and Stacy H. Dobrzensky and Bank of California, N.A., as Executors of the Estate of W. R. Bailard, Deceased, and Ventura Regional County Sanitation District, dated December 1, 1983.

        o Assignment of Lease between Cambrian Energy Systems and Pacific Lighting Energy Systems, dated March 14, 1984.

        o Memorandum of Assignment of Lease between Cambrian Energy Systems and Pacific Lighting Energy Systems, dated March 14, 1984.

        o Assignment, Assumption and Consent to Assignment between Pacific Lighting Energy Systems and Oxnard Landfill Associates, dated January 25, 1985 (Refers to Landfill Gas Lease, dated April 22,
            1983).

        o Assignment of Lease between Central Plants, Inc. and Pacific Lighting Energy Systems, dated March 14, 1984.

        o Amendment to Landfill Gas Lease and Operating Agreement for Conversion Systems between Central Plants, Inc. and City of Oxnard, dated November 23, 1983 (Amendment to Landfill Gas Lease, dated November 25, 1981).

        o Amendment to Landfill Gas Lease and Operating Agreement for Conversion Systems between Pacific Lighting Energy Systems and City of Oxnard dated June 26, 1984 (Amendment to Landfill Gas Lease, dated November 25, 1981).

        o Memorandum of Assignment of Lease between Pacific Lighting Energy Systems and Oxnard Landfill Associates, dated January 25, 1985 (Refers to Landfill Gas Lease dated November 25, 1981).

    Salinas/Crazy Horse Biogas Project, California

        o Landfill Gas Lease and Operating Agreement for Conversion Systems among Cambrian Energy Systems and the City of Salinas and Salinas Disposal Service, Inc., dated July 3, 1984.

        o Memorandum of Lease among Cambrian Energy Systems, City of Salinas and Salinas Disposal Service, Inc., dated July 3, 1984.

        o Amendment No. 1 to Landfill Gas Lease between Salinas Valley Solid Waste Authority, as successor to the City of Salinas and Pacific Lighting Energy Systems (Pacific Energy) as successor to Cambrian Energy Systems, dated September 24, 1997.

    Santa Clara Biogas Project, California

        o Lease and Operating Agreement for Landfill Gas Conversion Systems among the City of Santa Clara, Santa Clara Reclamation Corporation, Santa Clara Landfill Corporation All Purpose Landfill Company and Cambrian Energy Systems, dated June 27, 1984.

        o Memorandum of Lease among the City of Santa Clara, Santa Clara Reclamation Corporation, Santa Clara Landfill Corporation, All Purpose Landfill Company and Cambrian Energy Systems, dated June 27, 1984.

        o Memorandum of Assignment of Lease between Cambrian Energy Systems and Pacific Lighting Energy Systems, dated July 12, 1984.

        o Lease and Operating Agreement for Landfill Conversion Systems - Amendment No. 1 to Original Agreement among the City of Santa Clara, Santa Clara Landfill Corporation, All Purpose Landfill Company, and Pacific Lighting Energy Systems, dated July, 23, 1985.

        o First Amendment to Lease and Operating Agreement for Landfill Conversion Systems among the City of Santa Clara, Santa Clara Reclamation Corporation, Santa Clara Landfill Corporation, All Purpose Landfill Company, and Pacific Energy, dated March 8, 1988.

        o Agreement between the City of Santa Clara and All Purpose Landfill Company, dated January 25, 1977.

        o Agreement between the City of Santa Clara and All Purpose Landfill Company, dated September 21, 1982.

        o Amendment No. 1 to Agreement between the City of Santa Clara and All Purpose Landfill Company, dated October 4, 1983.

        o Amendment No. 2 to Agreement between the City of Santa Clara and All Purpose Landfill Company dated January 31, 1984.

    Stockton Biogas Project, California

        o Landfill Gas Lease and Operating Agreement for Conversion Systems between Cambrian Energy Systems, Inc. and the City of Stockton, dated August 27, 1982.

        o Memorandum of Lease between Cambrian Energy Systems, Inc and the City of Stockton, dated August 27, 1982.

        o Assignment of Lease between Cambrian Energy Systems, Inc. and Central Plants, Inc., dated October 6, 1982.

        o Assignment of Lease between Central Plants, Inc. and Pacific Lighting Energy Systems, dated March 14, 1984.

        o Memorandum of Assignment of Lease between Central Plants Inc. and Pacific Lighting Systems, dated March 14, 1984.

        o First Amendment to Landfill Gas Lease and Operating Agreement for Conversion Systems between Pacific Gas and Electric Company and Pacific Lighting Energy Systems and the City of Stockton, dated May 14, 1986.

        o Amendment to City of Stockton-Pacific Energy-Austin Road Landfill Gas Lease and Operating Agreement, dated August 17, 1992.

    Three Mountain Power Project, California

        o Sublease between Burney Mountain Power and Three Mountain Power, LLC, dated January 1, 2005.

                                  SCHEDULE 4.16

                               MATERIAL CONTRACTS

A. CORPORATE

    1. Corporate Services and Expense Reimbursement Agreement, dated March 10, 2004, between Covanta Energy Corporation and Danielson Holding Corporation; and

    2. Tax Sharing Agreement, dated March 10, 2004, between Danielson Holding Corporation and Covanta Energy Corporation and the other parties thereto, as amended.

B. PARENT GUARANTEES/SUPPORT AGREEMENTS

    1. Covanta Guaranty, dated December 20, 1985, between Covanta Energy Corporation, Town of Babylon and the Town of Babylon Industrial Development Agency;

    2. Covanta Guarantee, dated as of August 1, 1985, as amended, among Covanta Bristol, Inc. and the Bristol Contracting Communities.

    3. Covanta Guarantee, dated December 21, 1992, between Covanta Energy Corporation and Greater Detroit Resource Recovery Authority.

    4. Covanta Guaranty, dated February 1, 1988, between Covanta Energy Corporation and County of Fairfax; Fairfax County Solid Waste Authority;

    5. Covanta Guaranty, dated August 1998, between Covanta Energy Corporation and Covanta Haverhill Associates (f/k/a Ogden Haverhill Associates);

    6. Covanta Guaranty, dated January 9, 1985, between Covanta Energy Corporation and Hillsborough County, Florida, as amended;

    7. Covanta Operating Guaranty, dated December 21, 1992, between Covanta Energy Corporation and City and County of Honolulu;

    8. Covanta Liquidated Damages Guaranty, dated July 7, 1993, between Covanta Energy Corporation and City and County of Honolulu, Connecticut Bank and Trust and Hawaii Solid Waste Disposal Energy & Resource Recovery Facility Trust (assigned to OPI 12/21/92);

    9. Amended and Restated Covanta Guaranty Agreement, dated June 29, 1989, between Covanta Energy Corporation and Town of Huntington;

    10. Covanta Guaranty, dated December 1, 1995, between Covanta Indianapolis, Inc. and the City of Indianapolis;

    11. Covanta Guaranty, dated December 1, 1996, between Covanta Indianapolis, Inc. and the City of Indianapolis;

    12. Covanta Guaranty, dated October 1, 1987, between Covanta Energy Corporation and County of Kent; Department of Public Works;

    13. Covanta Guaranty, dated September 25, 1987, between Covanta Energy Corporation and Lancaster County Solid Waste Management Authority;

    14. Covanta Guaranty, dated January 16, 1990, between Covanta Energy Corporation and Lee County;

    15. Covanta Guaranty, dated December 21, 1992 and reaffirmed on July 1, 1996, between Covanta Energy Corporation and Greater Detroit Resource Recovery Authority;

    16. Covanta Guaranty, dated December 21, 1992, between Covanta Energy Corporation and The Detroit Edison Co.;

    17. Covanta Guaranty, dated October 21, 1991, and amended July 1, 1996, among Covanta Energy Corporation, Ogden Projects, Inc., Michigan Waste Energy and Greater Detroit Resource Recovery Authority;

    18. Covanta Guaranty, dated November 16, 1990, between Covanta Energy Corporation and Northeast Maryland Waste Disposal Authority;

    19. Guarantee Agreement, dated October 10, 2003, from Covanta Energy Corporation to Covanta Onondaga Limited Partnership;

    20. Covanta Guaranty, dated April 15, 1989, between Covanta Energy Corporation and Pasco County;

    21. Covanta Guarantee, dated as of May 1, 1990, among Covanta Stanislaus, Inc., the City of Modesto and Stanislaus County, California, as amended;

    22. Covanta Guaranty, dated June 1, 1998, between Covanta Energy Corporation and Covanta Union, Inc.;

    23. Insurance Agreement, dated April 1, 2001, between American Ref-Fuel Company of Southeastern Connecticut, ARC and MBIA Insurance Company;

    24. Equity Contribution Agreement, dated as of April 30, 2001 between MSW Energy Holdings LLC, Ref-Fuel Corp., Ref-Fuel Holdings LLC and American Ref-Fuel Company LLC, as amended on December 12, 2003;

    25. Certain subsidiaries have general partner liability under law to subsidiaries that are general partnerships or limited partnerships;

    26. Letter of Credit Reimbursement Agreement, between Ref-Fuel Corp. as Applicant and Bayerische Hypo-und Vereinsbank, New York Branch as Issuing Bank, dated as of April 30, 2004;

    27. Amended and Restated Letter of Credit Reimbursement Agreement, between MSW Energy Holdings LLC, as Applicant, and Bayerische Hypo-und Vereinsbank, as Issuing Bank, dated as of April 30, 2004;

    28. Second Amended and Restated Company Support Agreement, entered into as of April 30, 2001, by and between American Ref-Fuel Company of Hempstead and American Ref-Fuel Company LLC;

    29. Parent Company Guaranty, entered into as of June 1, 2001, by American Ref-Fuel Company LLC in favor of The Chase Manhattan Bank, as trustee;

    30. Amended and Restated Company Support Agreement, dated as of December 1, 1997, by and among American Ref-Fuel Company of Essex County, Browning-Ferris Industries, Inc. and Duke Capital Corporation;

    31. Reimbursement Agreement, by and among ARC Essex, American Ref-Fuel Company LLC and Browning-Ferris Industries, dated as of April 30, 2001;

    32. Reimbursement Agreement, by and among ARC Essex, American Ref-Fuel Company LLC and Duke Capital Corporation, dated as of April 30, 2001;

    33. Parent Company Guaranty, entered into as of June 1, 2001, by American Ref-Fuel Company LLC, in favor of Manufacturers and Traders Trust Company;

    34. Parent Company Issuer Guaranty, entered into as of June 1, 2001, by American Ref-Fuel Company LLC in favor of the Niagara County Industrial Development Agency;

    35. Corporate Guaranty Agreement, entered into as of April 30, 2001, by American Ref-Fuel Company LLC, in favor of Occidental Chemical Corporation and Hooker Energy Corporation;

    36. Guaranty Agreement, entered into as of March 9, 2004 by American Ref-Fuel Company LLC in favor of Constellation Power Source, Inc.;

    37. Guaranty Agreement, entered into as of October 13, 2004 by American Ref-Fuel Company LLC in favor of Constellation New Energy, Inc.;

    38. Company Support Agreement, entered into as of April 30, 2001, by and between American Ref-Fuel Company of Southeastern Connecticut and American Ref-Fuel Company LLC;

    39. Parent Undertaking, entered into as of April 30, 2001, by and between American Ref-Fuel Company of Southeastern Connecticut and American Ref-Fuel Company LLC;

    40. Corporate Guaranty Agreement, dated as of April 30, 2001, between American Ref-Fuel Company LLC and State Street Bank and Trust Company, as Trustee, in connection with Corporate Credit Bonds/Tax Exempt Interest (American REF-Fuel Company of Southeastern Connecticut Project
        - 1992 Series A);

    41. Corporate Guaranty Agreement, dated as of October 1, 2001, between American Ref-Fuel Company LLC and State Street Bank and Trust Company, as trustee in connection with the Corporate Credit Bonds (American Ref-fuel Company LLC - I Series A);

    42. Corporate Credit Guaranty, dated as of October 1, 2001, between ARC and State Street Bank and Trust Company, as Trustee (American Ref-fuel Company LLC - II Series A);

    43. Company Support Agreement, entered into as of November 1, 2001, by and between American Ref-Fuel Operations of SEMASS, L.P. and ARC;

    44. Contingent Capital Loan Agreement, entered into as of November 1, 2001, by and between American Ref-Fuel Operations of SEMASS, L.P. and ARC;

    45. Corporate Guaranty Agreement I, dated as of April 30, 2001, made by American Ref-Fuel Company LLC to and for the benefit of State Street Bank and Trust Company (as successor to Fleet National Bank), as Owner Trustee;

    46. Corporate Guaranty Agreement II, dated as of April 30, 2001, made by American Ref-Fuel Company LLC to and for the benefit of State Street Bank and Trust Company (as successor to Fleet National Bank), as Owner Trustee;

    47. Corporate Guaranty Agreement III, dated as of April 1, 2001, made by American Ref-Fuel Company LLC to and for the benefit of General Electric Capital Corporation;

    48. Corporate Guaranty Agreement IV, dated as of April 1, 2001, made by American Ref-Fuel Company LLC to and for the benefit of General Electric Capital Corporation;

    49. Amended and Restated Corporate Guarantee Agreement I, entered into as of August 28, 2001, by American Ref-Fuel Company LLC, in favor of and for the benefit of Viacom, Inc.;

    50. Amended and Restated Corporate Guarantee Agreement II, entered into as of August 28, 2001, by American Ref-Fuel Company LLC, in favor of and for the benefit of Viacom, Inc.;

    51. Indemnity Letter, dated April 16, 1997, from American Ref-Fuel Company of Delaware County, L.P. and Browning-Ferris Industries, Inc. to the Delaware County Industrial Development Authority;

    52. Guarantee Agreement, dated as of August 28, 2001, from American Ref-Fuel Company LLC to and for the benefit of the Delaware County Solid Waste Authority;

    53. Letters of credit on behalf of Subsidiaries of ARC under the May 1, 2003 $75,000,000 Amended and Restated Credit Agreement between American Ref-Fuel Company LLC and Citicorp North America, Inc., as Administrative Agent;

    54. Operator Guaranty, dated December 10, 1996, by Covanta Projects, Inc. in favor of Quezon Power (Philippines), Limited Co. (assigned to project lenders);

    55. Guaranty (O&M), dated April 2, 1999, by Covanta Energy Group, Inc., as amended October 31, 2004, in favor of NEPC Consortium Power Ltd. (assigned to Overseas Private Investment Corporation);

    56. Guarantee, Dated April 25, 2000, by Covanta Energy Corporation in favor of Madurai Power Corporation Pvt. Ltd. (assigned to project lenders);

    57. Share Retention and Financial Support Agreement, dated April 25, 2000 among Covanta Energy Corporation, Covanta Energy India (Balaji) Ltd., Samayanallur Power Investments Pvt. Ltd., ICICI Limited and Madurai Power Corporation Pvt. Ltd. (assigned to project lenders).

    58. Operation and Maintenance Guarantee, dated December 16, 1999, by Covanta Energy Group, Inc. in favor of Samalpatti Power Company Pvt. Ltd. (assigned to project lenders).

C. ENERGY CONTRACTS

    1. Amended and Restated Energy Purchase Agreement, dated October 23, 1991, between Detroit Edison Company and Michigan Waste Energy, Inc, as amended;

    2. Energy Purchase Agreement, dated July 11, 1986, between Consolidated Edison Company of New York, Inc. and American REF-FUEL Company of Hempstead;

    3. Parallel Generation & Energy Purchase Agreement, as amended, dated October 10, 1986, between Long Island Lighting Company and American REF-FUEL Company of Hempstead;

    4. Agreement for Purchase of Electric Power, as amended, dated July 1, 1985, between Public Service Electric and Gas Company and American REF-FUEL Company of Essex County;

    5. Confirmation Letter (2003), dated December 16, 2002, between American Ref-Fuel Company of Essex County and PSEG Energy Resources & Trade LLC;

    6. Confirmation Letter (2003 through 2007), dated December 16, 2002, between American Ref-Fuel Company of Essex County and PSEG Energy Resources & Trade LLC;

    7. Power Purchase & Sale Agreement, dated October 18, 2004, between American Ref-Fuel Company of Essex County and Conectiv Energy Supply, Inc.;

    8. Electrical Energy Purchase Agreement, as amended, dated December 2, 1988, between Connecticut Resources Recovery Authority, Southeastern Connecticut Regional Resources Recovery Authority, American Ref-Fuel Company of Southeastern Connecticut and The Connecticut Light and Power Company;

    9. Power Purchase Agreement, as amended, dated June 29, 1993, between American Ref-Fuel Company of Niagara, L.P. and Niagara Mohawk Power Corporation;

    10. Power Sales Agreement, as amended, dated June 13, 2003, between American Ref-Fuel Company of Niagara, L.P. and Constellation Power Source, Inc.;

    11. Power Sales Agreement, dated October 13, 2004, between American Ref-Fuel Company of Niagara, L.P. and Constellation New Energy, Inc.;

    12. Power Sales Agreement, dated October 31, 1985, between Commonwealth Electric Company and SEMASS Partnership;

    13. Power Sales Agreement for SEMASS Expansion, as amended, dated January 15, 1988, between Commonwealth Electric Company and SEMASS Partnership;

    14. Agreement for Purchase of Electric Power, as amended, dated November 18, 1988, between Atlantic City Electric Company and ARC Delaware as assignee of Delaware Resource Management, Inc.;

    15. Power Purchase Agreement, dated May 21, 1998, between Tamil Nadu Electricity Board and Madurai Power Corporation Pvt. Ltd., as amended;

    16. Steam Sales Agreement, as amended, dated May 5, 1993, between American Ref-Fuel Company of Niagara, L.P. and Occidental Chemical Company;

    17. Steam Service Agreement, as amended, dated November 30, 1995, between American Ref-Fuel Company of Niagara, L.P. and Praxair, Inc.;

    18. Steam Service Agreement, dated December 1, 1998, between American Ref-Fuel Company of Niagara, L.P. and The Goodyear Tire & Rubber Company; and

    19. Steam Service Agreement, dated April 28, 1999, between American Ref-Fuel Company of Niagara, L.P. and Niacet Corporation;

    20. Steam Sales Agreement, dated December 12, 2002, between American Ref-Fuel Company of Niagara, L.P. and Norampac Industries, Inc.; and

    21. Interconnection Agreement, dated June 1, 2000, between American Ref-Fuel Company of Delaware Valley, L.P. and Philadelphia Electric Company;

D. SERVICE/WASTE/OPERATING CONTRACTS

    1. Amended and Restated Service Agreement between, dated August 1, 1995, Covanta Babylon, Inc. and the Town of Babylon, as amended;

    2. Amended and Restated Service Agreement, dated August 1, 1985, between Covanta Bristol, Inc. and the Bristol Resource Recovery Facility Operating Committee, as amended;

    3. Second Amended and Restated Agreement for Operation and Maintenance of Solid Waste Disposal Resource Recovery and Energy Generating Facility, dated December 15, 1985, as amended and restated as of July 1, 1996, between Greater Detroit Resource Recovery Authority and Michigan Waste Energy, Inc.;

    4. Service Agreement, dated August 28, 1985, among County of Fairfax, Virginia, Fairfax County Solid Waste Authority and Covanta Fairfax, Inc., as amended and supplemented;

    5. Amended and Restated Service Agreement between, dated August 1, 1998, Covanta Haverhill Associates and Covanta Haverhill, Inc.;

    6. Operations and Management Agreement, dated November 7, 1984, between Hillsborough County and Covanta Hillsborough, Inc, as amended;

    7. Contract for Waste Processing and Disposal Services, dated July 3, 1985, between the City and County of Honolulu and Covanta Honolulu Resource Recovery Venture (f/k/a Honolulu Resource Recovery Venture), as amended and supplemented;

    8. Amended and Restated Solid Waste Disposal Service Agreement, dated June 29, 1989, between the Town of Huntington and Covanta Huntington, Limited Partnership, as amended;

    9. Agreement, dated June 1, 1988, between the Solid Waste Disposal Authority of the City of Huntsville and Covanta Huntsville, Inc., as amended;

    10. Amended and Restated Service Agreement, dated September 23, 1985, between the Board of Public Works on behalf of the City of Indianapolis and Covanta Indianapolis, Inc., as amended;

    11. Amended and Restated Construction and Service Agreement, dated October 1, 1987, between Covanta Kent Inc. and County of Kent;

    12. Service Agreement, dated September 25, 1987, between Lancaster County Solid Waste Management Authority and Covanta Lancaster Inc.;

    13. Service Agreement, dated August 29, 1990, as amended, between Covanta Lee, Inc. and Lee County, Florida;

    14. Agreement for Electric Generation Facility Operation, Maintenance and Maintenance Services 2000, dated December 22, 2001, between Covanta Mid-Conn, Inc. (f/k/a Resource Recovery Systems of Connecticut, Inc.) and Connecticut Resources Recovery Authority;

    15. Amended and Restated Agreement for Operation and Maintenance of Power Block Facility, dated December 22, 2001, between Resource Recovery Systems of Connecticut and Connecticut Resources Recovery Authority;

    16. Service Agreement, dated November 16, 1990, between Northeast Maryland Waste Disposal Authority and Covanta Montgomery, Inc., as amended;

    17. Second Amended and Restated Solid Waste Disposal Service Agreement, dated October 10, 2003, between Covanta Onondaga Limited Partnership & Onondaga County Resource Recovery Association;

    18. Amended and Restated Completion, Operations and Maintenance Agreement, dated October 10, 2003, between Covanta Onondaga Limited Partnership and Covanta Onondaga Operations, Inc.;

    19. Operating and Maintenance Agreement, dated October 10, 2003, by and between Covanta Onondaga Limited Partnership and Covanta Onondaga Operations, Inc.;

    20. Amended and Restated Service Agreement, dated March 28, 1989, between Covanta Pasco, Inc. and Pasco County, as amended;

    21. Amended and Restated Service Agreement for the Supply and Acceptance of Solid Waste, dated June 1, 1986, between Covanta Stanislaus, Inc. and the City of Modesto and the County of Stanislaus, as amended;

    22. Amended and Restated Waste Disposal Contract, dated February 15, 1998, between Union County Utilities Authority and Covanta Union, Inc., as amended and restated June 15, 1998;

    23. Operations and Maintenance Agreement, dated June 1, 1998, between Covanta Union, Inc. and Covanta Operations of Union LLC, Inc.;

    24. Amended and Restated Solid Waste Disposal Agreement, dated as of May 1, 1990, between BFI Waste Systems of North America, Inc. and Covanta Haverhill Associates, as amended; and

    25. BFI Solid Waste Disposal Agreement, dated April 15, 1986, between Haverhill Power, Inc., Refuse Fuels Associates, and Browning-Ferris Industries, Inc.

    26. Service Agreement, as amended, dated December 1, 1985, between American REF-FUEL Company of Hempstead, the Town of Hempstead and the Town Board of Hempstead on behalf of the Town of Hempstead Refuse Disposal District;

    27. Amended and Restated Installment Sale Agreement dated as of June 1, 2001, between the Niagara County Industrial Development Agency, Niagara County, New York and American Ref-Fuel Company of Niagara, L.P.;

    28. Solid Waste Disposal Agreement, as amended, dated December 31, 1987, between American Ref-Fuel Company of Niagara, L.P. (Occidental Chemical Corporation) and Town of Tonawanda;

    29. Solid Waste Disposal Agreement, as amended, dated October 15, 1991, between American Ref-Fuel Company of Niagara, L.P. (Occidental Chemical Corporation) and Town of Amherst Garbage and Refuse District No. 1;

    30. Amended and Restated Service Agreement, dated February 28, 1986, between American REF-FUEL Company of Essex County and the Port Authority of New York and New Jersey;

    31. Service Agreement, as amended, dated December 1, 1987, between Connecticut Resources Recovery Authority and American Ref-Fuel Company of Southeastern Connecticut;

    32. Master Waste Delivery Agreement, dated October 1, 1995, between TransRiver Marketing Company, L.P. and American Ref-Fuel Company of Niagara, L.P.;

    33. Limited Landfill Services Agreement, dated March 1, 1990, between EAC Operations, Inc. and Carver Marion Wareham Regional Refuse Disposal District;

    34. Amended and Restated Operating Services Agreement , dated November 1, 2001, between American Ref-Fuel Operations of SEMASS, L.P. and SEMASS Partnership;

    35. Processed Bottom Ash Use Agreement, as amended, dated May 12, 2000, between SEMASS Partnership and Rhode Island Resource Recovery Corporation;

    36. Amended and Restated Management Services Agreement, dated November 1, 2001, between SEMASS Partnership and American Ref-Fuel Operations of SEMASS, L.P.;

    37. Waste Management Agreement, as amended, dated May 25, 1982, between SEMASS Partnership and Carver, Marion, Wareham Regional Refuse Disposal District;

    38. Service Agreement, as amended, dated September 1, 1987, between SEMASS Partnership and Martha's Vineyard Refuse Disposal and Resource Recovery District;

    39. Amended and Restated Waste Services Agreement, dated November 1, 2001, between SEMASS Partnership and American Ref-Fuel Operations of SEMASS, L.P.;

    40. Amended and Restated Waste Services Agreement, dated November 1, 2001, between SEMASS Partnership and American Ref-Fuel Operations of SEMASS, L.P.;

    41. Amended and Restated Waste Services Subcontract Agreement, dated November 1, 2001, between American Ref-Fuel Operations of SEMASS, L.P. and TransRiver Marketing Company, L.P.;

    42. SEMASS Residue Ash Disposal Services Agreement, dated January 1, 2003, between SEMASS Partnership and Waste Management of Massachusetts, Inc.;

    43. Disposal Agreement, as amended, dated July 1, 2002, between SEMASS Partnership and City of Boston;

    44. Disposal Agreement, dated October 4, 2004, between SEMASS Partnership and BFI-City of South Yarmouth;

    45. Disposal Agreement, dated March 30, 2000, between SEMASS Partnership and BFI-Somerset;

    46. Disposal Agreement, dated July 1, 2001, between SEMASS Partnership and BFI-Breckton;

    47. Community Host Agreement, as amended, dated January 30, 1989, between Westinghouse Electric Corporation, American Ref-Fuel Company of Delaware County, L.P., County of Delaware and City of Chester;

    48. Restated Service Agreement, as amended, dated December 1, 1988, between Delaware County Solid Waste Authority, Delaware Resource Management, Inc., Westinghouse Electric Corporation and American Ref-Fuel Company of Delaware County, L.P.;

    49. Agreement for Solid Waste Disposal, as amended, dated July 1, 1998, between American Ref-Fuel Company of Delaware Valley, L.P. and BFI Waste Systems of North America, Inc.;

    50. Disposal Services Agreement, as amended, dated January 2, 2002, between TransRiver Marketing Company, L.P. and Waste Management of Massachusetts, Inc.;

    51. Department of Sanitation City of New York Supply and Service Agreement, dated August 16, 2004, between TransRiver Marketing Company, L.P. and City of New York Department of Sanitation;

    52. Service Agreement, as amended, dated November 27, 2001, between TransRiver Marketing Company, L.P. and Republic Services of Pennsylvania, L.L.C.;

    53. Disposal Agreement, as amended, dated May 1, 2002, between TransRiver Marketing Company, L.P. and Republic Services of New York, Inc.;

    54. Disposal Services Agreement 4/1/04 to 3/31/05, as amended, dated September 24, 2003, between TransRiver Marketing Company, L.P. and Waste Management of Pa.;

    55. Disposal Services Agreement, dated January 1, 2005, between TransRiver Marketing Company, L.P. and Waste Management of Massachusetts, Inc.;

    56. Plant Operation and Maintenance Agreement, dated December 1, 1995, as amended, between Quezon Power (Philippines), Limited Co. and Covanta Philippines Operating, Inc.

    57. Plant Operation and Maintenance Agreement, dated April 2, 1999, as amended, between NEPC Consortium Power Limited and Covanta Bangladesh Operations, Ltd.

    58. Operation and Maintenance Agreement, dated April 25, 2000, between Covanta Madurai Operating Pvt. Ltd. And Madurai Power Corporation Pvt. Ltd.

    59. Operation and Maintenance Agreement, dated December 3, 1999, between Samalpatti Power Company Pvt. Ltd. And Covanta Samalpatti Operating Pvt. Ltd.

E. FINANCING AND REAL ESTATE AGREEMENTS

    1. Conditional Sale and Security Agreement, dated as of July 1, 1998, as amended,among Covanta Alexandria/Arlington, Inc., Alexandria Sanitation Authority and Arlington County Solid Waste Authority;

    2. Operating Lease Agreement. Dated as of November 1, 1998, among Covanta Alexandria/Arlington, Inc., Alexandria Sanitation Authority and Arlington County Solid Waste Authority;

    3. Loan Agreement dated as of December 1, 1993, between Covanta Bristol, Inc. and Bristol Resource Recovery Faciltiy Operating Committee.Facility Site Sublease Agreement, dated December 1, 1985, as amended and restated August 1, 1995, between Town of Babylon Industrial Development Agency and Covanta Babylon, Inc.;

    4. Facility Lease Agreement, dated December 1, 1985, as amended and restated August 1, 1995, between Town of Babylon Industrial Development Agency and Covanta Babylon, Inc.;

    5. Participation Agreement, dated September 1, 1991, among Michigan Waste Energy, Inc., Greater Detroit Resource Recovery Authority, Resource Recovery Business Trust-A, PMCC Leasing Corp., Wilmington Trust Company, and William J. Wade;

    6. Participation Agreement, dated September 1, 1991, among Michigan Waste Energy, Inc., Greater Detroit Resource Recovery Authority, Resource Recovery Business Trust-B, Aircraft Services Corp., Wilmington Trust Company, and William J. Wade;

    7. Lease Agreement, dated October 23, 1991, between Michigan Waste Energy Inc. and Resource Recovery Business Trust-A, as amended;

    8. Lease Agreement, dated October 23, 1991, between Michigan Waste Energy Inc. and Resource Recovery Business Trust-B, as amended;

    9. Conditional Sale and Security Agreement, dated February 1, 1988, between Fairfax County Solid Waste Authority and Covanta Fairfax, Inc., as amended March 1, 1995;

    10. Amended and Restated Lease Agreement, dated December 1, 1986, between SBR Associates and Refuse Fuels Associates, as amended;

    11. New Facility Site Lease, Indenture of Lease, dated December 1, 1986, u/d/t dated January 11, 1980, between Covanta Haverhill Associates and Dale F. Rogers and B. Richard Rogers, Trustees of the D&R Realty Trust;

    12. Lease Agreement dated as of November 1, 1989, as amended, between Connecticut Bank & Trust Company and Honolulu Resource Recovery Venture;

    13. Participation and Assignment Agreement, dated as of November 1, 1989, as amended, among Honolulu Resource Recovery Venture, Ford Motor Credit Corporation, Connecticut Bank & Trust Company, and the City and County of Honolulu;

    14. Facility Lease Agreement, dated January 15, 1997, between Covanta Huntington Limited Partnership and the Suffolk County Industrial Development Agency;

    15. First Amended and Restated Agreement of Limited Partnership, dated October 7, 1991, by and among Ogden Martin Systems of Huntington Resource Recovery One Corp., Pitney Bowes Credit Corporation, Ogden Martin Systems of Huntington Resource Recovery Six Corp., and Ogden Martin Systems of Huntington Resource Recovery Seven Corp.;

    16. Financing Agreement, dated as of December 1, 1985, between the City of Indianapolis and Massburn, Inc.;

    17. Loan Agreement, dated as of November 1, 1988, as supplemented, between Covanta Lake, Inc. and NRG/Recovery Group, Inc.;

    18. Amended and Restated Lease Agreement, dated October 10, 2003, between Onondaga County Resource Recovery Association and Covanta Onondaga Limited Partnership;

    19. Second Amended and Restated Agreement of Limited Partnership of Covanta Onondaga Limited Partnership, dated October 10, 2003, by and among Covanta Onondaga, Inc., Covanta Onondaga Two Corp., Covanta Onondaga Three Corp., Covanta Onondaga Four Corp., Covanta Onondaga Five Corp., Ford Motor Credit Company, Mariner Investment Strategies, Inc., and IEA-COV, LLC;

    20. Lease Agreement dated as of January 1, 2000 between Stanislaus Waste to Energy Financing Authority and Covanta Stanislaus, Inc.;

    21. Sublease Agreement dated as of January 1, 2000 between Stanislaus Waste Energy Financing Authority and Covanta Stanislaus, Inc.;

    22. Facility Lease Agreement, dated June 15, 1998, by and between the Union County Utilities Authority and Covanta Union, Inc;

    23. $275 million aggregate principal amount 6.26% Senior Notes due 2015 of American Ref-Fuel Company LLC, issued May 1, 2003;

    24. Indenture and First Supplemental Indenture, dated May 1, 2003, between American Ref-Fuel Company LLC and Wachovia Bank, National Association, as Trustee and Securities Intermediary;

    25. $200 million aggregate principal amount Series A and Series B 8 1/2% Senior Secured Notes due 2010 of MSW Energy Holdings LLC, issued June 25, 2003;

    26. Indenture, by and among MSW Energy Holdings LLC, MSW Energy Finance Co., Inc., and the Guarantor Parties named therein, and Wells Fargo Bank Minnesota, National Bank, as Trustee, dated as of June 25, 2003;

    27. $225 million aggregate principal amount Series A and Series B 7 3/8% Senior Secured Notes due 2010 of MSW Energy Holdings II LLC, issued November 24, 2003;

    28. Indenture, by and among MSW Energy Holdings II LLC, MSW Energy Finance II Co., Inc., and the Guarantor Parties named therein, and Wells Fargo Bank Minnesota, National Bank, as Trustee, dated as of November 24, 2003.

    29. Quitclaim Deed, dated September 5, 2001, between Waste Systems International Lynn Transfer Station, Inc. to Transriver Marketing Company, L.P.;

    30. Lease, dated March 19, 2002, between 485 Properties, LLC and ARC;

    31. Lease Agreement, as amended, dated December 1, 1985, between Town of Hempstead Industrial Development Agency and American REF-FUEL Company of Hempstead;

    32. Site Lease Agreement, dated November 1, 1986, between Town of Hempstead Industrial Development Agency and American REF-FUEL Company of Hempstead;

    33. Amended and Restated Company Sublease Agreement, dated June 1, 2001, between Town of Hempstead Industrial Development Agency and American REF-FUEL Company of Hempstead;

    34. Agency Sublease, dated March 1, 1997, between Town of Hempstead Industrial Development Agency and American REF-FUEL Company of Hempstead;

    35. Lessee Guaranty and Security Agreement, dated September 1, 1986, between American REF-FUEL Company of Hempstead, Bankers Trust Company and The Chase Manhattan Bank;

    36. Escrow and Security Agreement, dated February 28, 1986, between American REF-FUEL Company of Essex County, the Port Authority of New York and New Jersey and Midlantic National Bank;

    37. Lease and Agreement, as amended, dated February 28, 1986, between American REF-FUEL Company of Essex County and the Port Authority of New York and New Jersey;

    38. Lease Agreement, as amended, dated December 1, 1988, between Connecticut Resources Recovery Authority and American Ref-Fuel Company of Southeastern Connecticut;

    39. Site Lease, dated December 1, 1988, between Southeastern Connecticut Regional Resources Recovery Authority and American Ref-Fuel Company of Southeastern Connecticut;

    40. Loan Agreement (Duke Capital Series A), as amended, dated December 1, 1998, between Connecticut Resources Recovery Authority and American Ref-Fuel Company of Southeastern Connecticut;

    41. Loan Agreement (BFI Series A), as amended, dated December 1, 1998, between Connecticut Resources Recovery Authority and American Ref-Fuel Company of Southeastern Connecticut;

    42. Loan Agreement, dated January 15, 1992, between Connecticut Resources Recovery Authority and American Ref-Fuel Company of Southeastern Connecticut;

    43. Lease Guaranty and Security Agreement, as amended, dated December 1, 1988, between American Ref-Fuel Company of Southeastern Connecticut to The Connecticut National Bank;

    44. Payment-In-Lieu-Of-Tax Agreement, as amended, dated August 1, 1993, between American Ref-Fuel Company of Niagara, L.P. and Niagara County Industrial Development Agency;

    45. Deed, dated May 5, 1993, by Hooker Energy Corporation granting to American Ref-Fuel Company of Niagara, L.P.;

    46. A-1 Boilerhouse Lease, dated May 5, 1993, between American Ref-Fuel Company of Niagara, L.P. and Occidental Chemical Corporation;

    47. Mortgage and Security Agreement, dated June 1, 2001, between American Ref-Fuel Company of Niagara, L.P., Niagara County Industrial Development Agency and Manufacturers and Traders Trust Company;

    48. Quitclaim Deed re: Lot 40-1, Rochester, MA Site, dated August 5, 1987, between William Byrne and SEMASS;

    49. Quitclaim Deed re: Lot 40-2, dated August 5, 1987, between SEMASS and Commonwealth Electric;

    50. Quitclaim Deed re: 131 and 141 Cranberry Highway, dated December 27, 1984, between William Byrne to Bank of New England as Trustee for SEMASS;

    51. Amended and Restated Loan, Security and Trust Agreement, dated November 1, 2001, between Massachusetts Development Finance Agency, SEMASS Partnership and State Street Bank and Trust Company;

    52. Settlement Agreement, dated October 19, 1995, between Carver, Marion, Wareham Regional Refuse Disposal District and SEMASS Partnership (Pls.) and Board of Health for the Town of Carver and Town of Carver (Defs.) and EAC Operations, Inc. (Third Party Def.);

    53. Settlement Agreement, as amended, dated March 30, 1990, between Wankinco River, Inc., The Carver, Marion, Wareham Regional Refuse Disposal District, SEMASS Partnership and EAC Operations, Inc.;

    54. Subordinated Payment Agreement, dated November 1, 2001, between American Ref-Fuel Operations of SEMASS, L.P. and SEMASS Partnership;

    55. Lease, as amended, dated April 15, 1983, between A.D. Makepeace Company and Carver, Marion, Wareham Regional Refuse Disposal District, Wankinco River, Inc.;

    56. Ground Lease, as amended, dated June 30, 1986, between Town of Braintree, Mass. And SEMASS Partnership;

    57. Quitclaim Deed, dated November 1, 1985, between Bank of New England to SEMASS Partnership Trust Agreement;

    58. Mortgage Deed and Security Agreement, as amended, dated August 1, 1991, between State Street Bank and Trust Company and SEMASS Partnership;

    59. Leasehold Mortgage Deed and Security Agreement, as amended, dated August 1, 1991, between State Street Bank and Trust Company and SEMASS Partnership;

    60. Trust Agreement, dated August 1, 1991, between SEMASS Partnership, Wankinco River, Inc. and Fleet National Bank;

    61. Declaration of Easements, Restrictions and Covenants, as amended, dated November 5, 1985, between SEMASS Partnership and Commonwealth Electric Company;

    62. Participation Agreement, dated April 1, 1997, between American Ref-Fuel Company of Delaware County, L.P., TIFD III-L Inc., Delaware Resource Management, Inc., Fleet National Bank, First Union National Bank, Browning-Ferris Industries, Inc. and Delaware Resource Lessee Trust;

    63. Tax Indemnification Agreement, dated April 1, 1997, between American Ref-Fuel Company of Delaware County, L.P. and TIFD III-L Inc.;

    64. ISDA Master Agreement, dated April 16, 1997, between American Ref-Fuel Company of Delaware County, L.P. and General Electric Capital Corporation;

    65. Amended and Restated Lease Security Agreement and Assignment, dated April 1, 1997, between American Ref-Fuel Company of Delaware County, L.P. and Fleet National Bank;

    66. Real Estate Purchase and Sale Agreement, as amended, dated March 19, 1997, between American Ref-Fuel Company of Delaware County, L.P. and Chester Solid Waste Associates;

    67. Amended and Restated Lease Agreement, dated April 1, 1997, between American Ref-Fuel Company of Delaware County, L.P., Fleet National Bank and Delaware Resource Management, Inc.;

    68. Assignment of Lease and Easement, dated April 11, 1997, between American Ref-Fuel Company of Delaware County, L.P. and Chester Solid Waste Associates;

    69. Grant of Easement, dated April 16, 1997, between American Ref-Fuel Company of Delaware County, L.P. to Fleet National Bank;

    70. Special Warranty Deed, dated April 16, 1997, between American Ref-Fuel Company of Delaware County, L.P. and Chester Solid Waste Associates;

    71. Special Warranty Deed, dated April 16, 1997, between American Ref-Fuel Company of Delaware County, L.P. and Chester Solid Waste Associates;

    72. Grant of Easement, dated April 16, 1997, between American Ref-Fuel Company of Delaware County, L.P. and Chester Solid Waste Associates;

    73. Grant of Easement, dated April 16, 1997, between American Ref-Fuel Company of Delaware County, L.P. and Chester Solid Waste Associates;

    74. Mutual Release and Settlement Agreement, dated August 28, 2001, between American Ref-Fuel Company of Delaware County, L.P., American Ref-Fuel Company, LLC, Delaware County, Delaware County Solid Waste Authority and Viacom, Inc.;

    75. Site Sublease, dated July 1, 1991, between The Connecticut National Bank and Delaware Resource Management, Inc.;

    76. Facility Ground Lease, as amended, dated December 1, 1988, between Chester Solid Waste Associates and Delaware Resource Management, Inc.;

    77. Common Agreement, dated April 25, 2000, between Madurai PowerCorporation Pvt. Ltd. And ICICI Limited (together with related novation, mortgage, pledge and security agreements);

    78. Working Capital Loan Consortium Agreement, dated August 29, 2002, among Madurai Power Corporation Pvt. Ltd., ICICI Limited, State Bank of India and Central Bank of India;

    79. Land Lease Agreement, dated January 20, 1999, between Tamil Nadu Electricity Board and Madurai Power Corporation Pvt. Ltd.;

F. PARTNERSHIP AND JOINT VENTURE AGREEMENTS

    1. Third Amended and Restated Development and Shareholders Agreement, dated October 18, 2004, among Ogden Power Development-Cayman, Inc., PMR Limited Co., PMR Power, Inc. and Quezon Generating Company Ltd.

    2. Shareholders Agreement, dated April 25, 2000, among Covanta Energy India (Balaji), Madurai Power Corporation Pvt. Ltd., Samayanallur Power Investments Pvt. Ltd. And Wartsila BPC Investment LLC.

    3. Shareholders Agreement, dated February 26, 1999, as amended, among Shapoorji Pallonji Infrastructure Capital Company Ltd., SIV Industries Ltd., Fenmor Energy Ltd., Wartsila India Power Investment, LLC, Covanta Energy India (Samalpatti) Ltd., Goa Holdings Ltd. And Samalpatti Power Company Pvt. Ltd.

                                  SCHEDULE 5.15

                             CASH MANAGEMENT SYSTEMS

(A)      Company  and Certain of its Subsidiaries

                  1. In the ordinary course of business the Company and certain of its Subsidiaries (other than the ARC Subsidiaries (as defined below) as described in Part (B) of this Schedule 5.15) (collectively, the "Covanta Group") use a centralized cash management system (the "Cash Management System") similar to those utilized by other major corporate enterprises. The Cash Management System is designed to collect, transfer, and disburse efficiently funds generated through the Company's operations and to record accurately such collections, transfers, and disbursements as they are made. The principal components of the Cash Management System are described in detail below, from the project level up to the parent level.

                  2. Almost all bank accounts are held with JPMorgan Chase Bank, N.A. ("Bank One") in Chicago, Illinois. The Covanta Group members routinely deposit, withdraw and otherwise transfer funds to, from and between their bank accounts by various methods including check, wire transfer, automated clearing house transfer and electronic funds transfer. In addition, the Covanta Group members generate thousands of accounts payable and payroll checks per month from their bank accounts.

         WASTE-TO-ENERGY PROJECTS

                  3. Among the Covanta Group entities, the Company has constructed, operates and, in certain cases, owns or leases 25 waste-to-energy ("WTE") projects. For each WTE project, a Company subsidiary operates and manages the facility (the "WTE Operating Subsidiary"). In almost every case, the WTE Operating Subsidiary enters into a contract with a client municipality or municipal authority, under which the WTE Operating Subsidiary receives fees for the operation and maintenance ("O&M") of the facility. These fees are typically referred to as the service or operating fee. In addition, the WTE Operating Subsidiary typically receives a share of the revenues from sales of energy generated by the WTE facility, and may receive pass though costs. The portion of the project cash due to the WTE Operating Subsidiary, including, where applicable, pass through costs, share of energy revenues, surplus funds and other amounts payable to the Company, is herein referred to as the "Operating Fee."

                  4. The construction of each of the 25 WTE facilities was funded by the issuance of municipal or private activity bonds (the "WTE Bonds"). In each case, a portion of the WTE Bonds (or successor issues) remains outstanding. Each WTE Bond issue has a WTE Bond trustee. Of the 25 WTE facilities operated by the Company, eight are owned by a municipality or municipal authority. For these eight facilities operated by Borrowers, the WTE Bonds are direct general obligation or revenue bonds for which the municipality or municipal authority is the issuer and is directly responsible for debt service. Covanta Group entities are the owners or lessees of the remaining 17 WTE facilities.

                  5. In almost every case, the WTE Bond trustee collects all revenues due to the WTE project, including the Operating Fee and all revenues from the sale of energy generated by the WTE project.(1) The trustee (or a third party entity, such as a bank or escrow agent, to which the trustee has transferred the cash) generally distributes these revenues, including those due to the WTE Operating Subsidiary, on a monthly basis, pursuant to the terms of the relevant

----------
(1) In the Fairfax and Alexandria WTE projects, the WTE Operating Subsidiary collects the energy revenues from the power purchaser, as well as other revenues from the community and from haulers delivering waste, and sends the net debt service fee to the trustee on a monthly basis. In the Haverhill and Warren WTE projects, a lockbox custodian collects cash and pays it over to the trustee (in fact, the same entity as the lockbox custodian).

trust indenture. The trust indenture typically specifies that the revenues must first be applied to pay for O&M.

                  6. In general, each WTE Operating Subsidiary maintains two accounts (both with Bank One) covering, respectively, receipts/deposits and disbursements, and one petty cash account with Bank of America, N.A. ("Bank of America"). Each WTE Operating Subsidiary maintains its three accounts at a zero balance. All receipts for a specific WTE facility are deposited to that facility's receipts account. At certain WTE facilities, receipts for Supplemental Waste Disposal are deposited to that facility's receipts account. As soon as the WTE Operating Subsidiary receives funds into its receipts account, it transfers them up to the main operating subsidiary for all the WTE projects, Covanta Waste-to-Energy, LLC (the "WTE Subgroup") and then to the Covanta Energy Corporation main concentration account. The Borrowers anticipate that the petty cash accounts will all be transferred to Bank One within the next few months.

                  7. The WTE Subgroup maintains a concentration account, also with Bank One (the "WTE Subgroup Concentration Account"), which receives cash from the WTE Operating Subsidiaries and is swept daily to the Company. The WTE Subgroup Concentration Account has a zero balance.

                  8. Company holds a main concentration or operating account, again with Bank One (the "Operating Account"), into and from which flows all cash related to the WTE Subgroup and, ultimately, the WTE Operating Subsidiaries.

                  9. Company also maintains an overnight investment account (the "Overnight Investment Account").

                  10. Cash remaining in the Operating Account and Overnight Investment Account are automatically invested each night by Bank One in Bank One's commercial paper and in other first-tier securities. The following morning the cash is re-deposited in the Operating Account and the Overnight Investment Account. Upon notice from the Administrative Agent, at any time during the occurrence and continuance of an Event of Default, the Company shall limit such overnight investments to onshore accounts.

                  11. Each WTE Operating Subsidiary is responsible for funding certain of the day-to-day operations of its facility, including payment of all vendors and suppliers. Other day-to-day operating expenses, including payroll and corporate overhead such as legal, finance, human resources and accounting, are paid by the Company or other Covanta Group affiliates. Because (i) the WTE Operating Subsidiary receives payments from the trustee only on a monthly basis,
(ii) certain expenses are paid by other upstream affiliates, and (iii) due to the consolidated nature of the Cash Management System, the WTE Operating Subsidiary's own accounts are maintained at a zero balance, when a WTE Operating Subsidiary requires cash, it makes a request to the WTE Subgroup, which in turn requests cash from the Company. The Company transfers the necessary cash from the Operating Account into the WTE Subgroup Concentration Account, which sends the cash down to the WTE Operating Subsidiary's disbursement account. The Company may also agree to pay the amount due to the creditor directly, and charge the WTE Operating Subsidiary through an inter-company account. Such transfers and payments are made daily, and the Company weekly sends $5-10 million down to the WTE Operating Subsidiaries. This amount may change from time to time as a result of the operating cash needs of the WTE Operating Subsidiaries.

         DOMESTIC INDEPENDENT POWER PRODUCTION PROJECTS

                  12. The Company has six independent power production ("IPP") projects that are within the Covanta Energy Americas, Inc. ("CEA") group of companies (the "CEA Subgroup"). In general, each IPP operating Subsidiary maintains two accounts (all with Bank One) covering, respectively, receipts/deposits and disbursements with the exception of one facility which maintains an additional petty cash account with Bank of America. Each IPP operating Subsidiary maintains its two accounts at a zero balance. Based on distributions from each IPP project, as soon as the IPP Operating Subsidiary receives funds into its receipts account, it transfers them up to the main operating subsidiary for all the IPP projects, CEA. It is anticipated that the petty cash account will be transferred to Bank One within the next few months.

                  13. In addition, five IPP operating partnerships maintain accounts with Bank One. Management and Operating fees, as well as distributions, are paid by each such partnership to its operators and owners, respectively, that are within the CEA Subgroup. The CEA Subgroup account is swept daily to the Covanta Energy Corporation main concentration account.

         WATER PROJECTS

                  14. A similar Cash Management System to that described for WTE is in place for the Company's water project operated by Covanta Bessemer, Inc. (the "Water Operating Subsidiary"). The Water Operating Subsidiary receives O&M fees from the trustee of the project. The Water Operating Subsidiary transfers cash from its accounts into a concentration account, held by Covanta Water Systems, Inc (the "Water Subgroup Concentration Account").

Cash from the Water Subgroup Concentration Account is transferred daily to the Covanta Energy Corporation main concentration account. Both the Water Operating Subsidiary's accounts and the Water Subgroup Concentration Account are maintained at a zero balance. Transfers of cash from the Company to the Water Operating Subsidiary occur in the same way as described above for the WTEs.

         PAYROLL

                  15. Various entities and bank accounts handle payroll within the Cash Management System. The Company transfers cash to these accounts from the Operating Account. Unless otherwise indicated below, all wages are paid weekly.

                  16. One account held by Covanta Projects, Inc. ("CPI") with Bank One (Account 675523435), is used to pay employees of: (i) CPI (i.e., plant workers at all WTE facilities, other than those specifically mentioned below, and certain supervisory personnel); (ii) Covanta Water Treatment Services, Inc. (i.e., all plant workers at water/wastewater facilities); and (iii) Covanta Energy Services of New Jersey, Inc. (i.e., plant workers at the Union and Warren WTE facilities).

                  17. Another account, also with Bank One, held by CPI (Account 663000248) is used to pay employees of: (i) CPI (i.e., certain employees at the Company's offices in Fairfield (New Jersey), as well as expatriate employees in Asia and certain other supervisory employees); (ii) Covanta Union, Inc. (i.e., the business manager at the Union facility); (iii) Covanta Power Plant Operations, (i.e., all domestic IPP plant workers ); and (iv) Covanta Water Systems, Inc. (i.e., water/wastewater employees in Fairfield and certain management-level employees). These wages are paid bi-weekly.

         CPIH CASH MANAGEMENT SYSTEM

                  18. The CPIH Cash Management System is designed to collect, transfer, and disburse efficiently funds generated through the CPIH's operations and to record accurately such collections, transfers, and disbursements as they are made. The principal components of the CPIH Cash Management System are described in detail below.

                  19. The CPIH concentration account is held with Bank One. The CPIH concentration account will serve to collect project distributions, make required disbursements (including political risk insurance premiums and working capital for international projects) and reimburse Covanta Energy Corporation] for certain expenditures. These certain expenditures include payroll for expatriate employees in Asia, professional fees and any other expenses that are obligations of CPIH.

         INTERNATIONAL SUBSIDIARIES

                  20. The majority of international Subsidiaries affiliated with CPIH fund and operate themselves with few, if any, cash inputs from CPIH. Routinely, cash will be distributed up to CPIH on a quarterly, semi-annual or annual basis through the channels of Subsidiary ownership. A limited amount of cash is retained in off-shore accounts from time to time in order to fund certain CPIH working capital and overhead expenditures outside the U.S.

         INTERNATIONAL PAYROLL

                  21. Various entities and bank accounts handle payroll within the Cash Management System. Expatriate employees in Asia who were hired in Asia are paid out of a Hong Kong bank account utilizing a local payroll service. Funds for the Hong Kong account are either received from various Asian operations (e.g. China or India) or are transferred from CPIH from time to time. The remainder of the payroll for international Subsidiaries is self-funding utilizing revenues generated from various contractual arrangements.

          BANKRUPTCY RESERVE ACCOUNT

                  22. The Company has established an investment account at JPMorgan Securities, Inc. in which it maintain Cash and Cash Equivalents in respect of Class 4 Claims (the "Class 4 Claims Account"). Amounts in this Class 4 Claims Account are reserved for the satisfaction of claims pursuant to the Plan of Reorganization.]

(B) American Ref-Fuel Holdings Corp. and its Subsidiaries


                  1. In the ordinary course of business American Ref-Fuel Company LLC ("ARC LLC") and its subsidiaries (the indirect subsidiaries of American Ref-Fuel Holdings Corp.) use a centralized cash management system (the "ARC Cash Management System") similar to those utilized by other major corporate enterprises. The ARC Cash Management System is designed to efficiently collect, transfer, and disburse unrestricted funds generated through the operations of ARC LLC and subsidiaries and to record accurately such collections, transfers, and disbursements as they are made. The principal components of the ARC Cash Management System, which manages the cash from the subsidiary level up to the ARC LLC level are described in detail below. Distributions from ARC LLC to its indirect parent American Ref-Fuel Holdings Corp. are also described.

                  2. ARC LLC was formed to develop, own and operate six waste-to-energy ("WTE") projects which are each owned through an ARC LLC subsidiary (the "WTE Operating Subsidiary"). Typically, the WTE Operating Subsidiary has entered into one or more long-term contracts with client municipalities or municipal authorities, under which the WTE Operating Subsidiary receives fees for the disposal of waste by the facility. These fees are typically referred to as the service or tip fees. These fees could also include the receipt of pass through costs which are contractually borne by the client in the case of uncontrollable circumstances such as changes in law. In addition, the WTE Operating Subsidiary typically receives all or a share of the revenues from sale of energy generated by the WTE facility.

                  3. The WTE Operating Subsidiaries own or lease all of the ARC LLC WTE facilities. The construction of each facility was funded by the issuance of municipal or private activity bonds (the "WTE Bonds"). In each case, a portion of the WTE Bonds (or successor issues) remains outstanding. Each WTE Bond issue has a WTE Bond trustee and four of the six WTE Operating Subsidiaries have restricted bank accounts. In these cases, the revenues due to the WTE project, including the service fee, pass through costs and the revenues from the sale of energy are deposited into a restricted bank account held by the trustee. The trustee generally distributes these revenues to the WTE Operating Subsidiary's unrestricted bank account (as described below) on a monthly basis to fund operating expenses. Typically the relevant trust indentures specify that the revenues must first be applied to pay for operations and maintenance expenses. Distributions to ARC LLC are released from the WTE Operating Subsidiary upon the satisfaction of certain covenants set forth in the documents relating to the WTE Bonds.

                  4. Almost all unrestricted bank accounts currently are held with Wachovia Bank, N.A. ("Wachovia") in Summit, New Jersey . (ARC may chose to move these accounts to Bank One or another bank in the future.) ARC LLC and its subsidiaries routinely deposit, withdraw and otherwise transfer funds to, from and between their bank accounts by various methods including check, wire transfer, automated clearing house transfer and electronic funds transfer. In addition to the WTE Operating Subsidiaries related accounts, ARC LLC has a marketing company subsidiary and a management company subsidiary that maintain bank accounts at Wachovia. Typically, thousands of accounts payable checks are generated per month from these bank accounts. In general, each subsidiary maintains an account with Wachovia covering receipts/deposits and disbursements and one petty cash account with a local bank (with a balance of no more than $5,000).
                  5. Each subsidiary is responsible for funding certain of the day-to-day operations including payment to all vendors and suppliers. Other day-to-day operating expenses, including payroll and corporate overhead such as legal, finance, human resources and accounting, are paid by other ARC LLC subsidiaries and subsequently reimbursed as allocated from the other subsidiaries. Due to the consolidated nature of the ARC Cash Management System, the subsidiary accounts at Wachovia are maintained at a zero balance. When the subsidiary's disbursements exceed its deposits on a given day, ARC LLC transfers the necessary cash from the its operating account to the subsidiary's account. Likewise when the subsidiary has deposits that generate excess cash not needed to cover disbursements, it is transferred to the ARC LLC operating account. These transfers are automatically enacted by Wachovia on a daily basis.

                  6. Wages are paid on a weekly basis. Payroll is funded from the ARC LLC unrestricted account at Wachovia to the payroll service provider on a weekly basis and reimbursed by the various ARC LLC subsidiaries on a monthly basis and accounted for as an intercompany loan until the reimbursement is received.

                  7. ARC LLC also maintains an investment account with Wachovia. Cash remaining in its operating and investment account is manually invested each night by the

Corporate Cash Manager in money market instruments, commercial paper and in other first-tier securities based on projected operating needs.

                  8. Distributions from ARC LLC to its parent Ref-Fuel Holdings LLC are restricted by the documents relating to its debt which allow for quarterly distributions subject to the satisfaction of certain covenants. Distributions from Ref-Fuel Holdings are not restricted and are immediately wired to its parents MSW I and MSW II. Distributions from MSW I and MSW II to their indirect parent American Ref-Fuel Holdings Corp. are restricted by the documents relating to their debt which allow for quarterly or monthly distributions subject to the satisfaction of certain covenants. Once funds are released to American Ref-Fuel Holdings Corp., they are unrestricted. American Ref-Fuel Holdings Corp. pays its own operating expenses from its accounts at Wachovia and JPMorgan Chase and is free to distribute the remainder to its shareholders.

                                  SCHEDULE 5.18
                              POST CLOSING MATTERS

1. No later than 45 days following the Closing Date, Covanta Waste to Energy, LLC shall deliver to the Collateral Agent (i) a share certificate or certificates representing 65% of its ownership interests in Covanta Waste to Energy Asia Investments (provided that such division of ownership interests is permissible under applicable law) and (ii) a completed supplement to the Pledge and Security Agreement with respect thereto.

2. Immediately following the Closing Date, the Company shall commence reasonable commercial efforts with respect to Generating Resources Recovery Partners, L.P. and Pacific Energy Operating Group, L.P. (the "Subject Partnerships") to obtain the necessary consents of the partners in such entities to permit each Subject Partnership to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement and otherwise taking all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements that would have been required to have been delivered pursuant to Sections 3.1(b), 3.1(h) (to the extent applicable), 3.1(i) and 3.1(m) if the Subject Partnerships were Subsidiary Guarantors on the Closing Date. The Company shall, or shall cause the Subject Partnerships to, consummate such actions promptly upon receiving such consents.

3. Within 30 days of the Closing Date, Collateral Agent shall receive from Company or the applicable Guarantor Subsidiary, (i) an ALTA survey of the Closing Date Mortgaged Property located in Oroville, California (the "Oroville Property"), certified to Collateral Agent with a form of certification reasonably satisfactory to Collateral Agent and dated not more than thirty days prior to the date of such delivery; and (ii) with respect to the Oroville Property, a revised Title Policy deleting the "general survey exception" and otherwise in form and substance reasonably acceptable to Collateral Agent.

4. No later than ten Business Days after the Closing Date, the Company shall deliver to the Collateral Agent signature pages to the Intercompany Master Note executed by each of the Foreign Subsidiaries of Company.

5. No later than ten Business Days after the Closing Date, the Company shall deliver to the Administrative Agent executed and effective releases in form and substance reasonably satisfactory to the Administrative Agent of foreign law pledges of the equity interests in Ogden Power Development-Cayman, Inc. and Covanta Philippines Operating, Inc.

6. No later than ten Business Days after the Closing Date, the Company shall deliver to the Administrative Agent executed and effective releases in form and substance reasonably satisfactory to the Administrative Agent of foreign law pledges of the equity interests in Covanta Energy India Investments Ltd, Covanta Energy India (Balaji) Limited and Covanta Energy India (Samalpatti) Ltd.

7. No later than fifteen Business Days after the Closing Date, the Company shall deliver to the Administrative Agent executed and effective releases in form and substance reasonably satisfactory to the Administrative Agent of foreign law pledges of the equity interests in Edison (Bataan) Cogeneration Corporation and Covanta Energy Philippine Holdings, Inc.

8. With respect to Covanta Philippines Operating, Inc., Covanta Energy India Investments Ltd., Covanta Energy India (Balaji) Limited and Covanta Energy India (Samalpatti) Ltd., within 10 Business Days the Company or the applicable Subsidiary shall take such actions, including, without limitation, causing such issuer to register the pledge of its equity interests on its books and records or making such filings or recordings, in each case as may be reasonably necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.

                                  SCHEDULE 6.1

                              CERTAIN INDEBTEDNESS

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
Alexandria                 Performance Guaranties                   Covanta Guaranty, dated October 1, 1985, between
                                                                    Covanta Energy Corporation and the City of
                                                                    Alexandria; Alexandria Sanitation Authority;
                                                                    Arlington County and Arlington Solid Waste
                                                                    Authority, as amended

Babylon                    Performance Guaranties                   Covanta Guaranty, dated December 20, 1985,
                                                                    between Covanta Energy Corporation, Town of
                                                                    Babylon and the Town of Babylon Industrial
                                                                    Development Agency(1)

Bristol                    Performance Guaranties                   Covanta Guaranty, dated August 1, 1985, between
                                                                    Covanta Energy Corporation and City of Bristol;
                                                                    Town of Berlin; Town of Burlington; City of New
                                                                    Britain; Town of Plainville; Town of Plymouth;
                                                                    Town of Southington; Town of Washington

Mid-Conn                   Performance Guaranties                   Covanta Guaranty, dated October 1, 1996, between
                                                                    Covanta Energy Corporation and Town of Branford,
                                                                    CT; Town of Hartland, CT; and Town of Seymour, CT

Fairfax                    Performance Guaranties                   Covanta Guaranty, dated February 1, 1988,
                                                                    between Covanta Energy Corporation and County of
                                                                    Fairfax; Fairfax County Solid Waste Authority

Haverhill                  Performance Guaranties                   Covanta Guaranty, dated December 23, 1986,
                                                                    between Covanta Energy Corporation and New
                                                                    England Power Co., as amended

Haverhill                  Performance Guaranties                   Covanta Guaranty, dated August 1998, between
                                                                    Covanta Energy Corporation and Covanta Haverhill
                                                                    Associates (f/k/a Ogden Haverhill Associates)

Hennepin                   Performance Guaranties                   Covanta Guaranty, dated July 8, 2003, between
                                                                    Covanta Energy Corporation and County of Hennepin

Hillsborough               Performance Guaranties                   Covanta Guaranty, dated January 9, 1985, between
                                                                    Covanta Energy Corporation and Hillsborough
                                                                    County, Florida

----------
(1) This entity is a Bankrupt Subsidiary. No decision has been made yet to assume or reject the contracts listed for this Subsidiary. The Bankrupt Subsidiary reserves its right under Section 365 of the Bankruptcy Code to assume or reject each of the contracts listed.

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
Honolulu                   Performance Guaranties                   Covanta Operating Guaranty, dated December 21,
                                                                    1992, between Covanta Energy Corporation and
                                                                    City and County of Honolulu

Honolulu                   Performance Guaranties                   Covanta Liquidated Damages Guaranty, dated July
                                                                    7, 1993, between Covanta Energy Corporation and
                                                                    City and County of Honolulu; Connecticut Bank
                                                                    and Trust, Hawaii Solid Waste Disposal, Energy &
                                                                    Resource Recovery Facility Trust (assigned to
                                                                    OPI 12/21/92)

Huntington                 Performance Guaranties                   Amended and Restated Covanta Guaranty, dated
                                                                    June 29, 1989, between Covanta Energy
                                                                    Corporation and Town of Huntington

Huntsville                 Performance Guaranties                   Covanta Guaranty, dated June 1, 1988, between
                                                                    Covanta Energy Corporation and Solid Waste
                                                                    Disposal Authority of the City of Huntsville

Indianapolis               Performance Guaranties                   Covanta Guaranty, dated December 1, 1985,
                                                                    between Covanta Energy Corporation and City of
                                                                    Indianapolis

Kent                       Performance Guaranties                   Covanta Guaranty, dated October 1, 1987, between
                                                                    Covanta Energy Corporation and County of Kent;
                                                                    Department of Public Works

Lancaster                  Performance Guaranties                   Covanta Guaranty, dated September 25, 1987,
                                                                    between Covanta Energy Corporation and Lancaster
                                                                    County Solid Waste Management Authority

Lee                        Performance Guaranties                   Covanta Guaranty, dated January 16, 1990,
                                                                    between Covanta Energy Corporation and Lee
                                                                    County, as amended

Marion                     Performance Guaranties                   Guaranty Agreement, dated December 11, 1986, of
                                                                    Ogden Corporation re: Obligations of Ogden
                                                                    Martin Systems of Marion, Inc. and Ogden Marion
                                                                    Land Corp. to Columbia Williamette Leasing, Inc.

Marion                     Performance Guaranties                   Covanta Guaranty, dated September 10, 1984,
                                                                    between Covanta Energy Corporation and Portland
                                                                    General Electric Co.

Marion                     Performance Guaranties                   Covanta Guaranty, dated September 10, 1984,
                                                                    between Covanta Energy Corporation and Marion
                                                                    County Oregon

Detroit                    Performance Guaranties                   Covanta Guaranty, dated December 21, 1992, and
                                                                    reaffirmed on July 1, 1996, between Covanta
                                                                    Energy Corporation and Greater Detroit Resource
                                                                    Authority

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
Detroit                    Performance Guaranties                   Covanta Guaranty, dated December 21, 1992,
                                                                    between Covanta Energy Corporation and The
                                                                    Detroit Edison Co.

Detroit                    Performance Guaranties                   Covanta Guaranty, dated October 21, 1991, and
                                                                    amended July 1, 1996, between Covanta Energy
                                                                    Corporation and Ogden Projects, Inc., Michigan
                                                                    Waste to Energy, and Greater Detroit Resource
                                                                    Authority

Honolulu                   Performance Guaranties                   Assignment and Assumption Agreement, dated
                                                                    December 21, 1992, between Combustion
                                                                    Engineering, Inc., and Covanta Projects, Inc.

Montgomery                 Performance Guaranties                   Covanta Guaranty, dated November 16, 1990,
                                                                    between Covanta Energy Corporation and Northeast
                                                                    Maryland Waste Disposal Authority

Onondaga                   Performance Guaranties                   Amended and Restated Covanta Guaranty, dated
                                                                    November 15, 1992, between Covanta Energy
                                                                    Corporation and Onondaga County Resource
                                                                    Recovery Agency

Onondaga                   Performance Guaranties                   Guarantee Agreement, dated October 10, 2003,
                                                                    between Covanta Energy Corporation and Covanta
                                                                    Onondaga Limited Partnership

Pasco                      Performance Guaranties                   Covanta Guaranty, dated April 15, 1989, between
                                                                    Covanta Energy Corporation and Pasco County

Stanislaus                 Performance Guaranties                   Covanta Guaranty, dated May 1, 1990, between
                                                                    Covanta Energy Corporation and City of Modesto
                                                                    and County of Stanislaus

Union                      Performance Guaranties                   Covanta Guaranty, dated June 1, 1998, between
                                                                    Covanta Energy Corporation and Covanta Union,
                                                                    Inc.

Wallingford                Performance Guaranties                   Covanta Guaranty, dated February 1, 1990,
                                                                    between Covanta Energy Corporation and
                                                                    Connecticut Resources Recovery Authority
                                                                    (Wallingford)

Bessemer                   Performance Guaranties                   Guaranty, dated June 1, 1998, between Ogden
                                                                    Projects Inc. and Government Utilities Service
                                                                    Corporation

Koma-Kulshan               Performance Guaranties                   Guaranty, dated December 15, 1989, between
                                                                    Covanta Power Pacific Inc. and Puget Sound Power
                                                                    & Light Company

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
Southeast Connecticut      Company Support Agreement                Company Support Agreement, entered into as of
                                                                    April 30, 2001, by and between American Ref-Fuel
                                                                    Company of Southeastern Connecticut and American
                                                                    Ref-Fuel Company LLC

Southeast Connecticut      Company Support Agreement                Parent Undertaking, entered into as of April 30,
                                                                    2001, by and between American Ref-Fuel Company of
                                                                    Southeastern Connecticut and American Ref-Fuel
                                                                    Company LLC

Southeast Connecticut      Performance Guaranties                   Corporate Credit Guaranty, dated as of October 1,
                                                                    2001, between American Ref-Fuel Company LLC
                                                                    and State Street Bank and Trust Company, as
                                                                    trustee (American Ref-Fuel Company LLC - II
                                                                    Series A)

Southeast Connecticut      Performance Guaranties                   Corporate Guaranty Agreement, dated as of April
                                                                    30, 2001, between American Ref-Fuel Company LLC
                                                                    and State Street Bank and Trust Company, as
                                                                    trustee, in connection with Corporate Credit
                                                                    Bonds/Tax Exempt Interest (American Ref-Fuel
                                                                    Company of Southeastern Connecticut Project -
                                                                    1992 Series A)

Southeast Connecticut      Performance Guaranties                   Corporate Guaranty Agreement, dated as of
                                                                    October 1, 2001, between American Ref-Fuel
                                                                    Company LLC and State Street Bank and Trust
                                                                    Company, as trustee in connection with the
                                                                    Corporate Credit Bonds (American Ref-Fuel
                                                                    Company LLC - I Series A)

MSW Energy Holdings        Equity Contribution Agreement            Equity Contribution Agreement dated as of
LLC/American Ref-Fuel                                               April 30, 2001, among Duke Capital Corporation,
Corp./Ref-Fuel Holdings                                             American Ref-Fuel Holdings Corp., Ref-Fuel
                                                                    Holdings LLC and American Ref-Fuel Company LLC,
                                                                    as amended

MSW Energy Holdings LLC    $200,000,000 Senior Secured Notes due    Indenture dated as of June 25, 2003 relating to
                           2010 (8.5%)                              $200,000,000 8.5% Senior Secured Notes due 2010,
                                                                    as supplemented

MSW Energy Holdings II     $225,000,000 Senior Secured Notes due    Indenture dated as of November 24, 2003,
LLC                        2010 (7.38%)                             relating to $225,000,000 7.38% Senior Secured
                                                                    Notes due 2010 as supplemented

Babylon                    Interest Rate Swap                       Interest Rate Swap Agreement, dated August 1,
                                                                    1985, between Covanta Babylon, Inc. and AIG
                                                                    Financial Product Corporation(2)

Bessemer                   OPI's Guarantee of Service Agreement     Guarantee, dated June 1, 1998, by Covanta
                           ("S.A.") obligations, capped at $3       Projects, Inc. for the benefit of The
                           million                                  Governmental Utility Services Corporation of the
                                                                    City of Bessemer

----------
(2) Covanta Babylon has no obligation to pay AIG unless Town of Babylon pays Covanta Babylon (i.e., The cost of the Swap is a pass through to the client.)

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
Bristol                    Guarantee of performance obligations     Electricity Guarantee, dated as of August 1,
                           under Power Purchase Agreement ("PPA").  1985, by Covanta Energy Corporation to and for
                                                                    the benefit of The Connecticut Light and Power
                                                                    Company

CEC                        Program Agreement guarantees CEC's       Program Agreement, dated October 20, 2003,
                           obligations to reimburse amounts paid    between ACE American Insurance Company and
                           by ACE for losses and expenses under     Covanta Energy Corporation, Inc.
                           the retention for Workers'
                           Compensation, General Liability
                           Automobile Liability for the policy
                           period. This is a post petition
                           insurance policy.

Haripur                    Performance L/C's securing obligations   L/C issued per Application for Standby Letter of
                           under Power Purchase Agreement ("PPA")   Credit, dated June 23, 2004, between Covanta
                                                                    Energy Corporation and Citibank

Haripur                    Guarantee of operations and              Guarantee dated April 2, 1999 from Covanta
                           maintenance ("O&M") obligations          Energy Group, Inc. as amended October 31, 2004
                                                                    to NEPC Consortium Power Ltd

Huntington                 Guarantee of Partnership obligations,    Covanta Corporation Guarantee Agreement,  dated
                           including tax indemnity and              January 30, 1992, by Covanta Energy Corporation
                           termination put price.                   to Allstate Insurance Co. and Ogden Martin
                                                                    Systems of Huntington Resource Recovery Nine
                                                                    Corporation

                                                                    First Amended & Restated Ogden Corporation
                                                                    Guarantee Agreement:  dated January 30, 1992,
                                                                    for Mission Zeta and Pitney Bowes Credit
                                                                    Corporation

[Koma Kulshan              Guarantee of PPA Obligations             Guarantee, dated December 15, 1989, by Covanta
                                                                    Power Pacific, Inc. (f/k/a Pacific Energy) for
                                                                    the benefit of Puget Sound Power & Light Company]

Madurai                    Parent support undertakings with         Share Retention and Financial Support Agreement
                           respect to standby Equity Commitment,    dated April 25, 2000 among Covanta Energy
                           Interest Rate Differential and equity    Corporation, Covanta Energy (Balaji) Ltd.,
                           retention                                Samayanallur Power Investments Pvt. Ltd., ICICI
                                                                    Limited, and Madurai Power Corporation Pvt. Ltd.

Madurai                    Guarantee of O&M obligations             O&M Guarantee dated April 25, 2000 by Covanta
                                                                    Energy Corporation for benefit of Madurai Power
                                                                    Corporation Pvt. Ltd.

Madurai                    Contingent share premium                 Shareholders Agreement dated April 25, 2000
                                                                    among Covanta Energy India (Balaji) Ltd.,

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
                                                                    Madurai Power Corporation Pvt. Ltd.,
                                                                    Samayanallur Power Investments Pvt. Ltd. and
                                                                    Wartsilla BPC Investment LLC

Union                      Guarantee of Operating Lease             Subordinated Rent Guarantee Agreement:  dated
                           Obligations                              June 1, 1998, by Covanta Energy Corporation for
                                                                    the benefit of the Union County Utilities
                                                                    Authority and Summit Bank, as Trustee

DHC and CEC                Indemnity Agreement                      Indemnity Agreement with ACE that supports the
                                                                    surety program with ACE

CEC                        Program Agreement guarantees CEC's       Program Agreement dated October 20, 2004 between
                           obligations to reimburse amounts paid    ACE American Insurance Company and Covanta
                           by ACE for losses and expenses under     Energy Corporation
                           the retention for WC, GL and Auto
                           liability for the policy period

American Ref-Fuel          Indemnity Agreement                      Indemnity Agreement, dated as of April 30, 2001
Company LLC                                                         with certain affiliates of American Insurance
                                                                    Group that supports the surety program with AIG

American Ref-Fuel          Indemnity Agreement                      Indemnity Agreement, dated as of April 26, 2004
Company LLC                                                         with Travelers Casualty and Surety Company of
                                                                    America that supports the surety program with
                                                                    Travelers

Hempstead                  Project debt                             Lease Agreement dated as of December 1, 1985,
                                                                    between the Town of Hempstead Industrial
                                                                    Development Agency, as Lessor, and American
                                                                    Ref-Fuel Company of Hempstead, as Lessee; Lessee
                                                                    Guarantee and Security Agreement dated as of
                                                                    September 1, 1986, between American Ref-Fuel
                                                                    Company of Hempstead and Bankers Trust Company,
                                                                    as Trustee

Hempstead.                 Company Support Agreement                Second Amended and Restated Company Support
                                                                    Agreement, entered into as of April 30, 2001, by
                                                                    and between American Ref-Fuel Company of
                                                                    Hempstead and American Ref-Fuel Company LLC

Essex                      Project debt                             Conditional Sale Agreement dated as of February 28,
                                                                    1986, between American Ref-Fuel Company of
                                                                    Essex County, as Purchaser, and The Port
                                                                    Authority of New York and New Jersey, as Seller,
                                                                    as amended

Essex                      Company Support Agreement                Amended and Restated Company Support Agreement,
                                                                    dated as of December 1, 1997, by and among
                                                                    American Ref-Fuel Company of Essex County,
                                                                    Browning-Ferris Industries, Inc. and Duke
                                                                    Capital Corporation

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
Essex.                     Reimbursement Agreement                  Reimbursement Agreement, by and among, ARC
                                                                    Essex, American Ref-Fuel Company LLC and Allied
                                                                    Waste Industries, Inc., dated as of April 30,
                                                                    2001

Essex
                           Reimbursement Agreement                  Reimbursement Agreement, by and among, ARC Essex,
                                                                    American Ref-Fuel Company LLC and Duke Capital Corporation,
                                                                    dated as of April 30, 2001.

SECONN                     Project debt                             Lease Agreement dated as of September 1, 1988,
                                                                    between the Connecticut Resources Recovery
                                                                    Authority and American Ref-Fuel Company of
                                                                    Southeastern Connecticut, as amended; Lessee
                                                                    Guarantee and Security Agreement dated as of
                                                                    December 1, 1988, between American Ref-Fuel
                                                                    Company of Southeastern Connecticut and the
                                                                    Trustee, as amended

Niagara                    Project debt                             Amended and Restated Installment Sale Agreement
                                                                    dated as of June 1, 2001, between the Niagara
                                                                    County Industrial Development Agency, Niagara
                                                                    County, New York and American Ref-Fuel Company
                                                                    of Niagara, L.P.; Memorandum of Amended and
                                                                    Restated Installment Sale Agreement dated as of
                                                                    June 1, 2001, between the Niagara County
                                                                    Industrial Development Agency and American
                                                                    Ref-Fuel Company of Niagara, L.P.

Niagara                    Performance Guaranties                   Guaranty Agreement, entered into as of March 9,
                                                                    2004 by American Ref-Fuel Company LLC in favor
                                                                    of Constellation Power Source, Inc.

Niagara                    Performance Guaranties                   Guaranty Agreement, entered into as of October 13,
                                                                    2004 by American Ref-Fuel Company LLC in favor of
                                                                    Constellation New Energy, Inc.

Niagara                    Performance Guaranties                   Corporate Guaranty Agreement, entered into as of
                                                                    April 30, 2001, by American Ref-Fuel Company
                                                                    LLC, in favor of Occidental Chemical Corporation
                                                                    and Hooker Energy Corporation

SEMASS                     Project debt                             Amended and Restated Loan and Security Trust
                                                                    Agreement dated as of November 1, 2001, among
                                                                    the Massachusetts Development Finance Agency,
                                                                    SEMASS Partnership and State Street Bank and
                                                                    Trust Company, as Trustee

SEMASS                     Company Support Agreement                Company Support Agreement, entered into as of
                                                                    November 1, 2001, by and between American
                                                                    Ref-Fuel Operations of SEMASS, L.P. and American
                                                                    Ref-Fuel Company LLC

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
SEMASS                     Company Support Agreement                Contingent Capital Loan Agreement, entered into
                                                                    as of November 1, 2001, by and between American
                                                                    Ref-Fuel Operations of SEMASS, L.P. and American
                                                                    Ref-Fuel Company LLC

Delaware Valley            Project debt                             Amended and Restated Lease Agreement dated as of
                                                                    April 1, 1997, between Fleet National Bank, as
                                                                    Owner Trustee and Lessor, and Delaware Resource
                                                                    Management, Inc., and American Ref-Fuel Company
                                                                    of Delaware Valley, L.P.,  (f/k/a American
                                                                    Ref-Fuel Company of Delaware County, L.P.) as
                                                                    Lessee; and Participation Agreement dated as of
                                                                    April 1, 1997, among TIFD III-L Inc., as Owner
                                                                    Participant, Delaware Resource Management Inc.,
                                                                    as Original Lessee, American Ref-Fuel Company of
                                                                    Delaware County, L.P., as Lessee, Fleet National
                                                                    Bank, as Owner Trustee, First Union National
                                                                    Bank, as Indenture Trustee, Browning-Ferris
                                                                    Industries, Inc., and Delaware Resource Lessee
                                                                    Trust

Delaware Valley            Performance Guaranties                   Corporate Guaranty Agreement I dated as of
                                                                    April 30, 2001, made by American Ref-Fuel Company LLC
                                                                    to and for the benefit of State Street Bank and
                                                                    Trust Company (as successor to Fleet National
                                                                    Bank), as Owner Trustee

Delaware Valley            Performance Guaranties                   Corporate Guarantee Agreement II dated as of
                                                                    April 30, 2001, made by American Ref-Fuel
                                                                    Company LLC to and for the benefit of State
                                                                    Street Bank and Trust Company (as successor to
                                                                    Fleet National Bank), as Owner Trustee

Delaware Valley            Performance Guaranties                   Corporate Guaranty Agreement III dated as of
                                                                    April 1, 2001, made by American Ref-Fuel Company LLC to
                                                                    and for the benefit of General Electric Capital
                                                                    Corporation

Delaware Valley            Performance Guaranties                   Corporate Guaranty Agreement IV dated as of
                                                                    April 1, 2001, made by American Ref-Fuel Company LLC to
                                                                    and for the benefit of General Electric Capital
                                                                    Corporation


Delaware Valley            Performance Guaranties                   Amended and Restated Corporate Guarantee
                                                                    Agreement I entered into as of August 28, 2001, by
                                                                    American Ref-Fuel Company LLC, in favor of and for the
                                                                    benefit of Viacom, Inc.

Delaware Valley            Performance Guaranties                   Amended and Restated Corporate Guarantee
                                                                    Agreement I entered into as of August 28, 2001, by
                                                                    American Ref-Fuel Company LLC, in favor of and for the
                                                                    benefit of Viacom, Inc.

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
Delaware Valley            Performance Guaranties                   Guarantee Agreement dated as of August 28, 2001,
                                                                    from American Ref-Fuel Company LLC to and for the
                                                                    benefit of the Delaware County Solid Waste
                                                                    Authority

American Ref-Fuel          $275,000,000 Senior Notes due 2015       Indenture dated as of May 1, 2003, as
Company LLC                (6.26%)                                  supplemented

Hempstead                  $42,670,000 Corporate Credit Bonds       Amended and Restated Company Sublease Agreement,
                                                                    dated as of June 1, 2001, between the Agency and
                                                                    the Company

Hempstead                  Performance Guaranties                   Parent Company Guaranty, entered into as of
                                                                    June 1, 2001, by American Ref-Fuel Company LLC in
                                                                    favor of The Chase Manhattan Bank, as trustee

Niagara                    165,010,000 Corporate Credit Bonds       Amended and Restated Company Sublease Agreement,
                                                                    dated as of June 1, 2001, between the Agency and
                                                                    the Company

Niagara                    Performance Guaranties                   Parent Company Issuer Guaranty, entered into as
                                                                    of June 1, 2001, by American Ref-Fuel Company
                                                                    LLC, in favor of Niagara County Industrial
                                                                    Development Agency

Niagara                    Performance Guaranties                   Parent Company Guaranty, entered into as of
                                                                    June 1, 2001, by American Ref-Fuel Company LLC, in
                                                                    favor of Manufacturers and Traders Trust Company

SECONN                     $30,000,000 Corporate Credit Bonds       Loan Agreement dated as of January 15, 1992,
                                                                    between the Authority and American Ref-Fuel
                                                                    Company of Southeastern Connecticut relating to
                                                                    the Bonds

SECONN                     $13,500,000 Corporate Credit Bonds       Loan Agreement dated as of December 1, 1998,
                                                                    between the Authority and American Ref-Fuel
                                                                    Company of Southeastern Connecticut, with regard
                                                                    to the BFI Series A Bonds, as amended; and Loan
                                                                    Agreement dated as of December 1, 1998, between
                                                                    the Authority and American Ref-Fuel Company of
                                                                    Southeastern Connecticut, with regard to the
                                                                    Duke Capital Series A Bonds, as amended

Delaware Valley            Letter of Credit                         Letter of Credit issued for the benefit of the
                                                                    Pennsylvania Department of Environmental
                                                                    Protection in a face amount of $1,457,017 with a
                                                                    maturity date of May 1, 2006.

Delaware Valley            Indemnity Agreement                      Indemnity Letter, dated as of April 16, 1997,
                                                                    from American Ref-Fuel Company of Delaware
                                                                    Valley, L.P. to Delaware County Industrial
                                                                    Development Authority

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
Alexandria 975 TPD         Project debt                             Amended and Restated Conditional Sale and
Mass Burn WTE Facility.                                             Security Agreement, dated July 1, 1998
                                                                    between Alexandria Sanitation Authority,
                                                                    Arlington Solid Waste and Covanta
                                                                    Alexandria/Arlington Inc.

Alexandria WTE Facility    Project debt                             Operating Lease Agreement, dated November 1,
Clean Air Act Retrofit.                                             1998, between City of Alexandria, Virginia
Operating Lease (Not on                                             Sanitation Authority and Arlington County Solid
Balance Sheet)                                                      Waste Authority, and Covanta
                                                                    Alexandria/Arlington, Inc.

Babylon 750 TPD Mass       Project debt                             Facility Lease Agreement, dated December 1,
Burn WTE Facility.                                                  1985, as amended and restated, dated
                                                                    August 1, 1995, between Covanta Babylon, Inc.
                                                                    and the Town of Babylon Industrial Development
                                                                    Agency; and Interest Rate Swap Agreement, dated
                                                                    as of August 1, 1995 between Covanta Babylon,
                                                                    Inc. and AIG Financial Products Corp.

Bristol 650 TPD Mass       Project debt                             Loan Agreement, dated April 15, 2005, between
Burn WTE Facility.                                                  Covanta Bristol, Inc. and the Bristol Resource
                                                                    Recovery Facility Operating Committee, as
                                                                    amended.

Fairfax 3000 TPD Mass      Project debt                             Conditional Sale and Security Agreement, dated
Burn WTE Facility.                                                  February 1, 1988 between Covanta Fairfax, Inc.
                                                                    and Fairfax County Solid Waste Authority

Haverhill 1650 TPD Mass    Project debt                             Amended and Restated Loan Agreement, dated August
Burn WTE Facility.                                                  1, 1998, between Covanta Haverhill Associates and
                                                                    Massachusetts Industrial Finance Agency; OHA
                                                                    Series 1998 B Loan Agreement, dated as of
                                                                    December 1, 1998 between Covanta Haverhill Associates
                                                                    and Massachusetts Development Finance Agency; OHA
                                                                    Series 1999 A Loan Agreement, dated as of December 1,
                                                                    1999 between Covanta Haverhill Associates and
                                                                    Massachusetts Development Finance Agency; and
                                                                    Amended and Restated Loan Agreement, dated as of
                                                                    August 1, 1998, between SBR Associates (a Covanta
                                                                    Energy corporation ("CEC") subsidiary) and
                                                                    Massachusetts Industrial Finance Agency

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
Huntington 750 TPD Mass    Project debt                             Lease Agreement, dated January 15, 1997, between
Burn WTE Facility.                                                  Ogden Martin Systems of Huntington Limited
                                                                    Partnership and Suffolk County Industrial
                                                                    Development Agency


Indianapolis 2362 TPD      Project debt                             Financing Agreement, dated September 1, 1985,
Mass Burn WTE Facility.                                             between Covanta Indianapolis, Inc. and the City
                                                                    of Indianapolis

Lake 528 TPD Mass Burn     Project debt                             Loan Agreement, dated November 1, 1988 between,
WTE Facility.                                                       Covanta Lake Inc. and Lake County, Florida, as
                                                                    first supplemented by the First Supplemental Loan
                                                                    Agreement dated 10-1-93 and the Second
                                                                    Supplemental Loan Agreement dated 12-14-04

Marion 550 TPD Mass Burn   Project debt                             Loan Agreements, dated October 1, 1995 and
WTE Facility.                                                       May 1, 1996, between Covanta Marion, Inc. and
                                                                    Marion County, Oregon

Onondaga 990 TPD Mass      Project debt                             Amended and Restated Lease Agreement, dated
Burn WTE Facility.                                                  October 10, 2003, between Covanta Onondaga
                                                                    Limited Partnership and Onondaga County Resource
                                                                    Recovery Agency, as amended; Amended & Restated
                                                                    Limited Partnership Agreement, dated November 15,
                                                                    1994, between Covanta Onondaga, Inc., Ford
                                                                    Motor Credit Co., Bushton Co., and DCC Project
                                                                    Finance Nine, Inc. (Partnership deal treated
                                                                    partially as debt for accounting purposes, but
                                                                    transaction is essentially a Contingent
                                                                    Liability.  See Schedule 7.4 (iv))

Stanislaus 800 TPD Mass    Project debt                             Lease Agreement, dated January 1, 2000, between
Burn WTE Facility.                                                  Covanta Stanislaus, Inc. and Stanislaus
                                                                    Waste-to-Energy Financing Agency

Union 1440 TPD Mass Burn   Project debt                             Facility Lease Agreement, dated June 15, 1998,
WTE Facility                                                        between the Union County Utilities Authority and
                                                                    Ogden Martin Systems of Union, Inc.

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
Wallingford 420 TPD Mass   Project debt                             Amended and Restated Lease Agreement, dated
Burn WTE Facility.                                                  February 1, 1990 between Ogden Projects of
                                                                    Wallingford LP and Connecticut Resources
                                                                    Recovery Authority

Warren 400 TPD Mass        Project debt                             Agreement of Sale, dated July 1, 1986, between
Burn WTE Facility.(3)                                               Warren Energy Resource Co. and Pollution Control
                                                                    Financing Authority

Yanjiang                   Project debt                             RMB working capital loan commitment, dated
                                                                    June 3, 2005, between Taixing Ogden Yanjiang
                                                                    Cogeneration Company, Ltd. And Bank of China,
                                                                    Taixing Industrial Park Sub-branch

Madurai                    Project debt                             Common Agreement, dated April 25, 2000, as
                                                                    amended, between Madurai Power Corporation Pvt.
                                                                    Ltd. (f/k/a Balaji Power Corporation Pvt.
                                                                    Ltd)and ICICI Limited

Madurai                    Project debt                             Working Capital Loan Consortium Agreement, dated
                                                                    August 29, 2002, among Madurai Power Corporation
                                                                    Pvt. Ltd. and, ICICI Bank Ltd., State Bank of
                                                                    India, and Central Bank of India

Madurai                    Project debt                             Intercreditor Agreement, dated April 25, 2000,
                                                                    between ICICI Limited and Guarantees, dated
                                                                    April 25, 2000, from Ogden

Magellan(4)                Project debt                             Omnibus Agreement, dated April 11, 2000,
                                                                    among Magellan Cogeneration, Inc., Solidbank
                                                                    Corporation, United Coconut Planters Bank, SB
                                                                    Capital Investment Corporation, Security Bank
                                                                    Corporation, Banco de OroUniversal Bank and Bank
                                                                    of Commerce

Magellan(4)                Trade Creditor Debt                      To be issued by the court in connection with
                                                                    corporate rehabilitation proceedings

Quezon                     Guarantee of O&M Obligations             Operator Guarantee dated December 10, 1996 by
                                                                    Covanta Projects Inc. for the benefit of Quezon
                                                                    Power (Philippines), Limited Co.

Samalpatti                 Parent Undertaking to Retain Interest    Letter Agreement dated December 16, 1999 between
                                                                    Infrastructure Finance Company Ltd. and Covanta
                                                                    Energy Group, Inc.

Samalpatti                 Guarantee of O&M Obligations             O&M Guarantee dated December 16, 1999 by Covanta
                                                                    Energy Group, Inc. for the benefit of Samalpatti
                                                                    Power Company Pvt. Ltd.

------
         (3) This entity is a Bankrupt Subsidiary/Affected Entity. No decision has been made yet to assume or reject the contracts listed for this Subsidiary. The Bankrupt Subsidiary reserves its right under Section 365 of the Bankruptcy Code to assume or reject each of the contracts listed.

         (4) Magellan Cogeneration, Inc. ("MCI") is an Affected Entity. Although MCI is not presently subject to the Credit Agreement covenants, the final resolution of corporate rehabilitation proceedings may result in MCI becoming a Subsidiary of Covanta.

         Project                         Description                          Agreement, as amended to date
-------------------------- ---------------------------------------- --------------------------------------------------
Samalpatti                 Contingent Share Premium                 Agreement dated December 4,1999 among Covanta
                                                                    Energy India (Samalpatti) Ltd., Goa Holdings
                                                                    Ltd. and Fenmor Energy Ltd.

Trezzo                     Contingent Subordinated Loan/Equity      Capitalization Agreement dated July 23, 2004
                           Commitment                               among Covanta Waste to Energy of Italy, Inc.,
                                                                    Actelios S.p.A. and Prima S.r.l.

Trezzo                     Guarantee of Service and Maintenance     Ogden Guarantee dated February 9, 2001 between
                           Obligations                              Prima S.r.l. and Covanta Energy Group, Inc.

ARC SEMASS                 Letter of Credit                         Letter of Credit issued for the benefit of
                                                                    Rockland Trust Company as Trustee, Massachusetts
                                                                    Department of Environmental Protection in a face
                                                                    amount of $1,718,500

ARC SEMASS                 Letter of Credit                         Letter of Credit issued for the benefit of
                                                                    Rockland Trust Company as Trustee, Massachusetts
                                                                    Department of Environmental Protection in a face
                                                                    amount of $1,463,942

ARC SEMASS                 Letter of Credit                         Letter of Credit issued for the benefit of
                                                                    Rockland Trust Company as Trustee, Massachusetts
                                                                    Department of Environmental Protection in a face
                                                                    amount of $881,765

ARC SEMASS                 Letter of Credit                         Letter of Credit issued for the benefit of
                                                                    Rockland Trust Company as Trustee, Massachusetts
                                                                    Department of Environmental Protection in a face
                                                                    amount of $757,122

ARC SEMASS                 Letter of Credit                         Letter of Credit issued for the benefit of
                                                                    Rockland Trust Company as Trustee, Massachusetts
                                                                    Department of Environmental Protection in a face
                                                                    amount of $1,733,424

                                                                SURETY BONDS

                                                         ENERGY BONDS
  GROUP  BOND NUMBER       PROJECT               PRINCIPAL             SURETY COMPANY          BOND TYPE              BOND AMOUNT
WTE      8161-67-43  Alexandria/Arlington  OMS Alexandria/Arlington     Chubb             Closure Bond                   $130,000
         8161-67-83  Fairfax               OMS Fairfax                  Chubb             Closure Bond                   $654,200
         8136-31-01  Haverhill             OMS Haverhill                Chubb             Closure Bond                 $8,555,000
         8136-30-23  Indianapolis          OMS Indianapolis             Chubb             Closure Bond                   $218,159
                                           Covanta Lee & Covanta
         45009664    Lee & Hillsborough    Hillsborough                 Greenwich         Performance/Payment Bond        $50,000
         8182-89-41  Three Mountain Power  Three Mountain Power LLC     Chubb/AIG         Subdivision Bond                $60,800
WATER    8182-92-97  Wilmington            DSS Environmental, Inc.      Chubb             Performance/Payment Bond       $802,981
         8187-70-76  Watch Tower           DSS Environmental, Inc.      Chubb             Performance/Payment Bond     $1,439,900
         8182-92-05  Delhi                 DSS Environmental, Inc.      Chubb             Performance/Payment Bond     $2,883,000
         8182-92-98  Stamford              DSS Environmental, Inc.      Vigilant (Chubb)  Performance/Payment Bond     $3,400,000
ARC      104209108   Niagara               City of Tonawanda            Travelers         Performance/Payment Bond        245,586
         104209105   Niagara               Town of Tonawanda            Travelers         Performance Bond              1,070,051
         104209104   Niagara               Village of Kenmore           Travelers         Performance Bond                306,629
         104209110   Niagara               Town of Cheektowaga          Travelers         Performance Bond              1,434,592
                                           Niagara Solid Waste
         104209103   Niagara               Management Consortium        Travelers         Performance Bond                878,517
         104209102   Niagara               Town of Amherst              Travelers         Performance Bond              1,332,992
         104209111   Niagara               Town of Alden                Travelers         Performance Bond                114,943
         104209106   Niagara               Village of Alden             Travelers         Performance Bond                 43,485
         104209112   Niagara               Village of Williamsville     Travelers         Performance Bond                 99,162
         104209107   Niagara               Village of Blasdell          Travelers         Performance Bond                 49,581
         ESD7315555  TransRiver            City of New York             AIG               Performance Bond            15,6111,400
         ESD7312049  TransRiver            City of New York             AIG               Performance Bond              1,810,514
         104349042   TransRiver            City of Philadelphia         Travelers         Performance Bond              2,093,000
                                           Delaware County Solid
         104349040   Delaware Valley       Waste Authority              Travelers         Performance Bond              7,500,000
                                                                                          TOTAL                        52,684,393

                                  SCHEDULE 6.2

                                  CERTAIN LIENS

Pledge by Covanta Waste to Energy of Italy, Inc. (CWTEI) to Banca Nazionale del Lavoro S.p.A., as agent, in connection with the Trezzo project financing and pursuant to the Contratto di Capitalizzazion dated July 23, 2004, of (i) a CWTEI bank account securing its obligation to contribute equity or make subordinated loans of up to 130k Euros if the project waste permit is not increased to 500 tonnes/day by 06-30-06 and up to 990k Euros in the event of an adverse outcome in ongoing arbitration with the EPC contractor; and (ii) CWTEI's (a) equity interest in Prima s.r.l. (the project company) and (b) right to be repaid by Prima s.r.l. for any amounts owed to CWTEI by Prima s.r.l., in the event of an acceleration of the underlying non-recourse project financing.

Liens and pledges with respect to indebtedness, leases and other material project documents concerning Projects and electrical generation plants and cogeneration plants of Affiliates to which Foreign Subsidiaries are a party

Liens in existence on the date of this Agreement on or with respect to assets of any Subsidiary of Company, to the extent such Liens secure an obligation of such Subsidiary of Company (or an Affiliate in which such Subsidiary is an equity owner) to Persons other than the Company and its Excluded Subsidiaries and their respective Affiliates, so long as (a) such obligation is associated with a Project (or a project of an Affiliate in which such Subsidiary is an equity owner), (b) such Lien is limited to (1) assets associated with such Project (or project of an Affiliate in which such Subsidiary is an equity owner) (which in any event shall not include assets held by any Borrower other than a Borrower whose sole business is the ownership and/or operation of such Project and substantially all of whose assets are associated with such Project), and/or (2) equity interests in such Subsidiary, but in the case of clause (2) only if such Subsidiary's sole business is the ownership and/or operation of such Project (or project of an Affiliate in which such Subsidiary is an equity owner) and substantially all of such Subsidiary's assets are associated with such Project (or project of an Affiliate in which such Subsidiary is an equity owner) and (c) such obligation is otherwise permitted under this Agreement.(1)

Liens on Intellectual Property set forth on Schedule 4.7 to the Pledge and Security Agreement.

Liens in existence on the date of this Agreement evidenced by financing statements listed on Annex A hereto.

----------
(1) Emergence entities may have certain outstanding obligations with respect to Bankrupt Subsidiaries; however, we cannot make representations that agreements will be assumed prior to the emergence of those entities.


                 [Annex A with UCC search results is appended.]

                                  SCHEDULE 6.7

                               CERTAIN INVESTMENTS

                  PROJECT/ENTITY
                                                            NATURE OF INVESTMENT                        AMOUNT
-------------------------------------------------------------------------------------------------------------------------
Trezzo                                             Additional equity or subordinated loans     Up to 1.12 million Euros


Italian and/or United Kingdom waste-to-energy      Additional equity                           Up to $7 million
project additional investments

Madurai                                            Contingent share premium                    Up to $360,000

Samalpatti                                         Contingent share premium                    Up to $130,000

MSW I                                              Purchase of a .2% interest in Duke           $1,307,000
                                                   later this year (September/October)

                                 SCHEDULE 6.9-A

                         CERTAIN PERMITTED ASSET SALES


                   PROJECT OR SUBSIDIARY                                       NATURE OF ASSET SALE
------------------------------------------------------------ ---------------------------------------------------------
Three Mountain Power Project                                 Disposition of development rights including permits and
                                                             any project assets

Bessemer                                                     Disposition of operating agreement

Burney Mountain Power Project                                Disposition of project assets or ownership of project entity

Mountain Lassen Power Project                                Disposition of project assets or ownership of project entity

Huantai Power Project (China)                                Disposition of ownership of project entity

Linan Power Project (China)                                  Disposition of ownership of project entity

Yanjiang Power Project (China)                               Disposition of ownership of project entity and/or sale
                                                             of land use rights for excess property

DSS Environmental                                            Sale of assets or stock

Pacific Energy Resources, Inc.                               Disposition of project assets or ownership of project entity

Santa Clara Biogas Project                                   Disposition of project assets or ownership of project entity

Oxnard Biogas Project                                        Disposition of project assets or ownership of project entity

Gude Biogas Project                                          Disposition of project assets or ownership of project entity

Bataan Power Project (Philippines)                           Disposition of project assets or ownership of project entity

Island Power Project (Philippines)                           Disposition of equity ownership and advances

Magellan Power Project (Philippines)                         Disposition of ownership of project entity

General                                                      Inventory Spare Parts & Equipment

                                 SCHEDULE 6.9-B

                        FOREIGN SUBSIDIARY RESTRUCTURING


The parties acknowledge that, after the Closing Date, the Company ("Covanta") intends to restructure the ownership of most of its non-US operations in a manner designed to achieve certain business and treasury objectives. This restructuring will involve the following features:

1. Ownership Modifications. Covanta intends to consolidate the ownership of some or all of its non-US subsidiaries under Covanta Energy India Investments Ltd. ("CEIIL" - an existing first-tier subsidiary/holding company of Covanta Power International Holdings, Inc. ("CPIH") organized in Mauritius); another existing first-tier non-US holding company held by CPIH; or a newly organized first-tier non-US holding company held by the Covanta group ("Holdco"). Further, Covanta intends to hold 100% of Holdco's outstanding stock through a new first-tier foreign subsidiary ("Newco") organized outside of the United States (e.g., Mauritius or the Cayman Islands). Covanta intends to characterize Newco as a partnership for US tax purposes, the equity of Newco being held by CPIH and another (existing or new) US Covanta group member ("US Subsidiary"). Finally, as Newco will be fulfilling a treasury and holding company function on behalf of the CPIH group, Covanta intends to restructure the ownership of its various non-US subsidiary note receivable interests (e.g., the CEIIL notes held by CPIH) with Newco. The result being that the existing obligor (e.g., CEIIL) would be indebted to Newco, and Newco would be indebted to CPIH ("US to non-US lending").

2. Approved Steps. The Company would like to ensure that it can, without seeking a waiver under the Agreement, effect the following: (1) transfer ownership of existing non-US entities under Holdco, US Subsidiary and/or any first-tier non-US subsidiary (including the ability to contribute down to lower tier subsidiaries); (2) create Newco and, if necessary, US Subsidiary, and transfer from CPIH and other Covanta group members, as appropriate, the ownership of Holdco and other first-tier non-US subsidiaries to Newco; (3) modify the US to non-US lending in the manner noted in Schedule 6.9-B.1 above; (4) if necessary, liquidate (for US tax and/or legal purposes) US subsidiaries of CPIH (e.g., OPI Quezon Inc.); and (5) release any existing pledges of first-tier foreign subsidiary stock to effect the foregoing.

                                  SCHEDULE 6.12

                      CERTAIN TRANSACTIONS WITH AFFILIATES

o Corporate Services and Expense Reimbursement Agreement between Danielson Holding Corporation and Covanta Energy Corporation dated March 10, 2004;

o Master Waste Delivery Agreements dated as of October 1, 1995, between TransRiver and certain of the Ref-Fuel project partnerships, other written and oral brokerage arrangements between TransRiver and the remaining Ref-Fuel project partnerships and similar brokerage arrangements for metals sales among all such parties;

o Management Services Agreement, dated November 1, 2003, between Covanta Energy Asia Pacific Ltd. and Covanta Energy India Investments Ltd.;

o Management Services Agreement, dated January 1, 2002, between Covanta Energy (Thailand) Ltd. and Covanta Philippines Operating, Inc.;

o Consultancy and Management Services Agreement, dated March 19, 2000, between Covanta Energy Philippines Holdings, Inc. (f/k/a Ogden Energy Philippine Holdings, Inc.) and Covanta Philippines Operating, Inc.(f/k/a Ogden Philippines Operating, Inc.);

o Asset Management Services Agreement, dated January 1, 2002, between Covanta Energy (Thailand) Ltd. and Edison (Bataan) Cogeneration Corp.;

o Management Services Agreement, dated July 1, 2002, between Covanta Energy (Thailand) Ltd. and Covanta One Ltd.;

o Consultancy and Management Services Agreement, dated August 23, 2001 between Covanta Energy India Pvt. Ltd. and Covanta Samalpatti Operating Pvt. Ltd. (f/k/a Ogden Madhya Pradesh Operating Pvt. Ltd.);

o Plant Operation and Maintenance Agreement, dated December 1, 1995, as amended, between Quezon Power (Philippines), Limited Co. (as successor-in-interest to Quezon Power, Inc.) and Covanta Philippines Operating, Inc.;

o Plant Operation and Maintenance Agreement, dated April 2, 1999, by and between NEPC Consortium Power Limited and Covanta Bangladesh Operations, Ltd, as amended;

o Technical Services Agreement, dated July 1, 1999, by and between NEPC Consortium Power Ltd. and Covanta One Ltd.;

o Operation and Maintenance Agreement, dated April 25, 2000, between Ogden Balaji O&M Services Private Ltd & Madurai Power Corporation Pvt. Ltd. (f/k/a Balaji Power Corporation Pvt. Ltd.);

o Operation and Maintenance Agreement, dated December 3, 1999, between Samalpatti Power Company Private Ltd. and Covanta Samalpatti Operating Pvt. Ltd. (f/k/a Ogden Madhya Pradesh Operating Pvt. Ltd.); and

o Amended and Restated Operating Services Agreement, dated November 1, 2001 by and between SEMASS Partnership and American Ref-Fuel Operations of SEMASS, L.P.

o Tax Sharing Agreement, dated March 10, 2004, between Danielson Holding Corporation and Covanta Energy Corporation and the other parties thereto, as amended.

o Tax Sharing/Allocation Agreement between Covanta Energy Corporation and Covanta Tampa Construction.

o Tax Sharing/Allocation Agreement between Covanta Energy Corporation and Covanta Lake II, Inc.

o Tax Sharing/Allocation Agreement between Covanta Energy Corporation and Covanta Warren Energy Resources Co., LP, Covanta Equity of Stanislaus, Inc. and Covanta Equity of Alexandria/Arlington, Inc.